AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 2008

INVESTMENT COMPANY ACT FILE NO. 811-21528

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940	☑
AMENDMENT NO. 5	☑

THE ENDOWMENT REGISTERED FUND, L.P.

(Exact name of Registrant as specified in charter)

4265 San Felipe

Suite 800

Houston, Texas 77027

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (713) 993-4675

A. Haag Sherman

The Endowment Registered Fund, L.P.

4265 San Felipe

Suite 800

Houston, Texas 77027

(Name and address of agent for service)

PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

George J. Zornada

K & L Gates LLP

One Lincoln Street

Boston, MA 02111

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (“Securities Act”). The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant’s securities may be made only by investors that are “accredited investors” within the meaning of Regulation D under the Securities Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the Securities Act. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

THE ENDOWMENT REGISTERED FUND, L.P.

CROSS REFERENCE SHEET

PARTS A AND B*

ITEM NUMBER	CAPTION	LOCATION IN PROSPECTUS

1.	Outside Front Cover	Outside Front Cover Page

2.	Cover Pages; Other Offering Information	Inside Front and Outside Back Cover Pages

3.	Fee Table and Synopsis	Administration; Summary of Fund Expenses; Fund Expenses; Investment Management Fee

4.	Financial Highlights	Not Applicable

5.	Plan of Distribution	Not Applicable

6.	Selling Shareholders	Not Applicable

7.	Use of Proceeds	Not Applicable

8.	General Description of the Registrant	Outside Front Cover Page; Investment Objective; Investment Strategies; Additional Investment Policies; General Risks; Special Risks of the Fund of Funds Structure; Investment Related Risks

9.	Management	Management of the Funds; Investment Management Fee; Administration; Outstanding Securities

10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Accounts and Allocations; Outstanding Securities; Additional Information and Summary of the LP Agreement

11.	Defaults and Arrears on Senior Securities	Not Applicable

12.	Legal Proceedings	Not Applicable

13.	Table of Contents of the Statement of Additional Information	Not Applicable

14.	Cover Page of SAI	Not Applicable

15.	Table of Contents of SAI	Not Applicable

16.	General Information and History	Not Applicable

17.	Investment Objective and Policies	Investment Objective; Investment Strategies; Management of the Funds

18.	Management	Management of the Funds; Codes of Ethics

19.	Control Persons and Principal Holders of Securities	Outstanding Securities

20.	Investment Advisory and Other Services	Management of the Funds; Investment Management Fee; Fund Expenses; Administration; Custodian; Accountants and Legal Counsel

21.	Brokerage Allocation and Other Practices	Portfolio Transactions

22.	Portfolio Managers	Portfolio Manager Compensation; Securities Ownership by Portfolio Manager

23.	Tax Status	Certain Tax Considerations

24.	Financial Statements	Financial Statements

*	All information required to be set forth in Part B: Statement of Additional Information has been included in Part A: Prospectus.

THE ENDOWMENT TEI FUND, L.P.

THE ENDOWMENT REGISTERED FUND, L.P.

PRIVATE PLACEMENT MEMORANDUM

LIMITED PARTNERSHIP INTERESTS

July 8, 2008

This private placement memorandum describes two separate funds (each, a “Fund” and collectively the “Funds”): The Endowment Registered Fund, L.P. (the “Registered Fund”) and The Endowment TEI Fund, L.P. (the “TEI Fund”). Each Fund is a limited partnership registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.

The Registered Fund invests substantially all of its investable assets into The Endowment Master Fund, L.P., a Delaware limited partnership (the “Master Fund”), which allocates the proceeds among a number of investment managers (“Investment Managers”), generally through investments in a wide range of investment vehicles (“Investment Funds”) managed by the Investment Managers.

The TEI Fund invests substantially all of its investable assets in The Endowment Offshore TEI Fund, Ltd. a Cayman Islands exempted company limited by shares that has the same investment objective as the TEI Fund (the “Offshore Fund”). The Offshore Fund in turn invests substantially all of its investable assets in the Master Fund.

The Funds’ investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. To achieve its objective, each Fund will provide its limited partners (the “Partners”), through the Master Fund, with access to a broad range of investment strategies and asset categories (collectively, “Asset Classes”), Investment Managers and overall asset allocation services typically available on a collective basis to larger institutions. The Funds cannot guarantee that their investment objective will be achieved or that their portfolio design and risk monitoring strategies will be successful. SEE “GENERAL RISKS,” “RISKS OF THE TEI FUND,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE” AND “INVESTMENT RELATED RISKS.”

Investments in the Funds may be made only by “Eligible Investors” as defined herein. See “ELIGIBLE INVESTORS.” Eligible Investors who purchase Interests in the offering, and other persons who acquire Interests and are admitted to a Fund, will become Partners in the Fund. Each Fund and the Master Fund is governed by its Board of Directors (each individually a “Director” and collectively the “Board”). Endowment Advisers, L.P., a Delaware limited partnership, serves as each Fund’s and the Master Fund's investment adviser (the “Adviser”).

NOTICE TO TEI FUND INVESTORS

The TEI Fund is designed solely for investment by tax-exempt and tax-deferred investors (“Tax-Exempt Investors”). The above structure, as discussed below, should enable Tax-Exempt Investors to invest in the TEI Fund without receiving certain income in a form that would otherwise be taxable to such investors regardless of their tax-exempt or tax-deferred status.

The TEI Fund will offer and sell limited partnership interests (the “Interests”) only to tax-exempt and tax-deferred Eligible Investors (as defined herein). The TEI Fund is offered only to certain Eligible Investors, which include: (1) pension, profit-sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of qualification under Section 401 of the Code; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) individual retirement accounts (“IRAs”) (including regular IRAs, spousal IRAs for a non-working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; and (6) state colleges and universities ((1) through (6) collectively, “Eligible Investors”). Eligible Investors also must meet certain additional criteria.

This private placement memorandum (“Memorandum”) applies to the private placement of Interests of each Fund. This Memorandum provides information that you should know about the Funds before investing. You are advised to read this Memorandum carefully and to retain it for future reference. The information in this Memorandum may be changed. If you purchase an Interest in a Fund, you will become bound by the terms and conditions of the agreement of limited partnership of that Fund (“LP Agreement”), which shall be in substantially the form attached as Appendix D to this Memorandum.

Interests are generally available for purchase as of the first business day of each calendar month, except that Interests may be made available for purchase more or less frequently as determined by the Funds’ Board in its sole discretion. As used in this Memorandum, “business day” means each day on which the New York Stock Exchange is open for trading, or as otherwise determined from time to time by the Funds. No person who is admitted as a Partner will have the right to require the Funds to redeem such Partner’s Interest. The Interests will not be listed on any securities exchange and it is not anticipated that a secondary market for the Interests will develop. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LP Agreement. Although the Funds may offer to repurchase Interests from time to time, Interests will not be redeemable at a Partner’s option nor will they be exchangeable for Interests or shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Interest. The Interests are appropriate only for those investors who do not require a liquid investment and who are aware of the risks involved in investing in the Funds. To the extent that an investor requires that a portion of its investment portfolio provide liquidity, such portion should not be invested in the Funds.

The Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The Funds issue Interests only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Memorandum is not an offer to sell, or a solicitation of an offer to buy, any security to or from the public within the meaning of the Securities Act. This Memorandum is not an offer to sell the Interests and is not soliciting an offer to buy the Interests in any state or jurisdiction where such offer or sale is not permitted. This Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Memorandum is prohibited.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Funds.

You should rely only on the information contained in this Memorandum. The Funds have not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date on the front of this Memorandum.

The date of this Memorandum is July 8, 2008.

SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in the Funds. Before investing in a Fund, you should carefully read the more detailed information appearing elsewhere in this Memorandum and the LP Agreement.

THE MASTER FUND

The Funds are Delaware limited partnerships. The Registered Fund invests substantially all of its investable assets directly in the Master Fund and the TEI Fund invests substantially all of its investable assets in the Offshore Fund, which in turn invests substantially all of its investable assets in the Master Fund. The Master Fund was organized in March 2003 as a Cayman Islands limited partnership and, without having commenced investment operations, re-domesticated as a Delaware limited partnership in March 2003. After this re-domestication, the Master Fund operated as an unregistered investment vehicle until March 10, 2004, at which time it registered as a closed-end investment company under the Investment Company Act. The Master Fund currently has other investors that are feeder funds managed by the Adviser or one or more affiliates of the Adviser, and it may have additional investors in the future. The Master Fund has the same investment objective as the Funds. The Master Fund allocates its assets among a number of Investment Managers. The Funds and the Master Fund are each managed by Endowment Advisers, L.P., a Delaware limited partnership registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The address of the Funds, the Master Fund and Adviser is 4265 San Felipe, Suite 800, Houston, Texas 77027 and the telephone number at such address is: 1-800-725-9456.

For convenience, reference to the TEI Fund may include the Master Fund and the Offshore Fund as the context requires. Reference to the Registered Fund may include the Master Fund as the context requires. Also, the Master Fund’s investments may be referred to as investments with Investment Managers or Investment Funds.

MANAGEMENT

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the Funds and the Master Fund (in each case, the “General Partner”) and may in the future serve as general partner of other registered investment companies and/or unregistered investment funds. The General Partner is an affiliate of the Adviser. The General Partner retains all rights, duties and powers to manage the affairs of the Funds that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board or contractually assumed by the Adviser. The General Partner is responsible for, among other things, acting as Tax Matters Partner (as defined below in “CERTAIN TAX CONSIDERATIONS”).

The General Partner, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Funds, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Funds’ business. Accordingly, the Board has the overall responsibility for the management and supervision of the business operations of the Funds. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Funds, the Adviser or any committee of the Board. The Board exercises the same powers, authority and responsibilities on behalf of the Funds as are customarily exercised by the directors of an investment company organized as a corporation and registered under the Investment Company Act. The Directors, in their capacities as such, are not general partners of, or investment advisers to, the Funds.

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Under the supervision of the Board and pursuant to investment management agreements (each an “Investment Management Agreement”), Endowment Advisers, L.P., an investment adviser registered under the Advisers Act, serves as the Funds’ Adviser. The Adviser also serves as investment adviser to the Master Fund pursuant to an investment management agreement.

The Adviser is owned by Sanders Morris Harris Group, Inc. (“Sanders Morris”), Morgan Creek Capital Management, LLC (a company controlled by Mark W. Yusko) (“Morgan Creek”), Salient Partners, L.P. (“Salient”) (through a subsidiary), and by certain of the principals of Salient, including John A. Blaisdell, David C. Clifford, Andrew B. Linbeck, J. Matthew Newtown, John E. Price, Jeremy L. Radcliffe, Stephen M. Reckling, A. Haag Sherman, Stephen D. Strake, and Adam L. Thomas. Such individuals, together with Morgan Creek are collectively referred to herein as the “Principals.” Messrs. Blaisdell, Linbeck, Sherman and Yusko are also members of the Adviser’s Investment Committee (the “Investment Committee”). See “MANAGEMENT OF THE FUNDS—The Adviser.”

THE REGISTERED FUND

The Registered Fund is a Delaware limited partnership, formed in 2004, that is registered under the Investment Company Act as a non-diversified, closed-end management investment company. The Registered Fund invests substantially all of its investable assets in the Master Fund, which is also registered under the Investment Company Act.

THE TEI FUND AND THE OFFSHORE FUND

The TEI Fund is a Delaware limited partnership, formed in 2005, that is registered under the Investment Company Act as a non-diversified, closed-end management investment company. The TEI Fund invests substantially all of its investable assets in The Endowment Offshore TEI Fund, Ltd. a Cayman Islands exempt company limited by shares that has the same investment objective as the TEI Fund (the “Offshore Fund”). The Offshore Fund in turn invests substantially all of its investable assets in the Master Fund.

The Offshore Fund is interposed between the TEI Fund and the Master Fund and serves as an intermediate entity so that any unrelated business taxable income (“UBTI”), generated by certain investment activities of the Master Fund and through the Investment Funds, should not be ultimately incurred by a Partner. UBTI therefore should not flow through the Offshore Fund to Partners of the TEI Fund. Eligible Investors therefore should not receive UBTI that would otherwise be taxable income despite their tax-deferred or tax-exempt status. Income received by the Offshore Fund, including income from its investment in the Master Fund, will be subject to U.S. income tax to the extent that any of such income is U.S. source income that would otherwise be subject to withholding or is effectively connected to a U.S. trade or business. To the extent that legislative or regulatory changes are made to the taxation regime for tax-deferred or tax-exempt partners regarding UBTI, or to the taxation of widely-held partnerships, there is a risk that the Offshore Fund could no longer be able to fulfill its intended function. See “RISK FACTORS – Legal, Taxation and Regulatory Risks” and “– Risks of the TEI Fund” and “CERTAIN TAX CONSIDERATIONS.”

Man-Glenwood Lexington TEI, LLC, or an affiliate thereof (“MG”), has filed a patent application (the “First Patent Application”) relating to a structure that interposes an offshore corporation between a registered investment company and underlying master fund. The Patent Application was published on February 2, 2006 and is still being examined by the U.S. Patent Office. MG has also filed a second patent application (the “Second Patent Application”) that includes the same subject matter as the First Patent Application. The Second Patent Application was published on November 22, 2007 and is also still being examined by the U.S. Patent Office. At this time, all of the claims of the First Patent Application have been rejected and because it was only recently filed, none of the claims of the Second Patent Application have been examined yet. Therefore, it is uncertain whether the First Patent Application or the Second Patent Application will be allowed to issue as United States Patents (the “First MG Patent,” the “Second MG Patent,” together the “MG Patents”). External circumstances may also affect the status of the First and Second Patent Applications, such as the Stop Tax Haven Abuse Act that has been introduced in the U.S. Senate as well as the U.S. House of Representatives. The Stop Tax Haven Abuse Act provides that an inventor shall not be awarded a patent if the invention is designed to minimize, avoid, defer, or otherwise affect the liability for Federal, State, local, or foreign tax.

The structure of the TEI Fund, which is in accordance with positions taken by the staff of the U.S. Securities and Exchange Commission, is used by numerous other industry participants. The Adviser, based on discussions with counsel, believes that the MG Patents, if either issued, would have significant questions surrounding their validity and enforceability. In the event that MG is successful in obtaining either of the MG Patents, and any claim thereof is valid and enforceable, the Adviser, based on discussions with counsel, believes that the Adviser, and not the TEI Fund, would be responsible for any potential liability for infringement. Although alternatives are available, in the event that MG is successful in obtaining either of the MG Patents, the Adviser may have to negotiate a mutually agreeable license to use such structure. Available alternatives to any such negotiation include challenging the validity and/or enforceability of the MG Patents through the U.S. Patent Office or through litigation and/or recommending that the Board approve restructuring the TEI Fund. Unless an alternative were pursued, in the absence of such mutually agreeable license, the TEI Fund may have to be dissolved and liquidated, which may result in costs and expenses and/or losses that could have a materially adverse impact on the value of the Interests. See “RISK FACTORS – Risks of the TEI Fund.”

INVESTMENT OBJECTIVE

The Funds’ investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. To achieve their objective, the Funds provide the Partners with access to Asset Classes, Investment Managers and overall asset allocation services typically available on a collective basis to larger institutions. The Funds generally pursue their investment objective by allocating assets to the Investment Funds, including private partnerships, limited liability companies, registered investment companies (including ETFs) and other investment vehicles, which are managed by a group of Investment Managers identified by the Adviser to have investments that are allocated broadly across markets, Asset Classes and risk profiles.

The term “private partnerships,” as used throughout this Memorandum, refers to limited partnerships, limited liability companies or other funds and investment vehicles that are private and issue interests to investors that meet certain suitability standards. In general, these interests are not freely tradable and/or have substantial transfer restrictions and no active trading market, but may have certain rights as to redemption.

The Asset Classes in which the Investment Managers may invest include, but are not limited to:

•	Domestic Equity;

•	International Equity;

•	Global/Opportunistic Equity;

•	Absolute Return;

•	Traditional Fixed Income;

•	Enhanced Fixed Income;

•	Private Equity;

•	Real Estate; and

•	Energy/Natural Resources.

The Investment Committee has developed a pool of potential Investment Funds to consider for investment. The Investment Committee identifies Investment Funds based on quantitative, qualitative or other due diligence criteria. Once a diverse pool of potential Investment Funds has been identified, the Investment Committee determines an allocation for the Funds’ assets across the pool, in such proportions of the Funds’ assets as the Adviser may from time to time determine (“Asset Allocation Ranges”). This due diligence effort is then revisited from time to time for the life of the Funds. See “OVERVIEW OF INVESTMENT PROCESS,” “INVESTMENT STRATEGIES” and “DUE DILIGENCE AND MANAGER SELECTION.”

Additional information regarding the strategies utilized by the Investment Managers is set forth under “INVESTMENT STRATEGIES.” There can be no assurance that the Funds’ investment objective will be achieved or that their portfolio design and risk monitoring strategies will be successful.

PORTFOLIO CONSTRUCTION; LIMITATIONS ON LIQUIDITY

Certain Asset Classes and/or Investment Funds that have the potential of providing investors with attractive risk-adjusted returns over time have limitations on liquidity (e.g., private equity, private energy, private real estate and certain other Investment Funds with limitations on the ability of an investor to withdraw capital, such as long lock-up periods). Accordingly, the Investment Funds in which the Master Fund invests may have limitations on withdrawals, such as quarterly withdrawals with notice provisions or even more limited withdrawal rights or none at all (such as in the case of self-liquidating funds, where the investor typically only receives liquidity as the fund liquidates underlying investments).

The Funds’ portfolio is not subject to any minimum liquidity requirement imposed by regulation. However, to manage the Master Fund’s liquidity, the Adviser has caused the Master Fund to structure its portfolio such that the Master Fund has not less than 65% of its capital, at the time invested, in Category One Funds (hereafter defined), not more than 10% of its capital, at the time invested, in Category Two Funds (hereafter defined), and not more than 25% of its capital, at the time invested, in Category Three Funds (hereafter defined).

“Category One Funds” are defined as Investment Funds that have at least quarterly withdrawal rights after a maximum two-year lock-up, subject to certain exceptions and limitations (e.g., “gates,” whereby an Investment Manager might prohibit significant withdrawals by investors from the Investment Fund under certain circumstances). Investment Funds that have redemption fees and/or penalties may be included in this category. The Adviser shall endeavor to provide Partners with the aggregate amount of such prepayment penalties and/or redemption fees in the Adviser’s monthly reports to the Partners on no less than a quarterly basis (measured as a percentage of NAV of the Master Fund).

“Category Two Funds” are defined as Investment Funds that have at least annual withdrawal rights (after a maximum of a three-year lock-up period). Category Two Funds may also have redemption fees and/or penalties. The Adviser shall endeavor to provide Partners with the aggregate amount of such prepayment penalties and/or redemption fees in the Adviser’s monthly reports to the Partners on no less than a quarterly basis (measured as a percentage of NAV of the Master Fund).

“Category Three Funds” are defined to mean Investment Funds not meeting the definition of either Category One Funds or Category Two Funds. In some cases, Category Three Funds will only make distributions as the underlying portfolio’s assets or investments are liquidated (i.e., the investor in such Investment Funds may not have the right to demand withdrawals on any specified periodic basis). Category Three Funds may include, without limitation, private equity funds, real estate funds, or natural resources funds that only make distributions when an investment is monetized or generates cash flow through distributions, dividends, etc.

Each investment in an Investment Fund, depending upon such fund’s structure, may be treated separately for purposes of the above categories. In general, Investment Funds may be initially categorized as Category Two Funds or Category Three Funds and through the passage of time may meet the definition of Category One Funds or Category Two Funds, respectively. By way of example, an Investment Fund may have a three-year lock-up and quarterly withdrawal rights thereafter, in which case it will be initially categorized as a Category Two Fund. After one year, however, the initial investment in such Investment Fund will then have a two-year lock-up (because the first year of a three year lock-up shall have passed) and quarterly withdrawal rights thereafter and may thus be re-categorized as a Category One Fund. In addition, certain Investment Funds change their withdrawal rights from time to time (e.g., imposing longer lock-up periods), in which case such Investment Funds may have to be moved from a Category One Fund to a Category Two Fund or Category Three Fund category.

The Board in the future may approve changes to the liquidity categories without the vote of the Partners, subject to ninety (90) days’ prior written notice to Partners of such change.

THE DEFINITIONS OF CATEGORY ONE FUNDS, CATEGORY TWO FUNDS AND CATEGORY THREE FUNDS ARE USED BY THE ADVISER TO STRUCTURE THE MASTER FUND’S PORTFOLIO IN A MANNER THAT THE ADVISER REASONABLY BELIEVES WILL ENABLE IT TO MAKE PERIODIC REPURCHASE OFFERS FOR INTERESTS. HOWEVER, SUCH DEFINITIONS SHOULD NOT BE CONSTRUED BY PARTNERS OR PROSPECTIVE INVESTORS TO MEAN THAT THE FUNDS PROVIDE INVESTORS WITH LIQUIDITY. THE INTERESTS WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND IT IS NOT ANTICIPATED THAT A SECONDARY MARKET FOR THE INTERESTS WILL DEVELOP. THE INTERESTS ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE LP AGREEMENT. ALTHOUGH THE FUNDS MAY OFFER TO REPURCHASE INTERESTS FROM TIME TO TIME, INTERESTS WILL NOT BE REDEEMABLE AT A PARTNER’S OPTION NOR WILL THEY BE EXCHANGEABLE FOR INTERESTS OR SHARES OF ANY OTHER FUND. AS A RESULT, AN INVESTOR MAY NOT BE ABLE TO SELL OR OTHERWISE LIQUIDATE HIS OR HER INTEREST. THE INTERESTS ARE APPROPRIATE ONLY FOR THOSE INVESTORS WHO DO NOT REQUIRE A LIQUID INVESTMENT AND WHO ARE AWARE OF THE RISKS

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INVOLVED IN INVESTING IN THE FUNDS. TO THE EXTENT THAT AN INVESTOR REQUIRES THAT A PORTION OF ITS INVESTMENT PORTFOLIO PROVIDE LIQUIDITY, SUCH PORTION SHOULD NOT BE INVESTED IN THE FUNDS. SEE “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE – INVESTMENT FUNDS’ SECURITIES ARE GENERALLY ILLIQUID.”

Many Investment Funds are lengthening the lock-up periods during which an investor must hold an investment in such Investment Fund. If this trend continues, the Adviser may be forced to either modify its current liquidity guidelines or forego investing in Investment Funds that are attractive but have longer lock-up periods. To the extent that the Adviser modifies its liquidity guidelines, the Master Fund (and, consequently, the TEI Fund and Registered Fund) may not be able to make tender offers consistent with historical practices. “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE - Industry Trend Towards Longer Lock-Ups.”

RISK FACTORS

An investment in the Funds involves certain risks and special considerations. Listed below are summaries of several of such risks and considerations.

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Investment Funds may be illiquid. The Master Fund may invest in Category Three Funds (as defined above), in an amount up to 25% of the Master Fund’s portfolio (measured at the time the investment is made), as well as invest in Category Two Funds (as defined above), in an amount up to 10% of the Master Fund’s portfolio (measured at the time the investment is made). Due to the level of investment in Category Three Funds and Category Two Funds (as defined above) and its impact on the Funds’ ability to meet repurchase requests, the Funds will charge a 2% early repurchase fee (“Early Repurchase Fee”) with respect to any repurchase of an Interest (or portion thereof) from a Partner at any time prior to the business day immediately preceding the one-year anniversary of the Partner’s purchase of the Interest (or portion thereof).

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The Master Fund may make withdrawals from most Investment Funds only at certain specified times, which may affect the ability of a Partner to make withdrawals from the Funds. As stated above, it is intended that up to 25% of the Master Fund’s assets (at the time of investment) will be allocated to Category Three Funds (as defined above). In addition, an additional 10% of the Master Fund’s portfolio (as at the time of investment) may be invested in Category Two Funds (as defined above). The Board, subject to notice to Partners, may approve future changes to the definitions of liquidity without a vote of Partners. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Investment Funds’ Securities Are Generally Illiquid.”

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Interests will not be listed for trading on any national securities exchange, are subject to substantial restrictions on transfer, and have limited liquidity. Although the Adviser anticipates recommending to the Board that the Funds offer to repurchase Interests on a quarterly basis, the Board retains the discretion to approve such requests and, therefore, there is no requirement that the Funds repurchase Interests. Accordingly, there can be no assurance that a Partner who requests the repurchase of its Interest (or a portion thereof) will have such Interest repurchased. See “Repurchases of Interests” below and “GENERAL RISKS—Interests Not Listed; Repurchases of Interests.”

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The performance of the Funds depends upon the ability of the Adviser to select Investment Managers and Investment Funds in which the Master Fund invests, and on the success of the Investment Managers in managing the assets of the Investment Funds. See “GENERAL RISKS—Dependence on the Adviser and the Investment Managers.”

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Pursuant to Board-approval, to the extent the Master Fund purchases non-voting interests of, or contractually foregoes the right to vote its interests in, an Investment Fund, it will not be able to vote on matters that require the approval of the investors of the Investment Fund, including matters that could adversely affect the Master Fund’s investment in such Investment Fund. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Inability to Vote.”

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The Master Fund has prescribed Asset Allocation Ranges in which the Adviser allocates the assets of the Master Fund. However, within these Asset Allocation Ranges, the Adviser has the discretion to underweight or overweight allocations to Asset Classes from a risk/reward perspective. There is no assurance that its decisions in this regard will be successful, or that the Master Fund will have the ability to change these allocations when the Adviser determines it is advisable to do so. This could have a material adverse effect on the ability of the Adviser to implement the Master Fund’s and the Funds’ investment objective.

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Certain Investment Funds may use investment strategies and techniques that involve greater risks than the strategies typically used by open-end registered investment companies (i.e., mutual funds). Although Investment Funds invest in equity and debt securities, certain of them may also invest in and trade equity-related instruments, debt-related instruments, currencies, financial futures, swap agreements, and other types of instruments. In addition, the Investment Funds may sell securities short and use a wide range of other investment techniques, including leverage and derivative instruments used for both hedging and non-hedging purposes. The use of such instruments and techniques may be an integral part of an Investment Fund’s investment strategy, and may increase the risk to which the Funds’ portfolios are subject. See “INVESTMENT RELATED RISKS.”

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The Adviser, on behalf of the Master Fund, and Investment Managers on behalf of Investment Funds, may consider it appropriate, subject to applicable regulations, to utilize forward and futures contracts, options, swaps, other derivative instruments, short sales, margin and other forms of leverage in their investment programs. Such investment techniques can substantially increase the adverse impact of investment risks to which the Funds’ investment portfolio may be subject. See “INVESTMENT RELATED RISKS—Leverage.”

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Certain of the Investment Funds may invest in private securities for which there is no readily available market and that are generally illiquid. In addition, certain of these investments carry a high degree of risk.

•

The Investment Funds may invest a substantial portion of their assets in securities of non-U.S. issuers and the governments of non-U.S. countries. These investments involve special risks not usually associated with investing in securities of U.S. companies or the

U.S. government, including, but not limited to, political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments. See “INVESTMENT RELATED RISKS—Non-U.S. Investments” and “Investment in Emerging Markets.”

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Each of the Funds and the Offshore Fund has a limited operating history. The Master Fund, in which the Funds invest (indirectly, in the case of the TEI Fund), has a limited operating history. In addition, certain of the Investment Funds in which the Master Fund invests may have limited or no operating histories.

•

Legal, tax and regulatory changes may occur which may materially adversely affect the Funds. See “GENERAL RISKS—Legal, Tax and Regulatory Risks” and “CERTAIN TAX CONSIDERATIONS.” Additionally, there are certain tax risks associated with an investment in the Funds, including without limitation with respect to tax positions taken by and tax estimates made by the Funds and the Investment Funds held by the Master Fund, as well as the potential for legislative or regulatory change that could impact the Funds. There can be no assurance that positions taken or estimates made by the Funds or the Investment Funds will be accepted by tax authorities. See “CERTAIN TAX CONSIDERATIONS.”

•

The Funds will accept additional subscriptions for Interests, and such subscriptions will dilute the indirect interest of existing Partners in the Funds’ investment portfolio, which could have an adverse impact on the existing Partners’ Interests. See “GENERAL RISKS—Special Considerations Applicable to Purchases of Interests.”

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Investment Managers charge the Master Fund asset-based fees, and certain Investment Managers are also entitled to receive performance-based fees or allocations. Such fees and performance-based compensation are in addition to the fees charged to the Master Fund and the Funds by the Adviser. Moreover, an investor in a Fund bears a proportionate share of the expenses of the Master Fund, the Fund, in the case of the TEI Fund, the Offshore Fund and, indirectly, similar expenses of the Investment Funds. Investors could avoid the additional level of fees and expenses at the Master Fund and Fund level by investing directly with the Investment Funds, although access to many Investment Funds may be limited or unavailable. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Multiple Levels of Fees and Expenses.”

•

Performance-based allocations may create incentives for Investment Managers to make risky investments, and may be payable by the Master Fund to an Investment Manager based on an Investment Fund’s positive returns even if the Master Fund’s overall returns are negative. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Multiple Levels of Fees and Expenses.”

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Investment Funds generally are not registered as investment companies under the Investment Company Act and, therefore, the Master Fund as an investor in Investment Funds does not have the benefit of the protections afforded by the Investment Company Act. Investment Managers may not be registered as investment advisers under the Advisers Act, in which case the Master Fund as an investor in Investment Funds managed by such Investment Managers will not have the benefit of certain of the protections afforded by the Advisers Act. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Investment Funds Generally Not Registered.”

•

The valuation of the Master Fund’s investments in Investment Funds is ordinarily calculated by Citi Fund Services, Inc., the Funds’ independent administrator (the “Independent Administrator”) in consultation with the Adviser. The valuation procedures of the Investment Funds in which the Master Fund invests are reviewed by a committee established to oversee the valuation of the Funds’ investments (the “Valuation Committee”), in consultation with the Adviser and the Independent Administrator. The Master Fund’s investments are ordinarily based upon valuations provided to it by the Investment Managers of such Investment Funds or, in many cases, the administrators of those Investment Funds. Certain securities in which the Investment Funds invest may not have a readily ascertainable market price and are fair valued by the Investment Managers and/or their administrators. An Investment Manager may face a conflict of interest in valuing such securities since their values affect the Investment Manager’s compensation. The Valuation Committee reviews the valuation procedures used by each Investment Manager and the committee will monitor the returns provided by the Investment Funds, performing additional due diligence when necessary. However, none of the Valuation Committee, the Independent Administrator or the Board is able to confirm or review the accuracy of valuations provided by Investment Managers or their administrators. Inaccurate valuations provided by Investment Funds could materially adversely affect the value of Interests, which determine the value at which new Partners are admitted and the amounts Partners receive upon any repurchases of Interests by the Funds. Illiquid investments may be harder to value, potentially increasing risks regarding valuation. “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Valuation of Investments in Investment Funds,” and “CALCULATION OF NET ASSET VALUE; VALUATION.”

•

Since certain Investment Funds that the Adviser has selected may provide infrequent opportunities to purchase their securities, the Master Fund may hold significant amounts of cash, short-term debt securities or money market securities pending investment in such Investment Funds, which could materially adversely affect the Funds’ investment returns. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Limitations on Ability to Invest in Investment Funds.”

RISKS IN RELATION TO THE TEI FUND AND THE OFFSHORE FUND

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The Offshore Fund is not registered under the Investment Company Act, and is not subject to the investor protections offered by that Act. The TEI Fund, by investing in the Offshore Fund, will not have the protections offered to investors in registered investment companies. The TEI Fund, however, will control the Offshore Fund, making it unlikely that the Offshore Fund will take action contrary to the interests of investors in the TEI Fund.

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There are certain tax risk factors associated with an investment in the TEI Fund. There can be no assurance that the positions of the TEI Fund relating to the tax consequences of its investment transactions will be accepted by the tax authorities. In addition, the regulatory environment for leveraged investors, Tax-Exempt Investors and for hedge funds generally is evolving. To the extent that legislative or regulatory changes are made to the taxation regime for tax-deferred or tax-exempt partners regarding UBTI, or to the taxation of widely-held partnerships, there is a risk that the Offshore Fund could no longer be able to fulfill its intended function. In such circumstances, the Board would be required to assess what steps to take, including potentially eliminating the Offshore Fund. To the extent that changes occur in the direct or indirect regulation of leveraged investors, Tax-Exempt Investors or hedge funds, including tax regulation applicable thereto, there may be material adverse effects on the ability of the TEI Fund to pursue its investment objective or strategies which could force the TEI Fund to change, or even cease, its operations. See “CERTAIN TAX CONSIDERATIONS – The TEI Fund”

In view of the risks noted above, an investment in both Funds is suitable only for investors who can bear the risks associated with limited liquidity of the Interests and should be viewed as a long-term investment.

No guarantee or representation is made that the investment program of the Funds or any Investment Fund will be successful, that the various Investment Funds selected will produce positive returns or that the Funds will achieve their investment objective.

A more detailed discussion of the risks associated with an investment in the Funds can be found under “GENERAL RISKS,” “RISKS OF THE TEI FUND,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE,” and “INVESTMENT RELATED RISKS.”

BORROWING BY THE FUNDS AND THE MASTER FUND

Each of the Master Fund, the Registered Fund and, in the case of the TEI Fund, the Offshore Fund may borrow money to purchase portfolio securities and for portfolio management purposes. Each of the Registered Fund, the Offshore Fund and the Master Fund may also borrow money to pay operating expenses, including, without limitation, investment management fees, to fund repurchases of Interests or to meet capital calls of Investment Funds, including but not limited to private equity partnerships, real estate partnerships and natural resources partnerships; provided, however, that, as a fundamental policy, the Funds do not currently intend to borrow more than 25% of their NAV (determined as of the time of investment and after taking into account such borrowings and the use of proceeds therefrom).

SUB-ADVISER

In accordance with the Investment Management Agreement, the Adviser has engaged Novant Asset Management, LLC (“Novant”) (f/k/a Tanglewood Asset Management, LLC) as a sub-adviser (the “Sub-Adviser”) to manage a portion of the Master Fund’s traditional fixed income investment portfolio (as described in “INVESTMENT STRATEGIES – Fixed Income – Traditional Fixed Income”). The portion managed by the Sub-Adviser may vary. See “MANAGEMENT OF THE FUNDS—The Sub-Adviser.”

PLACEMENT AGENTS

The Funds may engage one or more placement agents (each, a “Placement Agent”) to solicit investments in the Funds. SMH Capital Inc., a registered broker-dealer and an affiliate of Salient (which

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is an affiliate of the Adviser), has been engaged by the Funds to serve as a Placement Agent. Investments in the Funds are not subject to any placement fee. See “PURCHASING INTERESTS.” A Placement Agent may engage one or more sub-placement agents (each, a “Sub-Placement Agent”). The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and Sub-Placement Agents.

Sub-Placement Agents may charge a fee for their services in conjunction with an investment in the Fund and/or maintenance of investor accounts. Such a fee will be in addition to any fees charged or paid by the Funds and will reduce the amount of an investor’s investment in the Funds. The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of the Funds. Investors should direct any questions regarding such fees to the relevant Sub-Placement Agent. See “PLACEMENT AGENTS.”

The Placement Agent to the Funds and other feeder funds that invest in the Master Fund have arrangements with Sub-Placement Agents and other financial intermediaries, which have resulted in substantial increases in the number of investors and contributed capital during 2007. This trend is expected to continue in 2008. To the extent that substantial numbers of investors have a relationship with a particular Sub-Placement Agent, such Sub-Placement Agent may have the ability to influence investor behavior, which could positively or negatively affect the Funds. As of May 31, 2008, the two largest nonaffiliated Sub-Placement Agents service approximately 92% of the Funds’ assets. See “GENERAL RISKS – Significant Placement Agents” and “PLACEMENT AGENTS.”

FUND ADMINISTRATION

The Adviser also acts as servicing agent to the Funds (“Servicing Agent”), whereby it provides or procures certain investor servicing and administrative assistance. Investor servicing entails the provision of personal, continuing services to investors in the Funds. The Servicing Agent may, in turn, retain certain parties to act as sub-servicing agents to assist with investor servicing and administrative assistance. The Funds compensate the Servicing Agent for providing or procuring these services and, when the Servicing Agent employs sub-servicing agents, the Servicing Agent compensates such sub-servicing agents out of its own resources

Citi Fund Services, Inc., serves as the Independent Administrator of the Funds, the Offshore Fund, and the Master Fund. The Master Fund compensates the Independent Administrator for providing administrative services. See “ADMINISTRATION.”

FEES AND EXPENSES

Each Fund bears its own operating expenses (including, without limitation, its organizational expenses), and a pro rata portion of the operating expenses of the Master Fund and, in the case of the TEI Fund, the Offshore Fund. A more detailed discussion of the Funds’ expenses can be found under “FUND EXPENSES.”

Investment Management Fee.

The Master Fund will pay the Adviser a monthly investment management fee equal to 1% (on an annualized basis) of its average month-end net assets, accrued monthly and payable quarterly in arrears (the “Investment Management Fee”). So long as each Fund invests all of its investable assets in the Master Fund (directly or through the Offshore Fund), the Funds will not directly pay the Adviser an investment management fee. See “INVESTMENT MANAGEMENT FEE.”

Servicing and Administration Fees.

In consideration for investor services and administrative assistance, each Fund pays Endowment Advisers, L.P., as Servicing Agent, a quarterly servicing fee (“Servicing Fee”) based on the average month-end net assets of the Fund over the course of the applicable quarter. The Servicing Fee equals 1% (on an annualized basis) of each Fund’s average month-end net assets, payable quarterly in arrears. The Servicing Agent may engage one or more sub-servicing agents (each, a “Sub-Servicing Agent”) to provide some or all of the services. Compensation to any Sub-Servicing Agent is paid by the Servicing Agent. The Adviser or its affiliates also may pay a fee out of their own resources to Sub-Servicing Agents.

In consideration for administrative services, the Master Fund pays the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month-end net assets of the Master Fund. The Administration Fee will equal, on an annualized basis, 0.08% of the Master Fund’s month-end net assets for the first $100 million of net assets, 0.07% of the Master Fund’s month-end net assets for that portion of the Master Fund’s net assets that exceeds $100 million and is equal to or less than $250 million, and 0.06% of the Master Fund’s month-end net assets for that portion of the Master Fund’s net assets that exceeds $250 million. As of May 31, 2008, the Master Fund’s net assets were approximately $5.0 billion. In addition, the Independent Administrator charges fees for legal, transfer agency, compliance, and certain other services. See “ADMINISTRATION.”

Organizational Expenses and Offering Costs.

The Funds’ organizational expenses (“Organizational Expenses”), which are separate from and in addition to those fees previously discussed, were initially borne by the Adviser or an affiliate. For capital account allocation purposes the Organizational Expenses are assumed to be reimbursed, over not more than a 60-month period of time, notwithstanding that such expenses, for audited financial statements purposes, were expensed by each Fund upon commencement of operations in accordance with generally accepted accounting principles. Each Fund’s offering costs are amortized over a period of twelve months or less. The Master Fund incurred $329,828 in Organizational Expenses, which expenses are indirectly borne by the Funds and the other feeder funds that invest in the Master Fund. The Registered Fund’s direct Organizational Expenses were $153,000. The TEI Fund’s direct Organizational Expenses were $157,000. Organizational costs of the Offshore Fund were $12,000 and borne indirectly by the investors in the TEI Fund.

ALLOCATION OF PROFIT AND LOSS

The net profits or net losses of the Funds (including, without limitation, net realized gain or loss and the net change in unrealized appreciation or depreciation of investments) are credited to or debited against the capital accounts of the Partners at the end of each accounting period (as defined in “CAPITAL ACCOUNTS AND ALLOCATIONS”) in accordance with their respective “investment percentages” as of the start of such period. Each Partner’s investment percentage is determined by dividing, as of the start of an accounting period, the Partner’s capital account balance by the sum of the balances of the capital accounts of all Partners of the applicable Fund, as adjusted for any capital contributions, transfers and repurchases of Interests as of the beginning of such accounting period. See “CAPITAL ACCOUNTS AND ALLOCATIONS.”

DISTRIBUTIONS

It is expected that distributions will generally not be made to Partners. However, the Board has the right to cause distributions to be made in cash or in-kind to the Partners in its sole discretion. Whether or not distributions are made, each Partner will be required each year to pay applicable federal, state and local income taxes on its allocable share of the Funds’ taxable income.

CONFLICTS OF INTEREST

The investment activities of the Adviser, the Investment Managers, and their respective affiliates (including the Principals), and their directors, trustees, managers, members, partners, officers, and employees (collectively, the “Related Parties”), for their own accounts and other accounts they manage, may give rise to conflicts of interest that potentially could disadvantage each Fund and its Partners. The Adviser and other Related Parties provide other investment management services to other funds and discretionary managed accounts that follow an investment program certain aspects of which are similar to certain aspects of the Funds’ investment program or that replicate certain Asset Classes within the Funds’ investment program. The Adviser and other Related Parties, are involved with a broad spectrum of financial services and asset management activities, and may, for example, engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Funds or the Partners. The trading activities of the Adviser’s affiliates are carried out without references to positions held directly or indirectly by the Funds. In addition and more significantly, the Related Parties may be involved with other investment programs, investment partnerships or separate accounts that use Investment Managers or Investment Funds that are either already a part of the Master Fund’s portfolio or that may be appropriate for investment by the Master Fund. In some cases, these Investment Funds may be capacity constrained. The Related Parties are under no obligations to provide the Master Fund with capacity with respect to these Investment Funds and, accordingly, the Master Fund may not have exposure or may have reduced exposure with respect to these Investment Funds that may be used in other portfolios managed by Related Parties. The Master Fund’s and the Funds’ operations may give rise to other conflicts of interest that could disadvantage the Funds and the Partners. See “CONFLICTS OF INTEREST” AND “CONFLICTS OF INTEREST RELATING TO THE INVESTMENT MANAGERS.” In addition, the Adviser may recommend an investment by the Master Fund in an Investment Fund managed or co-managed by a Related Party. Such an investment would only be made subject to required exemptive relief from the SEC and, among other things, will be made only if approved by a majority of the Directors who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (“Independent Directors”), who will review the conflicts of interest that may arise from such investment. Finally, the Adviser may manage a portion of the Master Fund’s assets directly in cases where it has the competency to do so (e.g., a portion of the REIT portfolio, certain derivative investments and hedging transactions, etc.) and such management, since it is direct, shall not require the consent of the SEC. However, no additional fees will be charged by the Adviser for such management. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE – Affiliate Funds.”

ELIGIBLE INVESTORS

Each prospective investor is required to complete the correct subscription agreement signature pages (“Subscription Agreement Signature Pages”) to the Funds’ subscription agreement, and satisfy the investor eligibility standards set forth therein in order to be permitted to invest in that Fund. The Subscription Agreement Signature Pages and the Funds’ subscription agreement are referred to collectively as the “Subscription Agreement,” a form of which is set forth in Appendix A to this Memorandum.

Existing Partners subscribing for additional Interests will be required to verify their status as Eligible Investors at the time of the additional subscription. The qualifications required to invest in each Fund will appear in the Subscription Agreement. See “ELIGIBLE INVESTORS.”

An investment in either Fund involves risks and it is possible that an investor may lose some of its investment. In addition, an investment in the Funds is not liquid and investors should provide for adequate liquidity outside of their investment in the Funds to meet their foreseeable liquidity needs. Before making an investment decision, an investor and/or its adviser should (i) consider the suitability of this investment with respect to its investment objectives and personal situation and (ii) consider factors such as its personal net worth, income, age, risk tolerance, and liquidity needs. See “RISK FACTORS.” Short-term investors and investors who cannot bear the loss of some of their investment and/or the risks associated with a lack of liquidity should not invest in the Funds.

With the exception of a seed money investment by the Adviser, the Funds are only open to Eligible Investors as set forth below. See “ELIGIBLE INVESTORS.”

Generally, the Subscription Agreement requires that an investor certify that it is an “accredited investor” for purposes of Regulation D under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. In addition, Interests are being offered only to investors that are U.S. persons for U.S. federal income tax purposes. Investors who meet the qualifications set forth in the Subscription Agreement are referred to in this Memorandum as “Eligible Investors.” Existing Partners who request to purchase additional Interests are required to qualify as Eligible Investors and to complete additional Subscription Agreement Signature Pages prior to the additional purchase. Only certain categories of Eligible Investors may be able to invest in a particular Fund. See “ELIGIBLE INVESTORS.”

PURCHASING INTERESTS

The minimum initial investment in the Funds by any investor is $100,000, and the minimum additional investment in the Funds by any investor is $25,000. However, each Fund, in its sole discretion, may accept investments below these minimums. Interests are generally available for purchase as of the first business day of each calendar month, except that Interests may be made available for purchase more or less frequently as determined by the Board in its sole discretion. A prospective investor must submit a completed Subscription Agreement and transfer funds on or prior to the acceptance date set by the Funds and communicated to prospective investors. Each Fund reserves the right to reject in whole or in part, in its sole discretion, any request to purchase an Interest in the Funds at any time. The Funds also reserve the right to suspend or terminate the availability for purchase of Interests at any time. Additional information regarding the subscription process is set forth under “PURCHASING INTERESTS.”

Investments in the Funds are not subject to any placement fee. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents, Sub-Placement Agents and Sub-Servicing Agents. See “PLACEMENT AGENTS” and “ADMINISTRATION – Servicing Agent.”

Sub-Placement Agents may charge a fee for their services in conjunction with an investment in the Fund and/or maintenance of investor accounts. Such a fee will be in addition to any fees charged or paid by the Funds and will reduce the amount of an investor’s initial or subsequent investment in the Funds. The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of the Funds. Investors should direct any questions regarding such fees to the relevant Sub-Placement Agent.

REPURCHASES OF INTERESTS

No Partner will have the right to require a Fund to redeem its Interest (or any portion thereof) in the Fund. The Funds from time to time may offer to repurchase Interests pursuant to written tenders by the Partners. These repurchases are made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. The Funds may elect to repurchase less than the full amount that a Partner requests to be repurchased. If a repurchase offer is oversubscribed, the Funds will repurchase only a pro rata portion of the amount tendered by each Partner.

In determining whether the Funds should offer to repurchase Interests from Partners pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Adviser as well as a variety of other operational, business, legal and economic factors. The Adviser expects that it will recommend to the Board that the Funds offer to repurchase Interests from Partners with a Valuation Date (as defined below in “REPURCHASES OF INTERESTS”) quarterly on or about March 31, June 30, September 30 and December 31 of each year.

The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Interests.

A Partner who tenders some but not all of its Interest for repurchase will be required to maintain a minimum capital account balance of $100,000. Such minimum capital account balance requirement may be waived by the Adviser, in its sole discretion. The Funds reserve the right to reduce the amount to be repurchased from a Partner so that the required capital account balance is maintained.

A 2% Early Repurchase Fee will be charged by a Fund (and inure to the benefit of the remaining Partners) with respect to any repurchase of an Interest (or portion thereof) from a Partner at any time prior to the business day immediately preceding the one-year anniversary of the Partner’s purchase of the Interest (or portion thereof). Certain repurchases may qualify for a waiver of the Early Repurchase Fee. See “REPURCHASES OF INTERESTS.”

TRANSFER RESTRICTIONS

A Partner may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) its Interest (or a portion thereof) only (1) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Partner; or (2) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). Unless counsel to the Funds confirms that the transfer will not cause a Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of an Interest (or a portion thereof) unless the transfer is: (1) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Partner (e.g., certain transfers to affiliates, gifts and contributions to family entities); (2) to members of the transferring Partner’s immediate family (siblings, spouse, parents or children); or (3) a distribution from a qualified retirement plan or an individual retirement account. In connection with any request to transfer an Interest (or a portion thereof), the Funds may require the Partner requesting the transfer to obtain, at the Partner’s expense, an opinion of counsel selected by the Funds as to such matters as the Funds may reasonably request.

Each transferring Partner and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the relevant Fund in connection with the transfer. See “TRANSFERS OF INTERESTS.”

TAXES

The Funds believe that they are taxable as partnerships for U.S. federal income tax purposes, and, as a result, each Partner is required to include in income its allocable share of the relevant Fund’s taxable income each year, regardless of whether such Fund makes a distribution to such Partner in such year. In addition, for a variety of reasons, a Partner’s allocation of taxable income of a Fund in any year may be more or less than the amount of net profits or net losses allocated to the Partner’s capital account for that year.

For a discussion of certain tax risks and considerations relating to an investment in the Funds, see “CERTAIN TAX CONSIDERATIONS.”

Investors should consult their own tax advisers with respect to the specific federal, state, local, U.S. and non-U.S. tax consequences of the purchase and ownership of an Interest in the Funds and/or the filing requirements, if any, associated with the purchase and ownership of an Interest in the Funds.

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES

Prospective investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts and Keogh Plans, may purchase Interests in the Funds. The Funds’ assets should not be considered to be “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”).

Registered Fund

Because many of the Investment Funds incur debt in connection with the purchase of securities, futures and other investments, the Registered Fund may generate income that is taxable to its tax-exempt Partners as unrelated business taxable income (“UBTI”). In addition, a tax-exempt Partner will likely recognize UBTI if it incurs indebtedness to finance its investment in the Registered Fund, and it is possible that certain investments by the Registered Fund could result in UBTI, even if such investments are not debt financed. Due to these considerations, an investment in the Registered Fund is not appropriate for certain types of tax-exempt entities, including charitable remainder trusts. See “CERTAIN TAX CONSIDERATIONS.”

An investment in the Registered Fund by tax-exempt entities may not be appropriate. Trustees or administrators of such entities are urged to review carefully the matters discussed in this Memorandum and to consult with their tax advisers prior to making an investment in the Registered Fund. See “ERISA CONSIDERATIONS.”

TEI Fund

The TEI Fund, because of its structure, should not pass UBTI on to its investors and is designed as an investment for Tax-Exempt Investors that are Eligible Investors. See ”CERTAIN TAX CONSIDERATIONS.” Trustees or administrators of tax-exempt entities are urged to review carefully the matters discussed in this Memorandum and to consult with their tax advisers prior to making an investment in the TEI Fund. See “ERISA CONSIDERATIONS.”

TERM

The Funds’ terms are perpetual unless a Fund is otherwise terminated under the terms of the LP Agreement.

REPORTS TO PARTNERS

The Funds intend to send the Partners annual tax information necessary for completion of U.S. federal, state and local tax returns. The Funds intend to furnish to Partners such information as soon as practicable after receipt of the necessary information from the Investment Funds. However, such annual tax information will be provided by the Funds after April 15 of each year and, accordingly, Partners will need to file for extensions for the completion of their tax returns.

The Funds anticipate sending Partners an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made. Partners may also be sent additional reports regarding the Funds’ operations each quarter, at the discretion of the Adviser. See “REPORTS TO PARTNERS.”

In the event that the Investment Company Act or the SEC in the future requires more frequent reporting, the Funds will comply with such additional reporting requirements.

FISCAL YEAR

For accounting purposes, each Fund’s fiscal year is the period ending on December 31. Each Fund’s taxable year is the period ending December 31.

SUMMARY OF FUND EXPENSES

Registered Fund

The following table illustrates the approximate expenses and fees that Partners in the Registered Fund are expected to bear directly or indirectly. The information below and specifically the Acquired Fund Fees and Expenses (as described below in footnote 4) are a required disclosure for investment companies that are registered under the Investment Company Act. Since the Master Fund and the Funds are registered under such act, they are required to include these disclosures in their Memorandum. Other funds that invest in underlying funds (“fund of funds”) as does the Master Fund will also incur expenses from the underlying funds in which they invest, however these funds are not required to disclose this information to investors if they are not registered under the Investment Company Act.

PARTNER TRANSACTION EXPENSES
Maximum Placement Fee (as a percentage of purchase amount)(1)	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%

ANNUAL EXPENSES (as a percentage of average net assets)
Registered Fund Expenses (3)	1.11%
Acquired Fund Fees and Expenses (4)	9.77%

TOTAL ANNUAL EXPENSES (5)	10.88%

(1)	The Registered Fund may engage one or more Placement Agents to assist it in placing Interests in the Registered Fund. A Placement Agent may engage one or more Sub-Placement Agents. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and Sub-Placement Agents. Sub-Placement Agents may charge a fee for their services in conjunction with an investment in the Fund and/or maintenance of investor accounts. Such a fee will be in addition to any fees charged or paid by the Funds and is not a Fund expense, and thus not reflected above. Investors should direct any questions regarding such fees to the relevant Sub-Placement Agent.
(2)	A 2.00% Early Repurchase Fee payable to the Registered Fund will be charged with respect to the repurchase of a Partner’s Interest (or portion thereof) at any time prior to the business day immediately preceding the one-year anniversary of a Partner’s purchase of such Interest (or portion thereof). Certain repurchases may qualify for a waiver of the Early Repurchase Fee. See “REPURCHASES OF INTERESTS.”
(3)	The Registered Fund pays a Servicing Fee of 1.00% on an annualized basis out of the Registered Fund’s assets. Any compensation to a Sub-Servicing Agent is paid by the Servicing Agent. The Adviser or its affiliate also may pay a fee out of their own resources to Sub-Servicing Agents. The Registered Fund will also bear other direct costs including professional fees, transfer agency fees, offering costs and other operating expenses. Other costs may be allocated amongst the Master Fund, the Registered Fund and the TEI Fund.
(4)

The Acquired Fund Fees and Expenses include the Registered Fund’s share of operating expenses and performance-based incentive fees of the underlying Investment Funds in which the Master Fund invests as well as the Registered Fund’s pro rata share of the operating expenses borne directly at the Master Fund level (management fees, administration fees, custodial fees, professional fees, interest expense and other operating expenses). As a contractual matter, so long as the Registered Fund invests all of its investable assets in the Master Fund, the Registered Fund will not directly pay the Adviser an investment management fee, however, the Registered Fund’s Partners bear an indirect share of the Master Fund’s annualized investment management fee of 1.00%, through the Registered Fund’s investment in the Master Fund. If the Registered Fund invested directly, it would pay the Adviser the investment management fee of 1.00%. The costs incurred at the underlying Investment Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses. In addition the underlying Investment Funds also incur trading expenses, which may include interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the Investment Managers in order to seek to enhance or preserve the Investment Funds’ returns. Approximately 1.18% of the total estimated 9.77% of Acquired Fund Fees and Expenses represent the Registered Fund’s pro rata share of costs incurred directly by the Master Fund, with the remaining approximately 8.59% representing costs incurred at the underlying Investment Fund level, which consists of approximately 1.35% in management fees, approximately 4.02% in other expenses (trading, etc.) and approximately 3.22% in incentive fee allocations. The Master Funds investments are allocated among many asset classes, including absolute return, private equity and private real estate among others. Investment Funds with absolute return objectives may on average employ more leverage than certain other types of Investment Funds thus resulting in higher interest expense amounts being included for some Investment Funds employing this strategy. Investment Funds that are private equity funds will on average incur higher expense levels early on in the fund's investment cycle as the investments in this asset class often have a longer term investment horizon, which can result in higher expense ratios early in such fund's investment cycle due to the “J curve effect.” Investment Funds investing in real estate and other depreciable assets may incur depreciation expense, which could increase the expense ratio for some of these Investment Funds. In addition, for recently launched funds in which the Master Fund invests, the Acquired Fund Fees and Expenses may tend to be significantly greater in the initial years as startup costs are being borne over a smaller invested capital base.

The Acquired Fund Fees and Expenses were calculated in good faith by the Adviser. There are several components that go into the calculation and for some Investment Funds, complete, updated information was not available. Generally the calculation is based on responses received from the underlying Investment Funds, the most recent shareholder reports, the most recent investor communication (which in some cases may be the Investment Funds offering documents) or other materials/communications with the underlying Investment Funds. The fees and expenses disclosed above are based on historic earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. In addition, the Investment Funds held by the Master Fund will change, which further impacts the calculation of the Acquired Fund Fees and Expenses. Generally, fees payable to Investment Managers of the Investment Funds will range from 1% to 2.5% (annualized) of the average NAV of the Master Fund’s investment in such Investment Funds. In addition, certain Investment Managers charge an incentive allocation or fee generally ranging from 15% to 25% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain Investment Managers. The expenses charged by the underlying Investment Funds are not paid to the Fund or the Adviser and represent the costs incurred to invest in the underlying Investment Funds.

(5)	The “Total Annual Expenses” of the Registered Fund disclosed above differ from the ratio of expenses to average net assets (Registered Fund expense ratio) included in the Financial Highlights section of the financial statements in the Registered Fund’s 2007 annual report. The financial statements in the shareholders report depict the Registered Fund’s direct expenses and the Registered Fund’s pro rata allocation of those expenses incurred directly at the Master Fund level, but do not include in expenses the portion of Acquired Fund Fees and Expenses that represent costs incurred at the underlying Investment Fund level, as required to be disclosed in the above table. As reported in the Financial Highlights section of the Registered Fund’s 2007 annual report, the Registered Fund’s annual expenses to average partners’ capital for the year ended December 31, 2007 was 2.29%.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Partners will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND EXPENSES,” “REPURCHASES OF INTERESTS,” and “PURCHASING INTERESTS.”

The following example is intended to help you compare the cost of investing in the Registered Fund with the cost of investing in other funds. The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the Registered Fund.

Example

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$114	$321	$502	$863

The example is based on the 2007 fees and expenses incurred by the Registered Fund, including the Acquired Fund Fees and Expenses, as set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the Registered Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment advisory fee paid by the Registered Fund.

Had the Acquired Fund Fees and Expenses resulting from the underlying Investment Funds not been included in the example above, such that only the direct expenses incurred at the Registered Fund level and the Registered Fund’s pro rata share of the direct expenses incurred at the Master Fund level were included, the estimated fees and expenses for the 1, 3, 5 and 10 year periods would have been as follows:

The fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$24	$74	$127	$271

TEI Fund

The following table illustrates the approximate expenses and fees that Partners in the TEI Fund are expected to bear directly or indirectly. The information below and specifically the Acquired Fund Fees and Expenses (as described below in footnote 4) are a required disclosure for investment companies that are registered under the Investment Company Act. Since the Master Fund and the Funds are registered under such act, they are required to include these disclosures in their Memorandum. Other funds that invest in underlying funds (“fund of funds”) as does the Master Fund will also incur expenses from the underlying funds in which they invest, however these funds are not required to disclose this information to investors if they are not registered under the Investment Company Act.

PARTNER TRANSACTION EXPENSES
Maximum Placement Fee (as a percentage of purchase amount)(1)	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%

ANNUAL EXPENSES (as a percentage of average net assets)
TEI Fund Expenses (3)	1.13%
Acquired Fund (Investment Fund) Fees and Expenses (4)	10.28%

TOTAL ANNUAL EXPENSES (5)	11.41%

(1)	The TEI Fund may engage one or more Placement Agents to assist it in placing Interests in the TEI Fund. A Placement Agent may engage one or more Sub-Placement Agents. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and Sub-Placement Agents. Sub-Placement Agents may charge a fee for their services in conjunction with an investment in the Fund and/or maintenance of investor accounts. Such a fee will be in addition to any fees charged or paid by the Funds and is not a Fund expense. Investors should direct any questions regarding such fees to the relevant Sub-Placement Agent.
(2)	A 2.00% Early Repurchase Fee payable to the TEI Fund will be charged with respect to the repurchase of a Partner’s Interest (or portion thereof) at any time prior to the business day immediately preceding the one-year anniversary of a Partner’s purchase of such Interest (or portion thereof). Certain repurchases may qualify for a waiver of the Early Repurchase Fee. See “REPURCHASES OF INTERESTS.”
(3)	The TEI Fund pays a Servicing Fee of 1.00% on an annualized basis out of the TEI Fund’s assets. Any compensation to a Sub-Servicing Agent is paid by the Servicing Agent. The Adviser or its affiliate also may pay a fee out of their own resources to Sub-Servicing Agents. The TEI Fund will also bear other direct costs including professional fees, transfer agency fees, offering costs and other operating expenses. Other costs may be allocated amongst the Master Fund, the Registered Fund and the TEI Fund.
(4)

The Acquired Fund Fees and Expenses include the TEI Fund’s share of operating expenses and performance-based incentive fees of the underlying Investment Funds in which the Master Fund invests as well as the TEI Fund’s pro rata share of the operating expenses borne directly at the Offshore Fund level and at the Master Fund level (management fees, administration fees, custodial fees, professional fees, interest expense and other operating expenses). As a contractual matter, so long as the TEI Fund invests all of its investable assets in the Offshore Fund, which in turn invests all of its investable assets in the Master Fund, the TEI Fund will not directly pay the Adviser an investment management fee, however, the TEI Fund’s Partners bear an indirect share of the Master Fund’s annualized investment management fee of 1.00%, through the TEI Fund’s indirect investment in the Master Fund. If the TEI Fund invested directly, it would pay the Adviser the investment management fee of 1.00%. The costs incurred at the underlying Investment Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses. In addition the underlying Investment Funds also incur trading expenses, which may include interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the Investment Managers in order to seek to enhance or preserve the Investment Funds’

returns. Approximately 1.69% of the total estimated 10.28% of Acquired Fund Fees and Expenses represent the TEI Fund’s pro rata share of costs incurred directly by the Offshore Fund and the Master Fund (which includes offshore withholding tax expense), with the remaining approximately 8.59% representing costs incurred at the underlying Investment Fund level, which consists of approximately 1.35% in management fees, approximately 4.02% in other expenses (trading, etc.) and approximately 3.22% in incentive fee allocations. The Master Funds investments are allocated among many asset classes, including absolute return, private equity and private real estate among others. Investment Funds with absolute return objectives may on average employ more leverage than certain other types of Investment Funds thus resulting in higher interest expense amounts being included for some Investment Funds employing this strategy. Investment Funds that are private equity funds will on average incur higher expense levels early on in the fund's investment cycle as the investments in this asset class often have a longer term investment horizon, which can result in higher expense ratios early in such fund's investment cycle due to the “J curve effect.” Investment Funds investing in real estate and other depreciable assets may incur depreciation expense, which could increase the expense ratio for some of these Investment Funds. In addition, for recently launched funds in which the Master Fund invests, the Acquired Fund Fees and Expenses may tend to be significantly greater in the initial years as startup costs are being borne over a smaller invested capital base.

The Acquired Fund Fees and Expenses were calculated in good faith by the Adviser. There are several components that go into the calculation and for some Investment Funds, complete, updated information was not available. Generally the calculation is based on responses received from the underlying Investment Funds, the most recent shareholder reports, the most recent investor communication (which in some cases may be the Investment Funds offering documents) or other materials/communications with the underlying Investment Funds. The fees and expenses disclosed above are based on historic earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. In addition, the Investment Funds held by the Master Fund will change, which further impacts the calculation of the Acquired Fund Fees and Expenses. Generally, fees payable to Investment Managers of the Investment Funds will range from 1% to 2.5% (annualized) of the average NAV of the Master Fund’s investment in such Investment Funds. In addition, certain Investment Managers charge an incentive allocation or fee generally ranging from 15% to 25% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain Investment Managers. The expenses charged by the underlying Investment Funds are not paid to the Fund or the Adviser and represent the costs incurred to invest in the underlying Investment Funds.

(5)	The “Total Annual Expenses” of the TEI Fund disclosed above differ from the ratio of expenses to average net assets (TEI Fund expense ratio) included in the Financial Highlights section of the financial statements in the TEI Fund’s 2007 annual report. The financial statements in the shareholders report depict the TEI Fund’s direct expenses and the TEI Fund’s pro rata allocation of those expenses incurred directly at the Offshore and Master Fund levels, but do not include in expenses the portion of Acquired Fund Fees and Expenses that represent costs incurred at the underlying Investment Fund level, as required to be disclosed in the above table. As reported in the Financial Highlights section of the TEI Fund’s 2007 annual report, the TEI Fund’s annual expenses to average partners’ capital for the year ended December 31, 2007 was 2.82%.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Partners will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND EXPENSES,” “REPURCHASES OF INTERESTS,” and “PURCHASING INTERESTS.”

The following example is intended to help you compare the cost of investing in the TEI Fund with the cost of investing in other funds. The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the TEI Fund.

Example

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$120	$335	$521	$884

The example is based on the 2007 fees and expenses incurred by the TEI Fund, including the Acquired Fund Fees and Expenses, as set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the TEI Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment advisory fee paid by the TEI Fund.

Had the Acquired Fund Fees and Expenses resulting from the underlying Investment Funds not been included in the example above, such that only the direct expenses incurred at the TEI Fund and Offshore Fund levels and the TEI Fund’s pro rata share of the direct expenses incurred at the Master Fund level were included, the estimated fees and expenses for the 1, 3, 5 and 10 year periods would have been as follows:

The fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$30	$91	$154	$325

INVESTMENT OBJECTIVE

The Funds’ investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. The Funds will attempt to achieve this objective through:

1.	Allocation among a broad range of Asset Classes and Investment Managers;

2.	Access to Quality Investment Managers; and

3.	Capital Allocation Decisions.

In particular, it is intended that the Funds will provide the Partners (through their investments in the Funds) with access to Asset Classes, Investment Funds and overall asset allocation services that, on a collective basis, are typically available to larger institutions, such as major university endowments, in order to seek consistent returns and relatively low volatility.

Both Funds invest substantially all of their investable assets in the securities of the Master Fund (via the Offshore Fund in the case of the TEI Fund), through which the Funds pursue their investment objective. Although substantially all of the Funds’ investments are made through the Master Fund, this Memorandum generally refers to the Funds’ investments as if they were made directly by the Funds, in order to make the Funds’ and Master Fund’s investment programs easier to understand. Accordingly, references in this Memorandum to the Funds’ investment activities actually describe the Master Fund’s investment activities, unless the context requires otherwise.

The Funds’ investment objective is non-fundamental and may be changed by the Board without the approval of the Partners. Except as otherwise stated in this Memorandum or the LP Agreement, the investment policies, Asset Allocation Ranges, strategies and restrictions of the Funds are not fundamental and may be changed by the Board without the approval of the Partners. The Master Fund’s principal investment policies and strategies are discussed below.

Allocation. The Master Fund will pursue its investment objective by allocating its assets to build a broad portfolio consisting primarily of private partnerships, registered investment companies (including ETFs), other investment vehicles and/or managed Investment Funds that are managed by Investment Managers identified by the Investment Committee. The Adviser may directly manage a portion of the Master Fund’s assets in cases where it has the competency to do so (e.g., a portion of the REIT portfolio, certain derivative investments and hedging transactions, etc.) and such management, since it is direct, shall not require the consent of the SEC. However, no additional fees will be charged by the Adviser for such management. The Master Fund invests in a number of Investment Funds (the Adviser anticipates that, the larger the assets under management, the greater the number of Investment Funds). Investment Managers may invest in a wide range of instruments and markets, including, but not limited to, U.S. and non-U.S. equities and equity-related instruments, currencies, commodities, real estate, financial futures, fixed income, debt-related instruments and other derivative products.

Though in most instances the Master Fund will invest in Investment Funds that are limited partnerships, limited liability companies or other entities managed by Investment Managers, on occasion, the Master Fund will invest in separate accounts in its name that are managed by Investment Managers (“Separate Accounts”). The Master Fund holds investments in one Separate Account as of the date hereof. Before an investment can be made in any additional Separate Account, the Master Fund will obtain either approval of its limited partners (which it has done with respect to the current Separate

Account) or exemptive relief from the SEC to the extent required. Though the Adviser does not contemplate that additional Separate Accounts will comprise a significant portion of the Funds’ investment program going forward, there can be no assurance that this will be the case. In the event that the Adviser deems that one or more new Separate Accounts are necessary to carry out the investment program of the Funds and either limited partner approval and/or exemptive relief from the SEC is delayed or unavailable, there may be a material adverse effect on the ability of the Adviser to carry out the investment program of the Funds and, correspondingly, the investment returns of the Funds may suffer.

In addition to benefiting from the Investment Managers’ individual investment strategies, the Master Fund, as a whole, expects to achieve the benefits of making a broad allocation of its assets among a carefully selected group of Investment Managers across numerous markets and Asset Classes. The Investment Committee expects that by investing through multiple Investment Managers and across multiple Asset Classes, the Master Fund may significantly reduce the volatility inherent in a more concentrated portfolio that is invested in fewer Investment Managers and/or Asset Classes.

Access. Many high quality Investment Funds are sometimes organized as limited partnerships that are not required to register under the Investment Company Act because they do not publicly offer their securities and are restricted as to either the number of investors permitted to invest in such Investment Funds or as to the qualifications of persons eligible to invest (determined with respect to the value of investment assets held by the managers of such investor) in such Investment Funds. Many of these Investment Funds will have greater investment flexibility than traditional investment funds (such as mutual funds and most other registered investment companies) as to the types of securities owned, the nature of performance-based compensation paid to Investment Managers, the types of trading strategies employed, and in many cases, the amount of leverage they may use.

An investment in the Funds enables investors to invest, through the Funds’ indirect investment in the Master Fund, with Investment Managers whose services generally are not available to the investing public, whose investment funds may be closed from time to time to new investors or who otherwise may place stringent restrictions on the number and type of persons whose money they will manage. An investment in the Funds also enables investors to invest with a cross-section of investment strategies without incurring the high minimum investment requirements that Investment Managers typically would impose on investors.

Capital Allocation Decisions. The Master Fund expects its assets to be allocated broadly among Asset Classes, and will have target ranges for the allocation of capital among Asset Classes at the time of investment. Unless changed by the Adviser after notice to the Partners, the Adviser will cause the Master Fund to allocate capital within the Asset Allocation Ranges (measured at the time of investment), prescribed for each Asset Class. However, the Asset Allocation Ranges provide the latitude for the Adviser to allocate more or less capital to a particular Asset Class depending on the Adviser’s belief about the opportunities for attractive risk-adjusted returns afforded by that Asset Class over a given investment time horizon. In making such asset allocation decisions, the Adviser will consider national and international economic and geopolitical conditions, the risks incident to the Asset Class and the return opportunities for such Asset Class (among other considerations) and gauge these factors versus the relative opportunities with other Asset Classes and the need for a broad portfolio to reduce risk (as measured by volatility).

INVESTMENT STRATEGIES

The Funds seek to achieve their investment objective by investing substantially all of their assets in the securities of numerous Investment Funds (subject to modification in the sole discretion of the Adviser), with the objective of adding additional Investment Managers as the Funds’ assets grow and the need to diversify among additional Investment Managers increases. An Investment Manager may gain exposure to an Asset Class indirectly by purchasing an interest in another fund or vehicle that has exposure to the Asset Class. The asset classes in which the Investment Managers will invest are as follows (the “Asset Classes”):

Domestic Equity

The domestic equity portfolio will be composed of Investment Funds that invest primarily in publicly traded equity securities issued by U.S. companies. These securities will typically trade on the New York Stock Exchange (“NYSE”), American Stock Exchange (“AMEX”) or the NASDAQ Stock Market (“Nasdaq”), although they may trade on other exchanges and/or markets as well. To gain an appropriately broad range of investments, the Funds may have several Domestic Equity Investment Funds, each of which may focus on a particular market capitalization range, sectors and/or style of investment (discussed further below). See “Traditional ‘Long’ Equity Portfolios” and “Long/Short Public Equity” below.

International Equity

The International Equity Portfolio will be composed of Investment Funds that invest primarily in publicly traded equity securities issued by foreign companies. The Funds will focus on Investment Funds that invest in companies domiciled in “developed” countries, but will also maintain an allocation to Investment Funds investing in developing or “emerging” markets. In addition, Investment Funds may purchase American Depositary Receipts (“ADRs”) of foreign companies, which are generally securities issued in the U.S. and traded on U.S. exchanges but that represent ownership of a foreign corporation. To achieve an appropriately broad range of investments, the Funds may employ more than one International Equity Investment Manager, each of which will typically focus on a particular country or region of the world or set of companies in a general set of market capitalization ranges and/or employ a particular style of investing. See “‘Long’ Equity Investment Styles” and “Long/Short Public Equity” below.

Global/Opportunistic Equity

The Global/Opportunistic Equity Portfolio will be composed of Investment Funds that predominantly invest in all global markets, including the U.S. domestic markets, and predominantly invest in equity securities. While the Global/Opportunistic Equity strategy will consist of Investment Funds that trade predominantly in equity securities, certain of the Investment Managers chosen may additionally invest all or a portion of the Investment Funds in debt instruments.

These Investment Managers will opportunistically allocate capital to those markets around the globe which present the best opportunities for profit based on either the Investment Manager’s fundamental company valuation analysis or perceived macroeconomic shifts. To achieve an appropriately broad range of investments, the Funds employ multiple Global/Opportunistic Equity Investment Managers, each of which will typically focus on particular geographical markets in a general set of market capitalization ranges and/or employ a particular style of investing. See “‘Long’ Equity Investment Styles” and “Long/Short Public Equity” below, in addition to the following description of “Global Macro.”

Global Macro

Investment Managers utilizing Global Macro strategies typically seek to generate income and/or capital appreciation through a portfolio of investments focused on macro-economic opportunities across numerous markets and instruments. These strategies may include positions in the cash, currencies, futures and forward markets. These managers employ such approaches as long/short strategies, warrant and option arbitrage, hedging strategies, inter- and intra-market equity spread trading, futures, options and currency trading, and emerging markets (debt and equity) and other special situation investing. Trading positions are generally held both long and/or short in both U.S. and non-U.S. markets. Global Macro strategies are generally categorized as either discretionary or systematic in nature and may assume aggressive investment postures with respect to position concentrations, use of leverage, portfolio turnover, and the various investment instruments used.

With a broader global scope, returns to the Global Macro strategy generally exhibit little to no correlation with the broader domestic equity and bond markets. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Investment Styles Used by Equity Managers

Traditional “Long” Equity Portfolios

General. As a part of their equity allocation, the Funds may invest in Investment Funds that, in turn, invest in publicly-traded equities in the hopes that they will appreciate over time, thus allowing the Investment Manager to divest its position at a profit. Dividend yields may also be considered. These equities are held as “long” positions and are not hedged.

‘Long’ Equity Investment Styles. Exposure to the “long” equity markets (domestic, international, and global) may include a variety of Investment Funds, some of which may focus on investing in the stocks of companies within a particular market capitalization range.

Further, within each market capitalization range, the Adviser on behalf of the Funds may seek to allocate assets broadly among investment styles or sectors to manage volatility. These investment styles may include, among others: growth/momentum, value or a combination thereof. “Growth” stocks are typically issued by companies that are generating earnings growth at a pace that is faster than their industry peers or are typically in industries that are growing faster than average or mature industries. “Value” stocks are generally stocks that are undervalued relative to others in the same industry and are typically found in slower growing sectors, such as energy, materials, or manufacturing.

Long/Short Public Equity

The long/short equity strategy involves identifying securities that are mispriced relative to related securities, groups of securities, or the overall markets in which they trade. The strategy derives performance by establishing offsetting positions (long and short) in similar companies in the same or similar industry based on perceived disparities in the relative values of the two companies. Investment Managers that manage Long/Short Public Equity Investment Funds generally derive performance by establishing offsetting positions (a “long” and “short” position) in similar companies in the same or similar industry based on perceived disparities in the relative values of the two companies. Unlike “long only” managers, Long/Short Public Equity Investment Managers will oftentimes have “short” positions in stocks, and may also use a variety of other tools designed to enhance performance (e.g., leverage), mitigate risk and/or protect profits (e.g., market “puts” and “calls”, etc.). However, to be included in the Domestic Equity Portfolio, a Long/Short Public Equity Investment Manager will typically have to be “net long” biased and, thus, generate returns that have a high correlation to the overall equity markets, although such manager may have a net short biased portfolio on occasion.

Investment Funds can be long and/or short “biased” and are usually at least partially hedged to reduce market risk. Long or short “biased” means that an Investment Manager may be “net” long or short. That is, if the aggregate exposure to long securities is greater than the aggregate exposure to “short” securities, then the Investment Manager is “long” biased. Hedging can be accomplished through short sales and/or the use of index options and futures or other derivative products. Leverage can also be employed by the Investment Managers to manage the risk/reward profile of the Investment Fund.

As a result, these Investment Funds tend to be more correlated with traditional equity investments than a “market neutral” or “net short” bias Long/Short Equity Manager (which will be included in the Absolute Return Asset Class, which is discussed below). See “Absolute Return – Long/Short Public Equity.”

Traditional Fixed Income

General. Fixed income strategies seek to invest in bonds and other fixed income securities for capital appreciation, income, defensive portfolio measures, or to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by domestic and non-U.S. corporations; debt securities issued by the U.S. Government (“U.S. Treasuries”) or guaranteed by the U.S. Government or any agency thereof (“Agencies”) or by a non-U.S. government; municipal securities (“Munies”); and mortgage backed securities (“MBSs”) and asset backed securities (“ABSs”). These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations.

Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations when due (“credit default risk”) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (“market risk”). Since 2007, market risk has increased significantly for certain fixed income securities, principally due to illiquidity of many markets.

Publicly traded and many privately issued debt securities are rated by one of the major rating agencies (Standard & Poor’s, Moody’s, Fitch, etc.) based on the issuer’s anticipated ability to meet the obligations under the debt securities. Such ratings fall into two main categories – Investment Grade and Non-Investment Grade. There are several categories of Investment Grade debt securities, categorizing further the default risk associated with such debt securities. In general, Investment Grade securities have a high degree of likelihood of repayment of principal and interest in accordance with the debt securities’ terms. Non-Investment Grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default.

Investment Managers in the Traditional Fixed Income asset class will principally invest in U.S. Treasuries; Agencies; Munies; MBSs; ABSs; and the debt securities of investment grade U.S. corporations, and will typically specialize in a particular subset of these markets (e.g., U.S. Treasuries, Munies, Corporates, MBS’s, or Agencies). Depending on the interest rate and investment climate as well as other factors, Traditional Fixed Income Investment Managers may build a portfolio of debt securities in this manner, focusing on, among other things, diversifying issuer / credit risk, interest rate risk (if the portfolio is laddered to a certain degree), sector risk (in the case of Corporates), and even geographic risks (in the case of Munies), as that manager deems appropriate. It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

The Funds may invest in more than one Traditional Fixed Income Investment Manager to gain appropriate diversification among credit risk, interest rate risk (generally by having diversification as to duration) and market risk. It is unlikely, however, that the Funds will invest in Investment Funds that invest in Munies.

Given the markets in which it invests, a significant portion of a Traditional Fixed Income Investment Manager’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available, and therefore a significant portion of the portfolio may not be freely traded. Further, an investment in bonds issued by foreign governments or corporations may carry significant geo-political risks, legal risks, currency risks (significant devaluations) and liquidity risks (lack of developed trading markets), among other things.

The Funds may invest in more than one Traditional Fixed Income Investment Manager, with a goal of gaining diversification among macroeconomic risks, specific geographic market risk, currency risk, credit risk, and/or interest rate risk. It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

Enhanced Fixed Income

Enhanced Fixed Income strategies seek to provide superior risk-adjusted investment performance relative to Traditional Fixed Income strategies by focusing on less efficient areas of the global fixed income markets (including certain sectors of the U.S. fixed income markets). In general, this strategy encompasses High Yield, Distressed, and Global Debt investing (including, among other things, in emerging markets).

High Yield Debt. The High Yield Debt strategy involves investing predominantly in the debt of financially troubled, or stressed, companies. These companies are generally experiencing financial difficulties that have either led to a default on their indebtedness or increased the likelihood of default. A default may be related to missing a payment of interest or principal when due (“payment default”), which is generally considered a major default, or more minor events of default, such as breaking a financial ratio (e.g., if the debt instrument requires a 2:1 cash flow to debt payment ratio, having a ratio of less than 2:1). These more minor events of default may be waived by the creditor (generally the trustee of the bond issuance), but evidence an increased likelihood that the issuer will not be able to pay the indebtedness when due. High Yield Debt Investment Managers will generally consider, among other factors, the price of the security, the prospects of the issuer, the company’s history, management and current conditions when making investment decisions. It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

High Yield Debt Investment Managers may deal in and with restricted or marketable securities and a significant portion of a High Yield Debt Investment Manager’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available (i.e., not freely traded). Investments may involve both U.S. and non-U.S. entities and may utilize leverage.

High yield debt securities often trade at discounts (sometimes substantial discounts) to par value because many investors are either prohibited from, or willingly avoid, investing due to the complexity of determining the securities’ true risk/reward profile. Accordingly, High Yield Debt Investment Funds typically experience significantly more volatility and risk than Traditional Fixed Income Investment Funds. To mitigate some of this risk, a High Yield Investment Manager may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the high yield debt position and “short” the issuer’s common stock) in order to mitigate the risk associated with an investment in the company (which may well be highly leveraged). There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Distressed Debt. Distressed Debt strategies entail investing in the debt of companies experiencing significant financial or operational difficulties that often lead to bankruptcies, exchange offers, workouts, financial reorganizations, and other special credit event-related situations. These companies are generally experiencing even greater difficulties than companies in the “high yield” category. These securities generally trade at significant discounts to par value, because of these difficulties and because certain classes of investors are precluded, based on their investment mandates, from holding low-credit instruments.

Distressed Debt Investment Managers may seek to identify distressed securities in general or focus on one particular segment of the market (such as the senior secured debt sector, subordinated notes, trade claims or distressed real estate obligations) depending on their expertise and prior experience. Additionally, Distressed Debt Investment Funds may be diversified across passive investments in the secondary market, participations in merger and acquisition activity, or active participation in a re-capitalization or restructuring plan. It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio. Distressed Debt Investment Managers may actively attempt to modify or improve a restructuring plan with the intent of improving the value of such securities upon consummation of a restructuring. Additionally, they may take an active role and seek representation in management on a board of directors or a creditors’ committee. In order to achieve these objectives, Distressed Debt Investment Managers may purchase, sell, exchange, or otherwise deal in and with restricted or marketable securities including, without limitation, any type of debt security, preferred or common stock, warrants, options, and hybrid instruments. A significant portion of a Distressed Debt Investment Manager’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available, and therefore a significant portion of the portfolio may not be freely traded. Investments may involve both U.S. and non-U.S. entities and may utilize leverage. In addition, a Distressed Debt Investment Manager may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the distressed debt position and “short” the issuer’s common stock) in order to mitigate the risk associated with an investment in an otherwise “troubled” company. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Distressed Debt Investment Funds typically experience significantly more volatility and risk than Traditional Fixed Income Investment Funds.

Global Debt. Global Debt investing involves purchasing debt securities including bonds, notes and debentures issued predominantly by non-U.S. corporations; debt securities issued predominantly by non-U.S. Governments; or debt securities guaranteed by non-U.S. Governments or any agencies thereof. The strategy will generally consist of Investment Funds investing in global fixed income portfolios and/or emerging markets debt securities. Given the markets in which it invests, a significant portion of a Global Debt Investment Manager’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available, and therefore a significant portion of the portfolio may not be freely traded. Further, an investment in bonds issued by foreign governments or corporations may carry significant geo-political risks, legal risks, currency risks (significant devaluations) and liquidity risks (lack of developed trading markets), among other things.

The Funds may invest in more than one Global Debt Investment Manager, with a goal of gaining diversification among macroeconomic risks, specific geographic market risk, currency risk, credit risk, and/or interest rate risk. It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

Given liquidity issues, currency risk, credit risk, interest rate risk and geo-political risks, Global Debt Investment Funds experience significantly more volatility and risk than Traditional Fixed Income Investment Funds. To mitigate some of this risk, a Global Debt Investment Manager may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the global debt position and “short” the issuer’s common stock) or buying protection for a decline in the native currency or the US dollar in order to mitigate the risk associated with an investment in a particular Global Debt security. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Absolute Return

The following strategies comprise “Absolute Return” Asset Class, an Asset Class that is defined herein as having a relatively low or negative correlation to the equity markets. In addition, certain strategies within this Asset Class may have less volatility through the use of arbitrage based strategies and hedging tools (e.g., “market” puts and calls, etc.). With respect to the “Absolute Return” Class, the Funds may invest in an Investment Fund that utilizes one or more of the following strategies, among others:

A.	Convertible Arbitrage

The Convertible Arbitrage strategy typically involves the purchase of a convertible debt or preferred equity instrument (an instrument that is effectively a bond or has a fixed obligation of repayment with an embedded equity option, non-detachable warrants or an equity-linked or equity-indexed note) concurrent with the short sale of, or a short over-the-counter (“OTC”) derivative position in, the common stock of the issuer of such debt instrument. Investment returns are driven by a combination of an attractive coupon or dividend yield, interest on the short position and the level of the underlying stock’s volatility (which directly affects the option value of the security’s conversion feature). The Funds may invest in one or more Investment Managers with exposure in the convertible arbitrage strategy to provide greater diversification across markets (U.S. and non-U.S. issues), sectors, credit ratings, and market capitalizations.

B.	Merger Arbitrage/Event Driven Arbitrage

Merger Arbitrage. The Merger Arbitrage strategy involves taking short and long investment positions in the stock of acquiring and target companies upon the announcement of an acquisition offer. Acquisitions are typically paid for in stock, cash or a combination thereof. Thus, when an acquisition is announced, the acquiring company (“Acquirer”) will establish a price per share of the company being acquired (“Target”) in cash (per share cash price), stock (a share ratio is established) or a combination thereof. Typically, the Target traded for less than the price being paid (in either cash or stock) prior to the announcement. When the announcement is made, the Target’s stock price will typically increase but still trade at a discount to the price being offering by the Acquirer. This discount – and the size of the discount – is principally a function of three factors: (a) the risk that the acquisition will close, (b) the time frame for closing (i.e., the time value of money) and (c) the amount of liquidity or capital being deployed by merger arbitrageurs and other investors. Accordingly, if a merger arbitrageur or investor believes that the risk of the acquisition not closing is not significant relative to the returns that can be generated by the “spread” between the current stock price of the Target and the price being offered by the Acquirer, the merger arbitrageur or investor will generally buy shares of the Target and “short” shares of the Acquirer in a stock for stock transaction. When the deal closes, the risk premium vanishes and the Investment Manager’s profit is the spread. This strategy is more cyclical than many of the other Absolute Return Class strategies, since it requires a supply of corporate mergers and acquisitions to deploy capital.

There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Event Driven Arbitrage. Event Driven Arbitrage centers on investing in securities of companies facing a major corporate event. The goal is to identify securities with a favorable risk-reward ratio based on the probability that a particular event will occur. Such events include, but are not limited to corporate events, such as restructurings, spin-offs and significant litigation (e.g., tobacco litigation, patent litigation, etc.).

C.	Fixed Income Arbitrage

Fixed Income Arbitrage is designed to identify and exploit anomalous (typically based on historical trading ranges) spreads in the prices of functionally equivalent or substitutable securities. Such disparities, or spreads, are often created by imbalances in supply and demand of different types of issues (for example, Agencies relative to U.S. Treasuries). An example of a fixed income arbitrage position consists of a long position in the higher yield, and therefore lower priced, security and a short position in the lower yield, higher priced security. For example, Agencies of a similar duration of U.S. Treasuries have over time established a relatively well defined trading range and carry a higher interest rate or yield. When Agencies trade at a discount to this range (e.g., when there is discussion about whether Agencies should continue to receive a U.S. government guarantee), Agencies will trade at a higher than normal discount to U.S. Treasuries (reflected by a higher current yield in Agencies). Accordingly, the Investment Manager will buy the Agencies “long” and then “short” the U.S. Treasuries. When the spread narrows or becomes more in line with historical norms, the Investment Manager generates a profit by closing its position. In general, these fixed income investments are structured with the expectation that they will be non-directional and independent of the absolute levels of interest rates. As this interest rate exposure is hedged out, these strategies generally exhibit little to no correlation to the broader equity and bond markets. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Fixed Income Arbitrage may also include buying fixed income or yield bearing instruments “long” with a higher coupon or yield and “shorting” a shorter duration instrument with a lower coupon. The Investment Manager makes a “spread” on the difference between the higher yielding “long” position and the lower yielding “short” position. Investment banks may allow an Investment Manager to use significant leverage in these positions (particularly if the instruments are Investment Grade corporate securities or government securities). The principal risk in this strategy is rising interest rates, which often result in a greater decline in the value of the “long” position than in the “short” position. In such a case, the Investment Manager will either have to provide additional collateral to the investment bank lender or close the position at a loss. Depending on the level of leverage and the duration of the “long” position, the resulting loss of capital could be significant.

D.	Volatility Arbitrage

This strategy entails the use of derivative investments and can be used on both a stand-alone basis and as a hedging strategy in conjunction with other investment strategies. As a stand-alone strategy, exchange traded domestic or global index options and/or options on futures contracts are used to exploit anomalies in the pricing of volatilities in related assets. There are several well-defined related securities and/or asset classes that Volatility Arbitrage Investment Managers typically follow to determine when they are out of their historical trading ranges. By continually monitoring these relationships, the Investment Manager can identify when the securities or asset classes trade out of their normal trading range and can put a trade on when there has not been a fundamental, or exogenous, change in the relationship. For example, in 2002 market index volatility reached levels not seen since the 1930’s; once it was determined that the volatility indices for these markets were trading significantly above their historical trading bands, many managers put on positions that were net “short” volatility. This strategy thus seeks to profit when overall market index volatility declines, reverting back to a more normal historical range. As an adjunct strategy, these same derivative instruments can be used to manage risk and enhance returns on investments made utilizing other strategies. Use of derivatives often relies on extensive quantitative modeling, volatility estimation and proprietary in-house trading models. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

E.	Statistical Arbitrage

Statistical Arbitrage strategies seek to profit from offsetting long and short positions in stocks or groups of related stocks exhibiting pricing inefficiencies that are identified through the use of mathematical models. The strategy primarily seeks out these inefficiencies by comparing the historical statistical relationships between related pairs of securities (e.g. intra-industry or competitor companies). Once identified, the Investment Manager will establish both long and short positions and will often utilize leverage as the identified discrepancies are usually very slight in nature. A strong reliance on computer-driven analysis and relatively minute pricing inefficiencies are what typically separate this strategy from a more traditional long/short equity strategy. Though typically market neutral in nature, a statistical arbitrage portfolio’s gross long and short positions may be significantly large and portfolio turnover can often be high.

In addition to identifying related pairs of securities, statistical arbitrageurs will also seek out inefficiencies in market index constructions. This index arbitrage strategy is designed to profit from temporary discrepancies between the prices of the stocks comprising an index and the price of a futures contract on that index. For example, by buying the 500 stocks comprising the S&P 500 index and simultaneously selling an S&P 500 futures contract, an investor can profit when the futures contract is expensive relative to the underlying basket of stocks based on statistical analysis. Like all arbitrage opportunities, index arbitrage opportunities typically disappear once the opportunity becomes better-known and other investors act on it. Index arbitrage can involve large transaction costs because of the need to simultaneously buy and sell many different stocks and futures, and so leverage is often applied. In addition, sophisticated computer programs are typically needed to keep track of the large number of stocks and futures involved.

While Statistical Arbitrage typically relies on quantitative, computer-driven models, some subjective investment decisions are required of the manager when selecting securities to be “long” and “short.” The Adviser believes that the key requirement to profit in this strategy is strong fundamental company and industry analysis. An Investment Manager who is able to more clearly discern closely related pairs of securities will likely outperform trading the strategy over time. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

F.	Short Selling

The Short Selling strategy involves selling short the stock of companies whose fundamentals, liability profile and/or growth prospects do not support current public market valuations. A short sale involves the sale of a security that the Investment Fund does not own with the expectation of purchasing the same security (or a security exchangeable therefor) at a later date at a lower price. To make delivery to the buyer, the Investment Fund must borrow the security, and the Investment Fund is obligated to return the security to the lender (which is accomplished by a later purchase of the security by the Investment Fund) and to pay any dividends paid on the borrowed security over the term of the loan. In the U.S., when a short sale is made, the seller generally must leave the proceeds thereof with the broker and deposit with the broker an amount of cash or securities sufficient under applicable margin regulations and the requirements of the broker (which may be higher) to collateralize its obligation to replace the borrowed securities that have been sold. If short sales are effected in foreign stocks, such transactions may be governed by local law. A short sale involves the theoretically unlimited risk of an increase in the market price of the security that would result in a theoretically unlimited loss. Short-selling can be used to capitalize on any divergence between the long-term value of a stock and the short-term pricing by capital markets of the same stock. Investment Funds may combine short-selling with an equity index hedge to offset the impact of systemic equity risk on the Investment Fund’s short stock position. Short-selling relies on, among other things, fundamental analysis, in-depth knowledge of accounting, an understanding of public market pricing and/or industry research. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

G.	Long/Short Public Equity

The Long/Short Public Equity strategy primarily involves investments in publicly traded equity instruments in developed countries (generally). This strategy involves identifying securities that are mispriced relative to related securities, groups of securities, or the overall market. Investment Managers that manage Long/Short Public Equity Investment Funds generally derive performance by establishing offsetting positions (a “long” and “short” position) based on perceived disparities in the relative values of the positions or portfolio of positions. Unlike “long only” managers, Long/Short Public Equity Investment Managers will almost always have “short” positions in stocks, and may also use a variety of other tools designed to enhance performance (e.g., leverage), mitigate risk and/or protect profits (e.g., market “puts” and “calls”, etc.). However, to be included in this Asset Class, a Long/Short Public Equity Investment Manager will have to be “net short” biased (i.e., in general, generate returns that have a negative correlation to the overall equity markets) or be “market neutral” (i.e., attempts to offset its “long” position with a corresponding “short” position so that there is no “net long” or “net short” position). On occasion, a manager within the strategy may run a net “long” position; provided, however, that the net “long” position will typically be less than those included in the traditional “long” equity portfolio.

The Long/Short Public Equity Investment Funds included in the Absolute Return Class will either be “market neutral” or have a net “short” bias. As a result, these Investment Funds typically tend to have little, if any, or negative correlation with traditional equity investments (as contrasted with Long/Short Public Equity Investment Managers in the Long Equity Portfolio, which will have a “net long” bias and thus would likely have a positive correlation to the broad equity markets or subsets thereof). See “Long/Short Public Equity.” A “net short” bias Investment Manager may utilize an equity index hedge to offset the impact of systemic equity risk on the Investment Fund’s short stock position. In addition, hedging can be accomplished through short sales and/or the use of index options and futures or other derivative products. Leverage may also be employed by the Investment Managers to enhance the risk/reward profile of the portfolio, although leverage also can increase the risk of greater portfolio losses. Short-selling relies on, among other things, fundamental analysis, in-depth knowledge of accounting, an understanding of public market pricing and/or industry research.

There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

H.	Other Strategies

Absolute Return Investment Managers may use other strategies that seek inefficiencies in the U.S. and international markets in order to generate a more consistent return over time than traditional investing.

Real Estate

The Real Estate strategy consists generally of investing in Investment Funds that are: (a) registered investment companies or managers that invest in real estate investment trusts (commonly known as “REITs”) and (b) private partnerships that make direct investments in (i) existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties, (ii) raw land, which may be held for development or for the purpose of appreciation or (iii)

conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and collateralized mortgage obligations (“CMOs”). The investment may be in the U.S. or in other countries. Some of the investments may be in “emerging markets” (such as India) that may offer significant opportunities for capital appreciation and income, but also carry significant risks. See “International Equity” and related risks.

Investment Managers whose Investment Funds are private partnerships that invest in real estate typically offer the opportunity to generate attractive returns, but without the liquidity offered by REITs. These Investment Managers will invest in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. Investment Managers may invest in raw land, which may be acquired for appreciation or development purposes. These Investment Managers often do not provide their investors with the right to redeem their investment in the Investment Fund, thus the investors only gain liquidity in their investment though the distribution of rental income and the ultimate liquidation or sale of real estate assets held by the Investment Fund.

Investment Funds may additionally invest in foreign real estate or real estate-related investments. The Funds will consider the special risks involved in foreign investing before investing in foreign real estate and will not invest unless an underlying Investment Fund has exhibited prior expertise in the foreign markets in which it invests.

Energy/Natural Resources

The Energy/Natural Resources strategy consists generally of investing in Investment Funds that are: (a) registered investment companies or managers that invest in publicly-traded energy companies (b) private partnerships that make direct investments in private or (sometimes) smaller publicly traded energy companies; or (c) Investment Funds that invest in or manage commodities or derivative contracts covering commodities, such as gold, other precious metals, agricultural commodities, timber and certain other assets. These assets may be hedged through shorting the same or similar commodities or buying or selling derivative contracts relating to the same or similar commodities, but which may have different terms or maturity dates. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

The types of companies included within the “energy” sector will include a diverse range of energy industry sectors, including: oilfield service and equipment manufacturing sectors, exploration and production, technology, pipelines and storage, and power generation and transmission.

Private Equity

Private Equity investing seeks to generate capital appreciation through investments in private companies in need of capital. The Private Equity strategy seeks to profit from, among other things, the inefficiencies inherent in these markets through valuation and due diligence analysis of available business opportunities. Over time, the Funds will attempt to invest in a group of Investment Funds that vary widely: sector, size, stage (venture, mezzanine, etc.), duration, liquidity, and the extent to which the Investment Managers take an active role in managing and operating the business. Additionally, it is expected that Investment Funds will engage in both direct investment and co-investment private equity deals.

Managed Futures/Other Derivative Products

The Managed Futures strategy generally consists of investing in Investment Funds that engage in speculative trading in the futures markets, options on commodity futures contracts and forward contracts. Such Investment Funds may trade portfolios of futures in U.S. and non-U.S. markets in an effort to capture passive risk premiums, and attempt to profit from anticipated trends in market prices. These Investment Funds generally rely on either technical or fundamental analysis or a combination thereof in making trading decisions and attempting to identify price trends. These Investment Funds may attempt to structure a diversified portfolio of liquid futures contracts including but not limited to stock index, interest rate, metals, energy and agricultural futures markets.

While the Master Fund may have one or more Investment Funds devoted to managed futures, it is not anticipated to be a significant aspect of the Master Fund’s overall portfolio. Further, certain of the Investment Funds described in this section may use futures and other derivatives to enhance portfolio performance or hedge certain risk. To the extent that an Investment Manager uses futures ancillary to its investment program, such managed futures will not be considered a separate investment strategy or Asset Class for the purpose of constructing the Master Fund’s portfolio.

In addition, the Adviser may decide to use futures or other derivatives in a Separate Account, or an account managed by the Adviser, to provide a certain type of exposure for the overall portfolio. For example, the Adviser may decide that it is an opportune time to have greater overall exposure to the broad equity markets and purchase S&P futures to gain such exposure. In such cases, such futures shall be allocated to the Asset Class in which the Adviser is seeking to gain exposure (in the case of the S&P futures, in the “Domestic Equity” portfolio). There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager, and/or the Adviser, in the case of a separately managed account by the Adviser, will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Other Investments; Significant Discretion in Categorization of Investment Funds in Various Asset Classes

The Adviser may have the Master Fund invest in other Asset Classes or Investment Funds that span more than one Asset Class or purchase securities or make investments that are not described in this section. In doing so, the Adviser will attempt to categorize such Investment Funds in the Asset Class that most closely resembles the Asset Class or investment style employed by the Investment Fund. However, such Investment Funds may not closely resemble such Asset Class or may have return tendencies or strategies or lock-ups or other investment terms that might dictate inclusion within another Asset Class. While the Adviser will attempt to categorize all Investment Funds consistent with the foregoing definitions, certain Investment Funds may fit into more than one category or may not closely resemble any of the foregoing categories. Accordingly, the Adviser has a wide degree of discretion in categorizing Investment Funds within Asset Classes. If the Adviser makes the wrong decision, certain Asset Classes may be under or overweighted relative to the ranges set forth under “OVERVIEW OF INVESTMENT PROCESS—Manager Criteria; Portfolio Construction – Allocation Among Asset Classes” below. See “GENERAL RISKS – Risks of Miscategorizing Investment Funds within Asset Classes”.

OVERVIEW OF INVESTMENT PROCESS

Manager Criteria; Portfolio Construction

The Funds shall strive to maintain a broad allocation of their assets, both with regard to allocation of assets among Investment Managers and also allocation of assets among various Asset Classes, as set forth below. In general, studies indicate that a broadly allocated portfolio enables an investor to generate more consistent returns than one that is more concentrated. Accordingly, a broad allocation of assets is generally noted as a means to reduce investment risk as measured by volatility. Correspondingly, while a broad allocation of assets lowers volatility and helps to mitigate the risk of investment losses, an unconcentrated portfolio is subject to limitations on its ability to generate relatively high investment returns than a more concentrated portfolio can sometimes generate. Accordingly, an unconcentrated portfolio may be appropriate for investors that want less volatility in their portfolio and are willing to accept relatively lower, but generally more consistent, returns than a portfolio concentrated in a very few Asset Classes or Investment Managers.

In general, the Funds intend to allocate their assets in two ways: (a) allocation among Investment Managers and (b) allocation among Asset Classes. In addition, within these divisions, one can further diversify by investment strategy and geography, among other things. The Funds may allocate assets to more than one Investment Fund sponsored by the same Investment Manager, such as in the event that an Investment Manager sponsors Investment Funds in various asset classes.

Manager Diversification. The Adviser defines “manager risk” as the risk that an Investment Manager will not generate the returns commensurate with the mean of the Investment Manager’s peer group (e.g., same investment style and Asset Class) because of (a) poor fundamental analysis and/or security selection, (b) market timing, (c) management turnover within the Investment Manager or (d) other factors or circumstances that affected that Investment Manager’s performance specifically that were not caused by market conditions within the Investment Manager’s Asset Class generally. Manager risk can be reduced by, among other things, due diligence conducted on the Investment Managers and diversifying across multiple Investment Managers within the same or similar Asset Class.

The Adviser on behalf of the Funds will generally attempt to allocate assets among multiple Investment Managers to achieve an appropriately broad allocation among Asset Classes and also among Investment Managers. The Funds will limit the percent of assets held of any one Investment Fund, at the time of investment, to an amount that is in accordance with any regulatory restrictions applicable to the Funds.

Allocation Among Asset Classes. The Asset Allocation Ranges apply as of the time of investment and are as follows:

Asset Class	Range(1)
Domestic Equity	10%-40%
International Equity	10%-40%
Global/Opportunistic Equity	5%-20%
Absolute Return	10%-25%
Traditional Fixed Income	5%-20%
Enhanced Fixed Income	5%-20%
Private Equity (2)	5%-20%
Real Estate	5%-15%
Energy/Natural Resources	5%-15%

(1)

The Funds’ investments in Managed Futures/Other Derivatives Products are not included in the Asset Allocation Ranges set forth above, because rather than constituting an Asset Class, such investments will be used to gain exposure to the above Asset Classes. The value of any option overlays are allocated to the Asset Class covered.

(2)

The Funds’ investments in private equity may be more readily subject to variations outside the Asset Allocation Range based on, for example, how rapidly such an investment draws down capital. The Adviser will have no control over such actions and there can be no assurance the threshold will be met. For example, if the Funds commit capital that is, in the Adviser’s view, sufficient to result in an allocation within the Allocation Range, but one or more private equity funds do not make expected capital calls, the Funds’ allocation may fall below the intended 5% threshold. See “GENERAL RISKS – Risks of Miscategorizing Investment Funds within Asset Classes.”

Investment Managers may have exposure to more than one Asset Class or may have characteristics of more than one Asset Class. Accordingly, there is a wide degree of discretion in how a particular Investment Fund is categorized. Decisions on how to most appropriately characterize an Investment Fund shall be made by the Adviser, and such decisions shall be final. See “GENERAL RISKS – Risks of Miscategorizing Investment Funds within Asset Classes.”

Adviser’s Right to Alter Asset Allocation Ranges. Subject to the LP Agreement, the Adviser may, in its discretion and upon approval of the Board, change or modify the Asset Allocation Ranges from time to time.

DUE DILIGENCE AND MANAGER SELECTION

General. It is the responsibility of the Adviser to research and identify Investment Managers, to satisfy itself as to the suitability of the terms and conditions of the Investment Funds and to allocate or reallocate the Funds’ assets among Investment Managers and Asset Classes. In the event that a Fund has one or more Sub-Advisers, it is also the responsibility of the Adviser to negotiate the investment subadvisory agreements, subject to shareholder approval requirements or SEC exemptive relief from such requirements. There can be no assurance that the Funds will seek, or that the SEC will grant, such exemptive relief. The Adviser allocates the Funds’ assets among Investment Managers using the diverse knowledge and experiences of the Investment Committee members to assess the capabilities of the Investment Managers and to determine an appropriate mix of investment strategies, asset classes, sectors and styles given the prevailing economic and investment environment. The Investment Managers with which the Funds invest may pursue various investment strategies and are subject to special risks. See “GENERAL RISKS” and “INVESTMENT RELATED RISKS.”

Process of Portfolio Construction. The Adviser generally intends to employ a multi-step process in structuring and monitoring the Funds’ portfolio. The Adviser generally employs the following steps, although the steps may not be conducted in the following order:

First, the Adviser will attempt to develop a pool of one or more potential Investment Funds to consider for investment in a particular Asset Class.

Second, the Investment Committee will identify one or more potential Investment Funds based on quantitative, qualitative, or other due diligence criteria.

Third, once a pool of one or more potential Investment Funds has been identified and approved for investment by the Investment Committee, the Investment Committee then determines an allocation for the Funds’ assets across the pool, consistent with the Asset Allocation Ranges then in effect.

Finally, the Adviser intends to monitor the overall level of assets managed, the estimated capacity of each Investment Fund, any management or firm ownership changes and the adherence to the pre-defined strategy and risk/return targets set forth when the investment was made.

On a periodic basis, existing and prospective Investment Managers are reviewed by the Adviser. The review, and potential inclusion of new Investment Managers, will be predicated on the Adviser’s assessment of the current economic climate, capacity issues with respect to existing Investment Funds, performance issues with respect to existing Investment Funds, and/or other criteria on which Investment Funds and Investment Managers are assessed.

The Adviser may invest a substantial portion of the Funds’ assets with Investment Managers who may have limited track records and Investment Funds with limited or no operating histories.

BORROWING BY THE FUNDS AND THE MASTER FUND

Each of the Master Fund, the Registered Fund and, in the case of the TEI Fund, the Offshore Fund may borrow money to purchase portfolio securities and for portfolio management purposes. Each of the Master Fund, the Registered Fund and the Offshore Fund may also borrow money to pay operating expenses, including, without limitation, investment management fees, to fund repurchases of Interests or to meet capital calls of Investment Funds, particularly private equity partnerships, real estate partnerships and natural resources partnerships; provided, however, that, as a fundamental policy, the Funds do not currently intend to borrow more than 25% of NAV (as calculated immediately after any borrowing of money and taking into account the use of proceeds). The use of borrowings for investment purposes involves a high degree of risk.

Under the Investment Company Act, each of the Funds and the Master Fund is not permitted to borrow for any purposes if, immediately after such borrowing, such Fund would have an asset coverage ratio (as defined in the Investment Company Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. The Investment Company Act also provides that each of the Funds and the Master Fund may not declare distributions, or purchase its stock (including through repurchase offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable. Under the Investment Company Act, certain short-term borrowings (such as for the purpose of meeting repurchases, for bridge financing of investments in Investment Funds or for cash management purposes) if (i) repaid within 60 days, (ii) not extended or renewed, and (iii) which are not in excess of 5% of the total assets of a Fund are not considered the use of investment leverage. Borrowing requirements generally do not apply to Investment Funds that are not registered under the Investment Company Act.

To the extent permitted by the Funds’ and the Master Fund’s fundamental policy on borrowing (described below) and the Investment Company Act, the Board may modify the Funds’ borrowing policies, and the board of directors of the Master Fund may modify the Master Fund’s borrowing policies, including the purposes of borrowings, and the length of time that the Funds may hold portfolio securities purchased with borrowed money. The rights of any lenders to the Funds or the Master Fund to receive payments of interest or repayments of principal may be senior to those of the Partners, and the terms of any borrowings may contain provisions that limit certain investments or activities of the Funds or the Master Fund.

ADDITIONAL METHODS OF INVESTING IN INVESTMENT FUNDS

The Master Fund will typically invest directly in an Investment Fund by purchasing an interest in such Investment Fund. There may be situations, however, where an Investment Fund is not open or available for direct investment by the Master Fund. On occasions where the Adviser determines that an indirect investment is the most effective or efficient means of gaining exposure to an Investment Fund, the Master Fund may invest in an Investment Fund indirectly by purchasing a structured note or entering into a swap or other contract paying a return approximately equal to the total return of an Investment Fund. In each case, a counterparty would agree to pay to the Master Fund a return determined by the return of the Investment Fund, in return for consideration paid by the Master Fund equivalent to the cost of purchasing an ownership interest in the Investment Fund. Indirect investment through a swap or similar contract in an Investment Fund carries with it the credit risk associated with the counterparty. Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Master Fund’s investment. There can be no assurance that the Master Fund’s indirect investment in an Investment Fund will have the same or similar results as a direct investment in the Investment Fund, and the Master Fund’s value, and therefore the Funds’ value, may decrease as a result of such indirect investment. When the Master Fund makes an indirect investment in an Investment Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Investment Fund, such investment by the Master Fund may be subject to additional regulations.

ADDITIONAL INVESTMENT POLICIES

Applicability of Investment Company Act Limitations

For purposes of determining compliance with the Funds’ investment restrictions and certain investment limitations under the Investment Company Act, including for example, the Funds’ leverage limitations, the Funds will not “look through” Investment Funds in which the Funds invest, except for (i) Investment Funds managed or distributed by the Funds’ investment manager or placement agent, respectively, or their affiliates, and (ii) any subsidiary vehicles established to pursue the Funds’ investment program. Investment Funds are not subject to the Funds’ investment restrictions and, unless registered under the Investment Company Act, are generally not subject to any investment limitations under the Investment Company Act or the Internal Revenue Code. If in the future the Funds obtain exemptive relief to permit the Funds or the Adviser to enter into advisory arrangements with Sub-Advisers without first obtaining the approval of the Partners, the Funds generally will “look through” to the underlying investments of accounts or vehicles that it establishes to facilitate the management of the Funds’ assets by such Sub-Advisers.

Futures Transactions

The Funds’ or the Investment Funds’ use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) and National Futures Association (“NFA”) could cause the Funds to be deemed a commodity pool or the Adviser a commodity pool operator (“CPO”), which would require the Funds and the Adviser to comply with certain rules which could result in additional costs to the Funds. However, as a general matter, the Funds intend to conduct their operations in compliance with CFTC Rule 4.5 in order to avoid regulation by the CFTC as a commodity pool. Pursuant to regulations and/or published positions of the SEC, the Funds may also be required to segregate cash or liquid securities in connection with futures transactions.

Fundamental Policies

The Funds’ fundamental policies listed below may not be changed without an affirmative vote of a majority of the Funds’ voting securities, which means the lesser of: (i) 67% of the Interests (by value) present at a meeting at which holders of more than 50% of the Interests (by value) are present in person or by proxy; or (ii) more than 50% of the Interests (by value). The Master Fund has adopted the same fundamental policies as the Funds; such policies cannot be changed without the approval of a majority (as such majority vote is defined in the preceding sentence) of the outstanding voting securities of the Master Fund. No other policy, including the Funds’ or the Master Fund’s investment objective, is a fundamental policy of the Funds or the Master Fund, respectively. Within the limits of the Funds’ and Master Fund’s fundamental policies, each of the Funds’ and the Master Fund’s management has reserved freedom of action. To the extent permitted by the Investment Company Act, the rules and regulations thereunder, or interpretations, orders, or other guidance provided by the SEC or its staff, each of the Funds and the Master Fund may:

1)	Borrow money or issue any senior security, to the extent permitted under the Investment Company Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; provided that in no event shall the Master Fund be entitled to borrow money in an amount greater than 25% of its NAV (as calculated immediately after any borrowing of money taking into account the use of proceeds therefrom).

2)	Not invest 25% or more of the value of its total assets in the securities of issuers in any single industry or group of industries, except that securities issued by the U.S. Government, its agencies or instrumentalities and repurchase agreements collateralized by securities issued by the U.S. Government, its agencies or instrumentalities may be purchased without limitation, and each of the Funds and the Master Fund may invest substantially all of its investable assets in one or more registered investment companies. For purposes of this investment restriction, the Investment Funds are not considered part of any industry or group of industries. Each of the Funds and the Master Fund may invest in Investment Funds that may concentrate their assets in one or more industries.

3)	Not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

4)	Not purchase or sell real estate except insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein, although it may purchase and sell securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein.

5)	Make loans only as permitted under the Investment Company Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

6)	Not make a direct purchase or sale of physical commodities and commodity contracts, except (a) insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein, and (b) it may (i) enter into futures contracts and options thereon in accordance with applicable law; and (ii) purchase or sell physical commodities if acquired as a result of ownership of securities or other instruments. The Funds will not consider stock index, currency and other financial futures contracts, swaps, or hybrid instruments to be commodities for purposes of this investment policy.

As an additional fundamental policy, each Fund may pursue its investment program through one or more subsidiary vehicles. The establishment of such vehicles and the Funds’ utilization thereof is wholly within the discretion of the Board.

With respect to these policies and other policies and investment restrictions described in this Memorandum (except the Funds’ and the Master Fund’s fundamental policies on borrowings and the issuance of senior securities), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Funds’ or the Master Fund’s total assets, unless otherwise stated, will not constitute a violation of such policy or restriction. The Funds’ and the Master Fund’s investment policies and restrictions do not apply to the activities and transactions of Investment Funds in which assets of the Master Fund are invested, but will apply to investments made by the Funds and the Master Fund directly (or any account consisting solely of the Funds’ or the Master Fund’s assets). The Investment Funds may have different or contrary investment policies.

GENERAL RISKS

Although the Master Fund’s investment program is designed to generate consistent returns over a long time or investment horizon while attempting to minimize risk, the Master Fund’s investment program does entail certain risks to which the Funds are subject through their investment in the Master Fund. There can be no assurance that the investment objective of the Funds or the Master Fund or those of the Investments Funds in which the Funds invest will be achieved or that their investment programs will be successful. Because the Funds invest substantially all of their investable assets in the Master Fund (in the case of the TEI Fund, via the Offshore Fund), the risks associated with an investment in the Funds are substantially the same as the risks associated with an investment in the Master Fund. Certain risks associated with an investment in the Funds are set forth below.

Limited Operating History

Each of the Funds and the Offshore Fund has a limited operating history. The Master Fund commenced operations on April 1, 2003, and therefore has a limited operating history. Similarly, certain of the Investment Funds in which the Master Fund invests may have limited or no operating histories. The results of other investment funds or accounts managed by the Adviser, which have or have had an investment objective similar to or different from that of the Funds are not indicative of the results that the Funds may achieve.

Master/Feeder Structure

The Master Fund may accept investments from other investors (including other feeder funds), in addition to the Funds. The Master Fund currently has other investors that are feeder funds managed by one or more affiliates of the Adviser, and it may have additional investors in the future. Because each feeder fund can set its own transaction minimums, feeder-specific expenses, and other conditions, one feeder fund could offer access to the Master Fund on more attractive terms, or could experience better performance, than another feeder fund. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund will have more voting power than the Funds over the operations of the Master Fund. If other feeder funds tender for a significant portion of their shares in a repurchase offer, the assets of the Master Fund will decrease. This could cause the Funds’ expense ratio to increase to the extent contributions to the Master Fund do not offset the cash outflows.

Risk Allocations

The Adviser will have the discretion to underweight or overweight allocations among Asset Classes from a risk/reward perspective, although it must generally remain within the Asset Allocation Ranges adopted by the Investment Committee. There is no assurance that its decisions in this regard will be successful. In addition, the Master Fund may be limited in its ability to make changes to allocations due to the subscription and redemption provisions of the Investment Funds, including notice periods and limited subscription and redemption dates, the ability of the Investment Funds to suspend and postpone redemptions, and lockups on redemptions imposed by certain Investment Funds. In addition, any such allocations will be made by the Adviser based on information previously provided by the Investment Funds. If such information is inaccurate or incomplete, it is possible that the Master Fund’s allocation to the Asset Classes from a risk/reward perspective may not reflect the Adviser’s intended allocations. This could have a material adverse effect on the ability of the Adviser to implement the investment objective of the Funds and the Master Fund.

Risks of Miscategorizing Investment Funds within Asset Classes

While the Adviser will attempt to categorize all Investment Funds consistent with the foregoing discussions, certain Investment Funds may fit into more than one category or may not closely resemble any of the foregoing categories. Accordingly, the Adviser has a wide degree of discretion in categorizing Investment Funds within Asset Classes. If the Adviser makes the wrong decision, certain Asset Classes may be under or overweighted relative to the Asset Allocation Ranges and, accordingly, the Master Fund’s investment portfolio may be over-allocated to certain Asset Classes and be incurring concentration risks within the portfolio as a result. In addition, after the time of investment certain Asset Classes, such as private equity, may be more readily subject to variations in the Asset Allocation Ranges based on, for example, how rapidly such an investment draws down capital. The Adviser will have no control over such a factor, which could at times result in allocations either over or under desired Asset Allocation Ranges.

Dependence on the Adviser and the Investment Managers

The Adviser will invest assets of the Master Fund through the Investment Managers, and the Adviser has the sole authority and responsibility for the selection of the Investment Managers. The success of the Master Fund depends upon the ability of the Adviser to develop and implement investment strategies that achieve the investment objective of the Funds and the Master Fund. In addition, the Adviser may be dependent on key personnel, including Mark Yusko. To the extent that any such key personnel were to depart, the Adviser’s ability to successfully develop and implement investment strategies may be negatively impacted.

The Master Fund also is dependent upon the ability of the Investment Managers to develop and implement strategies that achieve their investment objectives. Partners will have no right or power to participate in the management or control of the Funds, the Master Fund or the Investment Funds, and will not have an opportunity to evaluate the specific investments made by the Investment Funds or the Investment Managers, or the terms of any such investments.

Closed-End Fund; Limited Liquidity

The Funds are non-diversified, closed-end management investment companies designed primarily for long-term investors, and are not intended to be trading vehicles. You should not invest in the Funds if you need a liquid investment. The Funds invest substantially all their assets in illiquid investments. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities, while a closed-end fund, such as the Funds, may invest all or substantially all of its assets in illiquid investments (as is the Funds’ investment practice). The Adviser believes that unique investment opportunities exist in the market for Investment Funds, which generally are illiquid.

An investment in the Funds provides limited liquidity since the Interests are not freely transferable and Partners may not cause the Funds to redeem their Interests. As described below, the Funds may offer to repurchase Interests from the Partners. Distributions of proceeds upon the repurchase of a Partner’s Interests may be subject to restrictions imposed upon withdrawals under the terms of the Investment Funds or, in the event that the Funds and/or the Adviser has engaged one or more Sub-Advisers, restrictions imposed by investment advisory agreements pursuant to which the Funds’ assets are invested. An investment in the Funds is suitable only for certain sophisticated investors that do not need liquidity.

Payment for repurchased Interests of the Funds may require the Master Fund to liquidate its investments in Investment Funds earlier than the Adviser would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Master Fund’s portfolio turnover. The Adviser intends to take measures (subject to such policies as may be established by the Investment Committee) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Interests.

Interests Not Listed; Repurchases of Interests

The Funds do not intend to list their Interests for trading on any national securities exchange. There is no secondary trading market for the Interests, and none is expected to develop. The Interests are, therefore, not readily marketable. Because the Funds are closed-end investment companies, their Interests will not be redeemable at the option of Partners and they will not be exchangeable for interests of any other fund. Although the Board may, in its sole discretion, cause the Funds to offer to repurchase outstanding Interests at their NAV, and the Adviser expects to recommend that the Board do so on a quarterly basis with a Valuation Date (as defined below in “REPURCHASES OF INTERESTS”) on or about March 31, June 30, September 30 and December 31 of each year, the Interests are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end registered investment companies.

There will be a substantial period of time between the date as of which Partners must accept the Funds’ offer to repurchase their Interests and the date they can expect to receive payment for their Interests from the Funds. Partners whose Interests are accepted for repurchase bear the risk that the Funds’ NAV may fluctuate significantly between the time that they accept the Funds’ offer to repurchase their Interests and the date as of which such Interests are valued for purposes of such repurchase. Partners will have to decide whether to accept the Funds’ offer to repurchase their Interests without the benefit of having current information regarding the value of Interests on a date proximate to the date on which Interests are valued by the Funds for purposes of effecting such repurchases. See “REPURCHASES OF INTERESTS.”

Further, repurchases of Interests, if any, may be suspended, postponed or terminated by the Board under certain circumstances. See “REPURCHASES OF INTERESTS—Periodic Repurchases.” An investment in the Funds is suitable only for investors who can bear the risks associated with the limited liquidity of the Interests and the underlying investments of the Funds. Also, because the Interests will not be listed on any securities exchange, the Funds are not required, and do not intend, to hold annual meetings of their Partners.

Non-Diversified Status

The Funds are “non-diversified” investment companies. Thus, there are no percentage limitations imposed by the Investment Company Act on the percentage of the Funds’ assets that may be invested in the securities of any one issuer. Although the Adviser will follow a general policy of seeking to diversify the Funds’ capital among multiple Investment Funds, the Adviser may depart from such policy from time to time and one or more Investment Funds may be allocated a relatively large percentage of the Funds’ assets. The Funds will limit the percent of assets held of any one Investment Fund, at the time of investment, to an amount that is in accordance with any regulatory restrictions applicable to the Funds. As a consequence of a large investment in a particular Investment Fund, losses suffered by such an Investment Fund could result in a higher reduction in the Funds’ capital than if such capital had been more proportionately allocated among a larger number of Investment Funds.

Legal, Tax and Regulatory Risks

Legal, tax and regulatory changes could occur that may materially adversely affect the Funds. For example, the regulatory and tax environment for derivative instruments in which Investment Managers may participate is evolving, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments held by the Funds and the ability of the Funds to pursue their trading strategies. Similarly, the regulatory environment for leveraged investors and for hedge funds generally is evolving, and changes in the direct or indirect regulation of leveraged investors or hedge funds, including tax regulation applicable thereto, may materially adversely affect the ability of the Funds to pursue their investment objective or strategies. In particular, Congress has held hearings regarding taxation policy as it relates to leveraged investors, Tax-Exempt Investors and hedge funds, and the SEC has recently engaged in a general investigation of hedge funds which has resulted in increased regulatory oversight and other legislation and regulation relating to hedge fund managers, hedge funds and funds of hedge funds. For example, during 2007, the SEC adopted new antifraud rules governing investment advisers to certain pooled vehicles (including certain hedge funds). Such legislation or regulation could pose additional risks and result in material adverse consequences to the Investment Funds or the Funds and/or limit potential investment strategies that would have otherwise been used by the Investment Managers or the Funds in order to seek to obtain higher returns. Certain tax risks associated with an investment in the Funds are discussed in “CERTAIN TAX CONSIDERATIONS.”

Diverse Investors may Result in Conflicts of Interest between Taxable Investors and Tax-Exempt Investors

Investors in the Funds and other investment vehicles that invest in the Master Fund, taken collectively, include taxable and tax-exempt U.S. investors and non-U.S. investors. As a result, conflicts of interest may arise in connection with decisions made by the Adviser that may be more beneficial for one type of investor than for another type of investor. The Adviser may make any such determinations in its sole discretion, including whether and to what extent to take into account the tax considerations applicable to one or more investors in making decisions for the Master Fund. To the extent any such tax considerations are taken into account, a particular Fund may incur additional costs or expenses, potentially including additional tax or other risks that otherwise would not have occurred, and may structure or dispose of investments in a manner that is less beneficial for other investors, than might otherwise have been the case. Certain tax risks associated with an investment in the Funds are discussed in “CERTAIN TAX CONSIDERATIONS.”

Significant Sub-Placement Agents; Substantial Repurchases; Change in Control of the Funds

The Placement Agent to the Funds and other feeder funds that invest in the Master Fund has entered into arrangements with Sub-Placement Agents and other financial intermediaries, which have resulted in substantial increases in investors and capital during 2007. This trend is expected to continue in 2008. As of May 31, 2008, the two largest nonaffiliated Sub-Placement Agents service approximately 92% of the Funds’ assets. To the extent that substantial numbers of investors have a relationship with a particular Sub-Placement Agent, such Sub-Placement Agent may have the ability to influence investor behavior, which may affect the Funds. To the extent that such Sub-Placement Agents or other financial intermediaries exercise collective influence over such investors’ decisions to request repurchase of Interests, the Master Fund and the Funds may make larger repurchase offers than would otherwise be the case. Substantial acceptance of the Funds’ offers to repurchase Interests could require the Master Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the performance of the Funds and the value of the Interests.

Similarly, if such Sub-Placement Agents or other financial intermediaries exercise collective influence over such investors’ voting of such Interests, they could, subject to compliance with SEC rules and state law, change the composition of the Board, which in turn could lead to a change in the Adviser to the Funds. If effected, such changes could have a material adverse effect on the performance of the Fund and the value of the Interests.

Special Considerations Applicable to Purchases of Interests

The Funds may accept subscriptions for Interests as determined by the Board, in its sole discretion. Additional purchases may dilute the indirect interests of existing Partners in the Funds’ investment portfolio prior to such purchases, which could have an adverse impact on the existing Partners’ Interests in the Funds if future Fund investments underperform the prior investments. In addition, it is expected that Investment Managers may structure performance-based compensation so that compensation is paid only if gains exceed prior losses. Appreciation in the net assets managed by an Investment Manager at any given time will be shared pro rata by all of the Partners at such time, not just those who were Partners at the time prior losses were incurred. The value attributable to the fact that no performance-based compensation will be paid to an Investment Manager until its gains exceed its prior losses will not be taken into account in determining the NAV of the Funds. Such value to existing Partners will be diluted by new sales of Interests, because the new Interests will participate in any positive performance by the Investment Manager until its gains exceed its prior losses without the Investment Manager being paid any performance-based compensation.

In addition, Interests represent interests in an operating fund which may have significant open positions. Since these Interests will share in open positions which may have been held by the Funds for some period of time prior to the issuance of the additional Interests, the application of the relevant Investment Manager’s trading approach to such positions may have a qualitatively different effect on the performance of the additional Interests than it does on the performance of previously issued Interests. For example, a number of trading approaches may become more aggressive in terms of willingness to tolerate losses in a position and increase the size of a position after an open trade has generated a substantial profit because subsequent losses (up to a certain level) are perceived as being only a partial give-back of prior profits, not an actual loss. As subsequent purchasers of Interests will not have received the benefit of any profits on open positions prior to the date on which they purchase the Interests, subsequent losses will constitute an absolute loss to such holders, not only a partial give-back of profits. In addition, certain trading approaches may follow profit-taking strategies whereby they will liquidate or partially liquidate a position after it has generated a predetermined amount of profit. Since the new Interests will not have had the benefit of any such profit prior to the date on which they were issued, Partners holding such Interests may find themselves liquidated out of a position (which would have continued to generate substantial profits) due to an Investment Manager “taking profits,” none of which had inured to their benefit. Some approaches apply similar analyses based on overall portfolio performance, not just the performance of particular positions, with generally analogous effects.

Provision of Tax Information to Members; Tax Preparation Expenses

The Funds will furnish to Partners as soon as practicable after the end of each taxable year such information as is necessary for them to complete federal and state tax or information returns along with any tax information required by law. This information in certain cases will likely include estimates. It is not likely that the Master Fund will receive tax information from Investment Funds in a sufficiently timely manner to enable the Funds to prepare their respective information returns in time for Partners to file their returns without requesting an extension of the time to file from the Internal Revenue Service (the “IRS” or the “Service”) (or state taxing agencies). Accordingly, investors in the Funds will be required to obtain extensions of time to file their tax returns. The use of estimates or the lack of timely information from Investment Funds may result in the Fund later amending its information returns, requiring the Partners to also amend their returns and report additional income or deductions not previously reported and pay Federal and state income tax at applicable rates (together with applicable penalties and interest, if any).

In addition, the Funds will not be in a position to independently verify the accuracy of tax information provided by the Investment Funds. In the event the IRS or state taxing agencies challenge tax positions taken by the Investment Funds or by the Funds, Partners of the Funds could be adversely affected. In particular, Partners in the Funds could be required to amend prior tax returns and include additional amounts of income not previously reported, and pay Federal and/or state income tax at applicable rates (together with applicable penalties and interest, if any) if the tax information that Investment Funds provide to the Funds or positions taken by the Investment Funds or the Funds are determined to be materially inaccurate or otherwise changes as a result of a successful challenge by the IRS or state taxing agencies.

Because the Funds expect to be treated as partnerships for Federal income tax purposes, the Funds expect to deliver such tax information to Partners on IRS Schedule K-1 (not Form 1099). In light of the Master Fund’s investments in numerous Investment Funds as of the date hereof, the nature of the tax reporting on a Partner’s own Federal income tax return of its allocable share of a Fund’s income, gain, loss, deduction or credit will be complicated, and the Partner will likely need the assistance of a certified public accountant or other tax professional to prepare its Federal and state income tax returns. The Partner could experience a substantial increase in the amount of fees payable to such tax professionals, and such increase could be material. Investors subscribing for Interests in a Fund for the first time late in the Fund’s fiscal year (which is currently the calendar year) may wish to consider such expenses in deciding whether to subscribe at such time or to delay the subscription until the beginning of the next fiscal year. See “CERTAIN TAX CONSIDERATIONS.”

RISKS OF THE TEI FUND

First and Second Man-Glenwood Patent Applications

Man-Glenwood Lexington TEI, LLC, or an affiliate thereof (“MG”), has filed a patent application (the “First Patent Application”) relating to a structure that interposes an offshore corporation between a registered investment company and underlying master fund. The First Patent Application was published on February 2, 2006 and is still being examined by the U.S. Patent Office. MG has also filed a second patent application (the “Second Patent Application”) that includes the same subject matter as the First Patent Application. The Second Patent Application was published on November 22, 2007 and is also still being examined by the U.S. Patent Office. At this time, all of the claims of the First Patent Application have been rejected and because it was only recently filed, none of the claims of the Second Patent Application have been examined yet. Therefore, it is uncertain whether the First Patent Application or Second Patent Application will be allowed to issue as United States Patents (the “First MG Patent,” the Second MG Patent, together the “MG Patents”). External circumstances may also affect the status of the First and Second Patent Applications, such as the Stop Tax Haven Abuse Act that has been introduced in the U.S. Senate as well as the U.S. House of Representatives. The Stop Tax Haven Abuse Act provides that an inventor shall not be awarded a patent if the invention is designed to minimize, avoid, defer, or otherwise affect the liability for Federal, State, local, or foreign tax.

The structure of the TEI Fund, which is in accordance with positions taken by the staff of the U.S. Securities and Exchange Commission, is used by numerous other industry participants. The Adviser, based on discussions with counsel, believes that the MG Patents, if either is issued, would have significant questions surrounding their validity and enforceability. In the event that MG is successful in obtaining either of the MG Patents, and any claim thereof is valid and enforceable, the Adviser, based on discussions with counsel, believes that the Adviser, and not the TEI Fund, would be responsible for any potential liability for infringement. Although alternatives are available, in the event that MG is successful in obtaining either of the MG Patents, the Adviser may have to negotiate a mutually agreeable license to use such structure. Available alternatives to any such negotiation include challenging the validity and/or enforceability of the MG Patents through the U.S. Patent Office or through litigation and/or recommending that the Board approve restructuring the TEI Fund. Unless an alternative were pursued, in the absence of such mutually agreeable license, the TEI Fund may have to be dissolved and liquidated, which may result in costs and expenses and/or losses that could have a material adverse impact on the value of the Interests.

Changes in United States and/or Cayman Islands Law

If there are changes in the laws of the United States and/or the Cayman Islands, under which the TEI Fund and the Offshore Fund, respectively, are organized, so as to result in the inability of the TEI Fund and/or the Offshore Fund to operate as set forth in this Memorandum, there may be a material adverse effect on investors. There can be no assurance that the positions of the TEI Fund relating to the tax consequences of its investment transactions will be accepted by the tax authorities. In addition, the regulatory environment for leveraged investors, Tax-Exempt Investors and for hedge funds generally is evolving. To the extent that legislative or other regulatory changes occur in the direct or indirect regulation of leveraged investors, Tax-Exempt Investors, widely-held partnerships or hedge funds, including tax regulation applicable thereto, all of which have preliminarily been discussed by members of Congress, there may be materially adverse effects on the ability of the TEI Fund to pursue its investment objective or strategies, which could force the TEI Fund to change, or even cease, its operations. For example, if Congress were to change treatment of investment in offshore corporations by Tax-Exempt Investors, the TEI Fund likely would suffer a materially adverse impact including decreased investment returns. In such circumstances, the Board would be required to assess what steps to take, including potentially eliminating the Offshore Fund or the TEI Fund. In addition, if Cayman Islands law changes such that the Offshore Fund must conduct business operations within the Cayman Islands, or pay taxes, investors in the TEI Fund would likely suffer decreased investment returns.

Investment in Offshore Fund

The Offshore Fund is not registered under the Investment Company Act, and is not subject to the investor protections offered by that act. The TEI Fund, by investing in the Offshore Fund, will not have the protections offered to investors in registered investment companies. However, the TEI Fund is the sole managing member of the Offshore Fund. The Offshore Fund has no independent investment discretion or other decision-making capabilities and effectively is controlled by the Board of the TEI Fund. Accordingly, the TEI Fund will control the Offshore Fund, making it unlikely that the Offshore Fund will take action contrary to the interests of investors in the TEI Fund.

ERISA Matters

Most pension and profit sharing plans, individual retirement accounts and other tax-advantaged retirement funds are subject to provisions of the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or both, which may be relevant to a decision as to whether such an investor should invest in the TEI Fund. There may, for example, be issues as to whether such an investment is “prudent” or whether it results in “prohibited transactions.” Legal counsel should be consulted by such an investor before investing in the TEI Fund. See “CERTAIN TAX CONSIDERATIONS” and “ERISA CONSIDERATIONS.”

SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE

This section discusses certain risks related to the fact that the Master Fund generally invests in Investment Funds.

Investments in the Investment Funds Generally

Because the Master Fund invests in Investment Funds, the value of an investment in the Master Fund will be affected by the investment policies and decisions of the Investment Manager of each Investment Fund in direct proportion to the amount of Master Fund assets that are invested in each Investment Fund. The NAV of the interests of the Investment Funds, and as a result, the NAV of the Master Fund, the Offshore Fund and the Funds, will fluctuate in response to, among other things, various market and economic factors related to the markets in which the Investment Funds invest and the financial condition and prospects of issuers in which the Investment Funds invest. Certain risks related to the investment strategies and techniques utilized by the Investment Managers are described under “INVESTMENT RELATED RISKS” below.

Investment Funds Generally Not Registered

The Investment Funds in which the Master Fund invests will generally not be registered as investment companies under the Investment Company Act. Therefore, the Master Fund, the Offshore Fund and the Funds will not be entitled to the protections of the Investment Company Act with respect to investments in unregistered Investment Funds. In addition, the Investment Managers of the Investment Funds often will not be registered as investment advisers under the Advisers Act. Therefore, the Master Fund as an investor in the Investment Funds managed by such Investment Managers, and the Funds as an indirect investor through their investment in the Master Fund (via, in the case of the TEI Fund, the Offshore Fund), will not have the benefit of certain of the protections of the Advisers Act. The Investment Funds typically do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies under SEC rules. A registered investment company which places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody will be at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and which contains other provisions designed to protect the assets of such investment company. It is anticipated that the Investment Funds in which the Master Fund will invest generally will maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as would be required in the case of registered investment companies. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any such brokerage firm could have a greater adverse effect on the Master Fund than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that an Investment Manager could convert assets committed to it by the Master Fund to its own use or that a custodian could convert assets committed to it by an Investment Manager to its own use. There can be no assurance that the Investment Managers or the entities they manage will comply with all applicable laws and that assets entrusted to the Investment Managers will be protected.

Investment Funds Generally Non-Diversified

Investment Funds may be non-diversified, although some Investment Funds may undertake to comply with certain investment concentration limits. Investment Funds may at certain times hold large positions in a relatively limited number of investments. Investment Funds may target or concentrate their investments in particular markets, sectors, or industries. Those Investment Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings. As a result, the NAVs of such Investment Funds may be subject to greater volatility than those of investment companies that are more fully diversified and this may negatively impact the NAV of the Master Fund, the Offshore Fund and the Funds.

Investment Funds’ Securities Are Generally Illiquid

The securities of the Investment Funds in which the Master Fund invests or plans to invest may be illiquid. Subscriptions to purchase the securities of Investment Funds are generally subject to restrictions or delays. Similarly, the Master Fund may not be able to dispose of Investment Fund securities that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Master Fund is unable to sell Investment Fund securities, the Master Fund might obtain a less favorable price than that which prevailed when it decided to buy or sell such securities.

Industry Trend Towards Longer Lock-Ups; Modification of Portfolio Liquidity Requirements

Many Investment Funds have lengthened the lock-up periods during which an investor must hold an investment in an Investment Fund and the Adviser believes that this trend may continue. If this trend does continue, it could negatively impact the liquidity of the Master Fund (and consequently the Registered Fund and TEI Fund), which may force the Adviser to forgo investing in certain Investment Funds that are attractive due to the longer lock-up periods being employed, or require that the Master Fund modify its current liquidity guidelines. The Board has discretion over future changes to the Master Fund’s portfolio liquidity requirements, including changes which could increase the illiquidity of the portfolio, without a vote of Partners.

Valuation of Investments in Investment Funds

The valuation of the Master Fund’s investments in Investment Funds is ordinarily determined based upon valuations calculated by the Independent Administrator, in many cases based on information provided by the Investment Managers of such Investment Funds. Certain securities in which the Investment Funds invest may not have a readily ascertainable market price and will be valued by the Investment Managers or their administrators. In this regard, an Investment Manager may face a conflict of interest in valuing the securities, as their value will affect the Investment Manager’s compensation. The Master Fund and the Funds have established a Valuation Committee approved by the Boards of the Master Fund and the Funds to oversee the valuation of the Master Fund’s investments, which is composed of members of the Investment Committee as well as several representatives of the Adviser. Certain members of the Valuation Committee may face conflicts of interest in overseeing the value of the Master Fund’s investments, as the value of the Master Fund’s investments will affect the Adviser’s compensation. Although the Valuation Committee reviews the valuation procedures used by all Investment Managers, neither the Valuation Committee, the Independent Administrator, nor the Adviser can confirm or review the accuracy of valuations provided by Investment Managers or their administrators.

If an Investment Manager’s valuations are consistently delayed or inaccurate, the Adviser generally will consider whether the Investment Fund continues to be an appropriate investment for the Funds. The Master Fund may be unable to sell interests in such an Investment Fund quickly, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, such interests would continue to be valued without the benefit of the Investment Manager’s valuations, and the Valuation Committee may determine to discount the value of the interests or value them at zero, if deemed to be the estimated fair value of such holding in keeping with the Funds’ fair valuation procedures.

Multiple Levels of Fees and Expenses

Although in many cases investor access to the Investment Funds may be limited or unavailable, an investor who meets the conditions imposed by an Investment Fund may be able to invest directly with the Investment Fund. By investing in Investment Funds indirectly through the Funds, Offshore Fund, and the Master Fund, the investor bears asset-based fees at the Funds and Master Fund level, in addition to any asset-based fees and performance-based fees and allocations at the Investment Fund level. Moreover, an investor in the Funds bears a proportionate share of the fees and expenses of the relevant Fund and the Master Fund (including organizational and private placement expenses, operating costs, sales charges, brokerage transaction expenses, and administrative fees) and, indirectly, similar expenses of the Investment Funds. Thus, an investor in the Funds may be subject to higher operating expenses than if he or she invested in an Investment Fund directly or in a closed-end fund which did not utilize a “fund of funds” structure.

Certain of the Investment Funds may be subject to a performance-based fee or allocation, irrespective of the performance of other Investment Funds and the Funds generally. Accordingly, an Investment Manager to an Investment Fund with positive performance may receive performance-based compensation from the Investment Fund, and thus indirectly from the Funds and their Partners, even if the Funds’ overall performance is negative. Generally, fees payable to Investment Managers of the Investment Funds will range from 1% to 2% (annualized) of the average NAV of the Funds’ investment. In addition, certain Investment Managers charge an incentive allocation or fee generally ranging from 15% to 25% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain Investment Managers. The performance-based compensation received by an Investment Manager also may create an incentive for that Investment Manager to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based allocation. Such compensation may be based on calculations of realized and unrealized gains made by the Investment Manager without independent oversight. In addition, if performance of Investment Funds falls, Investment Fund expenses may increase as a percentage of gross returns, which could result in disproportional decreases in the Funds’ performance. Investment Fund expenses in certain instances may also remain relatively fixed and not decrease as performance falls.

Duplicative Transaction Costs

Investment decisions of the Investment Funds are generally made by their Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing securities of an issuer whose securities are being sold by another Investment Fund. Consequently, the Master Fund could indirectly incur transaction costs without accomplishing any net investment result.

Turnover

The Investment Funds may invest on the basis of short-term market considerations. The turnover rate within the Investment Funds may be significant, potentially involving substantial brokerage commissions and fees. The Master Fund will have no control over this turnover. As a result, it is anticipated that a significant portion of the Master Fund’s income and gains, if any, may be derived from ordinary income and short-term capital gains. In addition, the withdrawal of the Master Fund from an Investment Fund could involve expenses to the Master Fund under the terms of the Master Fund’s investment with that Investment Fund.

Affiliate Funds

The Master Fund may invest in Investment Funds sponsored, managed or co-managed by certain of the Related Parties, subject to obtaining required exemptive relief from the SEC and an affirmative vote of a majority of the Independent Directors. Such an investment may create a conflict of interest between the Master Fund and the Related Party that has sponsored or is managing or co-managing such Investment Fund. The Independent Directors will review, among other things, such conflicts of interest in determining whether to approve such investment. However, the Adviser reserves the right to manage certain portions of the portfolio where it has a specific competency do so (e.g. REITs).

Inability to Vote

The Master Fund may determine to purchase non-voting securities in or contractually waive or limit its voting interest in certain Investment Funds (for example, to facilitate investments in smaller Investment Funds determined attractive by the Adviser) in order to avoid becoming subject to certain Investment Company Act prohibitions with respect to affiliated transactions. Although the Master Fund may hold non-voting interests, the Investment Company Act and the rules and regulations thereunder may nevertheless require the Master Fund to limit its position in any one Investment Fund in accordance with applicable regulatory requirements, as may be determined by the Master Fund in consultation with its counsel. These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified.

To the extent the Master Fund holds non-voting securities, or contractually forgoes the right to vote in respect of the voting securities of an Investment Fund, the Master Fund will not be able to vote on matters that require the approval of the interest holders of the Investment Fund, including matters adverse to the Funds’ interests.

Waiver of Voting

Although the Adviser does not expect that a significant number of waivers of voting rights will be undertaken, the Adviser may, under a policy adopted by the Board, waive certain voting rights in certain instances, subject to reporting to the Board. Waiving such rights may allow the Master Fund to make an additional investment in an Investment Fund that could be deemed a portfolio affiliate of the Master Fund, in the absence of a waiver, where such investment in such fund is determined to be desirable and in the best interests of the Funds. A waiver could allow an additional investment where it was determined that an existing investment in the same fund by a Master Fund affiliate could otherwise prevent such an investment. Any waiver may be undertaken as an irrevocable contractual agreement to waive or limit the Master Fund’s ability to vote with regard to the election or removal of Investment Fund directors (or their equivalent). No rights would be waived or contractually limited for an Investment Fund that does not provide an ongoing ability for follow-on investment, such as an Investment Fund having a single initial funding, closing or commitment, after which no new investment typically would occur.

Investment Managers Invest Independently

The Investment Managers generally invest wholly independently of one another and may at times hold economically offsetting positions. To the extent that the Investment Managers do, in fact, hold such positions, the Master Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Investment Managers are compensated based on the performance of their portfolios. Accordingly, there often may be times when a particular Investment Manager may receive incentive compensation in respect of its portfolio for a period even though the Funds’ NAV may have decreased during such period. Furthermore, it is possible that from time to time, various Investment Managers selected by the Adviser may be competing with each other for the same positions in one or more markets.

Investment Managers May Have Limited Capacity to Manage Additional Fund Investments

Certain Investment Managers’ trading approaches presently can accommodate only a certain amount of capital. Each Investment Manager will normally endeavor not to undertake to manage more capital than such Investment Manager’s approach can accommodate without risking a potential deterioration in returns. Accordingly, each Investment Manager has the right, in consultation with the Adviser, to refuse to manage some or all of the Master Fund’s assets that the Adviser may wish to allocate to such Investment Manager. Further, in the case of Investment Managers that limit the amount of additional capital that they will accept from the Master Fund, continued sales of Interests to others would dilute the indirect participation of existing Partners with such Investment Manager.

Limitations on Ability to Invest in Investment Funds

In the event that the Master Fund is able to make investments in Investment Funds only at certain times, the Master Fund may invest any portion of its assets that is not invested in Investment Funds in short-term debt securities or money market securities pending investment in Investment Funds. During the time that the Master Fund’s assets are not invested in Investment Funds, that portion of the Master Fund’s assets will not be used to pursue the investment objective of the Master Fund and the Funds.

Indemnification of Investment Funds and Investment Managers

The Master Fund may agree to indemnify certain of the Investment Funds and the Investment Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions relating to the offer or sale of Interests.

INVESTMENT RELATED RISKS

This section discusses the types of investments that are expected to be made by the Investment Funds, by the Sub-Adviser or by the Master Fund directly, as indicated, and the principal risks associated with such investments. It is possible that an Investment Fund or the Master Fund will make an investment that is not described below, and any such investment will be subject to its own particular risks. For purposes of this discussion, references to the activities of the Investment Funds should generally be interpreted to include the activities of an Investment Manager.

Risks of Investment Activities Generally

All securities investing and trading activities risk the loss of capital. No assurance can be given that the Master Fund’s or any Investment Fund’s investment activities will be successful or that the Partners will not suffer losses.

Leverage

The Master Fund may use leverage (currently limited, as a fundamental policy, to 25% of NAV, after taking into consideration the investment of the proceeds from the loan) to meet capital calls in Investment Funds, to pay operating expenses, to repurchase Interests (while awaiting proceeds from redemptions in underlying Investment Funds) and for certain other purposes. Each Fund may also borrow to the extent permitted by its fundamental policy on borrowing. In addition, certain Investment Funds may utilize leverage in their investment programs. Such leverage may take the form of loans for borrowed money, trading on margin or other forms of direct and indirect borrowings, or derivative instruments, including, among others, forward contracts, futures contracts, options, swaps and reverse repurchase agreements, and other instruments and transactions that are inherently leveraged. The utilization of leverage will increase the volatility of the Master Fund’s investments. In addition, certain of the Investment Funds may buy and sell securities on margin and otherwise utilize leverage, further increasing the volatility of the Master Fund’s investments. The use of leverage by the Master Fund or the Investment Funds can substantially increase the adverse impact of risks to which an investment in the Funds may be subject. Trading securities on margin results in interest charges and, depending on the amount of trading activity, such charges could be substantial. The level of interest rates generally, and the rates at which the Master Fund and the Investment Funds can borrow in particular, can affect the operating results of the Funds. The low margin deposits normally required in futures and forward trading permit a high degree of leverage; accordingly, a relatively small price movement in a futures contract can result in immediate and substantial losses to the investor. Such a high degree of leverage necessarily entails a high degree of risk.

The rights of any lenders to the Funds, the Master Fund or the Investment Funds to receive payments of interest or repayments of principal will be senior to those of the Partners or the investors in the Master Fund or such Investment Funds, respectively, and the terms of any borrowings may contain provisions that limit certain activities of the Funds, the Master Fund or the Investment Funds, including the ability to make distributions or to repurchase Interests.

Highly Volatile Markets

The prices of an Investment Fund’s investments, and therefore the NAV of the Funds’ Interests, can be highly volatile. Price movements of forward contracts, futures contracts and other derivative contracts in which an Investment Fund, the Sub-Adviser or the Master Fund may invest are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments and interest rate-related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. Moreover, since internationally there may be less government supervision and regulation of worldwide stock exchanges and clearinghouses than in the U.S., Investment Funds also are subject to the risk of the failure of the exchanges on which their positions trade or of their clearinghouses, and there may be a higher risk of financial irregularities and/or lack of appropriate risk monitoring and controls.

Equity and Equity-Related Instruments

Investment Funds and the Master Fund may invest long and short in equities and equity-related instruments in their investment programs. Stocks, options and other equity-related instruments may be subject to various types of risk, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. In addition, equity-related instruments can involve significant economic leverage and may, in some cases, involve significant risk of loss. “Equity securities” may include common stocks, preferred stocks, interests in REITs, convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures or limited liability companies and similar enterprises, warrants and stock purchase rights. In general, stock values fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the value of the stocks and other securities and instruments that an Investment Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when stock prices generally decline. The volatility of equity securities means that the value of an investment in the Funds may increase or decrease.

Short Selling

Investment Funds and the Master Fund may engage in short selling. Short selling involves selling securities which may or may not be owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows the investor to profit from declines in securities. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position. There can be no assurance that the security necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Fixed Income Securities

Investment Funds, the Master Fund and the Sub-Adviser may invest in fixed income securities. Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity. Fixed income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities or by a foreign government; Munies; and MBSs and ABSs. These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s or a guarantor’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk). In addition, MBSs and ABSs may also be subject to call risk and extension risk. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (i.e., call risk) or lengthen (i.e., extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities, such as securities backed by car loans.

Fixed Income Risk

Certain types of fixed income securities and other credit instruments may be subject to heightened liquidity risk arising from the credit crisis initially occurring during 2007. Such investments include CDOs, high-yield bonds, debt issued in leveraged buyout transactions, mortgage and asset-backed securities, and short-term asset-backed commercial paper, which became very illiquid in the latter half of 2007. General market uncertainty and consequent re-pricing of risk led to market imbalances between sellers and buyers, which in turn resulted in significant valuation uncertainties in mortgage and credit-related securities and other instruments. These conditions resulted, and in many cases continue to result in, greater volatility, less liquidity, widening credit spreads and a lack of price transparency, with many instruments remaining illiquid and of uncertain value. Such market conditions and the above factors may increase the level of difficulty encountered in valuing such securities and other credit instruments which could result in sudden and significant valuation increases or declines in the NAV of the Master Fund and the Funds.

High Yield Debt; Distressed Debt

High yield bonds (commonly known as “junk bonds”), distressed debt instruments and other debt securities in which Investment Funds may invest will typically be junior to the obligations of companies to senior creditors, trade creditors and employees. The lower rating of high yield debt reflects a greater possibility that adverse changes in the financial condition of the issuer or in general economic, financial, competitive, regulatory or other conditions may impair the ability of the issuer to make payments of principal and interest. High yield debt securities have historically experienced greater default rates than investment grade securities. The ability of holders of high yield debt to influence a company’s affairs, especially during periods of financial distress or following an insolvency, will be substantially less than that of senior creditors.

Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of high-yield debt securities to make principal and interests payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of high-yield debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities, and thus less liquid because, among other reasons, certain investors, due to their investment mandates, are precluded from owning such securities.

As with other investments, there may not be a liquid market for certain high yield debt, which could result in an Investment Fund being unable to sell such securities for an extended period of time, if at all. In addition, as with other types of investments, the market for high yield debt has historically been subject to disruptions that have caused substantial volatility in the prices of such securities. Consolidation in the financial services industry has resulted in there being fewer market makers for high yield debt, which may result in further risk of illiquidity and volatility with respect to high yield debt, and this trend may continue in the future.

Insolvency Considerations with Respect to Issuers of Indebtedness

Various laws enacted for the protection of creditors may apply to indebtedness in which the Investment Funds invest. The information in this and the following paragraph is applicable with respect to U.S. issuers subject to U.S. federal bankruptcy law. Insolvency considerations may differ with respect to other issuers. If, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness, a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness and that, after giving effect to such indebtedness, the issuer (i) was insolvent, (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of such issuer, or to recover amounts previously paid by such issuer in satisfaction of such indebtedness. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which an Investment Fund invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence. In addition, in the event of the insolvency of an issuer of indebtedness in which an Investment Fund invests, payments made on such indebtedness could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on indebtedness are avoidable, whether as fraudulent conveyances or preferences, such payments can be recaptured from the Investment Fund to which such payments were made.

The Funds and the Master Fund do not anticipate that the Investment Funds will engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance, preference or equitable subordination. There can be no assurance, however, as to whether any lending institution or other party from which the Investment Fund may acquire such indebtedness engaged in any such conduct (or any other conduct that would subject such indebtedness and the Investment Fund to insolvency laws) and, if it did, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Investment Fund.

Indebtedness consisting of obligations of non-U.S. issuers may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These insolvency considerations will differ depending on the country in which each issuer is located or domiciled and may differ depending on whether the issuer is a non-sovereign or a sovereign entity.

Non-U.S. Investments

Investment Funds and the Sub-Adviser may invest in securities of non-U.S. issuers and the governments of non-U.S. countries. These investments involve special risks not usually associated with investing in securities of U.S. companies or the U.S. government, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the possibility of the imposition of withholding or other taxes on dividends, interest, capital gain or other income; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict the Investment Funds’ investment opportunities. In addition, because non-U.S. entities are not subject to uniform accounting, auditing, and financial reporting standards, practices and requirements comparable with those applicable to U.S. companies, there may be different types of, and lower quality, information available about a non-U.S. company than a U.S. company. There is also less regulation, generally, of the securities markets in many foreign countries than there is in the U.S., and such markets may not provide the same protections available in the U.S. With respect to certain countries there may be the possibility of political, economic or social instability, the imposition of trading controls, import duties or other protectionist measures, various laws enacted for the protection of creditors, greater risks of nationalization or diplomatic developments which could materially adversely affect the Investment Funds’ investments in those countries. Furthermore, individual economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position. An Investment Fund’s investment in non-U.S. countries may also be subject to withholding or other taxes, which may be significant and may reduce the Investment Fund’s returns.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the U.S. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Investment in sovereign debt obligations of non-U.S. governments involves additional risks not present in debt obligations of corporate issuers and the U.S. government. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due in accordance with the terms of such debt, and an Investment Fund and the Sub-Adviser may have limited recourse to compel payment in the event of a default. A sovereign debtor’s willingness or ability to repay principal and to pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which the sovereign debtor may be subject. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt to a greater extent than the volatility inherent in debt obligations of other types of issues.

Investment in Emerging Markets

The Master Fund invests in Investment Funds that focus on “emerging markets” (defined below), and the Adviser anticipates that this will continue. Investment Funds may invest in securities of companies based in emerging markets or issued by the governments of such countries. Securities traded in certain emerging markets may be subject to risks due to the inexperience of financial intermediaries, the lack of modern technology, the lack of a sufficient capital base to expand business operations, and the possibility of temporary or permanent termination of trading. Political and economic structures in many emerging markets may be undergoing significant evolution and rapid development, and emerging markets may lack the social, political and economic stability characteristics of more developed countries. As a result, the risks relating to investments in foreign securities described above, including the possibility of nationalization or expropriation, may be heightened. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by Investment Funds. Settlement mechanisms in emerging securities markets may be less efficient and less reliable than in more developed markets and placing securities with a custodian or broker-dealer in an emerging country may also present considerable risks. The small size of securities markets in such countries and the low volume of trading may result in a lack of liquidity and in substantially greater price volatility. Many emerging market countries have experienced substantial, and in some periods extremely high rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations and fluctuations in the rate of exchange between currencies and costs associated with currency conversion have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. In addition, accounting and financial reporting standards that prevail in certain of such countries are not equivalent to standards in more developed countries and, consequently, less information is available to investors in companies located in such countries.

Foreign Currency Transactions and Exchange Rate Risk

Investment Funds may invest in equity and equity-related securities denominated in non-U.S. currencies and in other financial instruments, the price of which is determined with reference to such currencies. Investment Funds may engage in foreign currency transactions for a variety of purposes, including to “lock in” the U.S. dollar price of the security, between the trade and the settlement dates, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns. The Investment Funds may also engage in foreign currency transactions for non-hedging purposes to generate returns. The Master Fund will, however, value its investments and other assets in U.S. dollars. To the extent unhedged, the value of the Master Fund’s net assets will fluctuate with U.S. dollar exchange rates as well as with price changes of an Investment Fund’s investments in the various local markets and currencies. Forward currency contracts and options may be utilized by Investment Funds to hedge against currency fluctuations, but the Investment Funds are not required to utilize such techniques, and there can be no assurance that such hedging transactions will be available or, even if undertaken, effective.

Money Market and Other Liquid Investments

Investment Funds may invest, for defensive purposes or otherwise, some or all of their assets in fixed income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as their Investment Managers deem appropriate under the circumstances. From time to time, the Master Fund also may invest in these instruments. Money market instruments are short-term fixed income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit, bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. The Master Fund may be prevented from achieving its objective during any period in which the Master Fund’s assets are not substantially invested in accordance with its principal investment strategies.

Restricted and Illiquid Investments

Investment Funds may invest a portion or all of the value of their assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. These may include restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act. There is no limit to the percentage of an Investment Fund’s net assets that may be invested in illiquid securities.

Positions in restricted or non-publicly traded securities, securities on foreign exchanges and certain futures contracts may be illiquid because certain exchanges limit fluctuations in certain securities and futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular security or futures contract has increased or decreased by an amount equal to the daily limit, positions in that security or contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. This constraint could prevent the Investment Funds from promptly liquidating unfavorable positions and subject the Master Fund, and therefore the Funds, to substantial losses. This could also impair the Funds’ ability to repurchase Partners’ Interests in a timely manner.

Convergence Risk

The Master Fund may invest in Investment Funds whose Investment Managers take long positions in securities believed to be undervalued and short positions in securities believed to be overvalued. In the event that the perceived mispricings underlying one or more Investment Managers’ trading positions were to fail to converge toward, or were to diverge further from, relationships expected by such Investment Managers, the Master Fund, and therefore the Funds, may incur significant losses.

Corporate Event Risks

Substantial transaction failure risks are involved in companies that are the subject of publicly disclosed mergers, takeover bids, exchange offers, tender offers, spin-offs, liquidations, corporate restructuring, and other similar transactions. Similarly, substantial risks are involved in investments in companies facing negative publicity or uncertain litigation. Thus, there can be no assurance that any expected transaction will take place, that negative publicity will not continue to affect a company or that litigation will be resolved in a company’s favor. Certain transactions are dependent on one or more factors to become effective, such as market conditions which may lead to unexpected positive or negative changes in a company profile, shareholder approval, regulatory and various other third party constraints, changes in earnings or business lines or shareholder activism as well as many other factors. No assurance can be given that the transactions entered into will result in a profitable investment for the Investment Funds or that the Investment Funds will not incur substantial losses.

Issuer Risks

The issuers of securities acquired by Investment Funds will sometimes involve a high degree of business and financial risk. These companies may be in an early stage of development, may not have a proven operating history, may be operating at a loss or have significant variations in operating results, may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, or may otherwise have a weak financial condition.

Issuers of securities acquired by Investment Funds may be highly leveraged. Leverage may have important adverse consequences to these companies and an Investment Fund as an investor. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

In addition, such companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel.

Small Capitalization Companies

Investment Funds may invest in securities of small capitalization companies and recently organized companies and, conversely, the Investment Funds may establish significant short positions in such securities. Historically, such securities have been more volatile in price than those of larger capitalized, more established companies. The securities of small capitalization and recently organized companies pose greater investment risks because such companies may have limited product lines, distribution channels and financial and managerial resources. In particular, small capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Further, there is often less publicly available information concerning such companies than for larger, more established businesses. The equity securities of small capitalization companies are often traded over-the-counter or on regional exchanges and may not be traded in the volumes typical on a national securities exchange. Consequently, the Investment Funds or entities in which the Investment Funds invest may be required to dispose of such securities or cover a short position over a longer (and potentially less favorable) period of time than is required to dispose of or cover a short position with respect to the securities of larger, more established companies. Investments in small capitalization companies may also be more difficult to value than other types of securities because of the foregoing considerations as well as lower trading volumes. Investments in companies with limited or no operating histories are more speculative and entail greater risk than do investments in companies with an established operating record.

Additionally, transaction costs for these types of investments are often higher than those of larger capitalization companies.

Exchange Traded Funds

The Master Fund and Investment Funds may purchase and sell shares of exchange traded funds (“ETFs”), which are a type of investment company bought and sold on a securities exchange. An ETF represents a fixed portfolio of securities designed to track a particular market index. A fund could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market or to hedge other investments. The risks of owning an ETF generally reflect the risks of owning the underlying securities they are designed to track, although lack of liquidity in an ETF could result in it being more volatile. ETFs also have management fees that increase their costs. As a shareholder of an ETF directly, the Master Fund would bear its pro rata portion of the ETF’s expenses, including advisory fees. Similarly, an Investment Fund investing in ETFs also would bear its pro rata portion of the ETF’s expenses, including advisory fees, which the Master Fund indirectly would bear by investing in the Investment Fund. These expenses would be in addition to the fees and other expenses that the Fund or Investment Fund bears directly in connection with its own operations.

Purchasing Securities in Initial Public Offerings

Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited or no operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income.

Risks Associated with Derivative Instruments Generally

Investment Funds and the Master Fund may invest in, or enter into transactions involving, derivative instruments. These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index, or interest rate. Examples of derivatives include, but are not limited to, futures contracts, options contracts, and options on futures contracts. A futures contract is an exchange-traded agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date.

An Investment Fund’s or the Master Fund’s use of derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in securities or more traditional investments, depending upon the characteristics of the particular derivative and the Investment Fund’s portfolio as a whole. Derivatives permit an Investment Fund or the Master Fund to increase or decrease the level of risk of its portfolio, or change the character of the risk to which its portfolio is exposed, in much the same way as the Investment Fund or Master Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on an Investment Fund’s or the Master Fund’s performance. If an Investment Fund or the Master Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Investment Fund’s or Master Fund’s return or result in a loss. An Investment Fund or the Master Fund also could experience losses if derivatives are poorly correlated with its other investments, or if an Investment Fund or the Master Fund is unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for derivatives.

The Master Fund’s or the Investment Funds’engagement in these transactions involves risk of loss to the Master Fund that could materially adversely affect the value of the Master Fund’s and the Funds’ respective net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.

The successful use of futures also is subject to the ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Forward Contracts

Certain of the Investment Funds may enter into forward contracts, which are the purchase or sale of a specific quantity of a commodity, government security, foreign currency, or other financial instrument at the current or spot price, with delivery and settlement at a specified future date.

Because it is a completed contract, a purchase forward contract can be a cover for the sale of a futures contract. The Investment Funds may enter into forward contracts for hedging purposes and non-hedging purposes (i.e., to increase returns). Forward contracts are transactions involving an Investment

Fund’s obligation to purchase or sell a specific instrument at a future date at a specified price. Forward contracts may be used by the Investment Funds for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when an Investment Manager of an Investment Fund anticipates purchasing or selling a foreign security. For example, this technique would allow the Investment Fund to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund’s existing holdings of foreign securities. There may be, however, an imperfect correlation between an Investment Fund’s foreign securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may also be used for non-hedging purposes to pursue an Investment Fund’s investment objective, such as when an Investment Fund’s Investment Manager anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund’s portfolio. There is no requirement that the Investment Funds hedge all or any portion of their exposure to foreign currency risks.

Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by an Investment Manager due to unusually high trading volume, political intervention or other factors. Arrangements to trade forward contracts may be made with only one or a few counterparties, and liquidity problems therefore might be greater than if such arrangements were made with numerous counterparties. The imposition of controls by governmental authorities might also limit such forward (and futures) trading to less than that which the Investment Manager would otherwise recommend, to the possible detriment of an Investment Fund. Market illiquidity or disruption could result in major losses to an Investment Fund. In addition, Investment Funds will be exposed to credit risks with regard to counterparties with whom the Investment Funds trade as well as risks relating to settlement default. Such risks could result in substantial losses to the Investment Fund and, in turn, the Master Fund and the Funds.

Swap Agreements

Certain of the Investment Funds may enter into equity, interest rate, index, currency rate, total return and other types of swap agreements. The transactions are entered into in an attempt to obtain a particular return without the need to actually purchase the reference asset. Swap agreements can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Investment Funds’ exposure to long-term or short-term interest rates (in the U.S. or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices, baskets of securities, or inflation rates.

Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.

Swap agreements will tend to shift investment exposure from one type of investment to another. For example, if an Investment Fund agrees to exchange payments in dollars for payments in foreign currency, the swap agreement would tend to decrease the Master Fund’s exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Depending on how they are used, swap agreements may increase or decrease the overall volatility of an Investment Fund’s portfolio.

Most swap agreements entered into by an Investment Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, an Investment Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that an Investment Fund is contractually obligated to make. If the other party to a swap defaults, an Investment Fund’s risk of loss consists of the net amount of payments that the Investment Fund contractually is entitled to receive. If a swap agreement calls for payments by the Investment Fund, it must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declined, the value of a swap agreement would be likely to decline, potentially resulting in losses to the Investment Fund.

Structured Securities

Certain Investment Funds may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indexes or other financial indicators (each, a “Reference”) or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than other types of fixed income securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

When-Issued and Forward Commitment Securities

Certain Investment Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices or for speculative purposes. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily at least one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund may incur a loss.

Derivatives with Respect to High Yield and Other Indebtedness

In addition to the credit risks associated with holding high yield debt securities, with respect to derivatives involving high yield and other debt, an Investment Fund will usually have a contractual relationship only with the counterparty of the derivative, and not with the issuer of the indebtedness. An Investment Fund generally will have no right to directly enforce compliance by the issuer with the terms of the derivative nor any rights of set-off against the issuer, nor have any voting rights with respect to the indebtedness. An Investment Fund will not directly benefit from the collateral supporting the underlying indebtedness and will not have the benefit of the remedies that would normally be available to a holder of the indebtedness. In addition, in the event of the insolvency of the counterparty to the derivative, the Investment Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying indebtedness. Consequently, the Investment Fund will be subject to the credit risk of the counterparty as well as that of the issuer of the indebtedness. As a result, concentrations of such derivatives in any one counterparty subject the Investment Fund, and in turn the Master Fund, to an additional degree of risk with respect to defaults by such counterparty as well as by the issuer of the underlying indebtedness.

Failure of the Investment Funds’ Counterparties, Brokers and Exchanges

The Investment Funds will be exposed to the credit risk of the counterparties with which, or the brokers, dealers and exchanges through which, they deal, whether they engage in exchange-traded or off-exchange transactions. An Investment Fund may be subject to risk of loss of its assets on deposit with a broker in the event of the broker’s bankruptcy, the bankruptcy of any clearing broker through which the broker executes and clears transactions on behalf of the Investment Fund, or the bankruptcy of an exchange clearing house. Although the Commodity Exchange Act requires a commodity broker to segregate the funds of its customers, if a commodity broker fails to properly segregate customer funds, the Investment Fund may be subject to a risk of loss of its funds on deposit with such broker in the event of such broker’s bankruptcy or insolvency. The Investment Fund may be subject to risk of loss of its funds on deposit with foreign brokers because foreign regulatory bodies may not require such brokers to segregate customer funds. The Investment Fund may be required to post margin for its foreign exchange transactions either with their broker or other foreign exchange dealers who are not required to segregate funds (although such funds are generally maintained in separate accounts on the foreign exchange dealer’s books and records in the name of the Investment Fund). Under certain circumstances, such as the inability of another customer of the commodity broker or foreign exchange dealer or the commodity broker or foreign exchange dealer itself to satisfy substantial deficiencies in such other customer’s account, the Investment Fund may be subject to a risk of loss of its funds on deposit with such broker or dealer, even if such funds are properly segregated. In the case of any such bankruptcy or customer loss, the Investment Fund might recover, even in respect of property specifically traceable to the Investment Fund, only a pro rata share of all property available for distribution to all of such broker’s or dealer’s customers.

Many of the markets in which the Investment Funds effect their transactions are “over-the-counter” or “interdealer” markets. Participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets. To the extent an Investment Fund invests in swaps, derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject an Investment Fund to the risk that a counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Investment Funds to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Master Fund and, therefore, the Funds.

In addition, certain of the Investment Funds may engage in direct or indirect trading of securities, currencies, forward contracts, options, swaps and repurchase agreements on a principal basis. As such, an Investment Fund and/or the Investment Managers as transferee or counterparty could experience both delays in liquidating the underlying security, future or other investment and losses, including: (a) the risk of the inability or refusal to perform with respect to such transactions on the part of the principals with which the Investment Fund trades; (b) possible decline in the value of any collateral during the period in which the Investment Fund seeks to enforce its rights with respect to such collateral; (c) possible subnormal levels of income and lack of access to income during such period; (d) expenses of enforcing its rights; and (e) legal uncertainty concerning the enforceability of certain rights under swap agreements and possible lack of priority against collateral posted under the swap agreements. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Investment Fund, and in turn the Master Fund and the Funds, to substantial losses. The Investment Fund will not be excused from performance on any such transactions due to the default of third parties in respect of other trades which in the Investment Fund’s trading strategies were to have substantially offset such contracts.

Growth Stock Risk

Certain Investment Funds invest in “growth” stocks. Securities of growth companies may be more volatile since such companies usually invest a high portion of earnings in their business, and they may lack the dividends of value stocks that can cushion stock prices in a falling market. In addition, earnings disappointments often lead to sharply falling prices because investors buy growth stocks in anticipation of superior earnings growth.

Value Stock Risk

Certain Investment Funds invest in “value” stocks. An Investment Manager to an Investment Fund may be wrong in its assessment of a company’s value and the stocks the Investment Fund holds may not reach what the Investment Manager believes are their full values. A particular risk of an Investment Fund’s value approach is that some holdings may not recover and provide the capital growth anticipated or a stock judged to be undervalued may actually be appropriately priced. Further, because the prices of value-oriented securities tend to correlate more closely with economic cycles than growth-oriented securities, they generally are more sensitive to changing economic conditions, such as changes in interest rates, corporate earnings, and industrial production. The market may not favor value-oriented stocks and may not favor equities at all. During those periods, the Investment Fund’s relative performance may suffer.

Convertible Securities Risk

Certain Investment Funds may invest in convertible securities. The value of convertible securities may fall when interest rates rise and increase when interest rates fall. Convertible securities with longer maturities tend to be more sensitive to changes in interest rates, usually making them more volatile than convertible securities with shorter maturities. Their value also tends to change whenever the market value of the underlying common or preferred stock fluctuates. An Investment Fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.

Arbitrage Strategies Risk

Certain Investment Funds may invest in various arbitrage strategies, including convertible arbitrage, merger/event-driven arbitrage, fixed income arbitrage, volatility arbitrage and statistical arbitrage. Arbitrage investment typically seeks to take advantage of temporary perceived inefficiencies in the pricing of certain assets. Through research and analysis, arbitrage investors seek to find investment opportunities that have not been deemed to be viable by other investors. Such investments may be available only cyclically or not at all. Furthermore, if assumptions used in the research and analysis of the arbitrage investment are incorrect or if the model used to evaluate arbitrage investments is flawed, arbitrage strategies may be unsuccessful.

Global Macro Investing Risk

Investment Managers using Global Macro strategies typically seek to generate income and/or capital appreciation through a portfolio of investments focused on macro-economic opportunities across numerous markets and instruments. Such strategies rely on the use of, among other things, currency and derivative markets, each of which bear their own risks, as well as certain assumptions about global macro-economic trends. There can be no assurance that such macro-economic assumptions will prove to be correct.

Long/Short Public Equity

The Long/Short Public Equity strategy primarily involves investments in publicly traded equity instruments in developed countries (generally). This strategy involves identifying securities that are mispriced relative to related securities, groups of securities, or the overall market. The strategy may rely on the use of derivatives, leverage and a number of assumptions about the intrinsic value of publicly traded equity instruments. There can be no assurance that such assumptions will prove to be correct or that the strategy will be implemented correctly.

Energy/Natural Resources Investing Risk

The production and marketing of commodities, energy and natural resources may be affected by actions and changes in governments. Securities of such companies may be subject to broad price fluctuations, reflecting volatility of energy and basic materials prices and possible instability of supply of various hard assets. In addition, some such companies may also be subject to the risks of mining and oil drilling, and the risks of other hazards, such as fire, drought, and increased regulatory and environmental costs.

Real Estate

Investing in real estate, including real estate investment trusts (“REITs”) may subject a fund to risks associated with the ownership of real estate, including terrorist attacks, war or other acts that destroy real property (in addition to securities market risks). Some REITs may invest in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that a fund could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments the REIT holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs may also be affected by tax and regulatory requirements in that a REIT may not qualify for preferential tax treatments or exemptions. REITs require specialized management and pay management expenses. Securities issued by private partnerships in real estate may be more illiquid than securities issued by other Investment funds generally, because the partnerships’ underlying real estate investments may tend to be less liquid than other types of investments.

Private Equity

Investment in private equity involves the same types of risks associated with an investment in any operating company. However, securities issued by private partnerships investing in private equity investments may be more illiquid than securities issued by other Investment Funds generally, because the partnerships’ underlying investments may tend to be less liquid than other types of investments. Attractive investment opportunities in private equity may occur only periodically, if at all.

Investment Funds’ Investment Strategies

Certain of the Investment Managers will, among other things, seek to utilize specialized investment strategies, follow allocation methodologies, apply investment models or assumptions, achieve a certain level of performance relative to specified benchmarks, and enter into hedging and other strategies intended, among other things, to affect the Investment Funds’ performance, risk levels, and/or market correlation. There can be no assurance that any Investment Manager will have success in achieving any goal related to such practices. The Investment Managers may be unable to or may choose in their judgment not to seek to achieve such goals.

The success of an Investment Manager’s trading activities will depend on, among other things, the Investment Manager’s ability to identify overvalued and undervalued investment opportunities and to exploit price discrepancies in the capital markets. Identification and exploitation of the investment strategies to be pursued by an Investment Manager involve a high degree of uncertainty. No assurance can be given that the Investment Managers will be able to locate suitable investment opportunities in which to deploy all their capital. A reduction in the volatility and pricing inefficiency of the markets in which an Investment Manager may seek to invest, as well as other market factors, will reduce the scope for an Investment Manager’s investment strategies.

Limits of Risk Disclosure

The above discussions relating to various risks associated with the Master Fund, the Funds, the Interests, and the Investment Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Funds. Prospective investors should read this entire Memorandum and the LP Agreement and should consult with their own advisers before deciding whether to invest in the Funds. In addition, as the Master Fund’s or the Funds’ investment program or market conditions change or develop over time, an investment in the Funds may be subject to risk factors not currently contemplated or described in this Memorandum.

IN VIEW OF THE RISKS NOTED ABOVE, THE FUNDS SHOULD BE CONSIDERED A LONG-TERM AND ILLIQUID INVESTMENT AND INVESTORS SHOULD INVEST IN THE FUNDS ONLY IF THEY CAN MEET THEIR FORESEEABLE LIQUIDITY NEEDS WITH RESOURCES OUTSIDE OF AN INVESTMENT IN THE FUNDS.

NO GUARANTEE OR REPRESENTATION IS MADE THAT THE INVESTMENT PROGRAM OF THE FUNDS, THE MASTER FUND OR ANY INVESTMENT FUND WILL BE SUCCESSFUL, THAT THE VARIOUS INVESTMENT FUNDS SELECTED WILL PRODUCE POSITIVE RETURNS OR THAT THE FUNDS WILL ACHIEVE THEIR INVESTMENT OBJECTIVE.

MANAGEMENT OF THE FUNDS

The General Partner

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the General Partner. The General Partner currently serves and may in the future serve as general partner of other registered investment companies and/or unregistered investment funds. The General Partner is an affiliate of the Adviser. The General Partner retains all rights, duties and powers to manage the affairs of the Funds that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board or assumed by the Adviser pursuant to the terms of the Investment Management Agreement. The General Partner, among other things, acts as Tax Matters Partner (as defined below in “CERTAIN TAX CONSIDERATIONS”). The General Partner may be removed by vote of the Board, or by vote of Partners holding not less than 80% of the total number of votes eligible to be cast by all Partners.

The Board of Directors

The General Partner, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Funds, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Funds’ business. Accordingly, the Board has overall responsibility for the management and supervision of the business operations of the Funds. The Board exercises the same powers, authority and responsibilities on behalf of the Funds as are customarily exercised by the directors of an investment company organized as a corporation and registered under the Investment Company Act. The Directors, in their capacities as such, are not general partners of the Funds and, accordingly, each Director in his or her capacity as such has no liability as a general partner. Directors will not contribute to the capital of the Funds in their capacity as Directors, but may subscribe for Interests as limited partners, subject to the eligibility requirements described in this Memorandum.

A majority of the Directors are Independent Directors. To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, any person, including without limitation, the officers of the Funds, the Adviser or any committee of the Board. See “Directors, Officers and Portfolio Management” for the identities of the Directors and executive officers of the Funds, brief biographical information regarding each of them, and other information regarding the Directors.

Directors, Officers and Portfolio Management

The Funds’ operations are managed under the direction and oversight of the Board. Each Director serves for an indefinite term or until he or she reaches mandatory retirement, if any, as established by the Board. The Board appoints officers of the Funds who are responsible for the Funds’ day-to-day business decisions based on policies set by the Board. The officers serve at the pleasure of the Board.

The Directors and officers of the Funds may also be directors or officers of some or all of the other registered investment companies managed by the Adviser or its affiliates (the “Fund Complex”). The table below shows, for each Director and executive officer, his or her full name, address and age, the position held with the Funds, the length of time served in that position, his or her principal occupations during the last five years, the number of portfolios in the Funds Complex overseen by the Director, and other directorships held by such Director.

Interested Directors

Name, Address and Age*	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director
John A. Blaisdell(1) Age: 47 Address: c/o The Endowment Funds. 4265 San Felipe, Suite 800, Houston, Texas 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since December 2002; Chief Executive Officer of Wincrest Ventures, L.P., 1997-2002.	3	None

Andrew B. Linbeck(1) Age: 43 Address: c/o The Endowment Funds 4265 San Felipe, Suite 800, Houston, Texas 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since August 2002; Partner and executive officer of The Redstone Companies, L.P. and certain affiliates thereof (collectively, “Redstone”), 1998-2002.	3	None

A. Haag Sherman(1) Age: 42 Address: c/o The Endowment Funds 4265 San Felipe, Suite 800, Houston, Texas 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since August 2002; Partner and executive officer of Redstone, 1998-2002.	3	None

*	As of December 31, 2007
(1)	This person’s status as an “interested” director arises from his affiliation with the Adviser.
(2)	The Fund Complex includes the Funds, and the Master Fund.

Independent Directors

Name, Address and Age*	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Director	Other Directorships Held by Director
Jonathan P. Carroll Age: 46 Address: c/o The Endowment Funds 4265 San Felipe, Suite 800, Houston, Texas 77027	Director	Since January 2004	President of Lazarus Financial LLC since 2006; Private Investor for past five years.	3	None

Richard C. Johnson Age: 70 Address: c/o The Endowment Funds 4265 San Felipe, Suite 800, Houston, Texas 77027	Director	Since January 2004	Senior Counsel for Baker Botts LLP since 2002; Managing Partner for Baker Botts from 1998-2002; practiced law at Baker Botts from 1966-2002 (from 1972 to 2002 as a partner)	3	None

G. Edward Powell Age: 71 Address: c/o The Endowment Funds 4265 San Felipe, Suite 800, Houston, Texas 77027	Director	Since January 2004	Principal of Mills & Stowell from March 2002 to present; Principal of Innovation Growth Partners in 2002; From 1994-2002, Mr. Powell provided consulting services to emerging and middle market businesses; Managing Partner for Houston office of Price Waterhouse & Co. from 1982 to his retirement in 1994.	3	Sterling Bancshares, Inc.; Global Water Technologies, Inc.; Datavox Holdings, Inc.

Scott E. Schwinger Age: 42 Address: c/o The Endowment Funds 4265 San Felipe, Suite 800, Houston, Texas 77027	Director	Since January 2004	Senior Vice President, Chief Financial Officer and Treasurer of Houston Texans for the past six years	3	None

Scott W. Wise Age: 58 Address: c/o The Endowment Funds 4265 San Felipe, Suite 800, Houston, Texas 77027	Director	Since January 2004	Senior Vice President and Treasurer, Rice University for past five years.	3	None

*	As of December 31, 2007
(1)	The Fund Complex includes the Funds and the Master Fund.

Officers of the Funds Who Are Not Directors

Name, Address and Age*	Position(s) Held with Fund	Principal Occupation(s) During the Past 5 Years
Roy V. Washington Age: 56 Address: c/o The Endowment Funds 4265 San Felipe, Suite 800, Houston, Tx 77027	Chief Compliance Officer	Chief Compliance Officer of Salient, since 2007; Managing Director (2006-2007) of and Consultant (2003-2007) with Capital Forensics Consulting, Inc; President of RVW Consulting Group, Inc., 2002-2006; Senior Vice President and Chief Compliance Officer, Life Division of American General Corporation, 2000-2002.

John E. Price Age: 40 Address: c/o The Endowment Funds 4265 San Felipe, Suite 800, Houston, Tx 77027	Treasurer; Principal Financial Officer	Director and Chief Financial Officer of the Adviser, since January 2004; Partner and Director of Salient, since October 2003; Controller of Wincrest Ventures, L.P., 1997-2003.

Adam L. Thomas Age: 34 Address: c/o The Endowment Funds 4265 San Felipe, Suite 800, Houston, Tx 77027	Secretary	Director of Adviser since January 2004; Partner and Director of Salient, since September 2002; Associate at Redstone, 2001-2002; Associate at Albrecht & Associates Inc., August 1996 through August 1999. Attended University of Texas Business School, 1999-2001.

*	As of December 31, 2007

The Board monitors the level and quality of services, including commitments of service providers, to achieve expected levels of investment performance and shareholder services. In addition, the Board oversees that processes are in place to assure the Funds’ compliance with applicable rules, regulations, and investment policies and addresses possible conflicts of interest. The Board evaluates the services received under the contracts with service providers by, among other things, receiving reports covering investment performance, shareholder services, marketing, and the Adviser’s profitability in order to determine whether to continue existing contracts or negotiate new contracts.

Committees

Audit Committee

The Board has formed an audit committee (the “Audit Committee”) that is responsible for meeting with the Funds’ independent auditors, the Independent Administrator and corporate officers to review financial statements, reports, issues and compliance matters. The Audit Committee reports significant issues to the Board and makes recommendations regarding the selection, retention, or termination of the Funds’ auditors, evaluates their independence, and reviews their fees. Messrs. Carroll, Powell and Schwinger, each an Independent Director, constitute the Audit Committee. During the last fiscal year, the Audit Committee met four times in person with additional meetings held telephonically.

Nominating Committee

The Board has formed a nominating committee (the “Nominating Committee”) that recommends nominations for membership on the Board. It evaluates candidates’ qualifications for Board membership and, with respect to nominees for positions as Independent Directors, as well as their independence from the Adviser and other principal service providers. The Committee meets as necessary to identify and evaluate nominees for Director and to make its recommendations to the Board. The Nominating Committee is composed of all Independent Directors.

While the Nominating Committee is solely responsible for the selection and nomination of potential candidates to serve on the Board, the Nominating Committee may consider and evaluate nominations properly submitted by partners of the Funds. Nominations proposed by partners will be properly submitted for consideration by the Committee only if a partner submits a nomination in accordance with the procedures set forth in the charter of the Nominating Committee. It is in the Nominating Committee’s sole discretion whether to seek corrections of a deficient submission or to exclude a nominee from consideration. The Nominating Committee does not currently contemplate adding Board members or otherwise changing the Board’s composition.

The Nominating Committee did not meet during the last fiscal year.

Valuation Committee

The Board has authorized the establishment of the Valuation Committee consisting of Messrs. Blaisdell, Linbeck, Sherman, Yusko, Price, Radcliffe, Washington and Thomas (see “MANAGEMENT OF THE FUNDS”) to serve as the Funds’ Valuation Committee. The Valuation Committee is not a Board committee. The Valuation Committee’s function, subject to the oversight of the Board, is generally to review the Investment Funds’ valuation methodologies, valuation determinations, and any information provided to the Valuation Committee by the Adviser or the Independent Administrator. The Valuation Committee has been assigned to act in accordance with the Funds’ valuation procedures as approved by the Board and to report to the Board. Changes in its membership are subject to Board notification. The Board reviews matters arising from the Valuation Committee’s considerations. During the last fiscal year, the Valuation Committee of the Master Fund met twelve times.

Other Information

In addition, the Adviser has established an Investment Committee, which is not a Board committee, but to which the Board has authorized the Adviser to delegate certain activities. The Investment Committee considers investment management policies and strategies, investment performance, risk management techniques, and securities trading practices and reports areas of concern to the Board. During the last fiscal year, the Investment Committee of the Master Fund met twelve times.

Each of the above committees, other than the Nominating Committee, has held at least one meeting in the current fiscal year. All actions taken by a committee of the Board are recorded and reported to the full Board at its next meeting following such actions.

Directors’ Holdings

Registered Fund

The dollar range of equity securities owned by each Director is set forth below (1)

Name of Director	Dollar Range of Equity Securities in the Registered Fund as of December 31, 2007(1)		Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in Family of Investment Companies as of December 31, 2007(1)
Independent Directors
Jonathan P. Carroll	None		None
Richard C. Johnson	None		None
G. Edward Powell	None		None
Scott E. Schwinger	Over $100,000		Over $100,000
Scott W. Wise	None		None
Directors who are “Interested Persons”
John A. Blaisdell	Over $100,000	(2)	Over $100,000	(2)
Andrew B. Linbeck	Over $100,000	(2)	Over $100,000	(2)
A. Haag Sherman	Over $100,000	(2)	Over $100,000	(2)

(1)	The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.
(2)

Includes investments made by Salient (of which Messrs. Blaisdell, Linbeck and Sherman have beneficial ownership), affiliates of Salient (as trustee) and personal investments. The family of investment companies includes the Master Fund, and the Funds.

TEI Fund

The dollar range of equity securities owned by each Director is set forth below.(3)

Name of Director	Dollar Range of Equity Securities in the TEI Fund as of December 31, 2007(3)	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in Family of Investment Companies as of December 31, 2007(3)
Independent Directors
Jonathan P. Carroll	None	None
Richard C. Johnson	None	None
G. Edward Powell	None	None
Scott E. Schwinger	None	Over $100,000
Scott W. Wise	None	None
Directors who are “Interested Persons”

John A. Blaisdell	Over $100,000	(4)	Over $100,000	(4)
Andrew B. Linbeck	Over $100,000	(4)	Over $100,000	(4)
A. Haag Sherman	Over $100,000	(4)	Over $100,000	(4)

(3)	The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.
(4)

Includes investments made by Salient (of which Messrs. Blaisdell, Linbeck and Sherman have beneficial ownership), affiliates of Salient (as trustee) and personal investments. The family of investment companies includes the Master Fund, and the Funds.

The total of equity securities of the Registered Fund held by all Fund directors, officers and members of any advisory board is equal to $862,609 as of December 31, 2007. This amount does not include ownership in the Master Fund. The total of equity securities of the TEI Fund held by all Fund directors, officers and members of any advisory board is equal to $699,038 as of December 31, 2007. This amount does not include ownership in the Master Fund.

Independent Director Ownership of Securities

As of December 31, 2007, the Independent Directors (and their respective immediate family members) did not beneficially own securities of the Adviser or Placement Agent, or an entity controlling, controlled by or under common control with the Adviser or Placement Agent (not including registered investment companies).

As a group, Directors and Officers own less than 1% of the outstanding Interests of the Master Fund and of each Fund.

Compensation for Directors

The Master Fund pays each Independent Director an annual fee of $20,000, paid quarterly, a fee of $4,000 per Board meeting, a fee of $1,000 per interim meeting, a fee of $1,000 per audit committee meeting to each audit committee member, and an annual fee of $10,000 for the audit committee chairman, which is paid quarterly. There are currently five Independent Directors. In the interest of retaining Independent Directors of high quality, the Board intends to periodically review such compensation and may modify it as the Board deems appropriate. In addition, the Funds reimburse each Independent Director for travel and other expenses incurred in connection with attendance at such meetings. Other officers and Directors of the Funds receive no compensation. During the fiscal year ending December 31, 2007, the Directors received the following compensation:

NAME OF DIRECTOR	AGGREGATE COMPENSATION FROM FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM FUND AND FUND COMPLEX PAID TO DIRECTOR
Jonathan P. Carroll	$29,500	$0	$0	$29,500
Richard C. Johnson	$27,500	$0	$0	$27,500
G. Edward Powell	$29,500	$0	$0	$29,500

Scott E. Schwinger	$29,500	$0	$0	$29,500
Scott W. Wise	$27,500	$0	$0	$27,500
John A. Blaisdell	$0	$0	$0	$0
Andrew B. Linbeck	$0	$0	$0	$0
A. Haag Sherman	$0	$0	$0	$0
Mark W. Yusko*	$0	$0	$0	$0

*	Former Director.

The Adviser

Endowment Advisers, L.P., a Delaware limited partnership registered as an investment adviser under the Advisers Act with principal offices at 4265 San Felipe, Suite 800, Houston, Texas 77027, serves as the Funds’ Adviser. Subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Funds, the Adviser is responsible for the management and operation of the Funds and the selection of the Investment Funds and Investment Managers with which the Funds invests their assets pursuant to an Investment Management Agreement. The Adviser also serves as investment adviser to the Master Fund pursuant to an investment management agreement.

The Adviser may reallocate the Funds’ assets among Investment Funds, terminate its relationship with Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board. The Adviser may also reallocate the Funds’ assets among Sub-Advisers, subject to the condition that the retention of any additional Sub-Adviser will require the approval of a majority of the Independent Directors and, unless the Funds receives an exemption from certain provisions of the Investment Company Act, of a majority vote of the outstanding Interests. Subject to the requirements of the Investment Company Act, the Adviser is permitted to delegate certain of its investment management responsibilities to other persons as set forth in the LP Agreement. The Adviser’s principal business is to function as an investment adviser for investment programs and accounts similar to the Funds and accounts and to select investment managers to make investments on behalf of such funds and accounts.

The Adviser is owned by Sanders Morris, Morgan Creek (a company controlled by Mark W. Yusko), Salient (through a subsidiary) and Messrs. Blaisdell, Clifford, Linbeck, Newtown, Price, Radcliffe, Reckling, Sherman, Strake and Thomas (individually). Messrs. Blaisdell, Linbeck, Sherman and Yusko are also members of the Investment Committee of the Adviser. Such individuals, together with Morgan Creek are collectively referred to herein as the “Principals.” The Adviser is an affiliate of Salient, a Texas-based investment firm that advises or consults on over $7 billion in assets as of December 31, 2007.

The Adviser’s Investment Committee Members

The Investment Committee is responsible for the day-to-day management of the Master Fund’s portfolios. The Master Fund, Registered Fund and TEI Fund are individually referenced to below as a “Fund” and collectively as the “Fund Complex.” The members of the Investment Committee (each an “Investment Committee Member”) are: Messrs. John A. Blaisdell, Andrew B. Linbeck, A. Haag Sherman and Mark W. Yusko. Mr. Yusko serves as the Adviser’s Chief Investment Officer.

Mr. Blaisdell has served as an Investment Committee Member since January 2004 and Managing Director of Salient since December 2002. Previously, he held the position of Chief Executive Officer of Wincrest Ventures, L.P. (from 1997-2002). Mr. Linbeck has served as an Investment Committee Member since January 2004 and Managing Director of Salient since August 2002. Previously, he held the position of Partner and executive officer of The Redstone Companies, L.P. and certain affiliates thereof (from 1998-2002). Mr. Sherman has served as an Investment Committee Member since January 2004 and Managing Director of Salient since August 2002. Previously, he held the position of Partner and executive officer of Redstone (from 1998-2002). Mr. Yusko has served as an Investment Committee Member since January 2004. He is also President of Morgan Creek Capital Management (since July 2004) and Principal of Hatteras Capital Management (since September 2003). Previously, Mr. Yusko held the position of Chief Investment Officer of the University of North Carolina at Chapel Hill (from 1998-2004). Each member of the Investment Committee reviews asset allocation recommendations by the Adviser’s staff, manager due diligence and recommendations and, by a majority vote of the Investment Committee, determines asset allocation and manager selection.

The Adviser and certain other entities controlled by the Principals manage investment programs which are similar to that of the Fund, and the Adviser and/or the Principals may in the future serve as an investment adviser or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the Fund’s. See “CONFLICTS OF INTEREST.”

Other Accounts Managed by the Investment Committee Members

Certain Investment Committee Members, who are primarily responsible for the day-to-day management of the Funds and the Master Fund, also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following tables identify, as of December 31, 2007: (i) the number of registered investment companies, other pooled investment vehicles and other accounts managed by the Investment Committee Members and the total assets of such companies, vehicles and accounts; and (ii) the number and total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

Name of Investment Committee Member	Registered Investment Companies Managed by Investment Committee Member		Pooled Investment Vehicles Managed by Investment Committee Member		Other Accounts Managed by Investment Committee Member
	Number	Total Assets	Number	Total Assets	Number	Total Assets
John A. Blaisdell	3	$3.708 billion	4	$393 million	>760	>$	1.284 billion	(1)
Andrew B. Linbeck	3	$3.708 billion	4	$393 million	>760	>$	1.284 billion	(1)
A. Haag Sherman	3	$3.708 billion	4	$393 million	>760	>$	1.284 billion	(1)
Mark W. Yusko	8	$4.808 billion	13	$3.600 billion	13		$1.354 billion	(2)

(1)	Messrs. Blaisdell, Linbeck and Sherman serve as principal executive officers of Salient Partners, which owns Salient Trust Co., LTA, a trust company chartered under the laws of the State of Texas. In such capacities, Messrs. Blaisdell, Linbeck and Sherman have investment responsibilities on the clients of such entities. However, the number of accounts and asset figures cited in the table relate to the accounts and assets over which Messrs. Blaisdell, Linbeck and Sherman have discretion in their capacities as principal executive officers of such entities.
(2)	Mr. Yusko serves as the principal executive officer of Morgan Creek Capital Management, LLC, and a principal of Hatteras Capital Management, advisory firms located in North Carolina. The figure cited in the table reflects the advisory assets of Morgan Creek Capital Management, LLC. $635 million included in Total Assets of Pooled Investment Vehicles Managed by Investment Committee Member is also included in Total Assets of Other Accounts Managed by Investment Committee Member.

Name of Investment Committee Member	Registered Investment Companies Managed by Investment Committee Member		Pooled Investment Vehicles Managed by Investment Committee Member		Other Accounts Managed by Investment Committee Member
	Number with Performance-Based Fees	Total Assets with Performance Based Fees	Number with Performance-Based Fees	Total Assets with Performance Based Fees	Number with Performance-Based Fees	Total Assets with Performance Based Fees
John A. Blaisdell	0	0	1	$175 million	0	0
Andrew B. Linbeck	0	0	1	$175 million	0	0
A. Haag Sherman	0	0	1	$175 million	0	0
Mark W. Yusko	5	$1.100 billion	13	$3.600 billion	13	$1.354 billion	(1)

(1)	Mr. Yusko serves as the principal executive officer of Morgan Creek Capital Management, LLC, and a principal of Hatteras Capital Management, advisory firms located in North Carolina. The figure cited in the table reflects the advisory assets of Morgan Creek Capital Management, LLC. $635 million included in Total of Pooled Investment Vehicles Managed by Investment Committee Member is also included in Total Assets of Other Accounts Managed by Investment Committee Member.

Conflicts of Interest of the Adviser

From time to time, potential conflicts of interest may arise between an Investment Committee Member’s management of the investments of the Fund, on the one hand, and the management of other registered investment companies, pooled investment vehicles and other accounts (collectively, “other accounts”), on the other. The other accounts might have similar investment objectives or strategies as the Fund, track the same index the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund. The other accounts might also have different investment objectives or strategies than the Fund.

Knowledge and Timing of Fund Trades. A potential conflict of interest may arise as a result of the Investment Committee Member’s day-to-day management of a Fund. Because of their positions with the Fund, the Investment Committee Members know the size, timing and possible market impact of the Fund’s trades. It is theoretically possible that the Investment Committee Members could use this information to the advantage of other accounts they manage and to the possible detriment of the Fund.

Investment Opportunities. A potential conflict of interest may arise as a result of the Investment Committee Member’s management of a number of accounts. Often, an investment opportunity may be suitable for both the Fund and other accounts managed by the Investment Committee Member, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Fund and other accounts. The Adviser has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time. However, there is a risk that a conflict of interest may occur when allocating investment opportunities and that the conflict may not be resolved in favor of the Funds. See “CONFLICTS OF INTEREST.”

Performance Fees. An Investment Committee Member may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the Investment Committee Member in that the Member may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Fund.

Compensation to Investment Committee Members

Messrs. Blaisdell, Linbeck, Sherman and Yusko own equity interests in the Adviser. As it relates to the Fund and other funds within the Fund Complex, Messrs. Blaisdell, Linbeck, Sherman and Yusko receive all of their compensation based on the size of the Fund and the other funds within the Fund Complex and the management and advisory fees charged thereon. Accordingly, they believe that a significant driver of their compensation is the performance of the Fund and the Fund Complex, which has a significant bearing on the ability to raise additional assets. Messrs. Blaisdell, Linbeck, Sherman and Yusko also own, directly or indirectly, equity in the general partner of another fund, and are compensated directly on performance (based on an incentive allocation) and the size of the fund’s asset base. In addition, Messrs. Blaisdell, Linbeck and Sherman are partners and principal executive officers of Salient and related affiliates and subsidiaries (collectively, the “Salient Group”), which pays them a base salary (but no bonus) and is obligated to make distributions of profits to them, as well as the other partners, on an annual basis. These individuals are responsible for the investment processes and management of the Salient Group. Messrs. Blaisdell, Linbeck and Sherman believe that to the extent that they are successful in their investment endeavors, the greater the number of assets over time and the more significant their compensation will be from the Salient Group.

Mr. Yusko is a partner of Morgan Creek Capital Management, which pays him a base salary and is anticipated to make distributions of profits above and beyond that which is necessary to operate the business. Mr. Yusko is chiefly responsible for the investment processes and management of Morgan Creek Capital Management. He believes that to the extent that he and the staff at Morgan Creek Capital Management are successful in their investment endeavors, the greater the number of assets over time and the more significant their compensation will be.

Securities Ownership of Investment Committee Members

The table below shows the dollar range of the interests of each Fund beneficially owned as of December 31, 2007 by each Investment Committee Member.

Investment Committee Member	Master Fund	Registered Fund	TEI Fund
John A. Blaisdell*	None	over $100,000	over $100,000
Andrew B. Linbeck*	None	over $100,000	over $100,000
A. Haag Sherman*	None	over $100,000	over $100,000
Mark W. Yusko**	None	None	None

*	Includes the portion of investments made by the Salient Group beneficially owned and personal investments
**	Mr. Yusko invests through another feeder fund.

Portfolio Manager Compensation

Mr. Adam L. Thomas has significant day-to-day duties in the management of the portfolio of the Fund, including providing analysis and recommendations on asset allocation and Investment Fund selection to the Investment Committee. Mr. Thomas owns equity interests in the Adviser. In addition, Mr. Thomas receives an additional interest in a portion of the profits of the Adviser. As it relates to the Fund and other funds within the Fund Complex, Mr. Thomas receives all of his compensation based on the size of the Fund and the other funds within the Fund Complex and the management and advisory fees charged thereon. Accordingly, he believes that a significant driver of his compensation is the performance of the Fund and the Fund Complex, which has a significant bearing on the ability to raise additional assets. Mr. Thomas also indirectly owns equity in the general partner of another fund (and Mr. Thomas also owns an interest in a portion of the profits derived by such general partner), and is compensated directly on performance (based on an incentive allocation) and the size of the fund’s asset base (as of December 31, 2007, this fund’s total assets were approximately $175 million). In addition, Mr. Thomas is a partner and officer of entities within the Salient Group, which pay him a base salary and he may receive a bonus, and Salient is obligated to make distributions of profits to him, as well as the other partners, on an annual basis. Mr. Thomas believes that to the extent that he is successful in his investment endeavors, the greater the number of assets over time and the more significant his compensation will be from the Salient Group.

Securities Ownership of Portfolio Manager

The table below shows the dollar range of shares of each Fund beneficially owned as of December 31, 2007, by Mr. Thomas*:

Master Fund	Registered Fund	TEI Fund
None	$10,001 to $50,000	None

*	Includes the portion of investments made by the Salient Group beneficially owned and personal investments

The Sub-Adviser

In accordance with the Investment Management Agreement, the Adviser has engaged Novant Asset Management, LLC (“Novant”) (f/k/a Tanglewood Asset Management, LLC) as a sub-adviser (the “Sub-Adviser”) to manage a portion of the Master Fund’s traditional fixed income investment portfolio (as described in “INVESTMENT STRATEGIES – Fixed Income – Traditional Fixed Income). The portion managed by the Sub-Adviser may vary. Novant does not invest in Investment Funds, but rather invests directly in debt securities and open and closed end funds.

Novant is a North Carolina limited liability company, is registered as an investment adviser under the Advisers Act, and is located at 110 Oakwood Drive, Suite 210, Winston-Salem, NC 27103. Novant offers advisory and portfolio management services for fixed income, equity, and balanced accounts. Novant manages a moderate duration fixed income portfolio for the Master Fund, the fees for which are 0.25%, on an annualized basis, for the first $10 million of assets managed, 0.20% on the next $20 million, and 0.15% thereafter.

Sub-Adviser Principals

Persons responsible for the day-to-day management of the portions of the Fund’s assets that are managed by Novant are: Wayne Forrest Morgan and Joseph Muster (each, a “Principal”).

Other Accounts Managed by the Sub-Adviser

Certain Principals of the Sub-Adviser who are primarily responsible for the day-to-day management of certain portions of the Master Fund’s assets, also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following tables identify, as of December 31, 2007: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by these Principals and the total assets of such companies, vehicles and accounts; and (ii) the number and total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

The table below includes only those Novant Principals who are primarily involved in the portfolio management of the Master Fund’s assets:

Name of Principal	Registered Investment Companies Managed by Principal (1)		Pooled Investment Vehicles Managed by Principal		Other Accounts Managed by Principal (2)
	Number	Total Assets	Number	Total Assets	Number	Total Assets
Wayne F. Morgan	1	$102.4 million	1	$8.7 million	71	$578.8 million
Joseph Muster	1	$102.4 million	0	0	6	$3.2 million

Name of Principal	Registered Investment Companies Managed by Principal		Pooled Investment Vehicles Managed by Principal		Other Accounts Managed by Principal
	Number with Performance-Based Fees	Total Assets with Performance Based Fees	Number with Performance-Based Fees	Total Assets with Performance Based Fees	Number with Performance-Based Fees	Total Assets with Performance Based Fees
Wayne F. Morgan	0	0	0	0	1	$62.8 million
Joseph Muster	0	0	0	0	0	0

Conflicts of Interest of the Sub-Adviser

From time to time, potential conflicts of interest may arise between a portfolio manager’s management of the investments of the Master Fund, on the one hand, and the management of other registered investment companies, pooled investment vehicles and other accounts (collectively, “Other Accounts”), on the other. The other accounts might have similar investment objectives or strategies as the Master Fund, track the same index the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Master Fund. The other accounts might also have different investment objectives or strategies than the Master Fund. Novant manages a portion of the “traditional fixed income” portfolio of the Master Fund and invests directly in US government and agency securities as well as US “investment grade” corporate fixed income securities as well as open and closed end fixed income funds. The portion managed by the Sub-Adviser may vary. (See “INVESTMENT STRATEGIES – Fixed Income – Traditional Fixed Income).

Novant believes that its largest potential conflict of interest relates to the allocation of trades and brokerage commissions to its various accounts. Novant has adopted policies and procedures reasonably designed to allocate investment opportunities and brokerage commissions on a fair and equitable basis over time.

Knowledge and Timing of Master Fund Trades. A potential conflict of interest may arise as a result of a Principal’s day-to-day management of a portion of the assets of the Master Fund. Because of their positions with the Master Fund, the portfolio managers know the size, timing and possible market impact of the Master Fund’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of the Master Fund.

Investment Opportunities. A potential conflict of interest may arise as result of a Principal’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both the Master Fund and other accounts managed by a Principal, but may not be available in sufficient quantities for both the Master Fund and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Master Fund and another account. Novant has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time. See “CONFLICTS OF INTEREST.”

Performance Fees. A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Master Fund.

Investment Management Agreements and Sub-Advisory Agreements

Under separate Investment Management Agreements, subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Funds, the Adviser provides each of the Funds and the Master Fund with ongoing investment guidance, policy direction and monitoring of the Funds and the Master Fund.

Each Investment Management Agreement provides that the Adviser (or its delegate) will, subject to the Board’s oversight, provide investment advice consistent with the Funds’ investment objective and policies; buy, retain and sell the Funds’ portfolio investments; select brokers or dealers to execute transactions; prepare and make available to the Funds all necessary research and statistical data; maintain or cause to be maintained all required books, records, and reports, and other information not maintained or furnished by another service provider of the Funds; and all other services required in connection with management of the Funds. Under a sub-advisory agreement between the Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”), the Sub-Adviser provides day-to-day investment management services with respect to such portions of the Funds’ assets as the Adviser in its discretion may determine from time to time.

The Investment Management Agreement and the Sub-Advisory Agreement became effective as of March 10, 2004, with respect to the Master Fund and the Registered Fund, and the TEI Fund’s Investment Management Agreement became effective on March 17, 2005. After an initial two-year term, each Investment Management Agreement and Sub-Advisory Agreement continues in effect from year to year thereafter, but only so long as the continuance of such agreement is specifically approved at least annually by the affirmative vote of (i) a majority of the Directors who are not parties to the Investment Management Agreement or such Sub-Advisory Agreement or interested persons of any party to the Investment Management Agreement or such Sub-Advisory Agreement, or of any entity regularly furnishing investment advisory services with respect to the Funds pursuant to an agreement with any party to the Investment Management Agreement or such Sub-Advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Funds’ Directors or the holders of a majority of the outstanding voting securities of the Funds.

A discussion of the factors considered by the Directors when last approving the Investment Management Agreement and the Sub-Advisory Agreement will be contained in the semi-annual shareholder reports of the Registered Fund, the TEI Fund and the Master Fund covering the period ending June 30, 2008.

Each Investment Management Agreement and the Sub-Advisory Agreement is terminable at any time without penalty upon 60 days’ written notice by the Board, by vote of holders of a majority of the outstanding voting securities of the Funds, or by the Adviser. Each Investment Management Agreement,

or the Sub-Advisory Agreement, will terminate automatically with respect to the Funds in the event of its assignment, as defined in the Investment Company Act, provided that an assignment to a corporate successor to all or substantially all of the Adviser’s business or to a wholly owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Adviser’s business will not be deemed to be an assignment for the purposes of the Investment Management Agreement or such Sub-Advisory Agreement. The Sub-Advisory Agreement will terminate upon the termination of the Investment Management Agreement.

Certain affiliates of the Adviser or a Sub-Adviser may provide services to the Investment Funds in compliance with applicable law. SEE “CONFLICTS OF INTEREST.”

Each Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Funds, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Funds for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Funds. Each Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Funds of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Funds, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Funds.

Prior Performance of the Funds

Appendices B and C contain performance information for the Registered Fund and the TEI Fund since their respective commencements of operations as an investment company registered under the Investment Company Act. For the period prior to the respective funds’ creation, each Appendix also shows the performance, adjusted for the estimated expenses of the Registered Fund and the TEI Fund, respectively, of a private fund that was the Master Fund’s predecessor. The Master Fund’s predecessor was managed by the members of the Adviser’s Investment Committee and operated with substantially the same investment objectives, policies and strategies as the Master Fund. Prospective investors should carefully read the notes that accompany the investment performance data and charts in the Appendices. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE INVESTMENT RESULTS.

INVESTMENT MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser to the Master Fund pursuant to the Investment Management Agreement, each of the Funds and the Master Fund will pay the Adviser an Investment Management Fee, accrued monthly and payable quarterly in arrears, equal to 1% on an annualized basis of the Master Fund’s average net assets as of each month-end. In the case of a partial month, the Investment Management Fee is based on the number of days during the month in which the Adviser invested Fund or Master Fund assets. The Investment Management Fee is paid to the Adviser out of the capital account of each limited partner of the Master Fund and will decrease the net profits or increase the net losses of the Master Fund that are credited to or debited against the capital accounts of its limited partners. The Investment Management Fee is computed as a percentage of the capital account of each limited partner of the Master Fund, valued based on the net assets of the Master Fund as of the last business day of each month, and is due and payable in arrears within five business days after the end of the quarter. Net assets means the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund.

So long as the Funds invests all of their investable assets in the Master Fund (via the Offshore Fund in the case of the TEI Fund), the Funds will not directly pay the Adviser an investment management fee; however, the Funds’ Partners bear an indirect share of the Investment Management Fee through the Funds’ investment in the Offshore Fund, and in turn through the Offshore Fund’s investment in the Master Fund.

During 2005, 2006, and 2007 the Master Fund paid $3,336,051, $5,782,079 and $20,228,629 in investment management fees to the Adviser, respectively, and the Adviser paid $38,073, $45,674 and $128,778 in sub-advisory fees to the Sub-Adviser, respectively. During 2005, 2006 and 2007 the Registered Fund indirectly paid $481,798, $1,467,087, and $8,924,534 respectively, in investment management fees to the Adviser. The TEI Fund indirectly paid $64,410, $680,344, and $5,647,541 in investment management fees to the Adviser in 2005, 2006 and 2007, respectively.

PLACEMENT AGENTS

The Funds may engage one or more Placement Agents to assist it in placing Interests in the Funds. Investments in the Funds are not subject to any placement fee. See “PURCHASING INTERESTS.” The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and/or Sub-Placement Agents, as discussed below.

The Funds have entered into a placement agreement with SMH Capital, Inc., an affiliate of Salient, which is an affiliate of the Adviser, to serve as a Placement Agent and solicit investors. Executives of Salient (including, without limitation, Messrs. John A. Blaisdell, David C. Clifford, Andrew B. Linbeck, J. Matthew Newtown, John E. Price, Jeremy L. Radcliffe, Stephen M. Reckling, A. Haag Sherman, Stephen D. Strake, and Adam L. Thomas) may have a conflict of interest in recommending Interests to Salient clients; provided, however, that such executives shall be required to provide any such prospective client with notice of their relationship with Salient or an affiliate of Salient and the Funds.

A Placement Agent may engage one or more Sub-Placement Agents. The Adviser or its affiliates may pay a fee out of their own resources to Sub-Placement Agents. Sub-Placement Agents may charge a fee for their services in conjunction with an investment in the Fund and/or maintenance of investor accounts. Such a fee is not a sales charge or placement fee imposed by the Funds or a Placement Agent, and will be in addition to any fees charged or paid by the Funds. The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of the Funds. Sub-Placement Agents or other financial intermediaries also may impose terms and conditions on investor accounts and investments in the Funds that are in addition to the terms and conditions set forth in this Memorandum. Such terms and conditions are not imposed by the Funds, the Placement Agent or any other service provider of the Funds. Any terms and conditions imposed by a Sub-Placement Agent or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a Partner's ability to subscribe for Interests or tender Interests for repurchase, or otherwise transact business with the Funds. Investors should direct any questions regarding fees, terms and conditions applicable to their accounts, or relevant operational limitations to the Sub-Placement Agent or other financial intermediary.

The Placement Agent to the Funds and other feeder funds that invest in the Master Fund has entered into arrangements with Sub-Placement Agents and other financial intermediaries, which have resulted in substantial increases in investors and capital during 2007. This trend is expected to continue in 2008. As of May 31, 2008, the two largest nonaffiliated Sub-Placement Agents service approximately 92% of the Funds’ assets. To the extent that substantial numbers of investors have a relationship with a particular Sub-Placement Agent, such Sub-Placement Agent may have the ability to influence investor behavior, which may affect the Funds. See “General Risks – Significant Placement Agents.”

Placement Agent Payments

The Adviser or its affiliates also may pay from their resources additional compensation to the Placement Agents and/or Sub-Placement Agents in connection with placement of Interests or servicing of Partners (if such Placement Agent or Sub-Placement Agent serves as a Sub-Servicing Agent and enters into a servicing agreement with the Servicing Agent, as discussed below). As to each investor referred by a Placement Agent and/or Sub-Placement Agent, or serviced by a Sub-Servicing Agent, such additional compensation may range up to an annual rate of 1.06% of the value of the Interests. The Adviser also makes payments out of its resources to the sponsor of a Structured Security that references the performance of the Registered Fund. The Adviser makes such payments to the sponsor of the Structured Security (which sponsor is unaffiliated with the Adviser) to the extent that hedging transactions entered into by the sponsor of the Structured Security result in a Partner investing in the Registered Fund. Such payments are made at an annual rate of up to 1.06% of the value of any Interests held by a Partner investing in the Registered Fund as a result of hedging transactions arising from the Structured Security.

In some instances, these arrangements could result in receipt by the Placement Agents and/or Sub-Placement Agents and their respective personnel (who themselves may receive all or a substantial part of the relevant payments) of compensation in excess of that which may be available with regard to or paid in connection with their placement of shares or interests of a different investment fund. Any Partner or prospective investor with questions regarding these arrangements may obtain additional detail by contacting his or her intermediary directly. Prospective investors also should be aware that these payments could create incentives on the part of the intermediaries to view the Funds more positively relative to other investment funds not making payments of this nature or making smaller such payments.

ADMINISTRATION

Servicing Agent

Endowment Advisers, L.P. serves as Servicing Agent of the Funds and has responsibility for such investor services and Fund administrative assistance as may include, but shall not be limited to, the provision of personal, continuing services to their customers who are investors in the Funds, establishment of investor accounts, communicating periodically with Partners and providing information about the Funds, the Funds’ Interests, and repurchase offers, handling correspondence from investors about their accounts, maintaining account records, receiving, aggregating and processing purchase and repurchase transactions, providing and keeping retirement plan records, acting as the sole Partner of record and nominee for Partners, providing beneficial owners with account statements, processing dividend payments, issuing reports to Partners and transaction confirmations, providing or procuring accounting services for the Funds and limited partner account, providing subaccounting services for Interests held beneficially, forwarding Partner communications to beneficial owners, receiving, tabulating and transmitting proxies executed by beneficial owners, general account administration activities, administering board, committee and shareholder meetings, preparing meeting minutes upon request, administering tender offers, including preparation of filings, assisting the Master Fund’s Valuation Committee upon request, maintaining Fund records, coordinating regulatory and other filings by the Funds, administering investor application review, administering compulsory redemptions upon request, and providing such other administration services as the Funds may request from time to time. In consideration for such services, the Funds will pay the Servicing Agent a quarterly Servicing Fee based on the month-end net assets of the Funds over the course of the applicable quarter. The Servicing Fee will equal 1% (on an annualized basis) of the Funds’ average net assets as of each month-end, is accrued monthly and payable quarterly in arrears, and is paid out of the Funds’ assets. The Servicing Agent chose to waive the Servicing Fee with respect to the Registered Fund from the inception of the Registered Fund through June 30, 2005. The Registered Fund paid $276,517, $1,466,138, and $8,907,814 in Servicing Fees in 2005, 2006, and 2007 respectively. If such Servicing Fee waivers had not been in effect, the Registered Fund would have paid $479,793 in Servicing Fees for 2005, respectively. The Servicing Agent chose to waive the Servicing Fee with respect to the TEI Fund from the inception of the TEI Fund through August 31, 2006. The TEI Fund paid $0, $514,815 and $5,637,897 in Servicing Fees in 2005, 2006, and 2007 respectively. Had the Servicing Fee waivers not been in effect for the TEI Fund, the TEI Fund would have paid $63,093 and $680,596 in Servicing Fees for 2005 and 2006, respectively. The Servicing Agent may engage one or more Sub-Servicing Agents to provide some or all of the above services. Compensation to any Sub-Servicing Agent will be paid by the Servicing Agent. The Adviser or its affiliates also may pay a fee out of their own resources to Sub-Servicing Agents.

Servicing Agent Payments

The Adviser or its affiliates pays from their resources additional compensation to a Sub-Servicing Agent at an annual rate of up to 1.06% of the value of the Interests serviced by such Sub-Servicing Agent. The Adviser also makes payments out of its resources to the sponsor of a Structured Security that references the performance of the Registered Fund. The Adviser makes such payments to the sponsor of the Structured Security (which sponsor is unaffiliated with the Adviser) to the extent that hedging transactions entered into by the sponsor of the Structured Security result in a Partner investing in the Registered Fund. Such payments are made at an annual rate of up to 1.06% of the value of any Interests held by a Partner investing in the Registered Fund as a result of hedging transactions arising from the Structured Security.

In some instances, these arrangements could result in receipt by the Sub-Servicing Agents and their personnel (who themselves may receive all or a substantial part of the relevant payments) of compensation in excess of that which may be available with regard to or paid in connection with their servicing of shares or interests of a different investment fund. Any Partner or prospective investor with questions regarding these arrangements may obtain additional detail by contacting his or her intermediary directly. Prospective investors also should be aware that these payments could create incentives on the part of the intermediaries to view the Funds more positively relative to other investment funds not making payments of this nature or making smaller such payments.

Administrator

Citi Fund Services, Inc. serves as the Independent Administrator of the Funds and the Master Fund and has the responsibility for providing administrative services, and for assisting the Funds with their operational needs, pursuant to an administration agreement (the “Administration Agreement”). Under the Administration Agreement, the Independent Administrator is responsible for, among other things: (1) maintaining a list of Partners and generally performing all actions related to the issuance and repurchase of Interests, if any; (2) providing the Funds with certain administrative, clerical, recordkeeping and bookkeeping services; (3) supervising the entities retained by the Funds, if any, to provide transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the Funds; (5) preparing, or overseeing the preparation of, monthly, quarterly, semi-annual and annual financial statements of the Funds, quarterly reports of the operations of the Funds and maintaining information to facilitate the preparation of annual tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Funds. Subject to approval of the Board, the Independent Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Independent Administrator.

In consideration for administrative services, the Master Fund pays the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month-end net assets of the Master Fund. The Administration Fee will equal 0.08% (on an annualized basis) of the Master Fund’s month-end net assets for the first $100 million of net assets, 0.07% (on an annualized basis) of the Master Fund’s month-end net assets for that portion of the Master Fund’s net assets that exceeds $100 million and is equal to or less than $250 million, and 0.06% (on an annualized basis) of the Master Fund’s month-end net assets for that portion of the Master Fund’s net assets that exceeds $250 million. In addition, the Independent Administrator charges fees for legal, compliance, and certain other services, which amounted to $77,666, $80,956 and $84,170 in 2005, 2006 and 2007, respectively. The Master Fund paid $230,201, $350,022 and $1,131,910 in Administration Fees in 2005, 2006, and 2007 respectively. The Registered Fund indirectly paid $33,224, $86,678 and $498,965 in, 2005, 2006, and 2007 respectively. The TEI Fund indirectly paid $4,415, $39,213, and $315,775 in 2005, 2006, and 2007 respectively. The Administration Fee is paid to the Independent Administrator out of the Master Fund’s assets, which will decrease the net profits or increase the net losses of the Funds because the fee will be partially and indirectly borne by the Funds as an indirect investor in the Master Fund.

CUSTODIAN

Custodial Trust Company (the “Custodian”), located at 101 Carnegie Center, Princeton, NJ 08540, a wholly owned subsidiary of JPMorgan Chase & Co., serves as the custodian for the Master Fund pursuant to a custodian agreement (“Custodian Agreement”) under which the Custodian maintains a separate account in the name of the Master Fund, holds and transfers portfolio securities on account of the Master Fund, accepts receipts and makes disbursements of money on behalf of the Master Fund, collects and receives all income and other payments and distributions on account of the Master Fund’s securities. The Master Fund may also enter into principal transactions with one or more affiliates of the Custodian and JPMorgan Chase & Co.

FUND EXPENSES

The Funds, the Offshore Fund and the Master Fund pay all of their expenses other than those that the Adviser or an affiliate of the Adviser assumes, if any. The expenses of the Funds (whether directly or indirectly through Offshore Fund and, in turn, the Master Fund) include, but are not limited to, all fees and expenses related to portfolio transactions and positions made in Investment Funds, and enforcing rights in respect of such investments; the Investment Management Fee, the Servicing Fee and the Administration Fee; brokerage commissions; interest and fees on any borrowings; directors’ fees; directors’ and officers’ insurance; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Master Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Interests; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Funds, the Offshore Fund or the Master Fund; all costs and charges for equipment or services used in communicating information regarding the Funds’, the Offshore Fund’s or the Master Fund’s transactions among the Adviser and any custodian or other agent engaged by the Master Fund; bank services fees; expenses of preparing, printing, and distributing copies of this Memorandum, and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to Partners, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Partners’ meetings; expenses of corporate data processing and related services; Partner recordkeeping and Partner account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the Independent Directors; insurance premiums; and extraordinary expenses such as litigation expenses. The Master Fund may need to sell portfolio securities to pay fees and expenses, which could affect investment returns to Partners of the Funds.

The Adviser bears all of its expenses and its own costs incurred in providing investment advisory services to the Funds, including travel and other expenses related to the selection and monitoring of Investment Funds. In addition, the Adviser is responsible for the payment of the compensation and expenses of those Directors and officers of the Funds affiliated with the Adviser, and making available, without expense to the Funds, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Registered Fund’s Organizational Expenses were initially borne by the Adviser or an affiliate. The Registered Fund’s Organizational Expenses were $153,000. The TEI Fund’s Organizational Expenses were initially borne by the Adviser or an affiliate. The TEI Fund’s Organizational Expenses were $157,000. For capital account allocation purposes the Organizational Expenses are assumed to be reimbursed, over not more than a 60-month period of time, notwithstanding that such expenses were expensed by the Funds upon commencement of operations in accordance with generally accepted accounting principles. Each Fund’s offering costs are amortized over a period of twelve months or less.

Investments in the Funds are subject to no placement fee. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents, Sub-Placement Agents and Sub-Servicing Agents. Sub-Placement Agents may charge a fee for their services in conjunction with an investment in the Fund and/or maintenance of investor accounts. Such a fee is not a sales charge imposed by or paid by the Funds. Investors should direct any questions regarding such fees to the relevant Sub-Placement Agent.

The Investment Funds will bear various fees and expenses in connection with their operations. These fees and expenses are similar to those incurred by the Funds. In addition, the Investment Funds will pay asset-based fees to their Investment Managers and generally may pay performance-based fees or allocations to their Investment Managers, which effectively reduce the investment returns of the Investment Funds. These expenses, fees, and allocations are in addition to those incurred by the Funds themselves. As an investor in the Investment Funds, the Funds will indirectly bear a portion of the expenses and fees of the Investment Funds.

The Funds’ fees and expenses will decrease the net profits or increase the net losses of the Funds that are credited to or debited against each Partner’s capital account.

PORTFOLIO TRANSACTIONS

The Funds

It is the policy of the Funds to obtain the best execution of their portfolio transactions taking into account certain factors as set forth below. In most instances, the Funds will purchase securities directly from an Investment Fund, and such purchases by the Funds may be, but are generally not, subject to transaction expenses. Nevertheless, the Funds anticipate that some of their portfolio transactions may be subject to expenses.

The Funds contemplate that consistent with the policy of obtaining the best net result, any brokerage transactions of the Funds may be conducted through affiliates of the Adviser. The Board has adopted procedures in conformity with Section 17(e) of the Investment Company Act to ensure that all brokerage commissions paid to affiliates are fair and reasonable. As discussed below, the Investment Funds may also conduct brokerage transactions through affiliates of the Adviser. Transactions for the Funds will not be effected on a principal basis with the Adviser, the Placement Agent, any of their affiliates, or other affiliates of the Funds (unless permitted under the Investment Company Act). However, such entities may effect brokerage transactions for the Funds. These transactions would be effected in accordance with procedures adopted by the Funds pursuant to Section 17(e) of the Investment Company Act and rules and regulations promulgated thereunder. Among other things, Section 17(e) and those procedures provide that, when acting as broker for the Funds in connection with the sale of securities to or by the Funds, the Adviser, the Placement Agent, or their affiliates may receive compensation not exceeding: (i) the usual and customary broker’s commission for transactions effected on a national securities exchange; (ii) 2% of the sales price for secondary distributions of securities; and (iii) 1% of the sales price for other purchases or sales. Brokerage transactions effected by the Investment Funds with the Adviser, the Placement Agent, or any of their affiliates will not be subject to the limitations imposed by Section 17(e) of the Investment Company Act.

Each Fund will bear any commissions or spreads in connection with its portfolio transactions. In placing orders, it is the policy of the Funds to obtain the best results taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved. While the Adviser generally seeks reasonably competitive spreads or commissions, the Funds will not necessarily be paying the lowest spread or commission available. In executing portfolio transactions and selecting brokers or dealers, the Adviser seeks to obtain the best overall terms available for the Funds. In assessing the best overall terms available for any transaction, the Adviser considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by the Adviser based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, however, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Investment Funds

The Investment Funds incur transaction expenses in the management of their portfolios, which will decrease the value of the Funds’ investment in the Investment Funds. In view of the fact that the investment program of certain of the Investment Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of the Investment Funds may be substantially greater than the turnover rates of other types of investment vehicles. In addition, the order execution practices of the Investment Funds may not be transparent to the Funds. Each Investment Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage. The Adviser will have no direct or indirect control over the brokerage or portfolio trading policies employed by the investment advisers of the Investment Funds. The Adviser expects that each Investment Fund will generally select broker-dealers to effect transactions on the Investment Fund’s behalf substantially in the manner set forth below.

Each Investment Fund generally will seek reasonably competitive commission rates. However, Investment Funds will not necessarily pay the lowest commission available on each transaction, and may engage in transactions with broker-dealers based on different criteria than those considered by the Funds. Investment Funds may not be subject to the same regulatory restrictions on principal and agency transactions. It is anticipated that some Investment Funds may effect principal or agency transactions through affiliates of the Funds, including the Placement Agent or its affiliates. The Funds will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Investment Funds.

No guarantee or assurance can be made that an Investment Fund’s brokerage transaction practices will be transparent or that the Investment Fund will establish, adhere to, or comply with its stated practices. However, as the Investment Funds generally are not investment companies registered under the Investment Company Act, they may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Investment Fund’s investment adviser or its affiliates rather than the Investment Fund.

As with the Funds, Investment Funds may make investments directly in the issuers of their underlying securities, and in some instances may not be subject to transaction expenses.

VOTING

Each Partner will have the right to cast a number of votes based on the value of such Partner’s investment percentage at any meeting of Partners called by the (i) Board or (ii) Partners holding at least a majority of the total number of votes eligible to be cast by all Partners. Partners will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including the selection of members of the Board and the approval of the Investment Management Agreement. Notwithstanding their ability to exercise their voting privileges, Partners are not entitled to participate in the management or control of the Funds’ business, and may not act for or bind the Funds.

CONFLICTS OF INTEREST

The investment activities of the Adviser, the Sub-Adviser, the Investment Managers, and their respective affiliates (including the Principals), and their directors, trustees, managers, members, partners, officers, and employees (collectively, the “Related Parties”), for their own accounts and other accounts they manage, may give rise to conflicts of interest that could disadvantage the Funds, their Partners, and the Master Fund. The Adviser and other Related Parties provide other investment management services to other funds and discretionary managed accounts that follow an investment program certain aspects of which are similar to certain aspects of the Funds’ investment program or that replicate certain Asset Classes within the Funds’ investment program. The Adviser and other Related Parties, are involved with a broad spectrum of financial services and asset management activities, and may, for example, engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Funds or the Partners. The trading activities of the Related Parties are carried out without references to positions held directly or indirectly by the Funds. In addition and more significantly, the Related Parties may be involved with other investment programs, investment partnerships or separate accounts that use Investment Managers or Investment Funds that are either already a part of the Master Fund’s portfolio or that may be appropriate for investment by the Master Fund. In some cases, these Investment Funds may be capacity constrained. The Related Parties are under no obligation to provide the Master Fund with capacity with respect to these Investment Funds and, accordingly, the Master Fund may not have exposure or may have reduced exposure with respect to these Investment Funds. The Master Fund’s and the Funds’ operations may give rise to other conflicts of interest that could disadvantage the Funds and the Partners.

Sanders Morris, which has a minority ownership interest in the Adviser, is a full-service investment banking, broker-dealer, asset management and financial services organization. In addition, Salient, of which several of the Principals are principals, provides wealth management and advisory services to its clientele. As a result, the Related Parties and their respective affiliates, directors, partners, trustees, managers, members, officers and employees, including those who may be involved in the investment activities and business operations of the Funds and the Master Fund, are engaged in businesses, and have interests, other than that of managing the Funds and the Master Fund. These are considerations of which investors in the Funds should be aware, and which may cause conflicts that could disadvantage the Funds. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities, instruments and companies that may be purchased or sold by the Master Fund. Present and future activities of the Related Parties may give rise to additional conflicts of interest.

In acquiring an Interest in the Funds, a Partner is deemed to have acknowledged and assented to the existence of potential conflicts of interest relating to the Related Parties and to the Funds’ and the Master Fund’s operating in the face of these conflicts.

Certain of the Related Parties participate in the fixed income, equity and other markets in which the Funds and Master Fund directly or indirectly invests. In addition, certain of the Related Parties are actively engaged as investors, advisers and/or market makers, agents and principals, in relation to certain of the same securities, issuers, currencies and other instruments in which the assets of the Funds (through the Master Fund or the Investment Funds) may be invested, and these activities may have a negative effect on the Funds. Thus, the Funds’ or the Investment Funds’ holdings include securities of entities in which Sanders Morris makes a market or otherwise has direct or indirect interests.

Certain of the Related Parties may give advice, and take action, with respect to any of its clients or proprietary or other accounts, that may conflict with the advice given to the Funds, or may involve a different timing or nature of action taken than with respect to the Funds. Such transactions, whether in respect of proprietary accounts, customer accounts other than those advised by the Adviser, or certain other accounts that are advised by the Adviser, may affect the prices and availability of the securities, currencies and other instruments in which the Funds (directly or indirectly through the Master Fund and the Investment Funds) may invest. In addition, accounts or funds managed by the Related Parties may compete with the Funds (directly or indirectly through the Master Fund and the Investment Funds) for investment opportunities. As a result, transactions for the Funds (directly or indirectly through the Master Fund and the Investment Funds) may be effected at prices or rates that may be less favorable than would have been the case absent such conflicts, and the Funds may be negatively affected. The results of the investment activities of the Funds may differ significantly from the results achieved by Related Parties for accounts or accounts managed by them and from the results achieved by the Adviser for other advised accounts. This may have a negative effect on the Funds.

Subject to applicable regulatory requirements, the Funds may invest (directly or indirectly through the Master Fund and the Investment Funds) in securities of companies affiliated with the Related Parties or in which certain of the Related Parties have an equity or participation interest. The purchase, holding and sale of such investments by the Funds (directly or indirectly through the Master Fund and the Investment Funds) may enhance the profitability of the Related Parties’ own investments in such companies.

Certain of the Related Parties may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and conduct other activities that may cause the same types of conflicts as those conflicts described herein applicable to the proprietary, management, advisory and other activities of Related Parties. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees and affiliates of the Adviser that are the same, different from or made at different times than positions taken for the Funds and the Master Fund or an Investment Fund in which the Funds participate. In connection with the above, each of the Funds, the Adviser and the Sub-Adviser has adopted a code of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act and regulations thereunder that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Funds’ portfolio transactions. See “CODES OF ETHICS” below.

Accounts or investment funds managed or advised by Related Parties (including those managed by the Adviser) may have investment objectives that are similar to those of the Funds and/or may engage in transactions in the same types of securities, currencies and instruments as the Funds, and from which the Adviser or the Related Parties may receive more or less compensation for its services than the Adviser receives from the Funds. As a result, Related Parties and accounts or funds which Related Parties may manage or advise (including, without limitation, those funds discussed in greater detail below), or in which Related Parties and its personnel may have a proprietary interest, may compete with the Funds for appropriate investment opportunities. For example, Investment Managers may limit the number of investors in or size of an Investment Fund or the amount of assets and accounts that they will manage. The allocation of such opportunities among Related Parties’ funds and accounts may present conflicts, as may the potentially different investment objectives of different investors. In determining such allocations, a number of factors may be considered, which may include the relative sizes of the applicable funds and accounts and their expected future sizes, the expected future capacity of the applicable Investment Funds, the funds available for allocation at any given time and the investment objectives of the Funds and such other funds and accounts. Allocation of investment opportunities among the Funds and other funds and accounts will be made by the Adviser or by Related Parties in their capacities as the managers of such funds and accounts in a reasonable and equitable manner, as determined by them in their sole discretion. The disposition of any such investments is subject to the same conditions.

The Related Parties are not under an obligation to share investment opportunities, ideas or strategies with the Funds. The Related Parties may keep any profits, commissions, and fees accruing to them in connection with its activities (including activities described in this “CONFLICTS OF INTEREST” section and its other activities) for themselves and their clients, and the fees or allocations from the Funds will not be reduced thereby.

Subject to applicable regulatory requirements, Related Parties from time to time may invest proprietary or client capital with investment advisers, including Investment Managers selected by the Funds, and may also invest in Investment Funds in which the Funds invest on terms different than the interest held by the Funds. In addition, Related Parties may have other business relationships with such Investment Managers. Related Parties may perform or seek to perform investment banking and other financial services for, and will receive compensation from, Investment Funds, the sponsors of Investment Funds, companies in which Investment Funds invest, or other parties in connection with transactions related to those investments, or otherwise. This compensation could include financial advisory fees, as well as underwriting or placement fees, financing or commitment fees or other types of compensation. Compensation for investment banking and other financial services will not be shared with the Funds or the Partners and may be received before the Funds realize a return on their investment. Related Parties may also provide brokerage services to Investment Funds or act as a prime broker for Investment Funds in compliance with applicable law, including, without limitation, the Investment Company Act. In connection with such brokerage services, Related Parties may provide research products and services to the Investment Managers. Due to such relationships, the Adviser may face a conflict in evaluating the applicable Investment Managers or Investment Funds. Moreover, as a result of certain of such relationships, Related Parties may take actions with respect to an Investment Fund, such as making a margin call, that materially adversely affect such Investment Fund and, therefore, the Funds.

Related Parties may, from time to time, invest in the Funds. Any repurchase of Interests held by the Related Parties will be effected pursuant to an offer to repurchase Interests which is made by the Funds to all of the Partners. Such repurchases may have an adverse effect on the Funds’ investment strategies, the breadth of their allocation of investments and on the fees, expenses and costs incurred by the Partners.

To the extent permitted by applicable law, including, without limitation, the Investment Company Act, an Investment Fund may enter into transactions and invest in futures, securities, currencies, swaps, options, forward contracts or other instruments on behalf of the Funds in which one of the Related Parties, acting as principal or on a proprietary basis for its customers, serves as the counterparty. The Adviser and Related Parties will not, directly or indirectly, purchase securities or other property from, or sell securities or other property to, the Funds. However, subject to compliance with applicable law, including without limitation, the Investment Company Act, the Funds may engage in transactions with accounts which are affiliated with the Funds because they are advised by Related Parties or because they have common officers, directors or managers. Such transactions would be made in circumstances where the Adviser has determined that it would be appropriate for the Funds to purchase and the Adviser or another client of the Related Parties to sell, or the Funds to sell and another client of the Related Parties to purchase, the same security or instrument on the same day.

To the extent permitted by applicable law (including, without limitation, the Investment Company Act), the Funds (directly or indirectly through Investment Funds) may purchase investments that are issued, or the subject of an underwriting or other distribution, by Related Parties. It is anticipated that the commissions, mark-ups and mark-downs charged by Related Parties will generally be competitive, although Related Parties will have an interest in obtaining commission rates, mark-ups and mark-downs which are favorable to such Related Parties.

Purchases or sales of securities for the account of the Funds or an Investment Fund or through a Sub-Adviser may be bunched or aggregated with orders for other accounts of the Related Parties, including other investment partnerships (including those in which the Related Parties or their employees have a beneficial interest). Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, which may be disadvantageous to the Funds.

Subject to the Funds first obtaining any necessary exemptive relief from the provisions of the Investment Company Act, the Adviser may invest the Funds’ assets in Investment Funds or managed accounts managed by Investment Managers affiliated with the Related Parties. There can be no assurance that such exemptive relief will be sought or, if sought, that it will be granted.

CONFLICTS OF INTEREST RELATING TO THE INVESTMENT MANAGERS

The Adviser anticipates that each Investment Manager will consider participation by the applicable Investment Fund in all appropriate investment opportunities that are also under consideration for investment by the Investment Manager for other investment funds and accounts managed by the Investment Manager (“Investment Manager Accounts”) that pursue investment programs similar to that of the applicable Investment Fund or the Funds. However, there can be no guarantee or assurance that Investment Managers will follow such practices or that an Investment Manager will adhere to, and comply with, its stated practices, if any. In addition, circumstances may arise under which an Investment Manager will cause its Investment Manager Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Investment Manager will commit assets of the Investment Fund. Circumstances may also arise under which an Investment Manager will consider participation by its Investment Manager Accounts in investment opportunities in which the Investment Manager intends not to invest on behalf of the Investment Fund, or vice versa.

Situations may occur where the Funds could be disadvantaged by investment activities conducted by the Investment Manager for the Investment Manager Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for an Investment Fund in which the Funds and/or Investment Manager Accounts participate (collectively, “Co-Investors” and, individually, a “Co-Investor”), limiting the size of the Investment Fund’s position; (2) legal prohibitions on the Co-Investors’ participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instrument is limited.

An Investment Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Investment Manager determined it was appropriate for the Investment Fund to purchase and an Investment Manager Account to sell, or the Investment Fund to sell and the Investment Account to purchase, the same security or instrument on the same day.

Each Investment Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made on behalf of an Investment Fund in which the Master Fund participates. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Investment Manager that are the same as, different from or made at different times than positions taken for the Investment Fund in which the Funds participate. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest that could disadvantage the Funds and their Partners.

Investment Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Investment Manager or its affiliates. In addition, Investment Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that brokers (including, without limitation, affiliates of the Investment Manager) may provide to one or more Investment Manager Accounts.

CODES OF ETHICS

The Funds, the Adviser, the Sub-Adviser and the Placement Agent each has adopted a code of ethics as required by applicable law, which is designed to prevent affiliated persons of the Funds, the Adviser, the Sub-Advisers and the Placement Agent from engaging in deceptive, manipulative or fraudulent activities in connection with securities held or to be acquired by the Funds (which may also be held by persons subject to a code of ethics). There can be no assurance that the codes of ethics will be effective in preventing such activities. Each code of ethics may be examined on the Internet from the SEC’s website at www.sec.gov. In addition, each code of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

The Adviser’s code of ethics allows personnel to invest in securities for their own account, but requires compliance with the code’s provisions. The code of ethics requires prior approval of purchases of securities in initial public offerings or private placements.

LIQUIDITY REQUIREMENTS

Certain Asset Classes and/or Investment Funds that have the potential of providing investors with attractive risk-adjusted returns over time have limitations on liquidity (e.g., private equity, private energy, private real estate and certain other Investment Funds with limitations on the ability of an investor to withdraw capital, such as long lock-up periods). Accordingly, the Investment Funds in which the Master Fund invests may have limitations on withdrawals, such as quarterly withdrawals with notice provisions or even more limited withdrawal rights or none at all (such as in the case of self-liquidating funds, where the investor typically only receives liquidity as the fund liquidates underlying investments).

The Funds’ portfolio is not subject to any minimum liquidity requirement imposed by regulation. However, to manage the Master Fund’s liquidity, the Adviser has caused the Master Fund to structure its portfolio such that the Master Fund has not less than 65% of its capital, at the time invested, in Category

One Funds (hereafter defined), not more than 10% of its capital, at the time invested, in Category Two Funds (hereafter defined), and not more than 25% of its capital, at the time invested, in Category Three Funds (hereafter defined).

“Category One Funds” are defined as Investment Funds that have at least quarterly withdrawal rights after a maximum two-year lock-up, subject to certain exceptions and limitations (e.g., “gates,” whereby an Investment Manager might prohibit significant withdrawals by investors from the Investment Fund under certain circumstances). Investment Funds that have redemption fees and/or penalties may be included in this category. The Adviser shall endeavor to provide Partners with the aggregate amount of such prepayment penalties and/or redemption fees in the Adviser’s monthly reports to the Partners on no less than a quarterly basis (measured as a percentage of NAV of the Master Fund).

“Category Two Funds” are defined as Investment Funds that have at least annual withdrawal rights (after a maximum of a three-year lock-up period). Category Two Funds may also have redemption fees and/or penalties. The Adviser shall endeavor to provide Partners with the aggregate amount of such prepayment penalties and/or redemption fees in the Adviser’s monthly reports to the Partners on no less than a quarterly basis (measured as a percentage of NAV of the Master Fund).

“Category Three Funds” are defined as Investment Funds not meeting the definition of either a Category One Fund or Category Two Fund. In some cases, Category Three Funds will only make distributions as the underlying portfolio’s assets or investments are liquidated (i.e., the investor in such Investment Funds may not have the right to demand withdrawals on any specified periodic basis). Category Three Funds may include, without limitation, private equity funds, real estate funds, or natural resources funds that only make distributions when an investment is monetized or generates cash flow through distributions, dividends, etc.

Investment in each particular tranche of an Investment Fund, depending upon such fund’s structure, may be treated separately for purposes of the above categories. In general, Investment Funds may be initially categorized as Category Two Funds or Category Three Funds and through the passage of time may meet the definition of Category One Funds or Category Two Funds, respectively. By way of example, an Investment Fund may have a three-year lock-up and quarterly withdrawal rights thereafter, in which case it will be initially categorized as a Category Two Fund. After one year, however, such Investment Fund will then have a two-year lock-up (because the first year of a three year lock-up shall have passed) and quarterly withdrawal rights thereafter and may thus be re-categorized as a Category One Fund. In addition, certain Investment Funds change their withdrawal rights from time to time (e.g., imposing longer lock-up periods), in which case such Investment Funds may have to be moved from a Category One Fund to a Category Two Fund or Category Three Fund category.

The Board in the future may approve changes to the liquidity categories without the vote of the Partners, subject to ninety (90) days’ prior written notice to Partners of such change.

THE DEFINITIONS OF CATEGORY ONE FUNDS, CATEGORY TWO FUNDS AND CATEGORY THREE FUNDS ARE USED BY THE ADVISER TO STRUCTURE THE MASTER FUND’S PORTFOLIO IN A MANNER THAT THE ADVISER REASONABLY BELIEVES WILL ENABLE IT TO MAKE PERIODIC REPURCHASE OFFERS FOR INTERESTS. HOWEVER, SUCH DEFINITIONS SHOULD NOT BE CONSTRUED BY PARTNERS OR PROSPECTIVE INVESTORS TO MEAN THAT THE FUNDS PROVIDE INVESTORS WITH LIQUIDITY. THE INTERESTS WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND IT IS NOT ANTICIPATED

THAT A SECONDARY MARKET FOR THE INTERESTS WILL DEVELOP. THE INTERESTS ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE LP AGREEMENT. ALTHOUGH THE FUNDS MAY OFFER TO REPURCHASE INTERESTS FROM TIME TO TIME, INTERESTS WILL NOT BE REDEEMABLE AT A PARTNER’S OPTION NOR WILL THEY BE EXCHANGEABLE FOR INTERESTS OR SHARES OF ANY OTHER FUND. AS A RESULT, AN INVESTOR MAY NOT BE ABLE TO SELL OR OTHERWISE LIQUIDATE HIS OR HER INTEREST. THE INTERESTS ARE APPROPRIATE ONLY FOR THOSE INVESTORS WHO DO NOT REQUIRE A LIQUID INVESTMENT AND WHO ARE AWARE OF THE RISKS INVOLVED IN INVESTING IN THE FUNDS. TO THE EXTENT THAT AN INVESTOR REQUIRES THAT A PORTION OF ITS INVESTMENT PORTFOLIO PROVIDE LIQUIDITY, SUCH PORTION SHOULD NOT BE INVESTED IN THE FUNDS. SEE “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE – INVESTMENT FUNDS’ SECURITIES ARE GENERALLY ILLIQUID” AND “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE – INDUSTRY TREND TOWARDS LONGER LOCK-UPS.”

OUTSTANDING SECURITIES

Registered Fund*

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding Exclusive of Amount Shown Under “Amount Held by Registrant or for its Account”
Limited Partnership Interests	Unlimited	N/A	$2,323,354,131

*	As of May 31, 2008.

TEI Fund*

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding Exclusive of Amount Shown Under “Amount Held by Registrant or for its Account”
Limited Partnership Interests	Unlimited	N/A	$1,629,915,250

*	As of May 31, 2008.

As of May 31, 2008, the Master Fund is not aware of any person who owns of record or beneficially 5% of its outstanding interests (other than certain feeder funds that invest in the Master Fund). As of May 31, 2008 neither the TEI Fund nor the Registered Fund is aware of any person who owns of record or beneficially 5% of its outstanding interests.

PERFORMANCE INFORMATION

Sales literature relating to the Funds and reports to Partners may include quotations of investment performance of the Funds. In these materials, the Funds’ performance will normally be portrayed as the net return to an investor during each month or quarter of the period for which investment performance is being shown. Cumulative performance and year-to-date performance computed by aggregating quarterly or monthly return data may also be used. Investment returns will be reported on a net basis, after all fees and expenses. Other methods also may be used to portray the Funds’ investment performance.

The Funds’ performance results will vary from time to time, and past results are not necessarily indicative of future investment results.

Comparative performance information, as well as any published ratings, rankings and analyses, reports and articles discussing the Funds, may also be used to provide to prospective investors in the Funds, including data and materials prepared by recognized sources of such information. Such information may include comparisons of the Master Fund’s investment performance to the performance of recognized market indices, including but not limited to the S&P 500, the Russell 2000, or other lesser known indices (including indices of other pooled investment vehicles investing in hedge funds and private equity venture and buyout funds). Comparisons also may be made to economic and financial trends and data that may be relevant for investors to consider in determining whether to invest in the Fund.

REPURCHASES OF INTERESTS

No Right of Redemption

No Partner (or other person holding an Interest or a portion of an Interest acquired from a Partner) will have the right to require a Fund to redeem its Interest or any portion thereof. No public market exists for the Interests, and none is expected to develop. Consequently, Partners may not be able to liquidate their investment other than as a result of repurchases of Interests by the Funds, as described below.

Periodic Repurchases

The Board, from time to time and in its sole discretion, may determine to cause each Fund to offer to repurchase Interests from Partners, including the Adviser, pursuant to written tenders by Partners. However, the Funds’ assets consist primarily of their interest in the Master Fund (via the Offshore Fund in the case of the TEI Fund). Therefore, in order to finance the repurchase of Interests pursuant to repurchase offers, each Fund may find it necessary to liquidate all or a portion of its interest in the Master Fund in the case of the Registered Fund, or, in the case of the TEI Fund, the Offshore Fund, which in turn must liquidate all or a portion of its interest in the Master Fund. Because interests in the Master Fund and Offshore Fund may not be transferred, the Registered Fund and TEI Fund may withdraw a portion of their interest only pursuant to repurchase offers by the Master Fund and Offshore Fund, respectively. The Registered Fund will not conduct a repurchase offer for Interests unless the Master Fund simultaneously conducts a repurchase offer for its limited partnership interests. The TEI Fund will not conduct a repurchase offer for Interests unless the Offshore Fund and Master Fund simultaneously conduct a repurchase offer for their respective interests. The TEI Fund controls the Offshore Fund and, accordingly, the Adviser is reasonably assured that the Offshore Fund will simultaneously conduct a repurchase offer. In addition, the Adviser, which also serves as investment adviser to the Master Fund, anticipates recommending to the Master Fund’s Board that the Master Fund conduct repurchase offers on a quarterly basis in order to permit each Fund to conduct repurchase offers for Interests. However, the Master Fund’s Board retains the discretion to approve such requests and, therefore, there are no assurances that the Master Fund’s Board will, in fact, decide to undertake any repurchase offer. Neither Fund can make a repurchase offer larger than a repurchase offer made by the Master Fund. The Master Fund will make repurchase offers, if any, to each Fund and to the other investors in the Master Fund on similar terms, which may affect the size of each Fund’s repurchase offer. Consequently, each Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund’s repurchase offers. In addition, a Fund may determine not to conduct a repurchase offer each time the Master Fund conducts a repurchase offer.

Subject to the discussion above, the aggregate value of Interests to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be a percentage of the value of a Fund’s outstanding Interests. If a repurchase offer is oversubscribed by Partners, the relevant Fund will repurchase only a pro rata portion of the Interest tendered by each Partner. In determining whether a Fund should offer to repurchase Interests from Partners pursuant to written requests, the Board will consider the recommendation of the Adviser. The Adviser recommended to the Board that each Fund repurchase Interests from Partners with a Valuation Date (as defined below) on March 31, 2008, and thereafter expects to recommend quarterly repurchases on or about June 30, September 30, December 31 and March 31 of each year. In determining whether to accept the Adviser’s recommendation (in whole or in part), the Board considers the following factors, among others:

•	whether any Partners have requested to tender Interests or portions of Interests to the relevant Fund;

•

as discussed in more detail below, the composition and liquidity of a Fund’s assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets allocated to Sub-Advisers);

•	the investment plans and working capital of each Fund;

•	the relative economies of scale of the repurchase requests with respect to the size of each Fund;

•	the past practice of each Fund in repurchasing Interests;

•	the availability of information as to the value of each Fund’s interests in underlying Investment Funds;

•	the condition of the securities markets and the economy generally, as well as political, national or international developments or current affairs; and

•	the anticipated tax consequences of any proposed repurchases of Interests.

It is anticipated that not more than 25% of the assets in the Master Fund’s portfolio will be allocated to Category Three Funds, at the time of the investment, and not more than 10% to Category Two Funds, at the time of investment. As a general matter, the Master Fund will be unable to make withdrawals from Category Three Funds and Category Two Funds to make payment for its limited partnership interests that are tendered for repurchase. Consequently, the proportion of the Master Fund’s assets consisting of Category Three and Category Two Funds will fluctuate with, among other things, (i) new capital contributions in the Master Fund and (ii) the repurchase by the Master Fund of its limited partnership interests. If the Master Fund must make withdrawals from Category One Funds to make payment for limited partnership interests tendered for repurchase, and does not receive new capital contributions with which it can make new purchases of Category One Funds, the proportion of the Master Fund’s portfolio that consists of Category Three and Category Two Funds will increase. Such an increase could be detrimental to the Master Fund and its limited partners, and thus each Fund and its Partners, by, for example, (i) preventing the Master Fund from pursuing its investment program, (ii) exposing the limited partners that remain invested in the Master Fund to the risks associated with an increasingly illiquid portfolio, or (iii) limiting the Master Fund’s and the Funds’ capacities to repurchase limited partnership interests. As a result, the Master Fund, and thus each Fund, will conduct a repurchase offer only if the Master Fund’s Board determines that payment for tendered limited partnership interests would not disrupt the Master Fund’s investment program or adversely affect limited partners that remain invested in the Master Fund.

Many Investment Funds have lengthened the lock-up periods during which an investor must hold an investment in an Investment Fund and the Adviser believes that this trend may continue. If this trend does continue, it could negatively impact the liquidity of the Master Fund (and, consequently the Registered Fund and TEI Fund), which may force the Adviser to forgo investing in certain Investment Funds that are attractive due to the longer lock-up periods being employed, or require that the Master Fund modify its current liquidity guidelines. The Board has discretion over future changes to the Master Fund’s portfolio liquidity requirements, including changes which could increase the illiquidity of the portfolio, without a vote of Partners. “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Industry Trend Towards Longer Lock-Ups”.

The Board will determine if each Fund will offer to repurchase Interests (or portions of Interests) pursuant to written tenders only on terms that the Board deems to be fair to each Fund and the Partners. The amount due to any Partner whose Interest (or portion thereof) is repurchased will be equal to the value of the Partner’s capital account (or portion thereof being repurchased) based on the relevant Fund’s NAV, as of the Valuation Date (as defined below), after giving effect to all allocations made as of that date. If the Board determines that a Fund will offer to repurchase Interests, written notice will be provided to Partners that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the relevant Fund, and contains other information Partners should consider in deciding whether and how to participate in such repurchase opportunity. The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion. Each Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.

Payment by a Fund upon a repurchase of Interests will be made in part or in whole in cash or securities of equivalent value. The Funds do not generally expect to distribute securities as payment for repurchased Interests except in unusual circumstances, including if making a cash payment would result in a material adverse effect on a Fund or the Partners, or if a Fund has received distributions from Investment Funds in the form of securities that are transferable to the Partners. Securities that are distributed in-kind in connection with a repurchase of Interests may be illiquid. Any in-kind distribution of securities will be valued in accordance with each Fund’s valuation procedures and LP Agreement and will be distributed to all tendering Partners on a proportional basis. See “CALCULATION OF NET ASSET VALUE; VALUATION.”

In light of liquidity constraints associated with each Fund’s investments in Investment Funds and the possibility that a Fund may have to effect withdrawals from those Investment Funds to pay for Interests being repurchased, each Fund expects to employ the following repurchase procedures:

•

The value of Interests (or portions of Interests) being repurchased will be determined as of a date, determined by the Board, in its sole discretion, which in no event is earlier than 30 days, after the Expiration Date (the “Valuation Date”). As discussed above, the Adviser expects that it will recommend to the Board that each Fund repurchase Interests quarterly with a Valuation Date on or about March 31, June 30, September 30 and December 31 of each year.

•

The initial payment (the “Initial Payment”) in respect of a repurchase will be made in an amount equal to at least 95% of the estimated value of the repurchased Interest (or portion thereof), determined as of the Valuation Date. The Initial Payment will be made as of the later of (1) the 30th day after the Valuation Date, or (2) in the sole discretion of the Adviser, if a Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, within ten business days after the Fund has received at least 95% of the aggregate amount so requested to be withdrawn by the Fund from the Investment Funds (the “Investment Fund Payment Date”).

•

The second and final payment (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest (or portion thereof), determined as of the Valuation Date based upon the results of the annual audit of the applicable Fund’s financial statements for the fiscal year in which the Valuation Date of such repurchase occurred, over (2) the Initial Payment. The Adviser anticipates that the annual audit of each Fund’s financial statements will be completed within 60 days after the end of each fiscal year of each Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.

•

Although the amounts required to be paid by a Fund will generally be paid in cash, a Fund may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

•

Notwithstanding anything in the foregoing to the contrary, in the event that a Partner has requested the repurchase of a portion of its Interest which would result in such Partner continuing to hold at least 5% of the value of its Interest as of December 31 of the fiscal year ending immediately prior to the fiscal year in which such request was made, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Valuation Date, provided that if a Fund, in the sole discretion of the Adviser, has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, such payment may be postponed until 10 business days after the applicable Investment Fund Payment Date. Such payment shall be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest (or portion thereof), determined as of the Valuation Date, based upon information known to the Funds as of the date of the Final Payment, over (2) the Initial Payment. If, based upon the results of the annual audit of a Fund’s financial statements for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Interest was repurchased was incorrect, such Fund shall, as promptly as practicable after the completion of such audit, decrease such Partner’s capital account balance by the amount of any overpayment, or increase such Partner’s capital account balance by the amount of any underpayment, as applicable.

The repurchase of Interests is subject to regulatory requirements imposed by the SEC. Each Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure each Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Following the commencement of an offer to repurchase Interests, each Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Directors, that such suspension, postponement or termination is advisable for a Fund and its Partners, including, without limitation, circumstances as a result of which it is not reasonably practicable for a Fund to dispose of its investments or to determine the value of its net assets, and other unusual circumstances.

Each Partner whose Interest (or portion thereof) has been accepted for repurchase will continue to be a Partner of the Relevant Fund until the Valuation Date (and thereafter if its Interest is repurchased in part) and may exercise its voting rights with respect to the repurchased Interest (or portion thereof) until the Valuation Date. Moreover, the capital account maintained in respect of a Partner whose Interest (or portion thereof) has been accepted for repurchase will be adjusted for the net profits or net losses of the relevant Fund through the Valuation Date, and such Partner’s capital account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Valuation Date.

Upon its acceptance of tendered Interests or portions of Interests for repurchase, a Fund will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) interests in Investment Funds that the Fund has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount due to Partners tendering Interests.

Payments for repurchased Interests may require a Fund to liquidate portfolio holdings in Investment Funds earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase a Fund’s portfolio turnover. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover. Each Fund may, but need not, maintain cash or borrow money to meet repurchase requests. Such a practice could increase a Fund’s operating expenses and impact the ability of a Fund to achieve their investment objective.

A 2% Early Repurchase Fee generally will be charged by each Fund (and inure to the benefit of the remaining Partners) with respect to any repurchase of an Interest (or portion thereof) from a Partner at any time prior to the business day immediately preceding the one-year anniversary of the Partner’s purchase of such Interest (or portion thereof). The Early Repurchase Fee may be waived by a Fund, in its sole discretion, if Fund management believes such waiver is consistent with the best interests of the Fund and its Partners. Partial Interests tendered for repurchase will be treated as having been repurchased on a “first in—first out” basis. Therefore, the portion of an Interest repurchased will be deemed to have been taken from the earliest capital contribution made by such Partner (adjusted for subsequent net profits and net losses) until that capital contribution is decreased to zero, and then from each subsequent capital contribution made by such Partner (adjusted for subsequent net profits and net losses) until such capital contribution is decreased to zero.

Waiver of Repurchase Fee

The Board has adopted certain waivers that apply to the Early Repurchase Fee. A waiver therefor may be available to Partners for certain repurchases that otherwise would be subject to the Early Repurchase Fee in the following circumstances:

Partners who are subject to make a required minimum distribution of their assets on a yearly basis and who submit a written acknowledgement in a form suitable to the Adviser and who otherwise meet the terms of such waiver;

Certain repurchases of Interests as a result of desired transfers either (i) between a Partner and another Eligible Investor or (ii) between the Registered Fund and the TEI Fund, which cannot otherwise be accomplished without a repurchase and reinvestment. Such repurchase may require a written letter of intent in a form suitable to the Adviser;

A de minimus repurchase, which is defined as a repurchase of Interests not in excess of 5% of the Partner’s Interests that are subject to the Early Repurchase Fee; and

Certain follow-on investments. A waiver applies, where a Partner that has made one or more follow-on investments since the Partner’s initial investment in a Fund, if a Partner sought repurchase of the entire investment in the Fund and meets the following conditions. The waiver of the Early Repurchase Fee applies on the portion of the amount that is subject to the fee (which would be that portion of the investment that the Partner purchased during the one-year period before the repurchase) that does not exceed 15% of the Partner’s total investment being repurchased, if the Partner has been a Partner for two years or more from the date of the initial investment.

Other than the Early Repurchase Fee, the Funds do not presently intend to impose any charges on the repurchase of Interests, although they may each allocate to Partners whose Interests are repurchased withdrawal or similar charges imposed by Investment Funds if the Adviser determines to withdraw from one or more Investment Funds as a result of Partner repurchase tenders and such charges are imposed on the Funds.

Sub-Placement Agents or other financial intermediaries also may impose terms and conditions on investor accounts and investments in the Funds that are in addition to the terms and conditions set forth in this Memorandum. Such terms and conditions are not imposed by the Funds, the Placement Agent or any other service provider of the Funds. Any terms and conditions imposed by a Sub-Placement Agent or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a Partner’s ability to tender Interests for repurchase, or otherwise transact business with the Funds. Investors should direct any questions regarding terms and conditions applicable to their accounts or relevant operational limitations to the Sub-Placement Agent or other financial intermediary.

A Partner who tenders some but not all of the Partner’s Interest for repurchase will be required to maintain a minimum capital account balance of $100,000. Such minimum capital account balance requirement may be waived by a Fund, in its sole discretion. Each Fund reserves the right to reduce the amount to be repurchased from a Partner so that the required capital account balance is maintained, or to accommodate operational limitations of the Sub-Placement Agent.

In the event that the Adviser or any of its affiliates holds an Interest (or portion of an Interest) in its capacity as a Partner, such Interest (or portion of an Interest) may be tendered for repurchase in connection with any repurchase offer made by the Funds, without notice to the other Partners.

Mandatory Redemption by the Funds

In accordance with the terms and conditions of the LP Agreement, a Fund may cause a mandatory redemption of an Interest of a Partner (or portion thereof), or any person acquiring an Interest from or through a Partner, under certain circumstances, including if: (i) all or a portion of its Interest has been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Partner; (ii) ownership of the Interest by such Partner or other person will cause such Fund to be in violation of, or subject the Fund or the Adviser to additional registration or regulation under the securities, commodities, or other laws of the U.S. or any other jurisdiction; (iii) continued ownership of the Interest may be harmful or injurious to the business or reputation of the Funds or the Adviser, or may subject the Fund or any Partners to an undue risk of adverse tax or other fiscal consequences; (iv) if the Adviser or General Partner learns of any representation or warranty made by a Partner in connection with the acquisition of an Interest was not true when made or has ceased to be true; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Interest.

Partners whose Interests are redeemed by a Fund will not be entitled to a return of any amount of sales load or any other fees that were charged in connection with the Partner’s purchase of such Interest.

TRANSFERS OF INTERESTS

No person shall become a substituted Partner of a Fund without the consent of the Fund, which consent may be reasonably withheld in its sole discretion. Interests held by Partners may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Partner; or (ii) under other limited circumstances, with the consent of the Board (which may be reasonably withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Unless counsel to the Funds confirms that the transfer will not cause a Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of an Interest (or portion of an Interest) unless the transfer is: (i) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Partner (e.g., certain transfers to affiliates, gifts and contributions to family entities); (ii) to members of the transferring Partner’s immediate family (siblings, spouse, parents, or children); or (iii) a distribution from a qualified retirement plan or an individual retirement account.

Notice to a Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by such Fund with respect to investor eligibility and suitability. See “ELIGIBLE INVESTORS.” Notice of a proposed transfer of an Interest must also be accompanied by a properly completed Subscription Agreement in respect of the proposed transferee. In connection with any request to transfer an Interest (or portion of an Interest), a

Fund may require the Partner requesting the transfer to obtain, at the Partner’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of an Interest by a Partner (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Interest, the balance of the capital account of each of the transferee and transferor is less than $100,000. Each transferring Partner and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring an Interest or a portion of an Interest by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Partner, will be entitled to the allocations and distributions allocable to the Interest or a portion of the Interest so acquired, to transfer the Interest or a portion of the Interest in accordance with the terms of the LP Agreement and to tender the Interest or a portion of the Interest for repurchase by the relevant Fund, but will not be entitled to the other rights of a Partner unless and until the transferee becomes a substituted Partner as specified in the LP Agreement. If a Partner transfers an Interest with the approval of the Board, the relevant Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Interest is transferred is admitted to the Fund as a Partner.

By subscribing for an Interest, each Partner agrees to indemnify and hold harmless the relevant Fund, the Board, the General Partner, the Adviser, and each other Partner, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Partner in violation of the LP Agreement or any misrepresentation made by that Partner in connection with any such transfer.

CALCULATION OF NET ASSET VALUE; VALUATION

Each of the Funds and the Master Fund will calculate its NAV as of the close of business on the last business day of each accounting period (as defined under “CAPITAL ACCOUNTS AND ALLOCATIONS—Capital Accounts”) and at such other times as the Board may determine, including in connection with repurchases of Interests, in accordance with the procedures described below or as may be determined from time to time in accordance with policies established by the Board. The NAV of a Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses. The NAV of the Master Fund will equal the value of the total assets of the Master Fund, less all of its liabilities, including accrued fees and expenses. Because the Funds intend to invest substantially all of their investable assets in the Master Fund, (in the case of the TEI Fund, indirectly through the Offshore Fund), the value of the assets of the Funds will depend on the value of their share of the Investment Funds or other investments in which the Master Fund invests.

The Valuation Committee of the Master Fund oversees the valuation of the Master Fund’s investments, including interests in the Investment Funds, in accordance with written policies and procedures (the “Valuation Procedures”) that the Boards of the Master Fund and the Funds have approved for purposes of determining the value of securities held by the Master Fund, including the fair value of the Master Fund’s investments in Investment Funds. The Valuation Committee consists of members of the Investment Committee and one or more representatives of the Adviser. The Directors, including the Independent Directors, and the members of the Valuation Committee, have been advised of their duties with respect to valuation as described in the Valuation Procedures.

As a general principle, the fair valuation of a security should reflect the amount that the Valuation Committee determines that the Master Fund might reasonably expect to receive for the security upon the orderly sale or redemption of the security, based on information available at the time that the Valuation Committee believes to be reliable. In the case of a security issued by an Investment Fund, this would typically be equal to the amount that a Fund might reasonably expect to receive from the Investment Fund if the Fund’s interest were redeemed on the date as of which it was valued. It is anticipated that the Valuation Committee will make this determination based on the valuation most recently provided by the Investment Fund in accordance with the policies the Investment Fund has established, which may constitute the Investment Fund’s best estimate at the time based upon data then available, as well as any other relevant information reasonably available at the time of the valuation of the Master Fund’s portfolio.

Prior to an investment by the Master Fund in any Investment Fund, the Valuation Committee will conduct a due diligence review of the valuation methodologies used by the Investment Fund. As a general matter Investment Funds selected by the Master Fund will use market value when available, and otherwise will use principles of fair value applied in good faith. The Valuation Committee will consider whether it is appropriate, in light of all relevant circumstances, to value interests at the NAV as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount.

The Valuation Procedures approved by the Board provide that, where deemed appropriate by the Adviser and consistent with the Investment Company Act, investments in Investment Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Master Fund is aware of sales of similar securities to third parties at different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the Master Fund’s investment will be revalued in a manner that the Valuation Committee, in accordance with the Valuation Procedures, determines in good faith best reflects fair value. In addition, certain Investment Funds holding assets that may not vary widely on a near-term basis (for example, those holding certain private equity or real estate investments) may report values less frequently than other Investment Funds holding more liquid assets which may be anticipated to vary in value on a near-term basis. The Board will be responsible for ensuring that the Valuation Procedures are fair to the Funds and consistent with applicable regulatory guidelines.

To the extent the Adviser invests the assets of the Master Fund in securities or other instruments that are not investments in Investment Funds (e.g., directly or through Separate Accounts), the Master Fund will generally value such assets as described below. Securities traded (1) on one or more of the U.S. national securities exchanges or the OTC Bulletin Board will be valued at their last sales price, and (2) on the Nasdaq Stock Market will be valued at the Nasdaq Official Closing Price (“NOCP”), at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined. Securities traded on the Nasdaq Stock Market for which the NOCP is not available will be valued at the mean between the closing bid and asked prices in this market. Securities traded on a foreign securities exchange will generally be valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate. If an event occurs between the close of the foreign exchange and the computation of the Master Fund’s net asset value that would materially affect the value of the security, the value of such a security will be adjusted to its fair value. Except as specified above, the value of a security, derivative, or synthetic security that is not actively traded on an exchange shall be determined by an unaffiliated pricing service that may use actual trade data or procedures using market indices, matrices, yield curves, specific trading characteristics of certain groups of securities, pricing models, or combinations of these. The Valuation

Committee or Independent Administrator, as applicable, will monitor the value assigned to each security by the pricing service to determine if it believes the value assigned to a security is correct. If the Independent Administrator or Valuation Committee, as applicable, believes that the value received from the pricing service is incorrect, then the value of the security will be its fair value as determined in accordance with the Valuation Procedures.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Valuation Committee and/or the Board, in consultation with the Independent Administrator or the Adviser, will reevaluate the Funds’ fair value methodology to determine, what, if any, adjustments should be made to the methodology.

Although the Valuation Procedures approved by the Board provide that the Valuation Committee will review the valuations provided by the Independent Administrator (via the Investment Managers or their administrators), none of the Valuation Committee, the Independent Administrator or the Adviser will be able to confirm independently the accuracy of any unaudited valuations provided thereby.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Funds’ net assets if the judgments of the Board, the Valuation Committee and/or the Independent Administrator (in reliance on the Investment Funds, the Investment Managers and/or their administrators) regarding appropriate valuations should prove incorrect. The Master Fund may desire to dispose of an interest in an Investment Fund, but be unable to dispose of such interest, and could therefore be obligated to continue to hold the interests for an extended period of time. In such a case, the Independent Administrator, upon consultation with the Valuation Committee or the Adviser, may continue to value the interests without the benefit of the Investment Manager’s or its administrator’s valuations, and may, in its sole discretion, determine to discount the value of the interests in accordance with the Valuation Procedures.

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

Each Fund will maintain a separate capital account on its books for each Partner. Each Partner’s capital account will have an opening balance equal to the Partner’s initial contribution to the capital of the relevant Fund (which may be net of any fee charged directly by a Sub-Placement Agent for services in conjunction with an investment in a Fund and/or maintenance of investor accounts), and thereafter, will be (i) increased by the amount of any additional capital contributions by such Partner (which may be net of any fee charged directly by a Sub-Placement Agent for services in conjunction with an investment in a Fund and/or maintenance of investor accounts), (ii) decreased for any payments upon repurchase or in redemption of such Partner’s Interest or any distributions in respect of such Partner, and (iii) increased or decreased as of the close of each accounting period (as defined below) by such Partner’s allocable share of the net profits or net losses of the Fund. A Partner’s capital account will also be adjusted for any amounts debited against the Partner’s capital account as described below.

Partners’ capital accounts are adjusted on the last business day of each accounting period, other than for capital contributions, which are credited to the Partners’ capital accounts as of the beginning of each accounting period. The initial accounting period begins upon the commencement of operations of a

Fund. Each subsequent accounting period begins on the business day after the last business day of the preceding accounting period, and each accounting period (including the initial accounting period) ends on the first to occur of (1) the last business day of each fiscal year of each Fund, (2) the last business day of each taxable year of each Fund; (3) the business day preceding the effective date on which a contribution of capital is made to a Fund; (4) the Valuation Date with respect to any repurchase of an Interest or portion of an Interest by a Fund, or the business day preceding the effective date of any repurchase of any Interest or portion of an Interest of any Partner or the complete withdrawal by a Partner; (5) the business day preceding the business day on which a substituted Partner is admitted to a Fund; or (6) the effective date on which any amount is credited to or debited from the capital account of any Partner other than an amount to be credited to or debited from the capital accounts of all Partners in accordance with their respective investment percentages (as defined below).

In addition, the final accounting period shall end on the date a Fund dissolves. An “investment percentage” will be determined for each Partner as of the start of each accounting period by dividing the balance of the Partner’s capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Partners as of that date for that Fund, as adjusted for any capital contributions as of the beginning of such accounting period.

Investors should note that fees charged directly by a Sub-Placement Agent for services in conjunction with an investment in a Fund and/or maintenance of investor accounts may reduce the amount of an initial or subsequent contribution of capital and may impact an investor’s capital account.

Allocation of Profit and Loss

Net profits or net losses of each Fund for each accounting period will be allocated among and credited to or debited against the capital accounts of all Partners as of the last business day of each accounting period in accordance with Partners’ respective investment percentages as of the start of such accounting period. Net profits or net losses will be measured as the net change in the value of the net assets of each Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including private placement and organizational expenses) during an accounting period, adjusted to exclude any items to be allocated among the capital accounts of the Partners other than in accordance with the Partners’ respective investment percentages.

Allocation of Special Items — Certain Withholding Taxes and Other Expenditures

Withholding taxes or other tax obligations incurred by a Fund that are attributable to any Partner will be debited against the capital account of that Partner as of the close of the accounting period during which the relevant Fund accrued or paid those obligations, and any amounts then or thereafter distributable to the Partner will be reduced by the amount of those taxes accrued or paid. If the amount of those taxes is greater than the distributable amounts, then the Partner and any successor to the Partner’s Interest is required to pay upon demand to such Fund, as a contribution to the capital of the Fund, the amount of the excess. The Funds are not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner, although in the event that a Fund determines that a Partner is eligible for a refund of any withholding tax, it may, at the request and expense of that Partner, assist the Partner in applying for the refund.

Any expenditures payable by a Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, will generally be charged to only those Partners on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited against the capital accounts of the applicable Partners as of the close of the accounting period during which the items were paid or accrued by such Fund.

Reserves

Appropriate reserves may be created, accrued, and charged against net assets and proportionately against the capital accounts of the Partners for contingent liabilities including taxes as of the date the contingent liabilities become known to the relevant Fund or the Board. Reserves will be in such amounts (subject to increase or reduction) that a Fund or the Board may deem necessary or appropriate. The amount of any reserve, or any increase or decrease therein, will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Partners at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such reserve, or any increase or decrease therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all such Partners, the amount of such reserve, increase, or decreased shall instead be charged or credited to those investors who, as determined by the Board, were Partners at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

CERTAIN TAX CONSIDERATIONS

The following summary describes certain significant United States federal income tax consequences of owning Interests to investors who are U.S. persons, i.e., a citizen or resident of the United States, a corporation or partnership created or organized in the United States or any state thereof, or an estate or trust, the income of which is includible in income for federal income tax purposes regardless of its source. The summary does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors (e.g., tax-exempt and foreign investors and insurance companies) subject to special treatment under the federal income tax laws.

THIS SUMMARY IS NECESSARILY GENERAL, AND EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH ITS OWN TAX ADVISER WITH RESPECT TO THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF PURCHASING AND HOLDING INTERESTS.

This summary is based on the Code as in effect on the date of this Memorandum, the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), rulings of the U.S. Internal Revenue Service (the “IRS”), and court decisions in existence on the date hereof, all of which are subject to change. The Funds have not sought a ruling from the IRS or any other federal, state or local agency with respect to any of the tax issues affecting the Funds.

Investors’ Reliance on Federal Tax Advice in this Memorandum

THE DISCUSSION CONTAINED IN THIS MEMORANDUM AS TO TAX CONSIDERATIONS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES. SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THE OFFERING MATERIALS, INCLUDING THE PRIVATE PLACEMENT OF INTERESTS IN THE FUNDS IN THE UNITED STATES. EACH TAXPAYER SHOULD SEEK FEDERAL TAX ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion presents, first, tax considerations with respect to the Registered Fund and, second, tax considerations with respect to the TEI Fund. Investments made by the Master Fund may have tax consequences with respect to the Registered Fund and its investors that are different from the tax consequences with respect to the Offshore Fund and the TEI Fund, and the TEI Fund’s investors. The Master Fund will be managed with a focus on investment performance, rather than on the tax consequences to a particular Fund and its investors.

The Registered Fund

Partnership Status of the Registered Fund and the Master Fund

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the Registered Fund will not be traded on an established securities market. Treasury Regulations concerning the classification of partnerships as publicly traded partnerships (the “Section 7704 Regulations”) provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof).

The Section 7704 Regulations include a “redemption or repurchase agreement” safe harbor under which partnership interests can avoid being treated as readily tradable. The Section 7704 Regulations provide that this safe harbor applies in the case of a “redemption or repurchase agreement,” which is defined as “a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or a person related to another partner.” The Section 7704 Regulations provide that the transfer of an interest in a partnership pursuant to a redemption or repurchase agreement is disregarded in determining whether interests in the partnership are readily tradable if (1) the redemption or repurchase agreement provides that the redemption or repurchase cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption or repurchase right, (2) the redemption or repurchase price is established not more than four times during the partnership’s taxable year, and (3) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed 10 percent of the total interests in partnership capital or profits (calculated by adding the percentages of total interests transferred at the time of each transfer, but excluding certain transfers such as block transfers).

The repurchase procedures established by the Registered Fund satisfy the first of the requirements for a safe-harbor redemption or repurchase agreement. The value of the Interests being repurchased is established on a date no earlier than 30 days after the expiration of the period during which tenders may be submitted, and the initial payment is made no sooner than the 60th day after the expiration date. Accordingly, the repurchase payment cannot occur until at least 60 calendar days after the tendering Partner submits its tender.

The Registered Fund’s LP Agreement contains provisions satisfying the second of the requirements for a safe-harbor redemption or repurchase agreement. The LP Agreement provides that the Registered Fund will not offer to repurchase Interests on more than four occasions in any Fiscal Year and, therefore, the repurchase price for Interests will be established not more than four times during the year.

The third condition of the “redemption or repurchase agreement” safe harbor is that the repurchased interests’ partnership capital or profits not exceed 10 per cent per year of the total interests in partnership capital or profits. The LP Agreement does not contain an explicit limitation on the percentage of Interests that can be repurchased in any year. Nevertheless, the transfer restrictions and repurchase provisions of the LP Agreement and the Registered Fund’s procedures are sufficient to meet the requirements of the “redemption or repurchase agreement” safe harbor as set forth in the Section 7704 Regulations in any year in which the Registered Fund repurchases Interests not in excess of 10 percent of the total interests in the Registered Fund’s capital or profits.

In the event that, in any year, the Registered Fund repurchases Units in excess of 10 percent of the total interests in its capital or profits, the Registered Fund will not satisfy the “redemption or repurchase agreement” safe harbor. The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event, the partnership’s status is examined to determine whether, taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

If it were determined that the Registered Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge by the IRS, changes in the Code, the Treasury Regulations or judicial interpretations thereof, a material adverse change in facts or otherwise), the taxable income of the Registered Fund would be subject to corporate income tax when recognized by the Registered Fund; distributions of such income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Partners to the extent of the current or accumulated earnings and profits of the Registered Fund; and Partners would not be entitled to report profits or losses realized by the Registered Fund.

On June 14, 2007, the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance introduced legislation that would tax as corporations publicly traded partnerships that directly or indirectly derive income from investment adviser or asset management services. As proposed, the legislation limits the availability of the “qualifying income” exception to corporate tax treatment of publicly traded partnerships as provided under Code Section 7704(c). Inasmuch as the Registered Fund does not rely upon the “qualifying income” exception of Section 7704(c), the proposed legislation in its current form would not affect the tax treatment of the Registered Fund. It is possible, however, that the proposed legislation could be modified during the legislative process in a manner that could create adverse tax consequences for the Registered Fund.

The Master Fund will also be treated as a partnership for Federal income tax purposes. As entities treated as partnerships for tax purposes, the Registered Fund and the Master Fund are not themselves subject to Federal income tax. Each will file an annual partnership information return with the IRS that will report the results of operations. The Registered Fund will report its allocable share of the Master Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss; and each Partner will be required to report separately on its income tax return its distributive share of the Registered Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. The Registered Fund does not presently intend to make periodic distributions of its net income or gains, if any, to Partners. The amount and times of distributions, if any, will be determined in the sole discretion of the Registered Fund’s Board. Each Partner will be taxed on its distributive share of the Registered Fund’s taxable income and gain regardless of whether it has received or will receive a distribution from the Registered Fund. Partners will also be allocated taxable gain based upon the timing of the recognition and allocation of such gain to the Master Fund, which could result in the allocation to a Partner of taxable gain recognized with respect to capital appreciation occurring prior to the Partner’s investment in the Registered Fund.

Taxation of the Registered Fund and Investment Funds

The Registered Fund invests in the Master Fund, which in turn generally invests in Investment Funds that are taxable as partnerships. However, the Master Fund may invest from time to time in Investment Funds that are taxable as corporations. The Registered Fund and the Investment Funds that are taxable as partnerships are not subject to federal income tax. The Registered Fund’s income will include its allocable share of the income, gain, loss, deduction and credit of the Master Fund’s partnership investments. References below to positions held or transactions effected by the Registered Fund include its allocable share of the Master Fund’s interests in managed accounts and its allocable interest in positions held and transactions effected by the partnerships in which the Master Fund invests.

Corporate Investment Funds that are organized in foreign jurisdictions will be subject to federal income tax on their net income that is effectively connected with a U.S. trade or business and U.S. withholding tax on certain non-effectively connected U.S. source income. In general, the Registered Fund will recognize taxable gain or loss when the Master Fund disposes of stock in a corporate Investment Fund. Moreover, any corporate Investment Fund that is formed in a foreign jurisdiction will likely be treated as a “passive foreign investment company,” in which case, each Partner will be required to pay tax at ordinary income rates (as determined under Section 1291 of the Code) on its allocable share of any gain recognized on the sale of its indirect interest in the foreign corporate Investment Fund, plus a deemed interest charge (treated as an addition to tax) to reflect the deferral of income over the term for which the stock was held. The deferred tax charge will not apply if the Master Fund elects to recognize its allocable share of any foreign corporate Investment Fund’s income and gain annually. The Master Fund generally intends to make such an election when and to the extent available, but no assurances can be given that such election will be available or that if available the Master Fund will make such election.

Taxation of Partners

Each Partner will be required to report on its federal income tax return, and will be taxed upon, its allocable share of each item of the Registered Fund’s income, gain, loss, deduction and credit for each taxable year of the Registered Fund ending with or within the Partner’s taxable year. See “Allocations of Income, Gain, Loss and Deduction” below. Each item generally will have the same character and source (either U.S. or foreign), as though the Partner realized the item directly. Partners must report these items regardless of the extent to which, or whether, they receive cash distributions from the Registered Fund for such taxable year. Moreover, investments in certain securities, such as original issue discount obligations or preferred stock with redemption or repayment premiums, or in the stock of certain types of foreign corporations, such as a “controlled foreign corporation” or “passive foreign investment company,” could cause the Registered Fund, and consequently the Partners, to recognize taxable income without the Registered Fund or the Partners receiving any related cash distribution. An investment in a “passive foreign investment company” could also, in the absence of a specific election, cause a Partner to pay a deferred tax and interest charge on taxable income that is treated as having been deferred. In addition, because the net profits or net losses of the Registered Fund that are allocated to a Partner’s capital account reflect both gain and loss realized for federal income tax purposes and the unrealized appreciation and depreciation of investments, a Partner’s share of the taxable income of the Registered Fund in any year may be more or less than the amount of net profits or net losses allocated to the Partner’s capital account for that year.

FOR THE REASONS DESCRIBED ABOVE AND BECAUSE, AMONG OTHER THINGS, THE REGISTERED FUND IS NOT GENERALLY OBLIGATED, AND DOES NOT INTEND, TO MAKE DISTRIBUTIONS, PARTNERS MAY RECOGNIZE SUBSTANTIAL AMOUNTS OF TAXABLE INCOME IN EACH YEAR, THE TAXES ON WHICH ARE FAR IN EXCESS OF ANY DISTRIBUTIONS FROM THE REGISTERED FUND.

Partners will receive annual tax information necessary for completion of U.S. Federal, state and local tax returns. This information in certain cases may include estimates, which could increase the likelihood of being audited, and may lack certain reportable information for their tax returns. The Registered Fund intends to furnish to Partners such information as soon as practicable after receipt of the necessary information from the Investment Funds. However, such annual tax information will be provided by the Registered Fund after April 15 of each year and, accordingly, Partners will need to file for extensions for the completion of their state and Federal tax returns.

In addition, the Funds will not be in a position to independently verify the accuracy of tax information provided by the Investment Funds, their administrators or the Investment Managers. In the event the IRS challenges tax positions taken by the Investment Funds, Partners of the Funds could be adversely affected. In particular, Partners in the Funds could be required to amend prior tax returns and include additional amounts of income not previously reported, and pay Federal income tax at applicable rates (together with applicable penalties and interest, if any) if the tax information that Investment Funds provide to the Funds is materially inaccurate or otherwise changes as a result of a successful challenge by the IRS.

Because the Fund expects to be treated as a partnership for Federal income tax purposes, the Fund expects to deliver such tax information to Partners on IRS Schedule K-1 (not Form 1099). In light of the Master Fund’s investments in numerous Investment Funds as of the date hereof, the nature of the tax reporting on a Partner’s own Federal income tax return of its allocable share of the Fund’s income, gain, loss, deduction or credit will be complicated, and the Partner will likely need the assistance of a certified public accountant or other tax professional to prepare its Federal and state income tax returns. The Partner could experience an increase in the amount of fees payable to such tax professionals, and such increase could be material. Investors subscribing for Interests in the Fund for the first time late in the Fund’s fiscal year (which is currently the calendar year) may wish to consider such expenses in deciding whether to subscribe at such time or to delay the subscription until the beginning of the next fiscal year.

The Code generally allows certain partnerships with 100 or more partners to elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items. The Registered Fund does not intend to make this election if it becomes available, but it reserves the right, in its sole discretion, to make the election if it determines that the election would be in the best interest of the Partners. In certain cases, it is possible that the election would have an adverse effect on the Partners.

Tax-Exempt Investors

Because the Registered Fund and any Investment Fund may incur debt in connection with the purchase of securities, futures and other investments, the Registered Fund may generate income that is taxable to its tax-exempt Partners as unrelated business taxable income (“UBTI”). See “Unrelated Business Taxable Income” below. In addition, a tax-exempt Partner may recognize UBTI if it incurs indebtedness to finance its investment in the Registered Fund, and it is possible that certain investments by the Registered Fund could result in UBTI, even if such investments are not debt financed.

An individual retirement account may be required to pay income taxes, make estimated income tax payments, and file an income tax return for any taxable year in which it has UBTI. To file an income tax return, an individual retirement account may need to obtain a taxpayer identification number. The Registered Fund is not designed for investment by charitable remainder trusts and an investment in the Registered Fund is not likely to be appropriate for a charitable remainder trust. The charitable contribution deduction for charitable lead trusts and other trusts under Section 642(c) of the Code may be limited for any year in which the trusts have UBTI. Additional tax considerations may also be applicable to private foundations and private operating foundations.

Prospective investors that are individual retirement accounts, title holding companies, private foundations, and private operating foundations, as well as any other Tax-Exempt Investors, should consult their own tax advisers with respect to the tax consequences of investing in, and receiving UBTI from, the Registered Fund.

Distributions

Distributions to a Partner by the Registered Fund, other than in liquidation in whole or in part of the Partner’s Interest in the Registered Fund, will not result in the recognition of gain or loss by such Partner, except that gain will be recognized to the extent that cash distributed exceeds the Partner’s adjusted tax basis in its Interest in the Registered Fund. Any such gain recognized will generally be treated as capital gain.

On the complete liquidation of a Partner’s Interest in the Registered Fund, a Partner that receives only cash will recognize gain or loss equal to the difference between the amount of cash received and such Partner’s adjusted tax basis for its Interest in the Registered Fund. If a Partner receives cash and other property, or only other property, it will not recognize loss but will recognize gain to the extent that the amount of cash received exceeds the adjusted tax basis of its Interest in the Registered Fund. Any such gain recognized will generally be treated as capital gain.

Allocations of Income, Gain, Loss and Deduction

Under the LP Agreement, the net profits or net losses of the Registered Fund for each accounting period are allocated among the Partners and to their capital accounts without regard to the amount of income or loss actually recognized by the Registered Fund for federal income tax purposes. The LP Agreement provides that items of taxable income, deduction, gain, loss or credit actually recognized by the Registered Fund for each taxable year generally are to be allocated for income tax purposes among the Partners pursuant to the principles of Treasury Regulations issued under Sections 704(b) and 704(c) of the Code, to reflect equitably the amounts of net profits or net losses of the Registered Fund allocated to each Partner’s capital account for the current and prior taxable years.

The Registered Fund may specially allocate items of Fund taxable income and gain to a withdrawing Partner having all or a portion of its Interest repurchased to the extent its book capital account exceeds its adjusted tax basis in its repurchased Interest and may specially allocate items of Fund loss to a Partner having all or a portion of its Interest repurchased to the extent its adjusted tax basis in its Interest exceeds its book capital account. There can be no assurance that, if the Registered Fund makes such a special allocation, the Service will accept such allocation. If such allocation is successfully challenged by the Service, the Registered Fund’s income and gain or loss, as the case may be, allocable to the remaining Partners will be increased.

Tax Treatment of Portfolio Investments

In General. The Registered Fund expects that the Master Fund and the Investment Funds each will act as a trader or investor, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income (see “Currency Fluctuations – ‘Section 988’ Gains or Losses” below) and certain other transactions described below, the Registered Fund expects that the gains and losses from the securities transactions of the Master Fund and the Investment Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Master Fund or a Investment Fund, as the case may be, maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to Section 1256 Contracts (defined below) may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Master Fund.

The Master Fund may realize ordinary income from dividends and accruals of interest on securities. The Master Fund may hold debt obligations with “original issue discount.” In such case, the Master Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Master Fund may also acquire debt obligations with “market discount.” Upon disposition of such an obligation, the Master Fund generally would be required to treat gain realized as interest income to the extent of the market discount, which accrued during the period the debt obligation was held by the Master Fund. Income or loss from transactions involving certain derivative instruments, such as swap transactions, will also generally constitute ordinary income or loss. Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income. Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction. The enumerated transactions are (i) the holding of any property (whether or not actively traded) and entering into a contract to sell such property (or substantially identical property) at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in the Treasury Regulations.

Fluctuations – “Section 988” Gains or Losses. To the extent that its investments are made in securities denominated in a foreign currency, gain or loss realized by the Master Fund or an Investment Fund frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to the investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Master Fund or an Investment Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Master Fund or Investment Fund actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

As indicated above, the Master Fund or an Investment Fund may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies. Generally, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “Section 1256 Contracts” below), will not be subject to ordinary income or loss treatment under Section 988. However, if the Master Fund or an Investment Fund acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Master Fund or Investment Fund with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Master Fund or Investment Fund and is not a part of a straddle transaction and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

Section 1256 Contracts. In the case of Section 1256 Contracts, the Code generally applies a “mark to market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts, certain foreign currency forward contracts, and certain options contracts. Under these rules, Section 1256 Contracts held by the Master Fund or Investment Fund at the end of each taxable year of the Master Fund or Investment Fund are treated for Federal income tax purposes as if they were sold by the Master Fund or Investment Fund for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as “marking to market”), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Master Fund or Investment Fund in computing its taxable income for such year. If a Section 1256 Contract held by the Master Fund or Investment Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules.

Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. (See “Currency Fluctuations – ‘Section 988’ Gains or Losses.”) If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts.

Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts. The Master Fund (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Treasury Regulations’ mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Master Fund or Investment Fund will be accepted by the IRS.

Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Master Fund’s or Investment Fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Master Fund or Investment Fund for more than one year. In addition, these rules may also terminate the running of the holding period of “substantially identical property” held by the Master Fund or Investment Fund.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Master Fund or Investment Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Master Fund or Investment Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Master Fund or Investment Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Master Fund or Investment Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Foreign Taxes. It is possible that certain dividends and interest directly or indirectly received by the Master Fund or Investment Fund from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Master Fund or an Investment Fund may also be subject to capital gains taxes in some of the foreign countries where they purchase and sell securities. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

Deductibility of Fund Investment Expenditures

Subject to certain exceptions, all miscellaneous itemized deductions, as defined by the Code, of an individual taxpayer, and certain of such deductions of an estate or trust, including in each case a partner’s allocable share of any such deductions with respect to expenses incurred by a partnership, are deductible only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income. Moreover, expenses which are miscellaneous itemized deductions are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. The foregoing limitations on deductibility do not apply to deductions attributable to a trade or business. The trading of stocks or securities is generally considered engaging in a trade or business for this purpose while investing in stocks or securities is generally not so considered.

At the end of each taxable year the Registered Fund will determine the extent to which its expenses are attributable to a trade or business or are miscellaneous itemized deductions. The manager or other authorized person of each entity taxed as a partnership will make this determination for such entity. There can be no assurance that the Service will agree with such determinations.

Organizational and operating expenses of the Registered Fund, including the Investment Management Fee and any other amounts treated as compensation paid to the Adviser, as well as certain investment expenses of the Registered Fund, to the extent not attributable to a trade or business, may be treated as miscellaneous itemized deductions subject to the foregoing rules or may be required to be capitalized.

Under Section 163(d) of the Code, “investment interest” expense of a non-corporate taxpayer (including in the case of a partner its allocable share of any such expense incurred by a partnership) is deductible only to the extent of such taxpayer’s “net investment income” (including in the case of a partner its allocable share of any net investment income of a partnership). Interest expense incurred by the Registered Fund should constitute “investment interest” and accordingly may be subject to the foregoing limitation.

Losses

A Partner may deduct its allocable share of the Registered Fund’s losses only to the extent of such Partner’s adjusted tax basis for its Interest in the Registered Fund. Under current law, the deduction of capital losses is limited to the extent of capital gains in the case of a corporation and to the extent of capital gains plus $3,000 in the case of an individual.

The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to temporary Treasury Regulations issued by the Treasury Department, income or loss from securities trading or investing activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Partner’s share of such income and gain.

Tax Elections

The Registered Fund may make various elections for federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.

The Code generally permits a partnership to elect to adjust the basis of its property on the sale or exchange of a partnership interest, the death of a partner and on the distribution of property to a partner (a “754 election”), except in certain circumstances in which such adjustments are mandatory. Such adjustments generally are mandatory in the case of a transfer of a partnership interest with respect to which there is substantial built-in loss, or a distribution of partnership property which results in a substantial basis reduction. A substantial built-in loss exists if a partnership’s adjusted basis in its asset exceeds the fair market value of such assets by more than $250,000. A substantial basis reduction results if a downward adjustment of more than $250,000 would be made to the basis of partnership assets if a 754 election were in effect. The general effect of such an election or mandatory adjustment is that transferees of partnership interests are treated as though they had acquired a direct interest in partnership assets. Any such election, once made, may not be revoked without the IRS’s consent. Although the LP Agreement authorizes the Registered Fund, at its option, to make this election (or any other elections permitted under the Code), because of the tax accounting complexities inherent in making this election to adjust the basis of the Registered Fund, it is unlikely that the Registered Fund would decide to make such an election unless circumstances existed which required such adjustments. The absence of this election and of the power to compel the making of such election may, in some circumstances, results in a reduction in value of an interest in the Registered Fund to a potential transferee.

The Registered Fund decides how to report the tax items on its information returns, and all Partners are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax returns of the Registered Fund are audited by the Service, the tax treatment of the Registered Fund’s income and deductions generally is determined at the partnership level in a single proceeding rather than by individual audits of the Partners. The General Partner, who is designated as the “Tax Matters Partner,” has considerable authority to make decisions affecting the tax treatment and procedural rights of all Partners. In addition, the Tax Matters Partner has the authority to bind certain Partners to settlement agreements and the right on behalf of all Partners to extend the statute of limitations relating to the Partners’ tax liabilities with respect to Fund items.

Tax Shelter Disclosure

Certain rules require taxpayers to disclose – on their federal income tax returns and, under certain circumstances, separately to the Office of Tax Shelter Analysis – their participation in “reportable transactions” and require “material advisors” to maintain investor lists with respect thereto. These rules apply to a broad range of transactions, including transactions that would not ordinarily be viewed as tax shelters, and to indirect participation in a reportable transaction (such as through a partnership). For example, a Partner who is an individual will be required to disclose participation in a loss transaction, which would include a tax loss resulting from the sale or exchange of his or her Interest, if the loss is at least $2 million in any single taxable year or $4 million in the taxable year in which the transaction is entered into and the five succeeding taxable years – those thresholds are $10 and $20 million, respectively, for Partners that are C corporations. A loss transaction would also include a loss from foreign currency transactions of at least $50,000 in any single taxable year for individuals and trusts, either directly or through a pass-through entity, such as the Registered Fund. Losses are adjusted for any insurance or other compensation received but determined without taking into account offsetting gains or other income or limitations on deductibility.

An excise tax and additional disclosure requirements may apply to certain tax-exempt entities that are “parties” to certain types of reportable transactions. A notice recently issued by the IRS provides that a tax-exempt investor in a partnership will generally not be treated as a “party” to a prohibited tax shelter transaction, even if the partnership engages in such a transaction, if the tax-exempt investor does not facilitate the transaction by reason of its tax-exempt, tax indifferent or tax-favored status. There can be no assurance, however, that the IRS or Treasury Department will not provide guidance in the future, either generally or with respect to particular types of investors, holding otherwise.

Failure to comply with the disclosure requirements for reportable transactions or prohibited tax shelter transactions can result in the imposition of penalties. Partners may be eligible for a disclosure safe harbor, as described in IRS Notice 2006-16, with respect to transactions in which the Funds may participate. The Funds may file protective disclosures with respect to transactions for purposes of satisfying the safe harbor requirements. Prospective investors are urged to consult with their own tax advisers with respect to the effect of these rules on an investment in the Registered Fund.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, EACH INVESTOR (AND EACH EMPLOYEE, REPRESENTATIVE, OR OTHER AGENT OF THE INVESTOR) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE TAX TREATMENT AND TAX STRUCTURE OF AN INVESTMENT IN THE REGISTERED FUND AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSIS) THAT ARE PROVIDED TO THE INVESTOR RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE (AS SUCH TERMS ARE DEFINED IN TREASURY REGULATION SECTION 1.6011-4).

State and Local Taxes

Prospective investors should also consider the potential state and local tax consequences of an investment in the Registered Fund. In addition to being taxed in its own state or locality of residence, a Partner may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Registered Fund or the Investment Funds operate. The Registered Fund may be required to withhold state and local taxes on behalf of the Partners. Any amount withheld generally will be treated as a distribution to each particular Partner. However, an individual Partner may be entitled to claim a credit on his or her resident state income tax return for the income taxes paid to the nonresident jurisdictions. Further, the Registered Fund (and the Investment Funds) may be subject to state and/or local taxes and may be required to make certain notices and other filings or face penalties.

Foreign Taxation

The manner in which the Registered Fund and/or Investment Funds and its income will be subject to taxation in the various countries in which it conducts investment activities depend on whether the Registered Fund is treated as having a trade or business in the particular country, and foreign taxes may apply irrespective of the nature of the Fund’s activities. Although the Registered Fund will endeavor, to the extent consistent with achieving its management and investment objectives, to minimize the risk that it is treated as engaged in a trade or business in a particular country that might result in significant taxation, no assurance can be provided in this regard. It is possible that certain amounts received from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Registered Fund and/or Investment Funds may also be subject to other withholding and capital gains, stamp duty or other taxes in some of the foreign countries where it purchases and sells securities. It may be difficult or burdensome for the Registered Fund to obtain the benefit of tax treaties potentially applicable to its foreign investments.

The Partners will be informed by the Registered Fund as to their proportionate share of the foreign taxes paid by the Registered Fund, which they will be required to include in their income. The Partners may be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes.

The TEI Fund

THE FOLLOWING IS PRIMARILY DIRECTED TO TAX EXEMPT OR TAX DEFERRED INVESTORS. THE ADVISER DOES NOT BELIEVE THAT, IN MOST INSTANCES, AN INVESTMENT IN THE TEI FUND BY A TAXABLE U.S. INVESTOR IS ADVISABLE. TAXABLE U.S. INVESTORS INTERESTED IN AN INVESTMENT SHOULD CONTACT THEIR TAX ADVISERS AND/OR COUNSELORS TO DISCUSS WHETHER AN INVESTMENT IN THE ENDOWMENT REGISTERED FUND, L.P. (WHICH HAS A SUBSTANTIALLY SIMILAR INVESTMENT STRATEGY) WOULD NOT BE BETTER SUITED FOR THEIR INVESTMENT NEEDS AND TAX SITUATION. FOR INFORMATION ON THE ENDOWMENT REGISTERED FUND, L.P., PLEASE CONTACT THE ADVISER (ATTN: DAVID C. CLIFFORD) AT 1-800-725-9456.

Partnership Status of the TEI Fund

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the TEI Fund will not be traded on an established securities market. Treasury Regulations concerning the classification of partnerships as publicly traded partnerships (the “Section 7704 Regulations”) provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof).

The Section 7704 Regulations include a “redemption or repurchase agreement” safe harbor under which partnership interests can avoid being treated as readily tradable. The Section 7704 Regulations provide that this safe harbor applies in the case of a “redemption or repurchase agreement,” which is defined as “a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or a person related to another partner.” The Section 7704 Regulations provide that the transfer of an interest in a partnership pursuant to a redemption or repurchase agreement is disregarded in determining whether interests in the partnership are readily tradable if (1) the redemption or repurchase agreement provides that the redemption or repurchase cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption or repurchase right, (2) the redemption or repurchase price is established not more than four times during the partnership’s taxable year, and (3) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed 10 percent of the total interests in partnership capital or profits (calculated by adding the percentages of total interests transferred at the time of each transfer, but excluding certain transfers such as block transfers).

The repurchase procedures established by the TEI Fund satisfy the first of the requirements for a safe-harbor redemption or repurchase agreement. The value of the Interests being repurchased is established on a date no earlier than 30 days after the expiration of the period during which tenders may be submitted, and the initial payment is made no sooner than the 30th day after the valuation date. Accordingly, the repurchase cannot occur until at least 60 calendar days after the tendering Partner submits its tender.

The TEI Fund’s LP Agreement contains provisions satisfying the second of the requirements for a safe-harbor redemption or repurchase agreement. The LP Agreement provides that the TEI Fund will not offer to repurchase Interests on more than four occasions in any Fiscal Year and, therefore, the repurchase price for Interests will be established not more than four times during the year.

The third condition of the “redemption or repurchase agreement” safe harbor is that the repurchased interests’ partnership capital or profits not exceed 10 per cent per year of the total interests in partnership capital or profits. The LP Agreement does not contain an explicit limitation on the percentage of Interests that can be repurchased in any year. Nevertheless, the transfer restrictions and repurchase provisions of the LP Agreement and the TEI Fund’s procedures are sufficient to meet the requirements of the “redemption or repurchase agreement” safe harbor as set forth in the Section 7704 Regulations in any year in which the TEI Fund repurchases Interests not in excess of 10 percent of the total interests in the TEI Fund’s capital or profits.

In the event that, in any year, the TEI Fund repurchases Units in excess of 10 percent of the total interests in its capital or profits, the TEI Fund will not satisfy the “redemption or repurchase agreement” safe harbor. The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event, the partnership’s status is examined to determine whether, taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

If it were determined that the TEI Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge by the IRS, changes in the Code, the Treasury Regulations or judicial interpretations thereof, a material adverse change in facts or otherwise), the taxable income of the TEI Fund would be subject to corporate income tax when recognized by the TEI Fund; distributions of such income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Partners to the extent of the current or accumulated earnings and profits of the TEI Fund; and Partners would not be entitled to report profits or losses realized by the TEI Fund.

On June 14, 2007, the Chairman and the Ranking Republican Member of the United States Senate Committee on Finance introduced legislation that would tax as corporations publicly traded partnerships that directly or indirectly derive income from investment adviser or asset management services. As proposed, the legislation limits the availability of the “qualifying income” exception to corporate tax treatment of publicly traded partnerships as provided under Code Section 7704(c).

Inasmuch as the TEI Fund does not rely upon the “qualifying income” exception of Section 7704(c), the proposed legislation in its current form would not affect the tax treatment of the TEI Fund. It is possible, however, that the proposed legislation could be modified during the legislative process in a manner that could create adverse tax consequences for the TEI Fund.

As an entity treated as a partnership for tax purposes, the TEI Fund is not itself subject to Federal income tax. The TEI Fund will file an annual partnership information return with the IRS that will report the results of operations. Each Partner will be required to report separately on its income tax return its distributive share of the TEI Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. The TEI Fund does not presently intend to make periodic distributions of their net income or gains, if any, to Partners. The amount and times of distributions, if any, will be determined in the sole discretion of the TEI Fund’s Board. Each Partner will be taxed on its distributive share of the TEI Fund’s taxable income and gain regardless of whether it has received or will receive a distribution from the TEI Fund.

Classification of the Offshore Fund; Tax Exempt Investors

The tax status of the Offshore Fund and its shareholders under the tax laws of the Cayman Islands and the United States is summarized below. The summary is based on the assumption that the Offshore Fund is owned, managed and operated as contemplated and reflects counsel’s consideration of the fact that all of the shares of the Offshore Fund will be held by the TEI Fund and that Interests in the TEI Fund will be held by U.S. tax-exempt entities. The summary is considered to be a correct interpretation of existing laws as applied on the date of this Memorandum but no representation is made or intended by the Offshore Fund (i) that changes in such laws or their application or interpretation described below as applied to the method of operation of the Offshore Fund, or (ii) that the IRS will agree with the interpretation described below as applied to the method of operation of the Offshore Fund. Persons interested in subscribing for Interests in the TEI Fund should consult their own tax advisers with respect to the tax consequences, including the income tax consequences, if any, to them of the purchase, holding, redemption, sale or transfer of Interests.

1. The Offshore Fund will be classified as an association taxable as a corporation for United States federal income tax purposes.

2. The Offshore Fund intends to conduct its affairs generally so that it will not be deemed to be engaged in a trade or business in the United States and, therefore, generally its income will not be treated as “effectively connected” with a U.S. trade or business carried on by the Offshore Fund. Section 864(b)(2) of the Code provides a safe harbor pursuant to which a foreign entity that engages in the United States in trading securities for its own account will not be deemed to be engaged in a United States trade or business. The Master Fund, in which the Offshore Fund invests, intends generally to conduct its activities in a manner so as to meet the requirements of this safe harbor. If the activities are conducted in such a manner, the Master Fund’s securities trading activities should not constitute a United States trade or business, and the Offshore Fund generally should not be subject to corporate United States federal income tax on its allocable share of the Master Fund’s trading profits. However, certain of the activities the Investment Funds in which the Master Fund invests will be determined to be outside the scope of this safe harbor, in which case the Offshore Fund will likely be considered to be engaged in a United States trade or business attributable to such Investment Funds. If the Offshore Fund avoids being deemed to engage in a U.S. trade or business:

a) Under present law, the Offshore Fund will not be subject to any United States federal income tax on its capital gains whether from sources within or outside the United States to the extent that such securities are not classified as United States real property interests within the meaning of Section 897 of the Code. Interests in certain Investment Funds, or in companies in which Investment Funds may invest, including shares in real estate investment trusts (REITs), may be classified as “United States real property interests” within the meaning of Code Section 897. In such cases, the gain from the sale of such “United States real property interests” would be treated as “effectively connected” income subject to United States federal income tax as discussed below. In addition, the purchaser of such securities may be required to withhold a portion of the proceeds from such sale.

b) One United States tax that is payable with respect to the Offshore Fund is a 30% withholding tax applicable to dividends and certain interest income considered to be from sources within the United States. The Offshore Fund does not expect to maintain cash reserves, but generally intends to invest any cash reserves that may exist in a manner so as not to be subject to this 30% withholding tax.

3. The Master Fund may invest in Investment Funds that generate income “effectively connected” with a trade or business carried on by such Investment Fund (or an investment of the Investment Fund) in the U.S. Although the Master Fund monitors and attempts to analyze whether or not income it receives from Investment Funds might be “effectively connected” income, the Master Fund generally must rely upon each Investment Fund to report whether, and to what extent, income generated by such Investment Fund is effectively connected income. The Master Fund might also determine that an Investment Fund generating significant effectively connected income nevertheless presents an appropriate investment opportunity for the Master Fund and the Funds notwithstanding the tax impact due to the Offshore Fund. The receipt of such effectively connected income by the Master Fund means that the Offshore Fund will be deemed to have received an allocable share of such effectively connected income, the Master Fund must withhold and pay on behalf of the Offshore Fund U.S. withholding tax at a 35% rate on such effectively connected income and the Offshore Fund must file a U.S. corporate income tax return with respect to such income. In addition, the Offshore Fund will be subject to the U.S. branch profits tax with respect to its allocable share of effectively connected income. The U.S. branch profits tax is imposed after giving effect to the 35% withholding tax on the Offshore Fund’s “dividend equivalent amount,” which is equal to the Offshore Fund’s “effectively connected earnings and profits” for the taxable year, adjusted downward to reflect increases in “United States net equity” and adjusted upward to reflect decreases in “United States net equity.” The U.S. branch profits tax rate for the Offshore Fund is 30%. Income subject to the 35% withholding tax and the subsequent 30% branch profits tax would not be subject to the 30% withholding tax described in (2) above.

4. Eligible Investors generally are exempt from U.S. federal income tax except to the extent that they have UBTI. UBTI is income from a trade or business unrelated to the tax-exempt entity’s exempt purpose or function. UBTI in excess of $1,000 (U.S.) in any year is taxable and may result in an alternative minimum tax liability. In view of this special problem, a tax-exempt investor should consult its tax adviser before purchasing Interests. It will be the responsibility of any tax-exempt investor investing in the TEI Fund to keep its own records with respect to UBTI and file its own IRS Form 990-T with respect thereto.

Various types of income, including dividends, interest, royalties, rents from real property (and incidental personal property) and gains from the sale of property other than inventory and property held primarily for sale to customers are excluded from UBTI so long as such income is not derived from debt financed property. To the extent that the Offshore Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin or through other means of leverage) or property primarily for sale to customers (“dealer” property) or becomes actively involved in trading securities, income attributable to such property or activity may constitute UBTI. However, such UBTI should not be attributable to shareholders because the Offshore Fund will be classified for U.S. income tax purposes as an association taxable as a corporation and UBTI generally should not pass through or be deemed to pass through a corporation to its U.S. tax-exempt shareholders.

The Code provides several taxing regimes that have the effect of taxing U.S. persons currently on some or all of their pro rata share of the income of a foreign corporation, even though such income has not actually been distributed to them. These regimes involve the taxation of U.S. shareholders of (i) “passive foreign investment companies” (“PFICs”) and (ii) “controlled foreign corporations” (“CFCs”). Because all of the shares of the Offshore Fund will be held by the TEI Fund, which is a U.S. partnership for income tax purposes, the Offshore Fund will be considered a CFC for U.S. income tax purposes.

A “U.S. shareholder” (as defined below) of a CFC generally must include in income currently its pro rata share of, among other things, the CFC’s “Subpart F income,” whether or not currently distributed to such shareholder. “Subpart F income” includes various types of passive investment income such as dividends, interest, gains from the sale of stock or securities, and gains from futures transactions in commodities. A “U.S. shareholder” is generally defined as an U.S. person (including a U.S. partnership) that owns (or, after the application of certain constructive stock ownership rules, is deemed to own) 10% or more of the total combined voting power of all classes of stock entitled to vote of the foreign corporation, determined by reference to either vote or value, is owned (or, after the application of certain constructive stock ownership rules, is deemed to be owned) by “U.S. shareholders.” Because the TEI Fund, a U.S. partnership, will own 100% of the stock of the Offshore Fund, the TEI Fund will be a U. S. Shareholder for these purposes.

“Subpart F income” of a CFC that is currently taxed to a “U.S. shareholder” is not subject to tax again in its hands when actually distributed to such shareholder. Where income is taxable under both the PFIC and Subpart F regimes, Subpart F is given precedence, and such income is taxed only once. In addition, a corporation will not be treated with respect to a shareholder as a PFIC during the “qualified portion,” which is the portion of the shareholder’s holding period during which the shareholder is a “U.S. shareholder” (as defined above) and the corporation is a CFC.

Under current law applicable to U.S. tax-exempt entities, income attributed from a CFC or PFIC to a tax-exempt entity is taxable to a tax-exempt entity only if the income attributed from the CFC or PFIC is made taxable to the tax-exempt entity under the Code and Treasury Regulations relating to particular categories of UBTI (for example, if the Offshore Fund were to generate certain insurance income as defined in Section 512(b)(17) of the Code). The Offshore Fund does not expect to generate UBTI of this type.

Accordingly, income of the TEI Fund allocable to Tax-Exempt Investors (subject to certain exceptions) should not constitute UBTI.

The foregoing discussion is intended to apply primarily to exempt organizations that are qualified plans. The UBTI of certain other exempt organizations may be computed in accordance with special rules. Further, certain types of tax-exempt entities under the Code, such as “charitable remainder trusts” that are required to make taxable distributions based upon income received from all sources, may be disadvantaged under the rules relating to CFCs and PFICs in a manner similar to taxable investors.

Charitable remainder trusts are generally required, under their trust instruments and for purposes of qualifying under the Code for tax exemption, to make current distributions of all or a significant portion of their income. As an investor in a CFC, such a trust would be deemed to receive income each year from the CFC whether or not the CFC currently distributes such income. For these reasons, the TEI Fund may not be an appropriate investment for charitable remainder trusts.

5. There are no income, corporation, capital gains or other taxes in effect in the Cayman Islands on the basis of present legislation. The Offshore Fund is an exempted company under Cayman Islands law and has received from the Governor-in-Council of the Cayman Islands a tax concessions pursuant to Section 6 of the Tax Concessions Law (1999 Revision) which provides that, for a period of 20 years from April 12, 2005, no law thereafter enacted in the Cayman Islands imposing any taxes to be levied on profits, income, gains or appreciation will apply to the Offshore Fund or its operations. No capital or stamp duties are levied in the Cayman Islands on the issue, transfer or redemption of shares. An annual registration fee will be payable by the Offshore Fund to the Cayman Islands government which will be calculated by reference to the nominal amount of its authorized capital.

UNLESS OTHERWISE INDICATED, REFERENCES IN THE FOLLOWING DISCUSSION OF THE TAX CONSEQUENCES OF FUND INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE MASTER FUND AND THE INVESTMENT FUNDS, AS WELL AS THE TAX IMPACT OF SUCH INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS ON THE TEI FUND AS A RESULT OF IT BEING AN INVESTOR IN THE OFFSHORE FUND AND, THROUGH THE MASTER FUND, AN INDIRECT INVESTOR IN THE INVESTMENT FUNDS.

As an entity treated as a partnership for tax purposes, the TEI Fund is not itself subject to Federal income tax. The TEI Fund will file an annual partnership information return with the IRS that will report the results of operations. Each Partner who is subject to tax will be required to report separately on its income tax return its distributive share of the TEI Fund’s ordinary income or loss.

Because the Offshore Fund will be treated as a corporation for federal income tax purposes, however, the TEI Fund, and therefore Partners, will receive taxable income to the extent of dividends paid by the Offshore Fund or earlier in the event that CFC rules (described above) require the TEI Fund to include some portion of the Offshore Fund’s income in its own income even when no dividends are paid. The Offshore Fund’s income will be its share of the taxable income of the Master Fund, which, in turn, will receive allocations of its share of the taxable income of the Investment Funds. Generally, neither the TEI Fund nor the Offshore Fund will have any power to control the timing of cash distributions by the Investment Funds. In addition, the TEI Fund does not intend to make periodic distributions of its net income or gains, if any, to Partners. The amount and timing of any distributions will be determined in the sole discretion of the Board. Accordingly, it is likely that a Partner’s share of taxable income from the TEI Fund could exceed the distributions, if any, the Partner receives from the TEI Fund. As discussed below, Partners will be furnished with a tax information report annually stating each Partner’s respective share of the TEI Fund’s tax items. Partners that are tax-exempt entities generally will not be subject to income tax on their allocable share of the TEI Fund’s income and gains.

Tax Shelter Disclosure

Certain rules require taxpayers to disclose – on their federal income tax returns and, under certain circumstances, separately to the Office of Tax Shelter Analysis – their participation in “reportable transactions” and require “material advisors” to maintain investor lists with respect thereto. These rules apply to a broad range of transactions, including transactions that would not ordinarily be viewed as tax shelters, and to indirect participation in a reportable transaction (such as through a partnership). For example, a Partner who is an individual will be required to disclose participation in a loss transaction, which would include a tax loss resulting from the sale or exchange of his or her Interest, if the loss is at least $2 million in any single taxable year or $4 million in the taxable year in which the transaction is entered into and the five succeeding taxable years – those thresholds are $10 and $20 million, respectively, for Partners that are C corporations. A loss transaction would also include a loss from foreign currency transactions of at least $50,000 in any single taxable year for individuals and trusts, either directly or through a pass-through entity, such as the TEI Fund. Losses are adjusted for any insurance or other compensation received but determined without taking into account offsetting gains or other income or limitations on deductibility.

An excise tax and additional disclosure requirements may apply to certain tax-exempt entities that are “parties” to certain types of reportable transactions. A notice recently issued by the IRS provides that a tax-exempt investor in a partnership will generally not be treated as a “party” to a prohibited tax shelter transaction, even if the partnership engages in such a transaction, if the tax-exempt investor does not facilitate the transaction by reason of its tax-exempt, tax indifferent or tax-favored status. There can be no assurance, however, that the IRS or Treasury Department will not provide guidance in the future, either generally or with respect to particular types of investors, holding otherwise.

Failure to comply with the disclosure requirements for reportable transactions or prohibited tax shelter transactions can result in the imposition of penalties. Partners may be eligible for a disclosure safe harbor, as described in IRS Notice 2006-16, with respect to transactions in which the Funds may participate. The Funds may file protective disclosures with respect to transactions for purposes of satisfying the safe harbor requirements. Prospective investors are urged to consult with their own tax advisers with respect to the effect of these rules on an investment in the TEI Fund.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, EACH INVESTOR (AND EACH EMPLOYEE, REPRESENTATIVE, OR OTHER AGENT OF THE INVESTOR) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE TAX TREATMENT AND TAX STRUCTURE OF AN INVESTMENT IN THE TEI FUND AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSIS) THAT ARE PROVIDED TO THE INVESTOR RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE (AS SUCH TERMS ARE DEFINED IN TREASURY REGULATION SECTION 1.6011-4).

Unrelated Business Taxable Income

Generally, an exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner. This type of income is exempt even if it is realized from securities trading activity that constitutes a trade or business.

This general exemption from tax does not apply to the “unrelated business taxable income” (“UBTI”) of an exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI also includes “unrelated debt-financed income,”

which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of such disposition. With respect to its investments, if any, in partnerships engaged in a trade or business, the Master Fund’s income (or loss) from these investments may constitute UBTI if received by a tax-exempt organization.

The Master Fund and the Investment Funds may incur “acquisition indebtedness” with respect to certain of their transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Master Fund will treat its short sales of securities, if any, and short sales of securities in which Investment Funds might engage, as not involving “acquisition indebtedness” and therefore not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Master Fund recognizes income (i.e., dividends and interest) from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of such income which would be treated as UBTI generally will be based on the percentage which the “average acquisition indebtedness” incurred with respect to such securities is of the “average amount of the adjusted basis” of such securities during the taxable year.

To the extent the Master Fund recognizes gain from securities with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which would be treated as UBTI (if received by a tax-exempt organization) will be based on the percentage which the highest amount of such “acquisition indebtedness” is of the “average amount of the adjusted basis” of such securities during the taxable year. In determining the unrelated debt-financed income of the Master Fund, an allocable portion of deductions directly connected with the Master Fund’s debt-financed property is taken into account. Thus, for instance, a percentage of losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion the exempt organization’s income and gains which is not treated as UBTI will continue to be exempt from tax. Therefore, the possibility of realizing UBTI should not affect the tax-exempt status of such an exempt organization. A charitable remainder trust must pay a Federal excise tax equal to 100% of its UBTI; however, other income remains exempt from Federal income tax. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI.

Notwithstanding the extent to which the Master Fund generates income that would be treated as UBTI if received by a tax-exempt organization, such income should not be attributable to tax-exempt owners of Interests in the TEI Fund, as the TEI Fund will not own a direct interest in the Master Fund. Rather, the Offshore Fund will own an interest in the Master Fund. Although the Offshore Fund might be considered to receive income that would be characterized as UBTI in the hands of a tax-exempt entity, the Offshore Fund is treated as a corporation for U.S. income tax purposes. As described above, a tax-exempt investor in an organization treated as a partnership for federal income tax purposes will be attributed its allocable share of UBTI generated by the partnership’s activities. UBTI, on the other hand (except in the case of a captive foreign insurance company, which the Offshore Fund is not), does not pass through to the shareholders of an organization that is treated as a corporation for federal income tax purposes. Accordingly, any income from the activities or investments of the Offshore Fund will not be included in the income of a tax-exempt investor in calculating its UBTI.

With certain exceptions, tax-exempt organizations that are private foundations are subject to a 2% Federal excise tax on their “net investment income.” The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax

A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the TEI Fund. See “ERISA Considerations.”

Certain Issues Pertaining to Specific Exempt Organizations

Private Foundations. Private foundations and their managers are subject to excise taxes if they invest “any amount in such a manner as to jeopardize the carrying out of any of the foundation’s exempt purposes.” This rule requires a foundation manager, in making an investment, to exercise “ordinary business care and prudence” under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation’s portfolio.

In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its “distributable amount,” which includes, among other things, the private foundation’s “minimum investment return,” defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation’s exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation’s investment in the TEI Fund would most probably be classified as a nonfunctionally related asset. A determination that an interest in the TEI Fund is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Partner which is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in the TEI Fund. Of course, this factor would create less of a problem to the extent that the value of the investment in the TEI Fund is not significant in relation to the value of other assets held by a foundation.

In some instances, an investment in the TEI Fund by a private foundation may be prohibited by the “excess business holdings” provisions of the Code. For example, if a private foundation (either directly or together with a “disqualified person”) acquires more than 20% of the capital interest or profits interest of the TEI Fund, the private foundation may be considered to have “excess business holdings.” If this occurs, such foundation may be required to divest itself of its interest in the TEI Fund in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the TEI Fund is “passive” within the applicable provisions of the Code and Treasury Regulations. Although there can be no assurance, the Board believes that the TEI Fund will meet such 95% gross income test.

A substantial percentage of investments of certain “private operating foundations” may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, Individual Retirement Accounts and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. See “ERISA Considerations.”

Endowment Funds. Investment managers of endowment funds should consider whether the acquisition of Interests is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

State and Local Taxation

In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the TEI Fund. State and local tax laws differ in the treatment of partnerships such as the TEI Fund. A few jurisdictions may impose entity level taxes on a partnership if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, the TEI Fund intends to conduct its activities so that its direct activities will not be subject to entity level taxation by any state or local jurisdiction. However, due to the activities of certain underlying Investment Funds, the Offshore Fund will likely have state tax filing requirements in certain states and may be required to pay state taxes in certain situations. In addition, a Partner may be subject to tax return filing obligations and other taxes in its own jurisdiction as well as the jurisdiction in which the TEI Fund operates. Prospective Partners should contact their tax adviser regarding the potential state and local tax consequences of an investment in the TEI Fund.

Risks of TEI Fund — Changes in United States Law

If there are changes in the laws of the United States so as to result in the inability of the TEI Fund and/or the Offshore Fund to operate as set forth in this Memorandum, there may be a material adverse effect on investors. There can be no assurance that the positions of the TEI Fund relating to the tax consequences of its investment transactions will be accepted by the tax authorities. In addition, the regulatory environment for leveraged investors, Tax-Exempt Investors and for hedge funds generally is evolving. To the extent that legislative or other regulatory changes occur in the direct or indirect regulation of leveraged investors, Tax-Exempt Investors, widely-held partnerships or hedge funds, including tax regulation applicable thereto, all of which have preliminarily been discussed by members of Congress, there may be materially adverse effects on the ability of the TEI Fund to pursue its investment objective or strategies, which could force the TEI Fund to change, or even cease, its operations. For example, if Congress were to change treatment of investment in offshore corporations by Tax-Exempt Investors, the TEI Fund likely would suffer a materially adverse impact including decreased investment returns. In such circumstances, the Board would be required to assess what steps to take, including potentially eliminating the Offshore Fund or dissolving the TEI Fund. See “General Risks – Risks of the TEI Fund.”

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Offshore Feeders or their respective members. The Cayman Islands are not party to any double taxation treaties.

The Offshore Fund has received an undertaking from the Governor-in-Council of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from April 20, 2005, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Offshore Fund or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the Offshore Fund or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the Offshore Fund to its sole managing member (the TEI Fund) or a payment of principal or interest or other sums due under a debenture or other obligation of the Offshore Fund.

ERISA CONSIDERATIONS

Registered Fund

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an “ERISA Plan” and “ERISA,” respectively), and persons who are fiduciaries with respect to an IRA, Keogh Plan, or other plan that is subject to the prohibited transaction provisions of Section 4975 of the Code (together with ERISA Plans, “Plans”) should consider, among other things, the matters described below before determining whether to invest in the Registered Fund.

A Plan fiduciary considering an investment in the Registered Fund should consult with its legal counsel concerning all the legal implications of investing in the Registered Fund, especially the issues discussed in the following paragraphs. In addition, a Plan fiduciary should consider whether an investment in the Registered Fund will result in any UBTI to the Plan. See “CERTAIN TAX CONSIDERATIONS.”

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, whether the investment is permitted under the Plan’s governing instruments, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the fund’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Tax Considerations—Unrelated Business Taxable Income” and “— Certain Issues Pertaining to Specific Exempt Organizations”) and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Registered Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Registered Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Registered Fund should not be considered to be “plan assets” of the Plans investing in the Registered Fund for purposes of the fiduciary responsibility and prohibited transaction rules under ERISA or the Code. Thus, neither the Adviser, the General Partner, nor the Investment Managers are fiduciaries within the meaning of ERISA or the Code with respect to the assets of any Plan that becomes a Partner in the Registered Fund, solely by reason of the Plan’s investment in the Registered Fund.

Certain prospective investors may currently maintain relationships with the Adviser or one or more Investment Managers in which the Registered Fund invests, or with other entities that are affiliated with the Adviser or Investment Managers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services. ERISA and the relevant provisions of the Code prohibit the use of Plan assets for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with legal counsel to determine if participation in the Registered Fund is a transaction that is prohibited by ERISA or the Code and fiduciaries of such plans should not permit an investment in the Registered Fund with plan assets if the General Partner, the Adviser or the Investment Managers, or their affiliates perform or have investment powers over such assets, unless an exemption from the prohibited transaction rules apply with respect to such purchase.

The Registered Fund requires Plan fiduciaries proposing to invest in the Registered Fund to certify that (a) the investment by such Plan interest holder in the Registered Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Registered Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the General Partner, the Adviser nor any of its affiliates (including, without limitation, any of the Related Parties) has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser or any of its affiliates (including, without limitation, any of the Related Parties) has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Registered Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential Plan investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of an investment in the Registered Fund.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA or the Code discussed above but may be subject to substantively similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Registered Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Registered Fund.

THE REGISTERED FUND’S SALE OF INTERESTS TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE REGISTERED FUND, THE ADVISER OR ANY OF THEIR AFFILIATES (INCLUDING, WITHOUT LIMITATION, ANY OF THE RELATED PARTIES), OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE INTERESTS, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

TEI Fund

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an “ERISA Plan” and “ERISA,” respectively), and persons who are fiduciaries with respect to an IRA, Keogh Plan, or other plan that is subject to the prohibited transaction provisions of Section 4975 of the Code (together with ERISA Plans, “Plans”) should consider, among other things, the matters described below before determining whether to invest in the TEI Fund.

A Plan fiduciary considering an investment in the TEI Fund should consult with its legal counsel concerning all the legal implications of investing in the TEI Fund, especially the issues discussed in the following paragraphs.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, whether the investment is permitted under the Plan’s governing instruments, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the fund’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Tax Considerations—Unrelated Business Taxable Income” and “— Certain Issues Pertaining to Specific Exempt Organizations”) and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the TEI Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the TEI Fund is registered as an investment company under the Investment Company Act, the underlying assets of the TEI Fund should not be considered to be “plan assets” of the Plans investing in the TEI Fund for purposes of the fiduciary responsibility and prohibited transaction rules under ERISA and/or the Code. Thus, the Adviser will not be a fiduciary within the meaning of ERISA or the Code with respect to the assets of any Plan that invests in the TEI Fund solely by reason of the Plan’s investment in the TEI Fund.

Certain prospective Plan investors may currently maintain relationships with the Adviser or its affiliates. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory or other services. ERISA and the relevant provisions of the Code prohibit the use of Plan assets for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with counsel to determine if participation in the TEI Fund is a transaction that is prohibited by ERISA or the Code and fiduciaries of such plans should not permit an investment in the TEI Fund with Plan assets if the Adviser or any of its affiliates perform or have investment powers over such assets, unless an exemption from the prohibited transaction rules apply with respect to such purchase.

The TEI Fund requires Plan fiduciaries proposing to invest in the TEI Fund to certify that (a) the investment by such Plan interest holder in the TEI Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the TEI Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the Adviser nor any of its affiliates (including, without limitation, any of the Related Parties) has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser or any of its affiliates (including, without limitation, any of the Related Parties) has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the TEI Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any substantively similar provisions of other law for which an exemption is not available.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential Plan investors should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of an investment in the TEI Fund. In this regard, changes in the direct or indirect regulation of such investors or hedge funds, including tax regulation applicable thereto, may alter materially the risks for potential Plan investors investing in the TEI Fund. In particular, Congress has held hearings regarding taxation policy as it relates to leveraged investors, Tax-Exempt Investors and hedge funds. Any legislation or regulation could pose additional risks and result in material adverse consequences including limitation of investment strategies used by the TEI Fund.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA or the Code discussed above but may be subject to substantively similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the TEI Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the TEI Fund.

THE TEI FUND’S SALE OF INTERESTS TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE TEI FUND, THE ADVISER OR ANY OF THEIR AFFILIATES (INCLUDING, WITHOUT LIMITATION, ANY OF THE RELATED PARTIES), OR BY

ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE INTERESTS, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

ELIGIBLE INVESTORS

Each prospective investor will be required to complete the Funds’ subscription agreement (“Subscription Agreement”), a form of which is set forth in Appendix A to this Memorandum, and satisfy the investor eligibility standards set forth therein in order to be permitted to invest in a Fund. Appendix A qualifies the following summary in its entirety.

An investment in a Fund involves risks and it is possible that an investor may lose some of its investment. In addition, an investment in a Fund is not liquid and investors should provide for adequate liquidity outside of their investment in the Fund to meet their foreseeable liquidity needs. Before making an investment decision, an investor and/or its adviser should (i) consider the suitability of this investment with respect to its investment objectives and personal situation and (ii) consider factors such as its personal net worth, income, age, risk tolerance, and liquidity needs. See “RISK FACTORS.” Short-term investors and investors who cannot bear the loss of some of their investment and/or the risks associated with a lack of liquidity should not invest in the Funds.

Registered Fund

Generally, the Subscription Agreement requires that an investor certify that it is an “accredited investor” for purposes of Regulation D under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. An “accredited investor” includes, among other investors, an individual who: (i) has a net worth (or a joint net worth with that person’s spouse) immediately prior to the time of purchase in excess of $1 million; or (ii) an individual who has income in excess of $200,000 (or joint income with the investor’s spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year. Other categories of “accredited investor” or other eligible investor standards applicable to companies and other investors are set forth in the Subscription Agreement included in Appendix A, which is incorporated herein by reference. A “qualified client” means an individual or company (other than an investment company) that has a net worth (or in the case of an individuals a joint net worth with the individual’s spouse) of more than $1,500,000, or that meets certain other qualification requirements set forth in Appendix A. In addition, Interests are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes. Additional requirements are set forth in the Subscription Agreement. Investors who meet the qualifications set forth in the Subscription Agreement are referred to in this Memorandum as Eligible Investors.

An investment in the Registered Fund is not likely to be appropriate for certain types of tax-exempt entities, including charitable remainder trusts. Tax-exempt entities should consult with their tax advisers prior to making an investment in the Registered Fund.

All prospective Partners must complete the Subscription Agreement Signature Pages of the Subscription Agreement in which they certify that, among other things, they meet the foregoing requirements and that they will not transfer their Interest (or any portion thereof) except in accordance with the LP Agreement. Existing Partners who request to purchase additional Interests are required to qualify as Eligible Investors and to complete additional Subscription Agreement Signature Pages prior to the additional purchase.

TEI Fund

Generally, the Subscription Agreement requires that an investor certify that it is an “accredited investor” for purposes of Regulation D under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. Categories of “accredited investor” and “qualified client”, and other eligible investor standards applicable to investors, are set forth in the Subscription Agreement included in Appendix A, which is incorporated herein by reference.

The TEI Fund will offer and sell Interests only to tax-exempt and tax-deferred Eligible Investors. The TEI Fund is offered only to certain Eligible Investors, which include: (1) pension, profit-sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Code, by reason of qualification under Section 401 of the Code; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) IRAs (including regular IRAs, spousal IRAs for a non-working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; and (6) state colleges and universities

Investors who meet the qualifications set forth in the Subscription Agreement are referred to in this Memorandum as Eligible Investors. All prospective Partners must complete the Subscription Agreement Signature Pages of the Subscription Agreement in which they certify that, among other things, they meet the foregoing requirements and that they will not transfer their Interest (or any portion thereof) except in accordance with the LP Agreement. Existing Partners who request to purchase additional Interests are required to qualify as Eligible Investors and to complete additional Subscription Agreement Signature Pages prior to the additional purchase.

PURCHASING INTERESTS

The minimum initial investment in the Funds by any investor is $100,000, and the minimum additional investment in the Funds by any investor is $25,000. However, the Funds, in their sole discretion, may accept investments below these minimums, and will accept investments that are reduced below such minimums due to the assessment of fees charged directly by a Sub-Placement Agent for services in conjunction with an investment in a Fund and/or maintenance of investor accounts. Interests will generally be offered for purchase at NAV as of the first business day of each calendar month, except that Interests may be offered more or less frequently as determined by the Board in its sole discretion. The Board may also suspend or terminate the availability for purchase of Interests at any time. No investment in either Fund (or any other relationship with the Adviser) will qualify an investor for any type of “breakpoint” or otherwise qualify investors for special treatment.

Except as otherwise permitted by the Board, initial and subsequent purchases of Interests will be payable in cash. Each initial or subsequent purchase of Interests will be payable in one installment which will generally be due prior to the proposed acceptance of the purchase. A prospective investor must submit a completed Subscription Agreement before the acceptance date set by the Funds. The Funds reserves the right, in their sole discretion, to reject in whole or in part, any subscription to purchase

Interests in the Funds at any time. Although the Funds may, in their sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a Partner until cleared funds have been received.

Sub-Placement Agents or other financial intermediaries also may impose terms and conditions on investor accounts and investments in the Funds that are in addition to the terms and conditions set forth in this Memorandum. Such terms and conditions are not imposed by the Funds, the Placement Agent or any other service provider of the Funds. Any terms and conditions imposed by a Sub-Placement Agent or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a Partner’s ability to subscribe for Interests, or otherwise transact business with the Funds. Investors should direct any questions regarding terms and conditions applicable to their accounts or relevant operational limitations to the Sub-Placement Agent or other financial intermediary.

PROXY VOTING POLICIES AND PROCEDURES

Each Fund invests substantially all of its investable assets in the Master Fund (via the Offshore Fund in the case of the TEI Fund). The Master Fund invests substantially all of its assets in securities of Investment Funds, which of which are private partnerships, limited liability companies or similar entities managed by Investment Managers (commonly referred to as “hedge funds”, “private equity funds” or “private funds”, etc.). These securities do not typically convey traditional voting rights to the holder and the occurrence of corporate governance or other notices for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Adviser and/or the Master Fund may receive notices from such Investment Funds seeking the consent of holders in order to materially change certain rights within the structure of the security itself or change material terms of the Investment Funds’ limited partnership agreement, limited liability company operating agreement or similar agreement with investors. To the extent that the Master Fund receives notices or proxies from Investment Funds (or receives proxy statements or similar notices in connection with any other portfolio securities) or holds securities in a Separate Account (and thus retains or could retain some voting rights with respect to such securities), the Master Fund has delegated proxy voting responsibilities with respect to the Master Fund’s portfolio securities to the Adviser, subject to the Board’s general oversight and with the direction that proxies should be voted consistent with the Master Fund’s best economic interests.

With respect to proxies issued by the Master Fund, the Registered Fund and Offshore Fund will not delegate to the Adviser, but instead retain, their respective proxy voting authority and shall exercise such authority as described below. After the Registered Fund or Offshore Fund receives a proxy issued by the Master Fund, the Registered Fund or the TEI Fund (acting as sole managing member of the Offshore Fund) will hold a meeting of its Partners at which the Partners will vote their Interests to instruct the Registered Fund or TEI Fund to vote for or against the matter presented by the Master Fund. In the case of the TEI Fund, the TEI Fund will in turn, in its capacity as sole managing member of the Offshore Fund, cause the Offshore Fund to vote for or against the matter presented by the Master Fund. Each Fund will then calculate the proportion of Interests voted for to those voted against (ignoring for purposes of this calculation the Interests for which it receives no voting instructions) and will subsequently vote its interest in the Master Fund for or against the matter in the same proportion (via, in the case of the TEI Fund, the Offshore Fund’s interest in the Master Fund).

In the case of the TEI Fund, with respect to proxies issued by the Offshore Fund, the TEI Fund will not delegate to the Adviser, but instead retain, its proxy voting authority and shall exercise such authority as described below. After the TEI Fund receives a proxy issued by the Offshore Fund, the TEI Fund will hold a meeting of its Partners at which the Partners will vote their Interests to instruct the TEI Fund to vote for or against the matter presented by the Offshore Fund. The TEI Fund will then calculate the proportion of Interests voted for to those voted against (ignoring for purposes of this calculation the Interests for which it receives no voting instructions) and will subsequently vote the TEI Fund’s interest in the Offshore Fund for or against the matter in the same proportion.

The Adviser has adopted its own proxy voting policies and procedures for this purpose. As a general principle, the Adviser will vote to maximize shareholder value, while considering all relevant factors, and vote without undue influence from individuals or groups who may have an economic interest in the outcome of the proxy vote. If it is determined that a proxy presents a material conflict of interest, then the Adviser shall vote the proxy in accordance with the recommendations of Institutional Shareholder Services (“ISS”) or another nationally recognized party, if available, or, if ISS or such party has disclosed that it has a conflict of interest with the vote, another independent third party.

With respect to securities held in the Separate Account that it advises, Novant has adopted proxy voting policies and procedures that, among other things, seek to ensure that Novant will vote proxies consistent with the best economic interests of its clients. These policies and procedures provide for certain general policies such as voting in favor of routine housekeeping items and against matters that cause board members to become entrenched or cause unequal voting rights. In the event of a material conflict of interest, Novant will determine whether it is appropriate to disclose the conflict to relevant clients, give the clients an opportunity to vote the proxies themselves, or address the voting issue through other objective means such as voting in a manner consistent with a predetermined voting policy or receiving an independent third party voting recommendation. The policies provide that Novant generally intends to consider the opinion of management, the effect of management, and the effect on shareholder value and issuer’s business practices. As a general matter, the proxy voting policy generally provides for voting consistent with recommendations of an issuer’s management, but the policy has established certain exceptions including with respect to issues that would dilute the rights, privileges or voting power of shareholders, or would dilute shareholders’ economic interests in favor of management. In addition, the proxy voting policy provides that votes will be cast in favor of provisions that give shareholders the strongest assurance of sound, ethical governance. The Master Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Master Fund’s most recent Form N-PX filing for the period ended June 30, 2007 is available: (i) without charge, upon request, by calling 1-800-725-9456, or (ii) by visiting the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION AND SUMMARY OF THE LP AGREEMENT

An investor in a Fund will be a Partner of the Fund and his or her rights in the Fund will be established and governed by the LP Agreement, which shall be in substantially the form attached as Appendix D to this Memorandum. A prospective investor and his or her advisors should carefully review the LP Agreement as each Partner will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the LP Agreement that may not be described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the LP Agreement.

Partners; Additional Classes of Interests

Persons who purchase Interests will be Partners of the Fund. In addition, to the extent permitted by the Investment Company Act or any required exemptive relief, the Funds reserve the right to issue additional classes of Interests in the future subject to fees, charges, repurchase rights and other characteristics different from those of the Interests offered in this Memorandum.

Liability of Partners

Under Delaware law and the LP Agreement, each Partner will be liable for the debts and obligations of the Fund only to the extent of the value of such Partner’s Interest. A Partner, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Partner in accordance with the LP Agreement in certain circumstances where, after giving effect to the distribution, certain liabilities of the Fund exceed the fair market value of the Fund’s assets.

Limitation of Liability; Indemnification

The LP Agreement provides that the members and former members of the Board and the Adviser (including certain of its affiliates, among others) shall not be liable to a Fund or any of the Partners for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The LP Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board and the Adviser (including certain of its affiliates, among others) by each Fund (but not by the Partners individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of a Fund. None of these persons shall be personally liable to any Partner for the repayment of any positive balance in the Partner’s capital account or for contributions by the Partner to the capital of a Fund or by reason of any change in the federal or state income tax laws applicable to such Fund or its investors. The rights of indemnification and exculpation provided under the LP Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board and the Adviser (including certain of its affiliates, among others) for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LP Agreement to the fullest extent permitted by law.

Power of Attorney

In subscribing for an Interest, a Partner will appoint the General Partner as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Fund as a limited partnership under Delaware law or signing all instruments effecting authorized changes in the Fund or the LP Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of such Fund. This power of attorney, which will be contained in the Subscription Agreement, is a special power of attorney and is coupled with an interest in favor of the General Partner and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Partner granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Partner of all or any portion of the Partner’s Interest, except that when the transferee of the Interest or portion of the Interest has been approved by a Fund for admission to such Fund as a substitute Partner, or upon the withdrawal of a Partner from the Funds pursuant to a repurchase of Interests or otherwise, the power of attorney given by the transferor will terminate.

Amendment of the LP Agreement

The LP Agreement may generally be amended, in whole or in part, with the approval of a majority of the Directors (including a majority of the Independent Directors, if required by the Investment Company Act) and without the approval of the Partners unless the approval of Partners is required under the Investment Company Act. However, certain amendments to the LP Agreement involving capital accounts and allocations thereto may not be made without the written consent of each Partner materially adversely affected thereby or unless each Partner has received written notice of the amendment and any Partner objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Interest repurchased by the relevant Fund.

Term, Dissolution and Liquidation

A Fund shall be dissolved: (1) upon the affirmative vote to dissolve the Fund by both (i) a majority of the Directors, and (ii) Partners holding at least two-thirds ( 2/3) of the total number of votes eligible to be cast by all Partners; (2) upon either (i) an election by the General Partner to dissolve the Fund, or (ii) under certain conditions, in the event that the General Partner ceases to be General Partner of the Fund; (3) upon the failure of Partners to approve successor Directors when no Director remains to continue the business of the Funds; or (4) as required by operation of law.

In the event of the dissolution of the Master Fund, the Board will seek to act in the best interests of the relevant Fund and the Partners in determining whether, for example, to invest a Fund’s assets directly, rather than through the Master Fund, or to dissolve the Fund. The Master Fund may be dissolved (1) upon the affirmative vote to dissolve the Fund by either (i) a majority of the Directors, or (ii) Partners holding at least two-thirds ( 2/3) of the total number of votes eligible to be cast by all Partners; or (2) as required by operation of law.

Any investor in the Master Fund, including the Funds or other feeder funds that invest in the Master Fund, also may, in connection with the dissolution and liquidation of such investor in the Master Fund, tender to the Master Fund for redemption all of such investor’s interest in the Master Fund. In the event of such a tender for redemption, the Master Fund, subject always to the terms of its limited partnership agreement and the Master Fund’s ability to liquidate sufficient Master Fund investments in an orderly fashion determined by the Master Fund’s directors to be fair and reasonable to the Master Fund and all of its limited partners (including the Funds), shall pay to such redeeming limited partner within 90 days the proceeds of such redemption, provided that such proceeds may be paid in cash, by means of in-kind distribution of Master Fund investments, or as a combination of cash and in-kind distribution of Master Fund investments.

Upon the occurrence of any event of dissolution of a Fund, the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of such Fund and liquidating their assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled “CAPITAL ACCOUNTS AND ALLOCATIONS.”

Upon the liquidation of a Fund, its assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of such Fund (other than debts to Partners) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Partners; and (iii) finally to the Partners proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Partners in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Partners, distribute the assets of a Fund into and through a liquidating trust to effect the liquidation of such Fund. The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Partners.

REPORTS TO PARTNERS

Partners will receive annual tax information necessary for completion of Federal, state and local tax returns. The Funds intend to furnish to Partners such information as soon as practicable after receipt of the necessary information from the Investment Funds. However, such annual tax information will be provided by the Funds after April 15 of each year and, accordingly, Partners will need to file extensions for the completion of their Federal, state and local tax returns.

The Funds anticipate sending Partners an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Partners may also be sent additional reports regarding the Funds’ operations, at the discretion of the Adviser.

FISCAL YEAR

For accounting and tax purposes, each Fund’s fiscal and taxable year is the 12-month period ending on December 31.

ACCOUNTANTS AND LEGAL COUNSEL

The Board has selected KPMG, LLP as the independent public accountants of the Funds. KPMG, LLP’s principal business address is located at 191 W. Nationwide Blvd., Suite 500, Columbus, OH 43215.

K & L Gates LLP, located at One Lincoln Street., Boston, Massachusetts 02111, serves as legal counsel to the Funds and also serves as legal counsel to the Independent Directors.

INQUIRIES

Inquires concerning the Funds and the Interests (including procedures for purchasing Interests) should be directed to:

Endowment Advisers, L.P.

4265 San Felipe, Suite 800

Houston, Texas 77027

Attention: Fund Operations

Toll-Free 1-800-725-9456

FINANCIAL STATEMENTS

The Funds’ and the Master Fund’s audited financial statements for the period ended December 31, 2007 and the registered public accountant’s reports thereon are set forth in the following pages.

the

ENDOWMENT FUND

The Endowment Registered Fund, L.P.

Shareholders’ Report

December 31, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Partners

The Endowment Registered Fund, L.P.:

We have audited the accompanying statement of assets, liabilities, and partners’ capital of The Endowment Registered Fund, L.P. (the “Registered Fund”), as of December 31, 2007, and the related statement of operations for the year then ended, the statement of changes in partners’ capital for each of the years in the two-year period then ended, the statement of cash flows for the year then ended, and the financial highlights for each of the years in the three-year period then ended and for the period March 10, 2004 (inception) through December 31, 2004. These financial statements and financial highlights are the responsibility of the Registered Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Endowment Registered Fund, L.P. as of December 31, 2007, the results of its operations for the year then ended, the changes in its partners’ capital for each of the years in the two-year period then ended, the cash flows for the year then ended, and the financial highlights for each of the years in the three-year period then ended and for the period March 10, 2004 (inception) through December 31, 2004, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Columbus, Ohio

February 25, 2008

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Statement of Assets, Liabilities and Partners’ Capital

December 31, 2007

Assets
Investments in the Master Fund, at estimated fair value	$1,486,263,455
Receivable from the Master Fund	13,543,113
Prepaid contributions to the Master Fund	146,460,601
Prepaids and other assets	290,019

Total assets	1,646,557,188

Liabilities and Partners’ Capital
Subscriptions received in advance	146,460,601
Redemptions payable	13,543,113
Service fee payable	3,424,861
Accounts payable and accrued expenses	365,570

Total liabilities	163,794,145

Contributed capital	1,316,220,000
Net unrealized appreciation from investments	166,543,043

Partners’ capital	1,482,763,043

Total liabilities and partners’ capital	$1,646,557,188

See accompanying notes to financial statements.

1

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Statement of Operations

Year Ended December 31, 2007

Net investment loss allocated from the Master Fund:
Interest and dividend income	$6,511,706
Expenses	10,495,290

Net investment loss allocated from the Master Fund	(3,983,584)

Income of the Registered Fund:
Early repurchase income	39,186

Total income of the Registered Fund	39,186

Expenses of the Registered Fund:
Servicing fees	8,907,814
Amortization of offering costs	395,239
Insurance expense	15,659
Legal fees	11,280
Other expenses	527,624

Total expenses of the Registered Fund	9,857,616

Net investment loss of the Registered Fund	(9,818,430)

Net investment loss	(13,802,014)

Net realized and unrealized gain from investment transactions allocated from the Master Fund:
Net realized gain from investments	3,345,822
Change in unrealized appreciation/depreciation from investments	137,077,481

Net realized and unrealized gain from investment transactions allocated from the Master Fund	140,423,303

Net increase in partners’ capital resulting from operations	$126,621,289

See accompanying notes to financial statements.

2

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Statement of Changes in Partners’ Capital

Years Ended December 31, 2007 and 2006

Partners’ capital at December 31, 2005	$60,281,882
Contributions	288,790,718
Distributions	(4,135,230)
Net increase in partners’ capital resulting from operations:
Net investment loss	(2,414,513)
Net realized gain from investments	4,557,227
Change in unrealized appreciation/depreciation from investments	19,239,974

Net increase in partners’ capital resulting from operations	21,382,688

Partners’ capital at December 31, 2006	366,320,058

Contributions	1,015,355,825
Distributions	(25,534,129)
Net increase in partners’ capital resulting from operations:
Net investment loss	(13,802,014)
Net realized gain from investments	3,345,822
Change in unrealized appreciation/depreciation from investments	137,077,481

Net increase in partners’ capital resulting from operations	126,621,289

Partners’ capital at December 31, 2007	$1,482,763,043

See accompanying notes to financial statements.

3

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Statement of Cash Flows

Year ended December 31, 2007

Cash flow from operating activities:
Net increase in partners’ capital resulting from operations	$126,621,289
Adjustments to reconcile net increase in partners’ capital resulting from operations to net cash used in operating activities:
Net realized and unrealized gain from investment transactions allocated from the Master Fund	(140,423,303)
Net investment loss allocated from the Master Fund	3,983,584
Contributions to the Master Fund	(1,015,398,011)
Distributions from the Master Fund	32,484,646
Increase in receivable from the Master Fund	(10,887,262)
Increase in prepaid contributions to the Master Fund	(93,613,502)
Increase in prepaids and other assets	(68,748)
Increase in service fee payable	2,662,741
Increase in accounts payable and accrued expenses	316,106

Net cash used in operating activities	(1,094,322,460)

Cash flow from financing activities:
Contributions from partners	1,015,355,825
Distributions to partners	(25,534,129)
Increase in subscriptions received in advance	93,613,502
Increase in redemptions payable	10,887,262

Net cash provided by financing activities	1,094,322,460

Net change in cash and cash equivalents	—
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$—

See accompanying notes to financial statements.

4

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2007

(1) ORGANIZATION

The Endowment Registered Fund, L.P. (the “Registered Fund”), is a limited partnership organized under the laws of the state of Delaware. The Registered Fund was registered and began operations on March 10, 2004 (“Inception”) as a nondiversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The Registered Fund was created to serve as a feeder fund for The Endowment Master Fund, L.P. (the “Master Fund”). For convenience, reference to the Registered Fund may include the Master Fund, as the context requires.

The Registered Fund’s investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. The Registered Fund pursues its investment objective by investing substantially all of its assets in the Master Fund, which invests its assets in a variety of investment vehicles including but not limited to limited partnerships, limited liability companies, offshore corporations and other foreign investment vehicles (collectively, the “Investment Funds”), registered investment companies and direct investments in marketable securities and derivative instruments. The Master Fund is primarily a “fund of funds” and is intended to afford investors the ability to invest in a multi-manager portfolio, exhibiting a variety of investment styles and philosophies, in an attempt to achieve positive risk-adjusted returns over an extended period of time. The Registered Fund’s investments are managed by a select group of investment managers identified by the Adviser, as hereinafter defined, to have investments that when grouped with other investments of the Registered Fund result in a portfolio that is allocated more broadly across markets, asset classes, and risk profiles. The Master Fund’s financial statements, footnotes and schedule of investments, included elsewhere in this report, are an integral part of the Registered Fund’s financial statements that should be read in conjunction with this report. The percentage of the Master Fund’s partnership interests owned by the Registered Fund on December 31, 2007 was 45.45%.

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the Registered Fund (the “General Partner”). To the fullest extent permitted by applicable law, the General Partner has irrevocably delegated to a board of directors (the “Board” and each member a “Director”) its rights and powers to monitor and oversee the business affairs of the Registered Fund, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Registered Fund’s business. A majority of the members of the Board are independent of the General Partner and its management. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Registered Fund, the Adviser, or any committee of the Board.

The Board is authorized to engage an investment adviser and it has selected Endowment Advisers, L.P. (the “Adviser”), to manage the Registered Fund’s portfolio and operations, pursuant to an investment management agreement (the “Investment Management Agreement”). The Adviser is a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Under the Investment Management Agreement, the Adviser is responsible for the establishment of an investment committee (the “Investment Committee”), which is responsible for developing, implementing, and supervising the Registered Fund’s investment program subject to the ultimate supervision of the Board. In addition to investment advisory services, the Adviser also functions as the servicing agent of the Registered Fund (the “Servicing Agent”) and as such provides or procures investor services and administrative assistance for the Registered Fund. The Adviser can delegate all or a portion of its duties as Servicing Agent to other parties, who would in turn act as sub-servicing agents.

5

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

Under the Registered Fund’s organizational documents, the Registered Fund’s officers and Directors are indemnified against certain liabilities arising out of the performance of their duties to the Registered Fund. In addition to the normal course of business, the Registered Fund enters into contracts with service providers, which also provide for indemnifications by the Registered Fund. The Registered Fund’s maximum exposure under these arrangements is unknown, as this would involve any potential future claims that may be made against the Registered Fund. However, based on experience, the Registered Fund expects that risk of loss to be remote.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(a) BASIS OF ACCOUNTING

The accounting and reporting policies of the Registered Fund conform with U.S. generally accepted accounting principles (“GAAP”).

(b) CASH EQUIVALENTS

The Registered Fund considers all unpledged temporary cash investments with a maturity date at the time of purchase of three months or less to be cash equivalents.

(c) INVESTMENT SECURITIES TRANSACTIONS

The Registered Fund records monthly, its pro-rata share of income, expenses, changes in unrealized appreciation and depreciation and realized gains and losses derived from the Master Fund.

The Registered Fund records security transactions on a trade-date basis.

Investments that are held by the Registered Fund, including those that have been sold but not yet purchased, are marked to estimated fair value at the date of the financial statements, and the change in unrealized appreciation/depreciation is included in the statement of operations.

Realized gains or losses on the disposition of investments are accounted for based on the first in first out (“FIFO”) method.

(d) VALUATION OF INVESTMENTS

The valuation of the Registered Fund’s investments will be determined as of the close of business at the end of any fiscal period, generally monthly. The valuation of the Registered Fund’s investments is calculated by Citi Fund Services Ohio, Inc. (“Citi”), the Fund’s independent administrator (the “Independent Administrator”) in consultation with the Adviser. The valuation procedures of the Registered Fund’s underlying investments are reviewed by a committee approved by the Board that was established to oversee the valuation of the Registered Fund’s investments (the “Valuation Committee”), in consultation with the Adviser and the Independent Administrator. The net assets of the Registered Fund will equal the value of the total assets of the Registered Fund, less all of its liabilities, including accrued fees and expenses.

The Registered Fund invests substantially all of its assets in the Master Fund. Investments in the Master Fund are recorded at their estimated fair value. Valuation of the investments held by the Master Fund is discussed in the notes to the Master Fund financial statements included elsewhere in this report.

6

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

(e) INVESTMENT INCOME

Generally, distributions received from investments, whether in the form of cash or securities, are applied as a reduction of the cost of the investments and to the extent distributions exceed the cost of the investment, a realized gain is recognized.

For investments in securities, dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on the accrual basis and includes amortization or accretion of premiums or discounts.

(f) FUND EXPENSES

Unless otherwise voluntarily or contractually assumed by the Adviser or another party, the Registered Fund bears all expenses incurred in its business, directly or indirectly through its investment in the Master Fund, including but not limited to, the following: all costs and expenses related to investment transactions and positions for the Registered Fund’s account; legal fees; accounting, auditing and tax preparation fees; recordkeeping and custodial fees; costs of computing the Registered Fund’s net asset value; fees for data and software providers; research expenses; costs of insurance; registration expenses; certain offering costs; expenses of meetings of the partners; directors fees; all costs with respect to communications to partners; and other types of expenses as may be approved from time to time by the Board. Offering costs are amortized over a twelve-month period or less from the date they are incurred.

(g) INCOME TAXES

The Registered Fund is not subject to income taxes because such taxes are the responsibility of the individual partners in the Registered Fund. Accordingly, no provision for income taxes has been made in the Registered Fund’s financial statements.

(h) USE OF ESTIMATES

The preparation of the financial statements in accordance with GAAP requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(i) ORGANIZATIONAL EXPENSES

The Registered Fund’s organizational expenses (the “Organizational Expenses”) were initially borne by the Adviser or an affiliate thereof and for capital account allocation purposes assumed to be reimbursed, over not more than a 60 month period of time, notwithstanding that such Organizational Expenses were expensed in accordance with GAAP for Registered Fund reporting purposes upon commencement of operations.

(j) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

During July 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Registered Fund’s tax

7

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

returns to determine whether the tax positions will “more-likely-than-not” be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold and that would result in a tax benefit or expense to the Registered Fund would be recorded as a tax benefit or expense in the current year. The Registered Fund adopted FIN 48 during the current fiscal period and it was applied to all open tax years as of December 31, 2007. As a result, the Registered Fund recognized no tax liability for unrecognized tax benefits in connection with the adoption of FIN 48. A reconciliation is not provided herein, as the beginning and ending amounts of unrecognized benefits are zero, with no interim additions, reductions or settlements. Tax years 2004 through present remain subject to examination by the U.S. taxing authorities.

During September 2006, the FASB issued Statement on Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS 157 applies to fair value measurements already required or permitted by existing standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The changes to current GAAP from the application of SFAS 157 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. Management does not believe that the adoption of SFAS 157 will impact the Registered Fund’s financial statements. However, additional disclosures may be required about the inputs used in determining the measurements and the effect of certain measurements on changes in net assets for the period.

(3) PARTNERS’ CAPITAL ACCOUNTS

(a) ISSUANCE OF INTERESTS

Upon receipt from an eligible investor of an initial or additional application for interests (the “Interests”), which will generally be accepted as of the first day of each month, the Registered Fund will issue new Interests. The Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The Registered Fund issues Interests only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. No public market exists for the Interests, and none is expected to develop. The Registered Fund is not required, and does not intend, to hold annual meetings of its partners. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Registered Fund’s limited partnership agreement (the “LP Agreement”).

The Registered Fund reserves the right to reject any applications for Interests. The $146,460,601 in subscriptions received in advance as of December 31, 2007 represents subscriptions for Registered Fund Interests received prior to the January 2008 closing.

(b) ALLOCATION OF PROFITS AND LOSSES

For each fiscal period, generally monthly, net profits or net losses of the Registered Fund, including allocations from the Master Fund, are allocated among and credited to or debited against the capital accounts of all partners as of the last day of each fiscal period in accordance with the partners’ respective capital account ownership percentage for the fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Registered Fund, including any net change in unrealized appreciation or depreciation of investments and income, net of expenses, and realized gains or losses during a fiscal period. Net profits or losses are allocated after giving effect for any initial or additional applications for Interests, which generally occur at the beginning of the month or any repurchases of Interests.

8

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

(c) REPURCHASE OF INTERESTS

A partner will not be eligible to have the Registered Fund repurchase all or any portion of an Interest at any time prior to the business day immediately preceding the one-year anniversary of the partner’s purchase of such Interest (or portion thereof) without incurring additional costs including an early repurchase fee. The Adviser, which also serves as the investment adviser of the Master Fund, expects that it will recommend to the Board that the Registered Fund offer to repurchase such Interests each calendar quarter, pursuant to written tenders by partners. However, the Board retains the sole discretion to accept or reject the recommendation of the Adviser and to determine the amount of Interests, if any, that will be purchased in any tender offer that it does approve. Since the Registered Fund’s assets are invested in the Master Fund, the ability of the Registered Fund to have its Interests in the Master Fund be repurchased would be subject to the Master Fund’s repurchase policy. In addition, the Registered Fund may determine not to conduct a repurchase offer each time the Master Fund conducts a repurchase offer. In the event Interests are repurchased, there will be a substantial period of time between the date as of which partners must tender their Interests for repurchase and the date they can expect to receive payment for their Interests from the Registered Fund.

(4) INVESTMENTS IN PORTFOLIO SECURITIES

As of December 31, 2007, all of the investments made by the Registered Fund were in the Master Fund.

(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, the Investment Funds in which the Registered Fund may invest either directly or through the Master Fund will trade various derivative securities and other financial instruments, and enter into various investment activities with off-balance sheet risk both as an investor and as a principal. The Registered Fund’s risk of loss in these Investment Funds is limited to the Registered Fund’s pro rata share of the value of the investment in or commitment to such Investment Funds as held directly or through the Master Fund. In addition, the Master Fund may from time to time invest directly in derivative securities or other financial instruments to gain greater or lesser exposure to a particular asset class.

(6) ADMINISTRATION AGREEMENT

In consideration for administrative, accounting, and recordkeeping services, the Master Fund will pay the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month end net assets of the Master Fund. The Master Fund is charged, on an annual basis, 8 basis points on Master Fund net assets of up to $100 million, 7 basis points on Master Fund net assets between the amounts of $100 million and $250 million and 6 basis points for amounts over $250 million. The asset based fees are assessed based on month end net assets and are payable monthly in arrears. The Independent Administrator will also provide the Registered Fund and the Master Fund with legal, compliance, transfer agency, and other investor related services at an additional cost.

The fees for fund administration will be paid out of the Master Fund’s assets, which will decrease the net profits or increase the net losses of the partners in the Registered Fund.

9

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

(7) RELATED PARTY TRANSACTIONS

(a) INVESTMENT MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser to the Master Fund, the Master Fund will pay the Adviser an investment management fee (the “Investment Management Fee”), equal to 1.00% on an annualized basis of the Master Fund’s net assets, calculated based on the NAV at the end of each month, payable quarterly in arrears. So long as the Registered Fund invests all of its investable assets in the Master Fund, the Registered Fund will not pay the Adviser directly any Investment Management Fee; however, the Registered Fund’s Partners bear an indirect portion of the Investment Management Fee paid by the Master Fund. The Investment Management Fee will decrease the net profits or increase the net losses of the Master Fund and indirectly the Registered Fund as the fees reduce the capital accounts of the Master Fund’s limited partners.

(b) SERVICING FEE

In consideration for providing or procuring investor services and administrative assistance to the Registered Fund, the Adviser will receive a servicing fee (the “Servicing Fee”) equal to 1.00% (on an annualized basis) of each partner’s capital account balance, calculated at the end of each month, payable quarterly in arrears.

For the year ended December 31, 2007, $8,907,814 was incurred for Servicing Fees.

(c) PLACEMENT AGENTS

The Registered Fund may engage one or more placement agents (each, a “Placement Agent”) to solicit investments in the Registered Fund. Sanders Morris Harris, Inc. (“SMH”), an affiliate of the General Partner and the Adviser, has been engaged by the Registered Fund to serve as a Placement Agent. SMH is a full service investment banking, broker-dealer, asset management and financial services organization. A Placement Agent may engage one or more sub-placement agents. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and sub-placement agents.

(8) FINANCIAL HIGHLIGHTS

	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005	Period March 10, 2004 (Inception) to December 31, 2004
Net investment loss to average partners’ capital[1,2]	(1.55)%	(1.65)%	(1.30)%	(3.41)%
Expenses to average partners’ capital[1,2]	2.29%	2.36%	2.15%	4.13%
Portfolio Turnover[3]	4.19%	15.31%	12.65%	10.29%
Total Return[4]	15.83%	11.09%	9.53%	1.01%
Partners’ capital, end of period	$1,482,763,043	$366,320,058	$60,281,882	$30,393,607

The above calculations reflect the waiver of the Servicing Fees since Inception of the Registered Fund through June 30, 2005. An investor’s return (and operating ratios) may vary from those reflected based on the timing of capital transactions.

1	Ratios are calculated by dividing the indicated amount by average partners’ capital measured at the end of each month during the period. Ratios include allocations of net investment loss and expenses from the Master Fund. These ratios have been annualized for 2004.

10

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

2	Had the Servicing Fee waiver not been in effect, the ratios for net investment loss to average partners’ capital would have been (1.73)% and (4.42)% for 2005 and 2004 (annualized), respectively. Without the Servicing Fee waiver, the ratios for expenses to average partners’ capital would have been 2.59% and 5.14% for 2005 and 2004 (annualized), respectively.
3	The Registered Fund is invested exclusively in the Master Fund, therefore this ratio reflects the portfolio turnover of the Master Fund, which is for a full year.
4	Calculated as geometrically linked monthly returns for each month in the period.

(9) SUBSEQUENT EVENT

The Adviser recommended to the Board that a tender offer in an amount of up to $149,000,000 be made, based on the projected March 31, 2008 net asset value of the Registered Fund, to those partners who elect to tender their Interests prior to the expiration of the tender offer period. The Board approved such recommendation and a tender offer notice expiring February 29, 2008 was sent out to the investors in the Registered Fund.

11

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Supplemental Information

December 31, 2007

(Unaudited)

Directors and Officers

The Registered Fund’s operations are managed under the direction and oversight of the Board. Each Director serves for an indefinite term or until he or she reaches mandatory retirement, if any, as established by the Board. The Board appoints the officers of the Registered Fund who are responsible for the Registered Fund’s day-to-day business decisions based on policies set by the Board. The officers serve at the pleasure of the Board.

The Directors and officers of the Registered Fund may also be directors or officers of some or all of the other registered investment companies managed by the Adviser or its affiliates (the “Fund Complex”). The tables below show, for each Director and officer, his or her full name, address and age (as of December 31, 2007), the position held with the Registered Fund, the length of time served in that position, his or her principal occupations during the last five years, the number of portfolios in the Fund Complex overseen by the Director, and other directorships held by such Director.

Interested Directors

Name, Address and Age	Position(s) Held with Registered Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director
John A. Blaisdell(1) Age: 47 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Texas 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since December 2002; Chief Executive Officer of Wincrest Ventures, L.P., 1997-2002.	3	0
Andrew B. Linbeck(1) Age: 43 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since August 2002; Partner and executive officer of The Redstone Companies, L.P. and certain affiliates thereof (collectively, “Redstone”), 1998-2002.	3	0

12

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Name, Address and Age	Position(s) Held with Registered Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director
A. Haag Sherman(1) Age: 42 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since August 2002; Partner and executive officer of Redstone, 1998-2002.	3	0
Mark W. Yusko(1) Age: 44 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; President of Morgan Creek Capital Management, since July 2004; Principal, Hatteras Capital Management, since September 2003; Chief Investment Officer of the University of North Carolina at Chapel Hill, 1998-2004	3	0

(1)	This person’s status as an “interested” director arises from his affiliation with Salient Partners, L.P. (“Salient”), which itself is an affiliate of the Registered Fund, the Master Fund, The Endowment TEI Fund, L.P. (the “TEI Fund”), and the Adviser.
(2)	The Fund Complex includes the Registered Fund, the TEI Fund and the Master Fund.

Independent Directors

Name, Address and Age	Position(s) Held with Registered Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Director	Other Directorships Held by Director
Jonathan P. Carroll Age: 46 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Private investor for the past five years.	3	None

13

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Name, Address and Age	Position(s) Held with Registered Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Director	Other Directorships Held by Director
Richard C. Johnson Age: 70 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Senior Counsel for Baker Botts LLP since 2002; Managing Partner for Baker Botts from 1998-2002; practiced law at Baker Botts from 1966-2002 (from 1972 to 2002 as a partner)	3	None
G. Edward Powell Age: 71 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Principal of Mills & Stowell from March 2002 to present; Principal of Innovation Growth Partners in 2002; From 1994-2002, Mr. Powell provided consulting services to emerging and middle market businesses; Managing Partner for Houston office of Price Waterhouse & Co. from 1982 to his retirement in 1994.	3	Sterling Bancshares, Inc.; Energy Services International, Inc.
Scott F. Schwinger Age: 42 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Senior Vice President, Chief Financial Officer and Treasurer of the Houston Texans	3	None
Scott W. Wise Age: 58 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Senior Vice President and Treasurer, Rice University for the past five years.	3	None

(1)	The Fund Complex includes the Registered Fund, the TEI Fund and the Master Fund.

14

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Officers of the Fund Who Are Not Directors

Name, Address and Age	Position(s) Held with Registered Fund	Principal Occupation(s) During the Past 5 Years
Roy Washington Age: 56 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Chief Compliance Officer since April 2007.	Managing Director of Compliance Operations at Capital Forensics Consulting, Inc. 2002-March 2007; Senior Vice President and CCO of American General’s Life Division, 2000-2002.
John E. Price Age: 40 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Treasurer; Principal Financial Officer	Director and Chief Financial Officer of the Adviser, since January 2004; Partner and Director of Salient, since October 2003; Controller of Wincrest Ventures, L.P., 1997-2003.
Adam L. Thomas Age: 33 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Secretary	Director of Adviser since January 2004; Partner and Director of Salient, since September 2002; Associate at Redstone, 2001-2002; Associate at Albrecht & Associates Inc., August 1996 through August 1999. Attended University of Texas Business School, 1999-2001.

Compensation for Directors

The Master Fund, the Registered Fund and the TEI Fund together pay each Independent Director an annual fee of $10,000, which is paid quarterly, a fee of $2,500 per Board meeting and a $500 fee per meeting for each member on the audit committee. In the interest of retaining Independent Directors of high quality, the Board intends to periodically review such compensation and may modify it as the Board deems appropriate.

Consideration of Subadvisory Agreement

At a meeting on July 11, 2007, the Board of the Master Fund, including all of the directors who are not “interested persons” of the Adviser, as defined in the Investment Company Act of 1940 (the “Independent Directors”), approved, subject to Partner approval, a new subadvisory agreement with Tanglewood Asset Management, LLC (“Tanglewood”) n/k/a Novant Asset Management, LLC (“Novant”). Tanglewood is a subadviser retained to manage a portion of the fixed income investments of the Master Fund. Due to a transaction (the “Transaction”) that did not result in any change in the nature or quality of Tanglewood’s services to the Master Fund, or the fees paid to Tanglewood, the subadvisory agreement between the Master Fund and Tanglewood terminated as the Transaction resulted in a “change in control” of Tanglewood under federal law.

15

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

At the meeting, the Adviser discussed the proposed Transaction. The Board considered, among other things, representations which had been made by the senior management of Tanglewood that Tanglewood was expected to continue operating its business in the same manner following the Transaction, after which Tanglewood would be known as Novant, as before the Transaction. The Board also took into account that the proposed Transaction was not expected to result in any change with respect to Tanglewood’s senior management, advisory personnel, or day-to-day management of the Master Fund’s fixed income assets for which the sub-adviser was responsible for managing. In addition, the Board considered that Tanglewood was not attempting to profit at the Master Fund’s expense by selling itself, and that partners would not be disadvantaged by the Transaction or any financial benefits to the owners of Tanglewood from the Transaction. The new subadvisory agreement would be identical to the prior subadvisory agreement in all material respects except for the agreements’ effective and renewal dates.

In addition, the Board noted that it had recently, in January 2007, considered a wide range of information when it determined to continue the Master Fund’s subadvisory arrangements, including among other things:

The nature, extent and quality of the advisory service to be provided. Based on the nature and quality of the services provided by Tanglewood to the Master Fund in the past (as well as services anticipated to be provided in the future), the professional qualifications and experience of Tanglewood’s personnel, the Board concluded that Tanglewood will remain capable of providing high quality services to the Master Fund. The Board also concluded that Tanglewood would provide the same quality and quantity of investment management and related services as provided in the past, that these services are appropriate in scope and extent in light of the Master Fund’s operations, the competitive landscape of the investment company business and investor needs and that Tanglewood’s advisory obligations will remain the same in all material aspects.

The investment performance of the portion of the Master Fund’s portfolio managed by Tanglewood. The Board concluded that the investment performance of the portion of the Master Fund’s assets managed by Tanglewood was competitive or superior to the performance of its comparative index. On the basis of the directors’ assessment of the nature, extent and quality of investment advisory services provided by Tanglewood, the directors concluded that Tanglewood was capable of generating a level of long-term investment performance that is appropriate in light of the Master Fund’s investment objective, policies and strategies.

The cost of advisory service provided and the level of profitability. On the basis of the Board’s review of the fees paid to the Adviser, and then paid by the Adviser to Tanglewood, the level of assets allocated, along with the expectation of a continued level of solid service to the Master Fund, the directors concluded that the level of investment management fees paid to Tanglewood is appropriate in light of the services provided.

The extent to which economies of scale would be realized as the Master Fund grows and whether fee levels reflect these economies of scale for the benefit of investors. The Board concluded that the management fees appropriately reflect the Master Fund’s current size, and that the management fees payable to Tanglewood will increase as the level of Master Fund assets increase, but will do so at a slower rate due to asset level fee breaks provided for in the contract. In addition, the Board noted that it will have the opportunity to periodically re-examine the appropriateness of management fees payable to Tanglewood in the future.

Benefits to Tanglewood from its relationship with the Master Fund. The Board did not draw any specific conclusion regarding any other benefits derived by Tanglewood from its relationship with the Master

16

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Fund, noting that any benefits that result from the provision of appropriate services to the Master Fund and investors therein are consistent with industry practice and the best interests of the Master Fund and its partners. In this regard, the Board noted that Tanglewood incurs little, if any, brokerage expense for the Master Fund’s investment.

After consideration of information that the Board deemed relevant, the Board, including all of the Independent Directors, determined that the new subadvisory agreement is in the best interest of the Master Fund’s partners and voted to approve the submission of the new subadvisory agreement to the Master Fund’s partners.

Allocation of Investments

The following chart indicates the allocation of investments among the asset classes in the Master Fund as of December 31, 2007.

Asset Class[1]	Fair Value	%
Domestic Equity	$368,057,174	11.08
International Equity	617,128,834	18.58
Opportunistic Equity	225,495,962	6.79
Absolute Return	577,590,452	17.39
Real Estate	168,655,425	5.08
Natural Resources	443,529,489	13.36
Private Equity	298,434,395	8.99
Fixed Income	189,575,571	5.71
Enhanced Fixed Income	432,427,714	13.02

Total Investments	$3,320,895,016	100.00

1	The complete list of investments included in the following asset class categories are included in the schedule of investments of the Master Fund.

Form N-Q Filings

The Registered Fund files a complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Registered Fund’s Form N-Q is available on the Securities and Exchange Commission website at http://www.sec.gov. The Registered Fund’s Form N-Q may be reviewed and copied at the Securities and Exchange Commission Public Reference Room in Washington, DC and information regarding operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

Proxy Voting Policies

A description of the policies and procedures that the Registered Fund uses to determine how to vote proxies relating to portfolio securities is available (i) without charge, upon request, by calling 1-800-725-9456; and (ii) on the Securities and Exchange Commission website at http://www.sec.gov.

17

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Information regarding how the Registered Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling 1-800-725-9456; and (ii) on the Securities and Exchange Commission website at http://www.sec.gov.

Additional Information

The Registered Fund’s private placement memorandum (the “PPM”) includes additional information about directors of the Registered Fund. The PPM is available, without charge, upon request by calling 1-800-725-9456.

Results of Special Meeting of Limited Partners

A Special Meeting of Limited Partners was held on November 27, 2007 by the Master Fund. The Registered Fund is a feeder fund that invests substantially all of its assets in the Master Fund. As a feeder fund, the Registered Fund sought instruction on how to vote the Registered Fund’s interests in the Master Fund from the Registered Fund’s investors (“Fund Partners”) at a meeting of Fund Partners. With the necessary quorum present in person or by proxy, the Master Fund on November 27, 2007 calculated the proportions of Interests voted “for” each Proposal to those voted “against,” and recorded any “abstained” votes, with the following results on each matter put for a vote:

Proposal No. 1:

To approve a new subadvisory agreement between Novant f/k/a Tanglewood and the Master Fund;

For	Against	Abstain
$1,457,127,312	$12,040,465	$14,396,895

Proposal No. 2:

To approve a change in the policies of the Master Fund with respect to the liquidity of the Investment Funds (as defined in the proxy statement) in which the Master Fund invests and to ratify the Master Fund’s current investment practices, as disclosed in the Master Fund’s private placement memorandum;

For	Against	Abstain
$1,431,224,615	$24,883,211	$27,456,846

Proposal No. 3:

To approve an amendment to the Master Fund’s limited partnership agreement to provide the Master Fund’s Board the sole power to make future amendments to the Master Fund’s policy regarding Investment Fund liquidity;

For	Against	Abstain
$1,323,635,141	$145,262,457	$14,667,074

18

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Proposal No. 4:

To approve an increase in the Master Fund’s allowable borrowing from 10 percent of the Master Fund’s net asset value to 25 percent of the Master Fund’s net asset value.

For	Against	Abstain
$1,091,321,284	$364,516,363	$27,727,025

Approval of Proposals 1 and 4 required the affirmative vote of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Master Fund, as of the record date which was July 31, 2007. Pursuant to the 1940 Act, the vote of “a majority of the outstanding securities” of the Master Fund means the vote of the lesser of: (i) 67% or more of the Interests present at the meeting, if the holders of more than 50% of the Interests are present or represented by proxy; or (ii) more than 50% of the Interests. Approval of Proposal 2 required the vote of at least 60 percent of the Master Fund Interests outstanding on the Record Date, and approval of Proposal 3 required the vote of a majority of the Master Fund Interests present in person or by proxy at the meeting.

In effect, votes on the Master Fund Proposals by Fund Partners constituted an “instruction” to the Registered Fund to vote its Interests in the Master Fund in the same proportion as Fund Partners voted at the Registered Fund level. The Registered Fund voted all its Interests in the Master Fund in proportions reflecting the following instructions received by Fund Partners at the Registered Fund’s meeting:

Proposal No. 1:

For	Against	Abstain
$449,356,116	$4,069,059	$6,321,486

Proposal No. 2:

For	Against	Abstain
$443,914,750	$9,486,660	$6,345,251

Proposal No. 3:

For	Against	Abstain
$403,084,592	$50,226,727	$6,435,342

Proposal No. 4:

For	Against	Abstain
$318,223,272	$135,018,468	$6,504,921

19

the

ENDOWMENT FUND

The Endowment TEI Fund, L.P.

Shareholders’ Report

December 31, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Partners

The Endowment TEI Fund, L.P.:

We have audited the accompanying statement of assets, liabilities, and partners’ capital of The Endowment TEI Fund, L.P. (the “TEI Fund”), as of December 31, 2007, and the related statement of operations for the year then ended, the statement of changes in partners’ capital for each of the years in the two-year period then ended, the statement of cash flows for the year then ended, and the financial highlights for each of the years in the two-year period then ended and for the period March 17, 2005 (inception) through December 31, 2005. These financial statements and financial highlights are the responsibility of the TEI Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Endowment TEI Fund, L.P. as of December 31, 2007, the results of its operations for the year then ended, the changes in its partners’ capital for each of the years in the two-year period then ended, the cash flows for the year then ended, and the financial highlights for each of the years in the two-year period then ended and for the period March 17, 2005 (inception) through December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Columbus, Ohio

February 25, 2008

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Statement of Assets, Liabilities, and Partners’ Capital

December 31, 2007

Assets
Investment in the Offshore TEI Fund, at estimated fair value	$1,001,075,583
Receivable from the Offshore TEI Fund	2,178,853
Prepaid contributions to the Offshore TEI Fund	121,473,283
Prepaids and other assets	296,661

Total assets	1,125,024,380

Liabilities and Partners’ Capital
Subscriptions received in advance	121,473,283
Redemptions payable	2,138,127
Service fee payable	2,234,870
Accounts payable and accrued expenses	273,182

Total liabilities	126,119,462

Contributed capital	902,773,044
Net unrealized appreciation from investments	96,131,874

Partners’ capital	998,904,918

Total liabilities and partners’ capital	$1,125,024,380

See accompanying notes to financial statements.

1

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Statement of Operations

Year Ended December 31, 2007

Net investment loss allocated from the Offshore TEI Fund:
Interest and dividend income	$4,169,831
Expenses	9,519,346

Net investment loss allocated from the Offshore TEI Fund	(5,349,515)

Income of the TEI Fund:
Early repurchase income	35,672

Total income of the TEI Fund	35,672
Expenses of the TEI Fund:
Servicing fees	5,637,897
Amortization of offering costs	380,832
Insurance expense	4,094
Other expenses	348,120

Total expenses of the TEI Fund	6,370,943

Net investment loss of the TEI Fund	(6,335,271)

Net investment loss	(11,684,786)

Net realized and unrealized gain from investment transactions allocated from the Offshore TEI Fund:
Net realized gain from investments	2,296,218
Change in unrealized appreciation/depreciation from investments	86,050,503

Net realized and unrealized gain from investment transactions allocated from the Offshore TEI Fund	88,346,721

Net increase in partners’ capital resulting from operations	$76,661,935

See accompanying notes to financial statements.

2

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Statement of Changes in Partners’ Capital

Years Ended December 31, 2007 and 2006

Partners’ capital at December 31, 2005	$12,103,975
Contributions	208,734,792
Distributions	(467,954)
Net increase in partners’ capital resulting from operations:
Net investment loss	(1,122,515)
Net realized gain from investments	2,348,921
Change in unrealized appreciation/depreciation from investments	10,194,327

Net increase in partners’ capital resulting from operations	11,420,733

Partners’ capital at December 31, 2006	231,791,546

Contributions	696,540,395
Distributions	(6,088,958)
Net increase in partners’ capital resulting from operations:
Net investment loss	(11,684,786)
Net realized gain from investments	2,296,218
Change in unrealized appreciation/depreciation from investments	86,050,503

Net increase in partners’ capital resulting from operations	76,661,935

Partners’ capital at December 31, 2007	$998,904,918

See accompanying notes to financial statements.

3

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Statement of Cash Flows

Year Ended December 31, 2007

Cash flow from operating activities:
Net increase in partners’ capital resulting from operations	$76,661,935
Adjustments to reconcile net increase in partners’ capital resulting from operations to net cash used in operating activities:
Net realized and unrealized gain from investment transactions allocated from the Offshore TEI Fund	(88,346,721)
Net investment loss allocated from the Offshore TEI Fund	5,349,515
Contributions to Offshore TEI Fund	(696,578,891)
Distributions from Offshore TEI Fund	10,577,557
Increase in receivable from the Offshore TEI Fund	(1,946,664)
Increase in prepaid contributions to the Offshore TEI Fund	(91,197,447)
Increase in prepaids and other assets	(94,548)
Increase in service fee payable	1,787,264
Increase in accounts payable and accrued expenses	233,178

Net cash used in operating activities	(783,554,822)

Cash flow from financing activities:
Contributions from partners	696,540,395
Distributions to partners	(6,088,958)
Increase in subscriptions received in advance	91,197,447
Increase in redemptions payable	1,905,938

Net cash provided by financing activities	783,554,822

Net change in cash and cash equivalents	—
Cash and cash equivalents at beginning of year	—

Cash and cash equivalents at end of year	$—

See accompanying notes to financial statements.

4

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2007

(1) ORGANIZATION

The Endowment TEI Fund, L.P. (the “TEI Fund”), is a limited partnership organized under the laws of the state of Delaware. The TEI Fund was registered and began operations on March 17, 2005 (“Inception”) as a nondiversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The TEI Fund was created to serve as a feeder fund for The Endowment (Offshore TEI) Fund, Ltd. (the “Offshore TEI Fund”), which in turn is a feeder fund for The Endowment Master Fund, L.P. (the “Master Fund”). For convenience, reference to the TEI Fund may include the Offshore TEI Fund and Master Fund, as the context requires.

The TEI Fund’s investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. The TEI Fund pursues its investment objective by investing substantially all of its assets in the Offshore TEI Fund, which will in turn invest all of its assets in the Master Fund, which has the same investment objectives as the Offshore TEI Fund and the TEI Fund. The Master Fund invests its assets in a variety of investment vehicles including but not limited to limited partnerships, limited liability companies, offshore corporations and other foreign investment vehicles (collectively, the “Investment Funds”), registered investment companies and direct investments in marketable securities and derivative instruments. The Master Fund is primarily a “fund of funds” and is intended to afford investors the ability to invest in a multi-manager portfolio, exhibiting a variety of investment styles and philosophies, in an attempt to achieve positive risk-adjusted returns over an extended period of time. The Master Fund’s investments are managed by a select group of investment managers identified by the Adviser, as hereinafter defined, to have investments that when grouped with other investments of the Master Fund result in a portfolio that is allocated more broadly across markets, asset classes, and risk profiles. The Master Fund’s financial statements, footnotes and schedule of investments, included elsewhere in this report, are an integral part of the TEI Fund’s financial statements that should be read in conjunction with this report. The percentage of the Master Fund’s partnership interests indirectly owned by the TEI Fund on December 31, 2007 was 30.61%.

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the TEI Fund (the “General Partner”). To the fullest extent permitted by applicable law, the General Partner has irrevocably delegated to a board of directors (the “Board” and each member a “Director”) its rights and powers to monitor and oversee the business affairs of the TEI Fund, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the TEI Fund’s business. A majority of the members of the Board are independent of the General Partner and its management. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the TEI Fund, the Adviser, or any committee of the Board.

The Board is authorized to engage an investment adviser and it has selected Endowment Advisers, L.P. (the “Adviser”), to manage the TEI Fund’s portfolio and operations, pursuant to an investment management agreement (the “Investment Management Agreement”). The Adviser is a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Under the Investment Management Agreement, the Adviser is responsible for the establishment of an investment committee (the “Investment Committee”), which is responsible for developing, implementing, and supervising the TEI Fund’s investment program subject to the ultimate supervision of the Board. In addition to investment advisory services, the Adviser also functions as the servicing agent of the TEI Fund (the “Servicing Agent”) and as such provides or procures investor services and administrative assistance for the TEI Fund. The Adviser can delegate all or a portion of its duties as Servicing Agent to other parties, who would in turn act as sub-servicing agents.

5

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

Under the TEI Fund’s organizational documents, the TEI Fund’s officers and Directors are indemnified against certain liabilities arising out of the performance of their duties to the TEI Fund. In addition to the normal course of business, the TEI Fund enters into contracts with service providers, which also provide for indemnifications by the TEI Fund. The TEI Fund’s maximum exposure under these arrangements is unknown, as this would involve any potential future claims that may be made against the TEI Fund. However, based on experience, the TEI Fund expects that risk of loss to be remote.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(a) BASIS OF ACCOUNTING

The accounting and reporting policies of the TEI Fund conform with U.S. generally accepted accounting principles (GAAP).

(b) CASH EQUIVALENTS

The TEI Fund considers all unpledged temporary cash investments with a maturity date at the time of purchase of three months or less to be cash equivalents.

(c) INVESTMENT SECURITIES TRANSACTIONS

The TEI Fund records monthly, its pro-rata share of income, expenses, changes in unrealized appreciation and depreciation and realized gains and losses derived from the Offshore TEI Fund.

The TEI Fund records security transactions on a trade-date basis.

Investments that are held by the TEI Fund, including those that have been sold but not yet purchased, are marked to estimated fair value at the date of the financial statements, and the corresponding change in unrealized appreciation/depreciation is included in the statement of operations.

Realized gains or losses on the disposition of investments are accounted for based on the first in first out (“FIFO”) method.

(d) VALUATION OF INVESTMENTS

The valuation of the TEI Fund’s investments will be determined as of the close of business at the end of any fiscal period, generally monthly. The valuation of the TEI Fund’s investments is calculated by Citi Fund Services Ohio, Inc. (“Citi”), the TEI Fund’s independent administrator (the “Independent Administrator”) in consultation with the Adviser. The valuation procedures of the TEI Fund’s underlying investments are reviewed by a committee approved by the Board that was established to oversee the valuation of the TEI Fund’s investments (the “Valuation Committee”), in consultation with the Adviser and the Independent Administrator. The net assets of the TEI Fund will equal the value of the total assets of the TEI Fund, less all of its liabilities, including accrued fees and expenses.

The TEI Fund invests substantially all of its assets in the Offshore TEI Fund, which in turn invests in the Master Fund. Investments in the Master Fund are recorded at their estimated fair value. Valuation of the investments held by the Master Fund is discussed in the notes to the Master Fund financial statements included elsewhere in this report.

6

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

(e) INVESTMENT INCOME

Generally, distributions received from investments, whether in the form of cash or securities, are applied as a reduction of the cost of the investments and to the extent distributions exceed the cost of the investment, a realized gain is recognized.

For investments in securities, dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on the accrual basis and includes amortization or accretion of premiums or discounts.

(f) FUND EXPENSES

Unless otherwise voluntarily or contractually assumed by the Adviser or another party, the TEI Fund bears all expenses incurred in its business, directly or indirectly through its investment in the Master Fund, including but not limited to, the following: all costs and expenses related to investment transactions and positions for the TEI Fund’s account; legal fees; accounting, auditing and tax preparation fees; recordkeeping and custodial fees; costs of computing the TEI Fund’s net asset value; fees for data and software providers; research expenses; costs of insurance; registration expenses; certain offering costs; expenses of meetings of the partners; directors fees; all costs with respect to communications to partners; and other types of expenses as may be approved from time to time by the Board. Offering costs are amortized over a twelve-month period or less from the date they are incurred.

(g) INCOME TAXES

The TEI Fund itself is not subject to income taxes because such taxes are the responsibility of the individual partners in the TEI Fund. Accordingly, no provision for income taxes has been made in the TEI Fund’s financial statements.

(h) USE OF ESTIMATES

The preparation of the financial statements in accordance with GAAP requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(i) ORGANIZATIONAL EXPENSES

The TEI Fund’s organizational expenses (the “Organizational Expenses”) were initially borne by the Adviser or an affiliate thereof and for capital account allocation purposes assumed to be reimbursed, over not more than a 60 month period of time, notwithstanding that such Organizational Expenses were expensed in accordance with GAAP for TEI Fund reporting purposes upon commencement of operations.

(j) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

During July 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the TEI Fund’s tax returns

7

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

to determine whether the tax positions will “more-likely-than-not” be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold and that would result in a tax benefit or expense to the TEI Fund would be recorded as a tax benefit or expense in the current year. The TEI Fund adopted FIN 48 during the current fiscal period and it was applied to all open tax years as of December 31, 2007. As a result, the TEI Fund recognized no tax liability for unrecognized tax benefits in connection with the adoption of FIN 48. A reconciliation is not provided herein, as the beginning and ending amounts of unrecognized benefits are zero, with no interim additions, reductions or settlements. Tax years 2004 through present remain subject to examination by the U.S. taxing authorities.

During September 2006, the FASB issued Statement on Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS 157 applies to fair value measurements already required or permitted by existing standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The changes to current GAAP from the application of SFAS 157 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. Management does not believe that the adoption of SFAS 157 will impact the TEI Fund’s financial statements. However, additional disclosures may be required about the inputs used in determining the measurements and the effect of certain measurements on changes in net assets for the period.

(3) PARTNERS’ CAPITAL ACCOUNTS

(a) ISSUANCE OF INTERESTS

Upon receipt from an eligible investor of an initial or additional application for interests (the “Interests”), which will generally be accepted as of the first day of each month, the TEI Fund will issue new Interests. The Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The TEI Fund issues Interests only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. No public market exists for the Interests, and none is expected to develop. The TEI Fund is not required, and does not intend, to hold annual meetings of its partners. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the TEI Fund’s limited partnership agreement (the “LP Agreement”).

The TEI Fund reserves the right to reject any applications for Interests. The $121,473,283 in subscriptions received in advance as of December 31, 2007 represents subscriptions for TEI Fund Interests received prior to the January 2008 closing.

(b) ALLOCATION OF PROFITS AND LOSSES

For each fiscal period, generally monthly, net profits or net losses of the TEI Fund, including allocations from the Master Fund (through the Offshore TEI Fund), are allocated among and credited to or debited against the capital accounts of all partners as of the last day of each fiscal period in accordance with the partners’ respective capital account ownership percentage for the fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the TEI Fund, including any net change in unrealized appreciation or depreciation of investments and income, net of expenses, and realized gains or losses during a fiscal period. Net profits or losses are allocated after giving effect for any initial or additional applications for Interests, which generally occur at the beginning of the month or any repurchases of Interests.

8

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

(c) REPURCHASE OF INTERESTS

A partner will not be eligible to have the TEI Fund repurchase all or any portion of an Interest at any time prior to the business day immediately preceding the one-year anniversary of the partner’s purchase of such Interest (or portion thereof) without incurring additional costs including an early repurchase fee. The Adviser, which also serves as the investment adviser of the Master Fund and Offshore TEI Fund, expects that it will recommend to the Board that the TEI Fund offer to repurchase such Interests each calendar quarter, pursuant to written tenders by partners. However, the Board retains the sole discretion to accept or reject the recommendation of the Adviser and to determine the amount of Interests, if any, that will be purchased in any tender offer that it does approve. Since the TEI Fund’s assets are invested in the Master Fund (through the Offshore TEI Fund), the ability of the TEI Fund to have its Interests in the Master Fund be repurchased would be subject to the Master Fund and the Offshore TEI Fund’s repurchase policies. In addition, the TEI Fund may determine not to conduct a repurchase offer each time the Master Fund and Offshore TEI Fund conduct a repurchase offer. In the event Interests are repurchased, there will be a substantial period of time between the date as of which partners must tender their Interests for repurchase and the date they can expect to receive payment for their Interests from the TEI Fund.

(4) INVESTMENTS IN PORTFOLIO SECURITIES

As of December 31, 2007, all of the investments made by the TEI Fund were in the Master Fund (through the Offshore TEI Fund).

(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, the Investment Funds in which the TEI Fund may invest either directly or through the Offshore TEI Fund and Master Fund will trade various derivative securities and other financial instruments, and enter into various investment activities with off-balance sheet risk both as an investor and as a principal. The TEI Fund’s risk of loss in these Investment Funds is limited to the TEI Fund’s pro rata share of the value of the investment in or commitment to such Investment Funds as held directly or through the Offshore TEI Fund and Master Fund. In addition, the Master Fund may from time to time invest directly in derivative securities or other financial instruments to gain greater or lesser exposure to a particular asset class.

(6) ADMINISTRATION AGREEMENT

In consideration for administrative, accounting, and recordkeeping services, the Master Fund will pay the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month end net assets of the Master Fund. The Master Fund is charged, on an annual basis, 8 basis points on Master Fund net assets of up to $100 million, 7 basis points on Master Fund net assets between the amounts of $100 million and $250 million and 6 basis points for amounts over $250 million. The asset based fees are assessed based on month end net assets and are payable monthly in arrears. The Independent Administrator will also provide the TEI Fund, the Offshore TEI Fund and the Master Fund with legal, compliance, transfer agency, and other investor related services at an additional cost.

The fees for TEI Fund administration will be paid out of the Master Fund’s assets, which will decrease the net profits or increase the net losses of the partners in the TEI Fund.

9

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

(7) RELATED PARTY TRANSACTIONS

(a) INVESTMENT MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser to the Master Fund, the Master Fund will pay the Adviser an investment management fee (the “Investment Management Fee”), equal to 1.00% on an annualized basis of the Master Fund’s net assets, calculated based on the NAV at the end of each month, payable quarterly in arrears. So long as the TEI Fund invests all of its investable assets in the Offshore TEI Fund, which in turn invests all of its investable assets in the Master Fund, the TEI Fund will not pay the Adviser directly any Investment Management Fee; however, the TEI Fund’s Partners bear an indirect portion of the Investment Management Fee paid by the Master Fund. The Investment Management Fee will decrease the net profits or increase the net losses of the Master Fund and indirectly the TEI Fund as the fees reduce the capital accounts of the Master Fund’s limited partners.

(b) SERVICING FEE

In consideration for providing or procuring investor services and administrative assistance to the TEI Fund, the Adviser will receive a servicing fee (the “Servicing Fee”) equal to 1.00% (on an annualized basis) of each partner’s capital account balance, calculated at the end of each month, payable quarterly in arrears.

For the year ended December 31, 2007, $5,637,897 was incurred for Servicing Fees.

(c) PLACEMENT AGENTS

The TEI Fund may engage one or more placement agents (each, a “Placement Agent”) to solicit investments in the TEI Fund. Sanders Morris Harris, Inc. (“SMH”), an affiliate of the General Partner and the Adviser, has been engaged by the TEI Fund to serve as a Placement Agent. SMH is a full service investment banking, broker-dealer, asset management and financial services organization. A Placement Agent may engage one or more sub-placement agents. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and sub-placement agents.

(8) FINANCIAL HIGHLIGHTS

	Year ended December 31, 2007	Year ended December 31, 2006	Period March 17, 2005 (Inception) to December 31, 2005
Net investment loss to average partners’ capital[1,2]	(2.08)%	(1.65)%	(3.97)%
Expenses to average partners’ capital[1,2]	2.82%	2.47%	4.94%
Portfolio Turnover[3]	4.19%	15.31%	12.65%
Total Return[4]	15.29%	11.54%	(3.08)%
Partners’ capital, end of period	$998,904,918	$231,791,546	$12,103,975

The above calculations for 2006 and 2005 reflect the waiver of the Servicing Fees since Inception of the TEI Fund through such time as the collective net asset value of all 1940 Act feeder funds investing in the Master Fund exceeded $40 million and the initial offering costs of the TEI Fund were fully amortized, which

10

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

occurred in August, 2006. An investor’s return (and operating ratios) may vary from those reflected based on the timing of capital transactions.

1	Ratios are calculated by dividing the indicated amount by average partners’ capital measured at the end of each month during the period. Ratios include allocations of net investment loss and expenses from the Offshore TEI Fund and Master Fund. These ratios have been annualized for 2005.
2	Had the Servicing Fee waiver not been in effect, the annualized ratio for net investment loss to average partners’ capital would have been (1.90)% and (4.99)% during 2006 and 2005, respectively, and the annualized ratio for expenses to average partners’ capital would have been 2.71% and 5.96% during 2006 and 2005, respectively.
3	The TEI Fund is invested exclusively in the Offshore TEI Fund which in turn is invested solely in the Master Fund, therefore this ratio reflects the portfolio turnover of the Master Fund, which is for a full year.
4	Calculated as geometrically linked monthly returns for each month in the period. The reported total return amount for 2005 is negatively impacted by the write off of both the TEI Fund’s Organizational Expenses and the Offshore TEI Fund’s organization costs, which occurred at Inception of the TEI Fund’s operations in accordance with GAAP. This treatment for GAAP results in a negative total return for the TEI Fund despite the increase during the period in partners’ capital resulting from operations. Had these costs not been included as an expense at inception for the purposes of the total return calculation and were instead amortized over 60 months as they are being handled for capital allocation purposes, the total return would have been 8.70% for 2005.

(9) SUBSEQUENT EVENT

The Adviser recommended to the Board that a tender offer in an amount of up to $99,000,000 be made, based on the projected March 31, 2008 net asset value of the TEI Fund, to those partners who elect to tender their Interests prior to the expiration of the tender offer period. The Board approved such recommendation and a tender offer notice expiring February 29, 2008 was sent out to the investors in the TEI Fund.

11

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Supplemental Information

December 31, 2007

(Unaudited)

Directors and Officers

The TEI Fund’s operations are managed under the direction and oversight of the Board. Each Director serves for an indefinite term or until he or she reaches mandatory retirement, if any, as established by the Board. The Board appoints the officers of the TEI Fund who are responsible for the TEI Fund’s day-to-day business decisions based on policies set by the Board. The officers serve at the pleasure of the Board.

The Directors and officers of the TEI Fund may also be directors or officers of some or all of the other registered investment companies managed by the Adviser or its affiliates (the “Fund Complex”). The tables below show, for each Director and officer, his or her full name, address and age (as of December 31, 2007), the position held with the TEI Fund, the length of time served in that position, his or her principal occupations during the last five years, the number of portfolios in the Fund Complex overseen by the Director, and other directorships held by such Director.

Interested Directors

Name, Address and Age	Position(s) Held with TEI Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director
John A. Blaisdell (1) Age: 47 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Texas 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since December 2002; Chief Executive Officer of Wincrest Ventures, L.P., 1997-2002.	3	0
Andrew B. Linbeck(1) Age: 43 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since August 2002; Partner and executive officer of The Redstone Companies, L.P. and certain affiliates thereof (collectively, “Redstone”), 1998-2002.	3	0
A. Haag Sherman(1) Age: 42 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since August 2002; Partner and executive officer of Redstone, 1998-2002.	3	0

12

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Name, Address and Age	Position(s) Held with TEI Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director
Mark W. Yusko(1) Age: 44 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; President of Morgan Creek Capital Management, since July 2004; Principal, Hatteras Capital Management, since September 2003; Chief Investment Officer of the University of North Carolina at Chapel Hill, 1998-2004	3	0

(1)	This person’s status as an “interested” director arises from his affiliation with Salient Partners, L.P. (“Salient”), which itself is an affiliate of the TEI Fund, the Master Fund, The Endowment Registered Fund, L.P. (the “Registered Fund”), and the Adviser.
(2)	The Fund Complex includes the TEI Fund, the Master Fund and the Registered Fund.

13

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Independent Directors

Name, Address and Age	Position(s) Held with TEI Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Director	Other Directorships Held by Director
Jonathan P. Carroll Age: 46 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Private investor for the past five years.	3	None
Richard C. Johnson Age: 70 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Senior Counsel for Baker Botts LLP since 2002; Managing Partner for Baker Botts from 1998-2002; practiced law at Baker Botts from 1966-2002 (from 1972 to 2002 as a partner)	3	None
G. Edward Powell Age: 71 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Principal of Mills & Stowell from March 2002 to present; Principal of Innovation Growth Partners in 2002; From 1994-2002, Mr. Powell provided consulting services to emerging and middle market businesses; Managing Partner for Houston office of Price Waterhouse & Co. from 1982 to his retirement in 1994.	3	Sterling Bancshares, Inc.; Energy Services International, Inc.
Scott F. Schwinger Age: 42 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Senior Vice President, Chief Financial Officer and Treasurer of the Houston Texans	3	None

14

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Name, Address and Age	Position(s) Held with TEI Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Director	Other Directorships Held by Director
Scott W. Wise Age: 58 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Senior Vice President and Treasurer, Rice University for the past five years.	3	None

(1)	The Fund Complex includes the TEI Fund, the Master Fund and the Registered Fund.

Officers of the Fund Who Are Not Directors

Name, Address and Age	Position(s) Held with TEI Fund	Principal Occupation(s) During the Past 5 Years
Roy Washington Age: 56 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Chief Compliance Officer since April 2007.	Managing Director of Compliance Operations at Capital Forensics Consulting, Inc. 2002-March 2007; Senior Vice President and CCO of American General’s Life Division, 2000-2002.
John E. Price Age: 40 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Treasurer; Principal Financial Officer	Director and Chief Financial Officer of the Adviser, since January 2004; Partner and Director of Salient, since October 2003; Controller of Wincrest Ventures, L.P., 1997-2003.
Adam L. Thomas Age: 33 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Secretary	Director of Adviser since January 2004; Partner and Director of Salient, since September 2002; Associate at Redstone, 2001-2002; Associate at Albrecht & Associates Inc., August 1996 through August 1999. Attended University of Texas Business School, 1999-2001.

15

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Compensation for Directors

The TEI Fund, the Master Fund and the Registered Fund together pay each Independent Director an annual fee of $10,000, which is paid quarterly, a fee of $2,500 per Board meeting and a $500 fee per meeting for each member on the audit committee. In the interest of retaining Independent Directors of high quality, the Board intends to periodically review such compensation and may modify it as the Board deems appropriate.

Consideration of Subadvisory Agreement

At a meeting on July 11, 2007, the Board of the Master Fund, including all of the directors who are not “interested persons” of the Adviser, as defined in the Investment Company Act of 1940 (the “Independent Directors”), approved, subject to Partner approval, a new subadvisory agreement with Tanglewood Asset Management, LLC (“Tanglewood”) n/k/a Novant Asset Management, LLC (“Novant”). Tanglewood is a subadviser retained to manage a portion of the fixed income investments of the Master Fund. Due to a transaction (the “Transaction”) that did not result in any change in the nature or quality of Tanglewood’s services to the Master Fund, or the fees paid to Tanglewood, the subadvisory agreement between the Master Fund and Tanglewood terminated as the Transaction resulted in a “change in control” of Tanglewood under federal law.

At the meeting, the Adviser discussed the proposed Transaction. The Board considered, among other things, representations which had been made by the senior management of Tanglewood that Tanglewood was expected to continue operating its business in the same manner following the Transaction, after which Tanglewood would be known as Novant, as before the Transaction. The Board also took into account that the proposed Transaction was not expected to result in any change with respect to Tanglewood’s senior management, advisory personnel, or day-to-day management of the Master Fund’s fixed income assets for which the sub-adviser was responsible for managing. In addition, the Board considered that Tanglewood was not attempting to profit at the Master Fund’s expense by selling itself, and that partners would not be disadvantaged by the Transaction or any financial benefits to the owners of Tanglewood from the Transaction. The new subadvisory agreement would be identical to the prior subadvisory agreement in all material respects except for the agreements’ effective and renewal dates.

In addition, the Board noted that it had recently, in January 2007, considered a wide range of information when it determined to continue the Master Fund’s subadvisory arrangements, including among other things:

The nature, extent and quality of the advisory service to be provided. Based on the nature and quality of the services provided by Tanglewood to the Master Fund in the past (as well as services anticipated to be provided in the future), the professional qualifications and experience of Tanglewood’s personnel, the Board concluded that Tanglewood will remain capable of providing high quality services to the Master Fund. The Board also concluded that Tanglewood would provide the same quality and quantity of investment management and related services as provided in the past, that these services are appropriate in scope and extent in light of the Master Fund’s operations, the competitive landscape of the investment company business and investor needs and that Tanglewood’s advisory obligations will remain the same in all material aspects.

The investment performance of the portion of the Master Fund’s portfolio managed by Tanglewood. The Board concluded that the investment performance of the portion of the Master Fund’s assets managed by Tanglewood was competitive or superior to the performance of its comparative index. On the basis of the directors’ assessment of the nature, extent and quality of investment advisory services provided by Tanglewood,

16

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

the directors concluded that Tanglewood was capable of generating a level of long-term investment performance that is appropriate in light of the Master Fund’s investment objective, policies and strategies.

The cost of advisory service provided and the level of profitability. On the basis of the Board’s review of the fees paid to the Adviser, and then paid by the Adviser to Tanglewood, the level of assets allocated, along with the expectation of a continued level of solid service to the Master Fund, the directors concluded that the level of investment management fees paid to Tanglewood is appropriate in light of the services provided.

The extent to which economies of scale would be realized as the Master Fund grows and whether fee levels reflect these economies of scale for the benefit of investors. The Board concluded that the management fees appropriately reflect the Master Fund’s current size, and that the management fees payable to Tanglewood will increase as the level of Master Fund assets increase, but will do so at a slower rate due to asset level fee breaks provided for in the contract. In addition, the Board noted that it will have the opportunity to periodically re-examine the appropriateness of management fees payable to Tanglewood in the future.

Benefits to Tanglewood from its relationship with the Master Fund. The Board did not draw any specific conclusion regarding any other benefits derived by Tanglewood from its relationship with the Master Fund, noting that any benefits that result from the provision of appropriate services to the Master Fund and investors therein are consistent with industry practice and the best interests of the Master Fund and its partners. In this regard, the Board noted that Tanglewood incurs little, if any, brokerage expense for the Master Fund’s investment.

After consideration of information that the Board deemed relevant, the Board, including all of the Independent Directors, determined that the new subadvisory agreement is in the best interest of the Master Fund’s partners and voted to approve the submission of the new subadvisory agreement to the Master Fund’s partners.

Allocation of Investments

The following chart indicates the allocation of investments among the asset classes in the Master Fund as of December 31, 2007.

Asset Class[1]	Fair Value	%
Domestic Equity	$368,057,174	11.08
International Equity	617,128,834	18.58
Opportunistic Equity	225,495,962	6.79
Absolute Return	577,590,452	17.39
Real Estate	168,655,425	5.08
Natural Resources	443,529,489	13.36
Private Equity	298,434,395	8.99
Fixed Income	189,575,571	5.71
Enhanced Fixed Income	432,427,714	13.02

Total Investments	$3,320,895,016	100.00

1	The complete list of investments included in the following asset class categories are included in the schedule of investments of the Master Fund.

17

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Form N-Q Filings

The TEI Fund files a complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The TEI Fund’s Form N-Q is available on the Securities and Exchange Commission website at http://www.sec.gov. The TEI Fund’s Form N-Q may be reviewed and copied at the Securities and Exchange Commission Public Reference Room in Washington, DC and information regarding operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

Proxy Voting Policies

A description of the policies and procedures that the TEI Fund uses to determine how to vote proxies relating to portfolio securities is available (i) without charge, upon request, by calling 1-800-725-9456; and (ii) on the Securities and Exchange Commission website at http://www.sec.gov.

Information regarding how the TEI Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling 1-800-725-9456; and (ii) on the Securities and Exchange Commission website at http://www.sec.gov.

Additional Information

The TEI Fund’s private placement memorandum (the “PPM”) includes additional information about directors of the Fund. The PPM is available, without charge, upon request by calling 1-800-725-9456.

Results of Special Meeting of Limited Partners

A Special Meeting of Limited Partners was held on November 27, 2007 by the Master Fund. The TEI Fund is a feeder fund that invests substantially all of its assets in the Master Fund (through the Offshore TEI Fund). As a feeder fund, the TEI Fund sought instruction on how to vote the TEI Fund’s interests in the Master Fund from the TEI Fund’s investors (“Fund Partners”) at a meeting of Fund Partners. With the necessary quorum present in person or by proxy, the Master Fund on November 27, 2007 calculated the proportions of Interests voted “for” each Proposal to those voted “against,” and recorded any “abstained” votes, with the following results on each matter put for a vote:

Proposal No. 1:

To approve a new subadvisory agreement between Novant f/k/a Tanglewood and the Master Fund;

For	Against	Abstain
$1,457,127,312	$12,040,465	$14,396,895

Proposal No. 2:

To approve a change in the policies of the Master Fund with respect to the liquidity of the Investment Funds (as defined in the proxy statement) in which the Master Fund invests and to ratify the Master Fund’s current investment practices, as disclosed in the Master Fund’s private placement memorandum;

For	Against	Abstain
$1,431,224,615	$24,883,211	$27,456,846

18

THE ENDOWMENT TEI FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Proposal No. 3:

To approve an amendment to the Master Fund’s limited partnership agreement to provide the Master Fund’s Board the sole power to make future amendments to the Master Fund’s policy regarding Investment Fund liquidity;

For	Against	Abstain
$1,323,635,141	$145,262,457	$14,667,074

Proposal No. 4:

To approve an increase in the Master Fund’s allowable borrowing from 10 percent of the Master Fund’s net asset value to 25 percent of the Master Fund’s net asset value.

For	Against	Abstain
$1,091,321,284	$364,516,363	$27,727,025

Approval of Proposals 1 and 4 required the affirmative vote of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Master Fund, as of the record date which was July 31, 2007. Pursuant to the 1940 Act, the vote of “a majority of the outstanding securities” of the Master Fund means the vote of the lesser of: (i) 67% or more of the Interests present at the meeting, if the holders of more than 50% of the Interests are present or represented by proxy; or (ii) more than 50% of the Interests. Approval of Proposal 2 required the vote of at least 60 percent of the Master Fund Interests outstanding on the Record Date, and approval of Proposal 3 required the vote of a majority of the Master Fund Interests present in person or by proxy at the meeting.

The TEI Fund indicated that it would vote all its Interests in the Master Fund in proportions reflecting instructions received by Fund Partners at a valid meeting of the TEI Fund. The TEI Fund, however, was unable to achieve a quorum of Fund Partners needed to hold a TEI Fund meeting due to lack of participation by Fund Partners. Thus, the TEI Fund was unable to obtain sufficient instruction from Fund Partners to enable the TEI Fund to vote its Master Fund Interests at the Master Fund’s meeting. The Master Fund obtained the quorum necessary for its meeting based on participation by its other feeder funds.

19

the

ENDOWMENT FUND

The Endowment Master Fund, L.P.

Shareholders’ Report

December 31, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Partners

The Endowment Master Fund, L.P.:

We have audited the accompanying statement of assets, liabilities, and partners’ capital of The Endowment Master Fund, L.P. (the “Master Fund”), including the schedule of investments, as of December 31, 2007, and the related statement of operations for the year then ended, the statement of changes in partners’ capital for each of the years in the two-year period then ended, the statement of cash flows for the year then ended, and the financial highlights for each of the years in the four-year period then ended and for the period April 1, 2003 (inception) through December 31, 2003. These financial statements and financial highlights are the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2007, by correspondence with custodians and investees; or other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Endowment Master Fund, L.P. as of December 31, 2007, the results of its operations for the year then ended, the changes in its partners’ capital for each of the years in the two-year period then ended, the cash flows for the year then ended, and the financial highlights for each of the years in the four-year period then ended and for the period April 1, 2003 (inception) through December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Columbus, Ohio

February 25, 2008

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Assets, Liabilities and Partners’ Capital

December 31, 2007

Assets
Investments in Investment Funds, at estimated fair value (cost $749,495,063)	$1,022,938,119
Investments in affiliated Investment Funds, at estimated fair value (cost $1,676,529,039)	1,824,485,333
Investments in securities, at fair value (cost $453,355,145)	473,471,564

Total investments	3,320,895,016
Cash and cash equivalents	50,258,707
Prepaid contributions to Investment Funds	324,500,000
Interest and dividends receivable	1,747,464
Investments receivable	10,258,536
Prepaids and other assets	95,659

Total assets	3,707,755,382

Liabilities and Partners’ Capital
Line of credit	44,057,497
Subscriptions received in advance	329,194,452
Investments purchased payable	30,000,000
Redemptions payable	21,759,096
Management fees payable	7,435,289
Offshore withholding tax payable	3,258,739
Administration fees payable	412,471
Accounts payable and accrued expenses	1,669,158

Total liabilities	437,786,702

Contributed capital	2,828,452,911
Net unrealized appreciation from investments	441,515,769

Partners’ capital	3,269,968,680

Total liabilities and partners’ capital	$3,707,755,382

See accompanying notes to financial statements.

1

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Investments in Investment Funds
Limited Partnerships, Exempted Limited Partnerships and Limited Liability Companies(2)
Bermuda
Private Equity (0.30% of Partners’ Capital)
Campos Verdes Ltd.		$9,900,000

Total Bermuda		9,900,000

Cayman Islands
Absolute Return (1.61% of Partners’ Capital)
Montrica Global Opportunities Fund, L.P.		52,639,100
Domestic Equity (0.98% of Partners’ Capital)
Tiedemann/Falconer Partners, L.P.(3)		31,993,945
International Equity (6.51% of Partners’ Capital)
Algebris Global Financials Fund, L.P.		37,940,000
Boyer Allan Greater China Fund, L.P.		7,900,700
Boyer Allan Pacific Partners, L.P.		39,952,656
SR Global Fund—Asia Portfolio (Class B, L.P.)		20,314,730
SR Global Fund—Europe Portfolio (Class A, L.P.)		13,353,337
SR Global Fund—International Portfolio (Class C, L.P.)		45,821,704
SR Global Fund—Emerging Markets Portfolio (Class G, L.P.)		26,998,758
SR Phoenicia—Phoenicia Portfolio (Class A, L.P.)		9,790,704
Tarpon All Equities Fund, L.P.(3)	64,500	10,940,575
Private Equity (0.77% of Partners’ Capital)
Carlyle Japan International Partners II, L.P.		202,159
CJIP II Co-Invest, L.P.		44,886
Gavea Investment Fund II A, L.P.(3)		6,747,819
India Asset Recovery Fund, L.P.		602,846
Orchid Asia IV, L.P.(3)		823,846
Tiger Global Private Investment Partners IV, L.P.		9,413,354
Trustbridge Partners II, L.P.		7,186,043
Real Estate (0.37% of Partners’ Capital)
Phoenix Asia Real Estate Investments II, L.P.(3)		1,730,733
Wells Street Offshore Ltd.		10,268,700

Total Cayman Islands		334,666,595

Scotland
Private Equity (0.07% of Partners’ Capital)
Actis Umbrella Fund, L.P.		2,329,536

Total Scotland		2,329,536

See accompanying notes to financial statements.

2

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Limited Partnerships, Exempted Limited Partnerships and Limited Liability Companies(2) (continued)
United Kingdom
Private Equity (0.17% of Partners’ Capital)
Darwin Private Equity I, L.P.(3)		$4,392,994
Mid Europa Fund III, L.P.		1,172,089
Real Estate (0.08% of Partners’ Capital)
Benson Elliot Real Estate Partners II, L.P.		1,854,207
Patron Capital, L.P. II		686,631
Patron Capital, L.P. III		(70,563)

Total United Kingdom		8,035,358

United States
Absolute Return (13.95% of Partners’ Capital)
Black River Commodity Multi-Strategy Fund, LLC		13,670,423
Black River Global Multi-Strategy Leveraged Fund, LLC	15,179	18,476,085
Courage Special Situations Fund, L.P.		1,148,805
Highland Credit Strategies Fund, L.P.(3)		50,520,231
Kenmont Onshore Fund, L.P.(3)		22,974,269
OZ Asia Domestic Partners, L.P.(3)		53,839,902
Paulson Advantage Plus, L.P.(3)		49,657,418
Paulson Partners Enhanced, L.P.(3)		49,131,737
PIPE Equity Partners, LLC(3)		24,987,225
PSAM WorldArb Partners, L.P.(3)		53,203,150
Redbrick Capital, L.P.(3)(4)		53,696,673
Sorin Fund, L.P.(3)		30,387,760
Waterstone Market Neutral Fund, L.P.(3)(4)		34,512,285
Domestic Equity (10.28% of Partners’ Capital)
Bonanza Partners, L.P.		13,662,058
Caduceus Capital II, L.P.		12,522,372
CCM Small Cap Value Qualified Fund, L.P.(3)		28,634,532
Contrarian Equity Fund, L.P.(3)		9,755,255
Criterion Horizons Fund, L.P.(3)		12,655,374
Criterion Institutional Partners, L.P.(3)		15,195,780
Diamond Hill Investment Partners II, L.P.(3)		30,913,630
HealthCor, L.P.(3)		34,828,106
Leaf Investment Partners, L.P.		14,718,084
Renaissance Institutional Equities Fund, LLC		34,239,969
Samlyn Onshore Fund, L.P.(3)(4)		26,445,230
SCP Atlantic Fund, L.P.		10,308,536
SCP Sakonnet Fund, L.P.(3)		20,409,418

See accompanying notes to financial statements.

3

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Limited Partnerships, Exempted Limited Partnerships and Limited Liability Companies(2) (continued)
United States (continued)
Domestic Equity (10.28% of Partners’ Capital) (continued)
The Raptor Global Fund, L.P.(3)		$50,637,395
Tiger Consumer Partners, L.P.(3)		21,137,490
Enhanced Fixed Income (13.22% of Partners’ Capital)
Anchorage Short Credit Fund, L.P.(3)		42,542,958
Arx Global High Yield Securities Fund I, L.P.(3)		66,281,962
BDCM Partners I, L.P.(3)		17,117,620
Contrarian Capital Fund I, L.P.		60,253,289
Halcyon European Structured Opportunities Fund, L.P.(3)(4)		40,854,588
Harbinger Capital Partners Fund I, L.P.		92,528,649
Ore Hill Fund, L.P.(3)		40,885,463
The Rohatyn Group Local Currency Opportunity Partners, L.P.(3)(4)		40,743,644
Z Capital Partners I, L.P.(3)		31,219,541
International Equity (7.88% of Partners’ Capital)
Gradient Europe Fund, L.P.(3)		34,018,983
L-R Global Partners, L.P.		4,529,559
Liberty Square Strategic Partners IV (Asia), L.P.(3)		23,384,493
Middle East North Africa Opportunities Fund, L.P.(3)(4)	50,246	56,775,765
Monsoon India Inflection Fund, L.P.		20,942,062
Monsoon India Inflection Fund 2, L.P.(3)		38,842,375
Steel Partners Japan Strategic Fund, L.P.		23,028,386
Skopos HG Fund, L.L.C.	100,000	11,851,657
Taiyo Fund, L.P.		3,139,685
The Explorador Fund, L.P.(3)		5,231,833
Torrey Pines Fund, LLC(3)		35,948,659
Natural Resources (8.53% of Partners’ Capital)
ArcLight Energy Partners Fund IV, L.P.		4,095,872
BP Capital Energy Equity Fund II, L.P.(3)		52,721,334
CamCap Resources, L.P.(3)		20,180,489
Chilton Global Natural Resources Partners, L.P.		32,178,130
EnCap Energy Capital Fund VII-B, L.P.		494,556
NGP Midstream & Resources, L.P.		2,824,174
Southport Energy Plus Partners, L.P.(3)		52,790,045
The Ospraie Fund, L.P.	31,528	47,168,795
Tocqueville Gold Partners, L.P.		541,269
Treaty Oak Partners (Q.P.), L.P.(3)		19,159,668
Velite Energy, L.P.(3)		46,736,154

See accompanying notes to financial statements.

4

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Limited Partnerships, Exempted Limited Partnerships and Limited Liability Companies(2) (continued)
United States (continued)
Opportunistic Equity (6.90% of Partners’ Capital)
Bear Stearns Emerging Markets Macro Fund, L.P.		$12,207,301
Corriente Partners, L.P.(3)		25,439,200
Global Undervalued Securities Fund (Q.P.), L.P.		51,842,345
GMO Mean Reversion Fund (Onshore)		12,282,170
HomeField Partners, L.P.(3)		7,949,180
Jetstream Global Institutional Fund, L.P.(3)		33,062,256
NWI Explorer Global Macro Fund, L.P.(3)		20,891,303
Pantera Global Macro Fund, L.P.(3)		4,412,629
Pardus European Special Opportunities Fund, L.P.(3)		19,602,775
Passport II, L.P.		20,520,000
Prism Partners (Q.P.), L.P.		17,286,804
Private Equity (7.03% of Partners’ Capital)
Advent Latin American Private Equity Fund IV-F, L.P.		1,212,500
Audax Mezzanine Fund II, L.P.		2,315,524
BDCM Opportunity Fund II, L.P.		2,385,047
Brazos Equity Fund II, L.P.		1,374,796
Capital Royalty Partners, L.P.		1,002,346
Carlyle Partners V, L.P.		3,282,699
Chrysalis Ventures III, L.P.		416,353
Crosslink Crossover Fund IV, L.P.		1,988,048
Crosslink Crossover Fund V, L.P.		23,322,640
Dace Ventures I, L.P.(3)		468,729
Encore Consumer Capital Fund, L.P.		1,538,989
European Divergence Fund, L.P.(3)		14,946,000
GMO Emerging Illiquid Fund, L.P.		10,017,545
Harbinger Capital Partners Special Situations Fund, L.P.		30,860,459
HealthCor Partners Fund, L.P.(3)		161,394
Lehman Brothers Venture Partners V, L.P.		285,793
MatlinPatterson Global Opportunities Partners III, L.P.		1,295,990
Monomoy Capital Partners, L.P.		1,460,408
Paulson Credit Opportunities II, L.P.		48,631,349
Pinto America Growth Fund, L.P.		620,822
Private Equity Investment Fund IV, L.P.(3)		4,982,123
Q Funding III, L.P.(3)		13,489,051
Q4 Funding, L.P.(3)		42,168,465

See accompanying notes to financial statements.

5

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Limited Partnerships, Exempted Limited Partnerships and Limited Liability Companies(2) (continued)
United States (continued)
Private Equity (7.03% of Partners’ Capital) (continued)
Sanderling Venture Partners VI Co-Investment Fund, L.P.		$887,150
Sanderling Venture Partners VI, L.P.		546,480
Silver Lake Partners III, L.P.		876,482
Sterling Capital Partners II, L.P.		1,721,247
Sterling Capital Partners III, L.P.		1,877,392
Sterling Group Partners II, L.P.		1,740,380
Strategic Value Global Opportunities Fund I-A, L.P.(3)		3,357,199
The Column Group, L.P.		105,379
The Resolute Fund II, L.P.		1,457,974
Trivest Fund IV, L.P.(3)		141,053
Tuckerbrook SB Global Distressed Fund I, L.P.(3)		5,737,938
VCFA Private Equity Partners IV, L.P.		971,648
VCFA Venture Partners V, L.P.		2,076,016
Voyager Capital Fund III, L.P.		301,246
Real Estate (3.08% of Partners’ Capital)
Aslan Realty Partners III, LLC		1,721,815
Cypress Realty VI, L.P.		1,316,995
ING Clarion U.S., L.P.(3)		28,039,427
ING Clarion Global, L.P.(3)		12,953,741
Legacy Partners Realty Fund II, LLC		6,088,458
MONY/Transwestern Mezzanine Realty Partners II, LLC		2,138,647
Oak Hill REIT Plus Fund, L.P.(3)		7,260,309
Parmenter Realty Fund III, L.P.		5,536,518
Wells Street Global Partners, L.P.(3)		5,048,838
Woodbourne Daybreak Global Fund, L.P.(3)		30,678,356

Total United States		2,317,584,570

Total Limited Partnerships, Exempted Limited Partnerships and Limited Liability Companies (Cost $2,281,231,979)		2,672,516,059	81.73%

Passive Foreign Investment Companies(2)
Republic of Mauritius
International Equity (0.47% of Partners’ Capital)
India Capital Fund Ltd. A2 Shares	187,107	15,200,572
Real Estate (0.10% of Partners’ Capital)
Orbis Real Estate Fund I(3)		3,371,920

Total Republic of Mauritius		18,572,492

Total Passive Foreign Investment Corporations (Cost $8,254,711)		18,572,492	0.57%

See accompanying notes to financial statements.

6

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Bermuda Exempted Mutual Fund Company(2)
Private Equity (0.78% of Partners’ Capital)
Highland CDO Opportunity Fund, Ltd.(3)	20,448	$25,594,168

Total Bermuda Exempted Mutual Fund Company (Cost $22,000,000)		25,594,168	0.78%

Cayman Companies Limited by Shares(2)
Absolute Return (2.11% of Partners’ Capital)
Overseas CAP Partners, Inc.(3)(4)	43,222	68,745,388
International Equity (1.54% of Partners’ Capital)
The Russian Prosperity Fund(3)	1,056,068	50,395,545
Natural Resources (0.35% of Partners’ Capital)
Ospraie Special Opportunities (Offshore), Ltd.		11,599,800

Total Cayman Companies Limited by Shares (Cost $114,537,412)		130,740,733	4.00%

Total Investments in Investment Funds (Cost $2,426,024,102)		2,847,423,452	87.08%

Investments in Securities
Investments in Registered Investment Companies
Closed End Funds
United States
Agencies (0.07% of Partners’ Capital)
Blackrock Income Opportunity Trust	53,000	501,910
MFS Government Markets Income Trust	34,054	229,865
MFS Intermediate Income Trust	280,000	1,702,400
International Equity (0.18% of Partners’ Capital)
The China Fund, Inc.	152,419	5,776,680
Multi Sector (0.07% of Partners’ Capital)
Aberdeen Asia-Pacific Income Fund, Inc.	112,300	651,340
Putnam Premier Income Trust	269,802	1,672,772
Treasuries (0.03% of Partners’ Capital)
Western Asset/Claymore US Treasury Inflation Protected Securities Fund	79,800	936,054

Total United States		11,471,021

Total Closed End Funds (Cost $10,735,163)		11,471,021	0.35%

Exchange Traded Funds
United States
Agencies (2.70% of Partners’ Capital)
iShares Lehman 1-3 Year Treasury Bond Fund	887,344	72,930,803
iShares Lehman 20+ Year Treasury Bond Fund	161,306	15,008,717

See accompanying notes to financial statements.

7

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Exchange Traded Funds (continued)
United States (continued)
Corporate (0.05% of Partners’ Capital)
iShares Goldman Sachs InvesTop Corporate Bond Fund	15,400	$1,614,536
International Equity (1.19% of Partners’ Capital)
iShares MSCI Brazil Index Fund	355,244	28,668,191
iShares MSCI South Korea Index Fund	160,249	10,368,110
Natural Resources (2.66% of Partners’ Capital)
Energy Select Sector SPDR	464,970	36,895,370
Oil Service HOLDRs Trust	220,900	41,754,518
streetTRACKS Gold Shares	102,331	8,438,214

Total United States		215,678,459

Total Exchange Traded Funds (Cost $191,605,161)		215,678,459	6.60%

Open End Funds
United States
Agencies (0.19% of Partners’ Capital)
Wasatch Hoisington US Treasury Fund	419,678	6,165,070
International Equity (0.88% of Partners’ Capital)
Fidelity Japan Smaller Companies Fund	1,659,906	18,308,760
GMO Emerging Markets Fund III	475,003	10,459,576
Natural Resources (2.01% of Partners’ Capital)
BlackRock Global Resources Fund	579,136	33,827,347
The Tocqueville Gold Fund	657,735	32,123,754
Real Estate (1.38% of Partners’ Capital)
Cohen & Steers Asia Pacific Realty Shares	214,279	2,890,627
ING International Real Estate Fund	1,036,787	12,793,954
Morgan Stanley Institutional Fund—International Real Estate Portfolio	1,154,849	29,402,444

Total United States		145,971,532

Total Open End Funds (Cost $151,910,458)		145,971,532	4.46%

Total Registered Investment Companies (Cost $354,250,782)		373,121,012	11.41%

Private Corporations
United States
Real Estate (0.15% of Partners’ Capital)
Net Lease Private REIT V, Inc.		1,543,669
Net Lease Private REIT VI, Inc.		3,400,000
Total United States		4,943,669

Total Private Corporations (Cost $4,943,669)		4,943,669	0.15%

See accompanying notes to financial statements.

8

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Fixed Income
United States
Treasuries (0.83% of Partners’ Capital)
Treasury Inflation Protected Securities, 1.875%, 7/15/13	$1,275,000	$1,494,633
Treasury Inflation Protected Securities, 1.875%, 7/15/15	450,000	492,704
Treasury Inflation Protected Securities, 2.00%, 7/15/14	1,400,000	1,603,326
Treasury Inflation Protected Securities, 2.00%, 01/15/16	950,000	1,026,307
Treasury Inflation Protected Securities, 3.50%, 1/15/11	750,000	968,285
Treasury Inflation Protected Securities, 3.625%, 4/15/28	500,000	818,275
United States Treasury Notes, 4.125%, 5/15/15	860,000	876,864
United States Treasury Notes, 4.50%, 2/15/16	950,000	988,816
United States Treasury Notes, 4.625%, 8/31/11	750,000	785,156
United States Treasury Notes, 4.625%, 7/31/12	2,000,000	2,100,000
United States Treasury Notes, 4.625%, 11/15/16	3,625,000	3,796,339
United States Treasury Notes, 4.625%, 2/15/17	2,000,000	2,090,938
United States Treasury Notes, 4.75%, 3/31/11	750,000	786,797
United States Treasury Notes, 4.75%, 8/15/17	3,500,000	3,696,602
United States Treasury Notes, 4.875%, 8/15/09	1,050,000	1,079,039
United States Treasury Bonds, 5.25%, 2/15/29	4,000,000	4,400,312
Agencies (0.22% of Partners’ Capital)
Overseas Private Investment Corp., 3.74%, 4/15/15	812,645	810,126
Federal Home Loan Bank, 4.20%, 3/30/11	1,000,000	999,844
Federal Home Loan Bank, 4.50%, 9/16/13	1,000,000	1,022,245
Federal Home Loan Mortgage Corp., 4.75%, 11/3/09	1,000,000	1,020,587
Federal Home Loan Mortgage Corp., 5.00%, 9/16/08	250,000	251,261
Federal National Mortgage Association, 5.00%, 4/26/17	1,000,000	1,011,317
Federal Home Loan Mortgage Corp., 5.25%, 7/18/11	1,000,000	1,050,874
Federal National Mortgage Association, 5.25%, 9/15/16	250,000	263,144
Federal National Mortgage Association, 5.375%, 7/15/16	750,000	801,124
New Valley Generation II, Series 2001, 5.572%, 5/1/20	41,163	43,933

See accompanying notes to financial statements.

9

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Fixed Income (continued)
United States (continued)
Mortgage Backed Securities (0.86% of Partners’ Capital)
Federal Home Loan Mortgage Corp., Gold Pool G11777, 5.00%, 10/1/20	$422,292	$422,706
Federal Home Loan Mortgage Corp., Gold Pool G18156, 5.00%, 12/1/21	455,066	455,559
Federal Home Loan Mortgage Corp., Gold Pool J064893, 5.00%, 11/1/22	1,993,102	1,995,292
Federal Home Loan Mortgage Corp., Gold Pool J03616, 5.50%, 10/1/21	428,863	434,113
Federal Home Loan Mortgage Corp., Gold Pool C01812, 5.50%, 4/1/34	254,209	254,136
Federal Home Loan Mortgage Corp., Gold Pool A52827, 5.50%, 10/1/36	237,355	236,894
Federal Home Loan Mortgage Corp., Gold Pool A58277, 5.50%, 3/1/37	991,416	989,369
Federal Home Loan Mortgage Corp., Gold Pool P20433, 6.00%, 10/1/31	429,845	436,143
Federal Home Loan Mortgage Corp., Gold Pool A53123, 6.00%, 10/1/36	246,079	249,779
Federal Home Loan Mortgage Corp., Series 3182, Class YB, 5.00%, 9/15/28	500,000	499,360
Federal Home Loan Mortgage Corp., Series 2607, Class EA, 5.00%, 11/15/32	1,003,421	982,395
Federal Home Loan Mortgage Corp., Series 3078, Class PC, 5.50%, 11/15/30	1,000,000	1,010,057
Federal Home Loan Mortgage Corp., Series R006, Class AK, 5.75%, 12/15/18	527,976	535,802
Federal Home Loan Mortgage Corp., Series 3166, Class VB, 6.00%, 3/15/17	966,656	989,008
Federal Home Loan Mortgage Corp., Series 3178, Class MC, 6.00%, 4/15/32	1,335,000	1,365,094
Federal National Mortgage Association, Pool J05384, 5.00%, 8/1/22	1,467,663	1,469,276
Federal National Mortgage Association, Pool 902291, 5.50%, 11/1/21	454,304	460,250
Federal National Mortgage Association, Pool 906151, 5.50%, 1/1/22	439,499	445,252
Federal National Mortgage Association, Pool 938195, 5.50%, 7/1/22	1,445,207	1,463,701
Federal National Mortgage Association, Pool 778316, 5.50%, 6/1/34	281,993	282,008

See accompanying notes to financial statements.

10

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Fixed Income (continued)
United States (continued)
Mortgage Backed Securities (0.86% of Partners’ Capital) (continued)
Federal National Mortgage Association, Pool 910590, 5.50%, 1/1/37	$468,883	$468,376
Federal National Mortgage Association, Pool 545210, 5.92%, 10/1/11	505,215	526,267
Federal National Mortgage Association, Pool 803745, 6.00%, 7/1/19	672,536	682,109
Federal National Mortgage Association, Pool 380839, 6.12%, 11/1/08	287,635	288,554
Federal National Mortgage Association, Pool 383367, 6.18%, 4/1/11	1,000,000	1,026,735
Federal National Mortgage Association, Series 2005-91, Class DA, 4.5%, 10/25/20	591,518	578,434
Federal National Mortgage Association, Series 2007-79, Class MB, 5.50%, 12/25/30	1,000,000	1,012,935
Government National Mortgage Association, Pool 782114, 5.00%, 9/15/36	451,082	444,026
Government National Mortgage Association, Pool 595824, 5.00%, 7/15/37	1,997,598	1,968,643
Government National Mortgage Association, Pool 650209, 5.50%, 2/15/36	440,505	443,764
Government National Mortgage Association, Pool 662098, 5.50%, 1/15/37	980,137	987,371
Government National Mortgage Association, Pool 669077, 5.50%, 6/15/37	959,789	966,873
Government National Mortgage Association, Pool 599514, 5.50%, 7/15/37	991,294	998,610
Government National Mortgage Association, Pool 671921, 5.50%, 7/15/37	1,472,697	1,483,566
Government National Mortgage Association, Series 2004-78, Class C, 4.66%, 4/16/29	250,000	246,887
Government National Mortgage Association, Series 2007-68, Class CG, 5.50%, 11/20/37	998,134	976,114
Collateralized Mortgage Obligations (0.38% of Partners’ Capital)
ABN Amro Mortgage Corp, Series 2003-7, Class A2, 5.00%, 7/25/18	265,343	263,806
Alesco Preferred Funding LTD, Series 5A, Class C3, 6.31%, 12/23/34(1)	200,000	176,258

See accompanying notes to financial statements.

11

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Fixed Income (continued)
United States (continued)
Collateralized Mortgage Obligations (0.38% of Partners’ Capital) (continued)
Bank of America Funding Corp., Series 2006-5, Class 2A7, 6.00%, 9/25/36	$741,215	$750,244
Bank of America Mortgage Securities, Series 2005-5, 5.50%, 6/25/35	294,413	294,641
Banc of America Mortgage Securities, Series 2007-1, Class 1A8, 5.75%, 3/25/37	1,000,000	1,011,350
Banc of America Mortgage Securities, Series 2007-1, Class 1A10, 5.75%, 3/25/37	1,000,000	997,402
Bear Stearns Adjustable Rate Mortgage Trust, Series 2003-1, Class 6A1, 5.04%, 4/25/33(1)	102,391	102,536
Bear Stearns Adjustable Rate Mortgage Trust, Series 2003-1, Class 3A1, 5.40%, 4/25/33(1)	111,349	111,013
Citicorp Mortgage Securities, Inc., Series 2006-3, Class 1A6, 6.00%, 6/25/36	413,501	398,551
Citigroup Mortgage Loan Trust, Inc., Series 2003-UST1, Class A1, 5.50%, 12/25/18	264,200	265,604
Citigroup Mortgage Loan Trust, Inc., Series 2004-HYB4, Class 3B2, 4.44%, 12/25/34(1)	189,929	132,950
Citigroup Mortgage Loan Trust, Inc., Series 2005-1, Class 2A2B, 4.80%, 4/25/35(1)	152,286	153,319
Countrywide Alternative Loan Trust, Series 2004-33, Class 2B1, 5.17%, 12/25/34(1)	190,650	133,455
Countrywide Alternative Loan Trust, Series 2005-19CB, Class A4, 5.50%, 6/25/35	157,600	153,017
Countrywide Home Loans, Series 2003-3, Class M6, 7.83%, 7/25/32(1)	10,847	3,389
Countrywide Home Loans, Series 2003-20, Class 1A14, CMO, 5.50%, 7/25/33	117,004	112,890
Countrywide Home Loans, Series 2005-HYB8, Class 4A1, 5.62%, 12/20/35(1)	898,655	867,895
CS First Boston Mortgage Securities Corp., Series 2002-10, Class 1M2, 7.00%, 5/25/32	67,786	55,817
CS First Boston Mortgage Securities Corp., Series 2004-8, Class 4A4, 5.50%, 12/25/34	110,693	108,279
CS First Boston Mortgage Securities Corp., Series 2005-5, Class 4A2, 6.25%, 7/25/35	109,214	107,004
CS First Boston Mortgage Securities Corp., Series 2005-11, Class 7A2, 6.00%, 12/25/35	194,715	190,813

See accompanying notes to financial statements.

12

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Fixed Income (continued)
United States (continued)
Collateralized Mortgage Obligations (0.38% of Partners’ Capital) (continued)
Credit Suisse Mortgage Capital Certificate, Series 2006-2, Class 4A11, 5.75%, 3/25/36	$296,477	$286,831
Credit Suisse Mortgage Capital Certificate, Series 2006-4, Class 3A2, 6.50%, 5/25/36	162,214	161,619
Drexel Burnham Lambert CMO Trust, Series V, Class 1, PO, 0.00%, 9/1/18	27,911	25,486
First Horizon Alternative Mortgage Securities, Series 2005-FA5, Class 3A2, 5.50%, 8/25/35	221,471	212,972
First Republic Mortgage Loan Trust, Series 2000-FRB1, Class A2, 6.28%, 6/25/30(1)	156,777	156,387
GSR Mortgage Loan Trust, Series 2004-11, Class B2, 5.27%, 9/25/34(1)	221,925	188,636
GSR Mortgage Loan Trust, Series 2005-5F, Class 3A3, 5.00%, 6/25/35	245,311	238,687
GSR Mortgage Loan Trust, Series 2005-9F, Class 6A2, 6.50%, 1/25/36	254,781	260,626
Harborview Mortgage Loan Trust, Series, 2004-7, Class 3A2, 4.67%, 11/19/34(1)	156,301	155,540
Impac Secured Assets Corp., Series 2002-3, Class M2, 7.59%, 8/25/32(1)	200,000	200,197
Impac Secured Assets Corp., Series 2003-2, Class A2, 6.00%, 8/25/33	644,878	650,924
JP Morgan Mortgage Trust, Series 2004-A1, Class 3A2, 4.99%, 02/25/34(1)	170,288	167,775
JP Morgan Mortgage Trust, Series 2004-A3, Class 3A2, 4.97%, 07/25/34(1)	153,034	148,599
Master Asset Securitization Trust, Series 2006-1, Class1A5, 5.75%, 5/25/36	430,325	431,616
Master Seasoned Securities Trust, Series 2004-1, Class 15B2, 6.24%, 8/25/17(1)	208,025	205,912
Residential Accredit Loans, Inc., Series 2003-QS7, Class M2, 6.00%, 4/25/33	125,122	102,809
Residential Asset Funding Mortgage, Inc., Series 2002-S17, Class A1, 5.00%, 11/25/17	272,774	265,975
Residential Asset Mortgage Products, Inc., Series 2004-SL2, Class A1, 6.50%, 10/25/16	74,740	76,787
Residential Funding Mortgage Securities, Inc., Series 2002-S11, Class A1, 5.75%, 8/25/17	76,067	75,857

See accompanying notes to financial statements.

13

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Fixed Income (continued)
United States (continued)
Collateralized Mortgage Obligations (0.38% of Partners’ Capital) (continued)
Residential Funding Mortgage Securities, Inc., Series 2007-S1, Class A6, 6.00%, 1/25/37	$496,623	$500,881
Structured Asset Securities Corp., Series 2003-4, Class A6, 5.00%, 2/25/33	105,748	99,997
Washington Mutual, Series 2003-S11, Class 1A, 5.00%, 11/25/33	69,946	67,651
Washington Mutual, Series 2003-AR4, Class A6, 3.42%, 5/25/33	313,930	313,869
Wells Fargo Mortgage Backed Securities Trust, Series 2003-4, Class A15, 5.50%, 6/25/33	134,786	135,233
Wells Fargo Mortgage Backed Securities Trust, Series 2003-K, Class 1A2, 4.49%, 11/25/33(1)	143,027	138,434
Wells Fargo Mortgage Backed Securities Trust, Series 2004-W, Class B2, 4.56%, 11/25/34(1)	197,921	190,688
Wells Fargo Mortgage Backed Securities Trust, Series 2006-12, Class A17, 6.00%, 10/25/36	665,000	669,571
Corporate (0.41% of Partners’ Capital)
Consumer (0.04% of Partners’ Capital)
Abbott Laboratories, 5.875%, 5/15/16	500,000	522,274
Caterpillar, Inc., 5.70%, 8/15/16	500,000	508,125
IBM Corp, 5.70%, 9/14/17	400,000	413,505
Electric-Integrated (0.06% of Partners’ Capital)
Cisco Systems, Inc., 5.50%, 2/22/16	500,000	508,485
Dominion Resources, Inc., 5.15%, 7/15/15	500,000	483,816
Duke Energy Carolinas, 5.30%, 10/1/15	500,000	498,889
Southern Power Co., 6.25%, 7/15/12	500,000	523,009
Finance (0.20% of Partners’ Capital)
American General Finance, 4.625%, 5/15/09	645,000	643,266
Bank of America Corp., 5.375%, 8/15/11	500,000	509,921
Berkshire Hathaway Financial, 4.75%, 5/15/12	625,000	632,836
Boeing Capital Corp, 6.50%, 2/15/12	500,000	536,779
Citigroup, Inc., 5.20%, 11/3/10	500,000	482,999
General Electric Capital Corp., 5.375%, 10/20/16	500,000	506,381
General Motors Acceptance Corp., 6.125%, 1/22/08	50,000	50,007
Goldman Sachs Group, Inc., 5.45%, 11/1/12	1,000,000	1,019,461
Key Bank, NA, 5.50%, 9/17/12	1,000,000	1,016,622
Wachovia Corp, 5.70%, 8/1/13	500,000	506,372
Wells Fargo & Co., 4.625%, 8/9/10	500,000	500,388

See accompanying notes to financial statements.

14

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments, continued

December 31, 2007

	Shares/ Par Value*	Fair Value	% of Partners’ Capital
Fixed Income (continued)
United States (continued)
Multimedia (0.03% of Partners’ Capital)
Comcast Cable Communications, 6.75%, 1/30/11	$475,000	$496,605
Walt Disney Co., 5.625%, 9/15/16	500,000	513,515
Natural Resources (0.02% of Partners’ Capital)
Valero Energy Corp., 6.875%, 4/15/12	500,000	533,526
REIT (0.01% of Partners’ Capital)
Weingarten Realty Corp., 4.99%, 9/3/13	375,000	359,163
Retail (0.02% of Partners’ Capital)
Costco Wholesale Corp., 5.50%, 3/15/17	500,000	504,265
Telecom Services (0.03% of Partners’ Capital)
Bellsouth Telecommunications, 5.875%, 1/15/09	500,000	504,757
Verizon Pennsylvania, Inc., 5.65%, 11/15/11	500,000	513,040

Total United States		88,162,104

Total Fixed Income (Cost $86,600,694)		88,162,104	2.70%

Option
United States
Index (0.22% of Partners’ Capital)
iShares MSCI Emerging Markets Index Fund—Put Option (Strike Price $160.00, Expiration 3/20/08)	459,770	7,244,779

Total United States		7,244,779

Total Option (Cost $7,560,000)		7,244,779	0.22%

Total Investments in Securities (Cost $453,355,145)		473,471,564	14.48%

Total Investments (Cost $2,879,379,247)		$3,320,895,016	101.56%

*	Shares or par value is listed for each investment if it is applicable for that investment type.
(1)	Security is a “variable rate” bond. The rate reflected is as of December 31, 2007.
(2)	Non-Income Producing Security.
(3)	Affiliated investments.
(4)	Affiliated investments for which ownership exceeds 25%.

CMO—Collateralized Mortgage Obligation

PO—Principal Only

REIT—Real Estate Investment Trust

See accompanying notes to financial statements.

15

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Operations

Year Ended December 31, 2007

Investment income:
Dividend income	$10,568,642
Interest income	4,148,675
Interest income from affiliates	137,024

Total investment income	14,854,341

Expenses:
Management fees	20,228,629
Administration fees	1,131,910
Legal fees	458,371
Professional fees	947,555
Custodian fees	258,659
Directors fees	114,500
Interest expense	227,251
Foreign tax expense	3,745,790
Other expenses	421,618

Total expenses	27,534,283

Net investment loss	(12,679,942)

Net realized and unrealized gain from investments:
Net realized gain from investments	7,628,487
Net realized gain from investments in affiliates	429,219
Change in unrealized appreciation/depreciation from investments	311,394,317

Net realized and unrealized gain from investments	319,452,023

Net increase in partners’ capital resulting from operations	$306,772,081

See accompanying notes to financial statements.

16

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Changes in Partners’ Capital

Years Ended December 31, 2007 and 2006

Partners’ capital at December 31, 2005	$376,169,059
Contributions	613,013,510
Distributions	(56,054,941)
Net increase in partners’ capital resulting from operations:
Net investment loss	(3,515,591)
Net realized gain from investments	16,884,542
Change in unrealized appreciation/depreciation from investments	64,798,835

Net increase in partners’ capital resulting from operations	78,167,786

Partners’ capital at December 31, 2006	1,011,295,414

Contributions	2,045,576,644
Distributions	(93,675,459)
Net increase in partners’ capital resulting from operations:
Net investment loss	(12,679,942)
Net realized gain from investments	8,057,706
Change in unrealized appreciation/depreciation from investments	311,394,317

Net increase in partners’ capital resulting from operations	306,772,081

Partners’ capital at December 31, 2007	$3,269,968,680

See accompanying notes to financial statements.

17

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Cash Flows

Year Ended December 31, 2007

Cash flow from operating activities:
Net increase in partners’ capital resulting from operations	$306,772,081
Adjustments to reconcile net increase in partners’ capital resulting from operations to net cash used in operating activities:
Purchases of investments	(2,105,266,502)
Proceeds from disposition of investments	139,523,629
Net realized gain from investments	(8,057,706)
Change in unrealized appreciation/depreciation from investments	(311,394,317)
Accretion of bond discount, net	(96,070)
Increase in prepaid contributions to Investment Funds	(247,000,000)
Increase in interest and dividends receivable	(1,246,373)
Increase in Investment Funds receivable	(10,258,536)
Increase in prepaids and other assets	(51,564)
Increase in investments purchased payable	30,000,000
Increase in management fees payable	5,195,155
Increase in offshore withholding tax payable	2,817,455
Increase in administration fees payable	323,773
Increase in accounts payable and accrued expenses	1,519,994

Net cash used in operating activities	(2,197,218,981)

Cash flow from financing activities:
Borrowings on line of credit	132,499,734
Repayments on line of credit	(88,442,237)
Increase in subscriptions received in advance	243,771,517
Increase in redemptions payable	4,012,598
Contributions from partners	2,045,576,644
Distributions to partners	(93,675,459)

Net cash provided by financing activities	2,243,742,797

Net increase in cash and cash equivalents	46,523,816
Cash and cash equivalents at beginning of year	3,734,891

Cash and cash equivalents at end of year	$50,258,707

Supplemental disclosure of cash activity:
Cash paid for interest	$193,893

See accompanying notes to financial statements.

18

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2007

(1) ORGANIZATION

The Endowment Master Fund, L.P. (the “Master Fund”) is a limited partnership organized under the laws of the state of Delaware. The Master Fund began operations in April 2003 (“Inception”). The Master Fund operated as an unregistered investment vehicle until March 10, 2004, at which time it registered as a nondiversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The Master Fund is the master fund in a master-feeder structure in which there are currently seven feeder funds.

The Master Fund’s investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. The Master Fund pursues its investment objective by investing its assets in a variety of investment vehicles including but not limited to limited partnerships and limited liability companies, offshore corporations and other foreign investment vehicles (collectively, the “Investment Funds”), registered investment companies and direct investments in marketable securities and derivative instruments. The Master Fund is primarily a “fund of funds” and is intended to afford investors the ability to invest in a multi-manager portfolio, exhibiting a variety of investment styles and philosophies, in an attempt to achieve positive risk-adjusted returns over an extended period of time. The Master Fund’s investments are managed by a select group of investment managers identified by the Adviser, as hereinafter defined, to have investments that when grouped with other investments of the Master Fund result in a portfolio that is allocated more broadly across markets, asset classes, and risk profiles.

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the Master Fund (the “General Partner”). To the fullest extent permitted by applicable law, the General Partner has irrevocably delegated to a board of directors (the “Board” and each member a “Director”) its rights and powers to monitor and oversee the business affairs of the Master Fund, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct, and operation of the Master Fund’s business. A majority of the members of the Board are independent of the General Partner and its management. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Master Fund, the Adviser, or any committee of the Board.

The Board is authorized to engage an investment adviser and it has selected Endowment Advisers, L.P. (the “Adviser”), to manage the Master Fund’s portfolio and operations, pursuant to an investment management agreement (the “Investment Management Agreement”). The Adviser is a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Under the Investment Management Agreement, the Adviser is responsible for the establishment of an investment committee (the “Investment Committee”), which is responsible for developing, implementing, and supervising the Master Fund’s investment program subject to the ultimate supervision of the Board.

Under the Master Fund’s organizational documents, the Master Fund’s officers and Directors are indemnified against certain liabilities arising out of the performance of their duties to the Master Fund. In addition to the normal course of business, the Master Fund enters into contracts with service providers, which also provide for indemnifications by the Master Fund. The Master Fund’s maximum exposure under these arrangements is unknown, as this would involve any future potential claims that may be made against the Master Fund. However, based on experience, the Master Fund expects that risk of loss to be remote.

19

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(a) BASIS OF ACCOUNTING

The accounting and reporting policies of the Master Fund conform with U.S. generally accepted accounting principles (“GAAP”).

(b) CASH EQUIVALENTS

The Master Fund considers all unpledged temporary cash investments with a maturity date at the time of purchase of three months or less to be cash equivalents.

(c) INVESTMENT SECURITIES TRANSACTIONS

The Master Fund records security transactions on a trade-date basis.

Securities that are held by the Master Fund, including those that have been sold but not yet purchased, are marked to estimated fair value at the date of the financial statements, and the corresponding change in unrealized appreciation/depreciation is included in the statement of operations.

Realized gains or losses on the disposition of investments are accounted for based on the first in first out (“FIFO”) method.

(d) VALUATION OF INVESTMENTS

The valuation of the Master Fund’s investments will be determined as of the close of business at the end of any fiscal period, generally monthly. The valuation of the Master Fund’s investments is calculated by Citi Fund Services Ohio, Inc. (“Citi”), the Master Fund’s independent administrator (the “Independent Administrator”) in consultation with the Adviser. The valuation procedures of the Master Fund’s underlying investments are reviewed by a committee approved by the Board that was established to oversee the valuation of the Master Fund’s investments (the “Valuation Committee”), in consultation with the Adviser and the Independent Administrator. The net assets of the Master Fund will equal the value of the total assets of the Master Fund, less all of its liabilities, including accrued fees and expenses.

Investments held by the Master Fund are valued as follows:

•

INVESTMENT FUNDS—Investments in Investment Funds are ordinarily carried at estimated fair value based on the valuations provided to the Independent Administrator by the investment managers of such Investment Funds or the administrators of such Investment Funds. These Investment Funds value their underlying investments in accordance with policies established by such Investment Funds. All valuations utilize financial information supplied by each Investment Fund and are net of management and estimated performance incentive fees or allocations payable to the Investment Funds’ managers pursuant to the Investment Funds’ agreements. Because of the inherent uncertainty of valuation, this estimated fair value may differ from the value that would have been used had a ready market for the investments in Investment Funds existed. The Master Fund’s investments in Investment Funds are subject to the terms and conditions of the respective operating agreements and offering memoranda of such Investment Funds, as appropriate.

20

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

•

SECURITIES LISTED ON A SECURITIES EXCHANGE—Securities listed 1) on one or more of the national securities exchanges or the OTC Bulletin Board are valued at the last reported sales price on the date of determination; and 2) on the Nasdaq Stock Market are valued at the Nasdaq Official Closing Price (“NOCP”), at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined. If the last reported sales price or the NOCP is not available, the securities are valued at the mean between the “bid” and “ask” prices at the close of trading on that date. Securities traded on a foreign securities exchange will generally be valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate. If an event occurs between the close of the foreign exchange and the computation of the Master Fund’s net asset value that would materially affect the value of the security and the net asset value of the Master Fund, the value of such security and the net asset value of the Master Fund will be adjusted to reflect the change in the estimated value of the security.

•	OPTIONS—Options that are listed on a securities exchange or traded over-the-counter are valued at the mean between the closing “bid” and “ask” prices for such options on the date of determination.

•

SECURITIES NOT ACTIVELY TRADED—The value of securities, derivatives or synthetic securities that are not actively traded on an exchange shall be determined by obtaining indicative quotes from brokers that normally deal in such securities or by an unaffiliated pricing service that may use actual trade data or procedures using market indices, matrices, yield curves, specific trading characteristics of certain groups of securities, pricing models or a combination of these procedures.

•

OTHER—Where no value is readily available from an Investment Fund or other security or where a value supplied by an Investment Fund is deemed not to be indicative of the Investment Fund’s value, the Valuation Committee and/or the Board, in consultation with the Independent Administrator or the Adviser will determine, in good faith, the estimated fair value of the Investment Fund or security.

(e) INVESTMENT INCOME

Generally, the values of the investments in Investment Funds are determined whereby the Master Fund records the investment at its acquisition cost and the value is adjusted to reflect the Master Fund’s share of the income or loss (including realized gains and losses) and additional contributions or withdrawals from the Investment Funds. In general, distributions received from Investment Funds are accounted for as a reduction to cost and any proceeds received above the cost basis results in a realized gain. The net changes in unrealized appreciation or depreciation of investments in Investment Funds is reflected in the value of the Investment Funds.

For investments in securities, dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on the accrual basis and includes amortization or accretion of premiums or discounts.

(f) FUND EXPENSES

Unless otherwise voluntarily or contractually assumed by the Adviser or another party, the Master Fund bears all expenses incurred in its business, including, but not limited to, the following: all costs and expenses related to investment transactions and positions for the Master Fund’s account; legal fees; accounting, auditing and tax preparation fees; recordkeeping and custodial fees; costs of computing the Master Fund’s net asset value; fees for data and software providers; research expenses; costs of insurance; registration expenses; certain offering costs; expenses of meetings of the partners; directors fees; all costs with respect to communications to partners;

21

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

transfer taxes and taxes withheld on non-US dividends; interest and commitment fees on loans and debit balances; and other types of expenses as may be approved from time to time by the Board. Offering costs are amortized over a twelve-month period or less from the date they are incurred.

(g) INCOME TAXES

The Master Fund itself is not subject to income taxes because such taxes are the responsibility of the individual partners in the Master Fund. Accordingly, no provision for income taxes has been made in the Master Fund’s financial statements.

(h) USE OF ESTIMATES

The preparation of the financial statements in accordance with GAAP requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(i) ORGANIZATIONAL EXPENSES

The Master Fund’s organizational expenses (the “Organizational Expenses”) were initially borne by the Adviser or an affiliate thereof and for capital account allocation purposes assumed to be reimbursed, over not more than a 60 month period of time, notwithstanding that such Organizational Expenses were expensed in accordance with GAAP for Master Fund reporting purposes upon commencement of operations.

(j) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

During July 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Master Fund’s tax returns to determine whether the tax positions will “more-likely-than-not” be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold and that would result in a tax benefit or expense to the Master Fund would be recorded as a tax benefit or expense in the current year. The Master Fund adopted FIN 48 during the current fiscal period and it was applied to all open tax years as of December 31, 2007. As a result, the Master Fund recognized no tax liability for unrecognized tax benefits in connection with the adoption of FIN 48. A reconciliation is not provided herein, as the beginning and ending amounts of unrecognized benefits are zero, with no interim additions, reductions or settlements. Tax years 2004 through present remain subject to examination by the U.S. taxing authorities.

During September 2006, the FASB issued Statement on Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS 157 applies to fair value measurements already required or permitted by existing standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The changes to current GAAP from the application of SFAS 157 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value

22

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

measurements. Management does not believe that the adoption of SFAS 157 will impact the Master Fund’s financial statements. However, additional disclosures may be required about the inputs used in determining the measurements and the effect of certain measurements on changes in net assets for the period.

(3) PARTNERS’ CAPITAL ACCOUNTS

(a) ISSUANCE OF INTERESTS

Upon receipt from an eligible investor of an initial or additional application for interests (the “Interests”), which will generally be accepted as of the first day of each month, the Master Fund will issue new Interests. The Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The Master Fund issues Interests only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. No public market exists for the Interests, and none is expected to develop. The Master Fund is not required, and does not intend, to hold annual meetings of its partners. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Master Fund’s limited partnership agreement (the “LP Agreement”). The Master Fund reserves the right to reject any applications for subscription of Interests.

(b) ALLOCATION OF PROFITS AND LOSSES

For each fiscal period, generally monthly, net profits or net losses of the Master Fund are allocated among and credited to or debited against the capital accounts of all partners as of the last day of each fiscal period in accordance with the partners’ respective capital account ownership percentage for the fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Master Fund, including any net change in unrealized appreciation or depreciation of investments and income, net of expenses, and realized gains or losses during a fiscal period. Net profits or net losses are allocated after giving effect for any initial or additional applications for Interests, which generally occur at the beginning of the month or any repurchases of Interests.

(c) REPURCHASE OF INTERESTS

A partner will not be eligible to have the Master Fund repurchase all or any portion of an Interest at the partner’s discretion at any time. However, the Adviser expects that it will recommend to the Board that the Master Fund offer to repurchase Interests each calendar quarter, pursuant to written tenders by partners. The Board retains the sole discretion to accept or reject the recommendation of the Adviser and to determine the amount, if any, that will be purchased in any tender offer that it does approve. In the event Interests are repurchased, there will be a substantial period of time between the date as of which partners must accept the Master Fund’s offer to repurchase their Interests and the date they can expect to receive payment for their Interests from the Master Fund.

(4) INVESTMENTS IN PORTFOLIO SECURITIES

As of December 31, 2007, the Master Fund had investments in Investment Funds, registered investment companies, options and marketable securities in a separately managed account, which is managed by a sub-adviser (“Sub-Adviser”). The $324,500,000 in prepaid contribution to Investment Funds as of December 31, 2007 represents funding of a portion of the January 2008 investment in such funds. The agreements related to investments in Investment Funds provide for compensation to the Investment Funds’ managers/general partners

23

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

or advisers in the form of management fees ranging up to 2.5% of net assets annually. In addition, many Investment Funds also provide for performance incentive fees/allocations ranging up to 25% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain investment managers. These fees and incentive fees are in addition to the management fees charged by the Master Fund.

In general, most of the Investment Funds in which the Master Fund invests, other than Investment Funds investing primarily in private equity, energy and real estate transactions, provide for periodic redemptions ranging from monthly to annually with lock up provisions usually for a period of up to four years. Investment Funds that do provide for periodic redemptions may, depending on the Investment Fund’s governing documents, have the ability to deny or delay a redemption request.

For the year ended December 31, 2007, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were $2,049,403,339 and $81,264,711, respectively.

At December 31, 2007, the Master Fund’s investments in certain Investment Funds were deemed to be investments in affiliated issuers under the 1940 Act. A listing of these affiliated Investment Funds (including 2007 activity) is shown below:

				2007 Activity				2007 Activity
Investment Funds	Shares 12/31/2006	Shares 12/31/2007	Fair Value 12/31/2006	Cost of Purchases	Cost of Sales*	Appreciation/ (Depreciation)	Fair Value 12/31/2007	Interest Income	Realized Gain/(Loss)
Anchorage Short Credit Fund, L.P.			—	$40,000,000		$2,542,958	$42,542,958
ARX Global High Yield Securities Fund I, L.P.			$27,107,213	40,000,000		(825,251)	66,281,962
BDCM Partners I, L.P.			19,141,295	—		(2,023,675)	17,117,620
BP Capital Energy Equity Fund II, L.P.			24,242,161	19,000,000		9,479,173	52,721,334
CamCap Resources, L.P.			—	20,000,000		180,489	20,180,489
CCM Small Cap Value Qualified Fund, L.P.			970,212	27,000,000		664,320	28,634,532
Contrarian Equity Fund, L.P.			8,706,040	3,000,000		(1,950,785)	9,755,255
Corriente Partners, L.P.			—	25,000,000		439,200	25,439,200
Criterion Horizons Fund, L.P.			2,053,974	10,000,000		601,400	12,655,374
Criterion Institutional Partners, L.P.			12,459,261	—		2,736,519	15,195,780
Dace Ventures I, L.P.			—	528,824		(60,095)	468,729
Darwin Private Equity I, L.P.			—	4,718,270		(325,276)	4,392,994
Diamond Hill Investment Partners II, L.P.				30,000,000		913,630	30,913,630
European Divergence Fund, L.P.			—	15,000,000		(54,000)	14,946,000
Gavea Investment Fund II A, L.P.			—	6,500,000		247,819	6,747,819
Gradient Europe Fund, L.P.**			17,220,783	20,000,000		(3,201,800)	34,018,983
Halcyon European Structured Opportunities Fund, L.P.			—	40,000,000		854,588	40,854,588
HealthCor, L.P.**			20,826,218	10,000,000		4,001,888	34,828,106
HealthCor Partners Fund, L.P.			—	335,135		(173,741)	161,394
Highland CDO Opportunity Fund, Ltd.*	10,448	20,448	14,572,432	10,000,000		1,021,736	25,594,168
Highland Credit Strategies Fund, L.P.			22,419,923	25,000,000		3,100,308	50,520,231
HomeField Partners, L.P.			3,111,359	4,000,000		837,821	7,949,180
ING Clarion Global, L.P.			3,105,310	9,500,000		348,431	12,953,741
ING Clarion US, L.P.			15,474,554	13,000,000		(435,127)	28,039,427
Jetstream Global Institutional Fund, L.P.**			9,171,114	15,000,000		8,891,142	33,062,256
Kenmont Onshore Fund, L.P.			—	25,000,000		(2,025,731)	22,974,269
Liberty Square Strategic Partners IV (Asia), L.P.			—	25,000,000		(1,615,507)	23,384,493
Middle East North Africa Opportunities Fund, L.P.*		50,246	—	50,000,000		6,775,765	56,775,765
Monsoon India Inflection Fund 2, L.P.			19,477,151	—		19,365,224	38,842,375
NWI Explorer Global Macro Fund, L.P.			—	20,000,000		891,303	20,891,303
Oak Hill REIT Plus Fund, L.P.			—	7,000,000		260,309	7,260,309
Orbis Real Estate Fund I			906,511	2,763,557		(298,148)	3,371,920
Orchid Asia IV, L.P.			—	873,846		(50,000)	823,846
Ore Hill Fund, L.P.			22,053,600	19,000,000		(168,137)	40,885,463
Overseas CAP Partners, Inc.*	16,703	43,222	21,786,027	40,000,000		6,959,361	68,745,388
OZ Asia Domestic Partners, L.P.			13,105,524	38,000,000		2,734,378	53,839,902
Pantera Global Macro Fund, L.P.			3,816,024	—		596,605	4,412,629
Pardus European Special Opportunities Fund, L.P.			16,317,937	10,000,000		(6,715,162)	19,602,775
Paulson Advantage Plus, L.P.			—	30,500,000		19,157,418	49,657,418

24

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

				2007 Activity				2007 Activity
Investment Funds	Shares 12/31/2006	Shares 12/31/2007	Fair Value 12/31/2006	Cost of Purchases	Cost of Sales*	Appreciation/ (Depreciation)	Fair Value 12/31/2007	Interest Income	Realized Gain/(Loss)
Paulson Partners Enhanced, L.P.			—	$30,000,000		$19,131,737	$49,131,737
Phoenix Asia Real Estate Investments II, L.P.			—	2,480,115		(749,382)	1,730,733
PIPE Equity Partners, LLC			$22,467,620	1,000,000		1,519,605	24,987,225
Private Equity Investment Fund IV, L.P.			2,726,730	2,363,608	$369,158	260,943	4,982,123	$137,024	$427,349
PSAM WorldArb Partners, L.P.			20,836,591	32,000,000		366,559	53,203,150
Q Funding III, L.P.			7,064,943	6,198,490		225,618	13,489,051
Q4 Funding, L.P.			—	42,263,515		(95,050)	42,168,465
Redbrick Capital, L.P.			9,423,747	46,000,000		(1,727,074)	53,696,673
Samlyn Onshore Fund, L.P.			—	23,000,000		3,445,230	26,445,230
SCP Sakonnet Fund, L.P.			—	20,000,000		409,418	20,409,418
Sorin Fund, L.P.			—	30,000,000		387,760	30,387,760
Southport Energy Plus Partners, L.P.			8,282,148	37,000,000		7,507,897	52,790,045
Strategic Value Global Opportunities Fund I-A, L.P.			1,506,034	4,500,000	2,419,723	(229,112)	3,357,199
Tarpon All Equities Fund, L.P.*		64,500	—	10,030,277	26,536	936,834	10,940,575		1,870
The Explorador Fund, L.P.			4,678,958	—		552,875	5,231,833
The Raptor Global Fund, L.P.			20,245,357	35,000,000		(4,607,962)	50,637,395
The Rohatyn Group Local Currency Opportunity Partners, L.P.			13,511,241	25,000,000		2,232,403	40,743,644
The Russian Prosperity Fund*	286,934	1,056,068	11,764,278	35,000,000		3,631,267	50,395,545
Tiedemann/Falconer Partners, L.P.			9,526,947	21,000,000		1,466,999	31,993,945
Tiger Consumer Partners, L.P.			11,896,164	10,000,000		(758,674)	21,137,490
Torrey Pines Fund, LLC			17,193,159	15,000,000		3,755,500	35,948,659
Treaty Oak Partners (Q.P.), L.P.			14,868,949	500,000		3,790,719	19,159,668
Trivest Fund IV, L.P.			—	191,053		(50,000)	141,053
Tuckerbrook SB Global Distressed Fund I, L.P.			—	5,780,438		(42,500)	5,737,938
Velite Energy, L.P.			14,642,829	26,000,000		6,093,325	46,736,154
Waterstone Market Neutral Fund, L.P.			—	35,000,000		(487,715)	34,512,285
Wells Street Global Partners, L.P.			4,173,451	750,000		125,387	5,048,838
Woodbourne Daybreak Global Fund, L.P.			—	32,000,000		(1,321,644)	30,678,356
Z Capital Partners I, L.P.			—	34,000,000		(2,780,459)	31,219,541

Total Investment Funds	314,085	1,234,484	$492,853,769	$1,217,777,128	$2,815,417	$116,669,853	$1,824,485,333	$137,024	$429,219

*	Sales include return of capital
**	Voting rights were waived during the year for these investments

The cost of the Master Fund’s underlying investments for Federal income tax purposes is adjusted for items of taxable income allocated to the Master Fund from such investments. The allocated taxable income is generally reported to the Master Fund by its underlying investments on Schedules K-1, Forms 1099 or PFIC statements.

The underlying investments generally do not provide the Master Fund with tax reporting information until well after year end and as a result, the Master Fund is unable to calculate the year end tax cost of its investments until after year end, when the Master Fund’s tax return is completed. The book cost and tax cost of the Master Fund’s investments as of December 31, 2006 was $905,482,597 and $973,854,575, respectively. The Master Fund’s book cost as of December 31, 2007 was $2,879,379,247 resulting in an accumulated net unrealized appreciation of $441,515,769 consisting of $483,419,013 in gross unrealized appreciation and $41,903,244 in gross unrealized depreciation.

(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, the Investment Funds in which the Master Fund invests trade various derivative securities and other financial instruments, and enter into various investment activities with off-balance sheet risk both as an investor and as a principal. The Master Fund’s risk of loss in these Investment Funds is

25

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

limited to the value of the investment in, or commitment to, such Investment Funds. In addition, the Master Fund may from time to time invest directly in derivative securities or other financial instruments to gain greater or lesser exposure to a particular asset class.

(6) DUE FROM BROKERS

The Master Fund conducts business with brokers for its investment activities. The clearing and depository operations for the investment activities are performed pursuant to agreements with the brokers. The Master Fund is subject to credit risk to the extent any broker with whom the Master Fund conducts business is unable to deliver cash balances or securities, or clear security transactions on the Master Fund’s behalf. The Master Fund monitors the financial condition of the brokers with which the Master Fund conducts business and believes the likelihood of loss under the aforementioned circumstances is remote.

(7) ADMINISTRATION AGREEMENT

In consideration for administrative, accounting, and recordkeeping services, the Master Fund will pay the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month end net assets of the Master Fund. The Master Fund is charged, on an annual basis, 8 basis points on Master Fund net assets of up to $100 million, 7 basis points on Master Fund net assets between the amounts of $100 million and $250 million and 6 basis points for amounts over $250 million. The asset based fees are assessed based on month end net assets and are payable monthly in arrears. The Independent Administrator will also provide the Master Fund with legal, compliance, transfer agency, and other investor related services at an additional cost.

The fees for Master Fund administration will be paid out of the Master Fund’s assets, which will decrease the net profits or increase the net losses of the partners in the Master Fund. As of December 31, 2007, the Master Fund had $3,269,968,680 in net assets. The total administration fee incurred for the year ended December 31, 2007 was $1,131,910.

(8) RELATED PARTY TRANSACTIONS

(a) INVESTMENT MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser to the Master Fund pursuant to the Investment Management Agreement, the Master Fund will pay the Adviser an investment management fee (the “Investment Management Fee”), equal to 1.00% on an annualized basis of the Master Fund’s net assets calculated based on the Master Fund’s net asset value at the end of each month, payable quarterly in arrears. The Investment Management Fee will decrease the net profits or increase the net losses of the Master Fund that are credited to or debited against the capital accounts of its limited partners. For the year ended December 31, 2007, $20,228,629 was incurred for Investment Management Fees.

(b) PLACEMENT AGENTS

The Master Fund may engage one or more placement agents (each, a “Placement Agent”) to solicit investments in the Master Fund. Sanders Morris Harris, Inc. (“SMH”), an affiliate of the General Partner and the Adviser, has been engaged by the Master Fund to serve as a Placement Agent. SMH is a full-service investment banking, broker-dealer, asset management and financial services organization. A Placement Agent may engage one or more sub-placement agents. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and sub-placement agents.

26

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

(9) INDEBTEDNESS OF THE FUND

As a fundamental policy, the Master Fund may borrow up to, but not more than, 25% (see Supplemental Information, Proposal No. 4) of the net assets of the Master Fund (at the time such borrowings were made and after taking into account the investment and/or deployment of such proceeds) for the purpose of making investments, funding redemptions and for other working capital and general Master Fund purposes. For purposes of the Master Fund’s investment restrictions and certain investment limitations under the 1940 Act, as amended, including for example, the Master Fund’s leverage limitations, the Master Fund will not “look through” Investment Funds in which the Master Fund invests. Investment Funds may also use leverage, whether through borrowings, futures, or other derivative products and are not subject to the Master Fund’s investment restrictions. However, such borrowings by Investment Funds are without recourse to the Master Fund and the Master Fund’s risk of loss is limited to its investment in such Investment Funds, other than for some Investment Funds in which the Master Fund has made a capital commitment. For some Investment Funds in which the Master Fund has made a capital commitment that will be funded over a period of time, such as private equity and real estate funds, the Master Fund, in certain instances, may commit to fund more than its initial capital commitment. The rights of any lenders to the Master Fund to receive payments of interest or repayments of principal will be senior to those of the partners, and the terms of any borrowings may contain provisions that limit certain activities of the Master Fund.

The Master Fund maintains a credit facility for which the investments of the Master Fund serve as collateral for the facility. The maximum amount that can be borrowed is based on the value of the underlying collateral; provided, however, that the Master Fund’s fundamental policies provide that the Master Fund cannot borrow more than 25% of the value of the Master Fund’s net assets. As of December 31, 2007, $44,057,497 was outstanding under the credit facility at a current rate of 4.75%. The weighted average interest rate paid on the line of credit during the year was 6.50%.

(10) FINANCIAL HIGHLIGHTS

	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004	Period April 1, 2003 (Inception) to December 31, 2003
Net investment loss to average partners’ capital[1]	(0.63)%	(0.61)%	(0.44)%	(0.92)%	(0.26)%
Expenses to average partners’ capital [1,3]	1.37%	1.24%	1.28%	1.51%	0.66%
Portfolio Turnover	4.19%	15.31%	12.65%	10.29%	11.90%
Total Return[2]	16.91%	12.37%	10.40%	8.90%	21.66%
Partners’ capital, end of period	$3,269,968,680	$1,011,295,414	$376,169,059	$280,216,027	$109,262,447
Average amount of borrowings outstanding during the period	$2,984,635	$838,809	$762,381	$233,334	—

An investor’s return (and operating ratios) may vary from those reflected based on different fee arrangements and the timing of capital transactions.

1	Ratios are calculated by dividing the indicated amount by average partners’ capital measured at the end of each month during the period. The 2003 ratios have been annualized.

27

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements, continued

December 31, 2007

2	Calculated as geometrically linked monthly returns for each month in the period. Performance prior to March 10, 2004 reflects pre-registration performance; thus returns may have differed had the Master Fund been subject to the regulations of the 1940 Act since Inception.
3	Expense ratios do not include expenses of underlying Investment Funds.

(11) SUBSEQUENT EVENT

The Adviser recommended to the Board that a tender offer in an amount of up to $326,000,000 be made, based on the projected March 31, 2008 net asset value of the Master Fund, to those partners who elect to tender their Interests prior to the expiration of the tender offer period. The Board approved such recommendation and a tender offer notice expiring February 29, 2008 was sent out to the partners in the Master Fund.

28

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Supplemental Information

December 31, 2007

(Unaudited)

Directors and Officers

The Master Fund’s operations are managed under the direction and oversight of the Board. Each Director serves for an indefinite term or until he or she reaches mandatory retirement, if any, as established by the Board. The Board appoints the officers of the Master Fund who are responsible for the Master Fund’s day-to-day business decisions based on policies set by the Board. The officers serve at the pleasure of the Board.

The Directors and officers of the Master Fund may also be directors or officers of some or all of the other registered investment companies managed by the Adviser or its affiliates (the “Fund Complex”). The tables below show, for each Director and officer, his or her full name, address and age (as of December 31, 2007), the position held with the Master Fund, the length of time served in that position, his or her principal occupations during the last five years, the number of portfolios in the Fund Complex overseen by the Director, and other directorships held by such Director.

Interested Directors

Name, Address and Age	Position(s) Held with the Master Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director
John A. Blaisdell(1) Age: 47 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Texas 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since December 2002; Chief Executive Officer of Wincrest Ventures, L.P., 1997-2002.	3	0
Andrew B. Linbeck(1) Age: 43 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since August 2002; Partner and executive officer of The Redstone Companies, L.P. and certain affiliates thereof (collectively, “Redstone”), 1998-2002.	3	0

29

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Name, Address and Age	Position(s) Held with the Master Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director
A. Haag Sherman(1) Age: 42 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since August 2002; Partner and executive officer of Redstone, 1998-2002.	3	0
Mark W. Yusko(1) Age: 44 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; President of Morgan Creek Capital Management, since July 2004; Principal, Hatteras Capital Management, since September 2003; Chief Investment Officer of the University of North Carolina at Chapel Hill, 1998-2004	3	0

(1)	This person’s status as an “interested” director arises from his affiliation with Salient Partners, L.P. (“Salient”), which itself is an affiliate of the Endowment Registered Fund, L.P. (the “Registered Fund”), the Master Fund, the Endowment TEI Fund, L.P. (the “TEI Fund”), and the Adviser.
(2)	The Fund Complex includes the Registered Fund, the TEI Fund and the Master Fund.

30

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Independent Directors

Name, Address and Age	Position(s) Held with the Master Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Director	Other Directorships Held by Director
Jonathan P. Carroll Age: 46 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Private investor for the past five years.	3	None
Richard C. Johnson Age: 70 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Senior Counsel for Baker Botts LLP since 2002; Managing Partner for Baker Botts from 1998-2002; practiced law at Baker Botts from 1966-2002 (from 1972 to 2002 as a partner)	3	None
G. Edward Powell Age: 71 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Principal of Mills & Stowell from March 2002 to present; Principal of Innovation Growth Partners in 2002; From 1994-2002, Mr. Powell provided consulting services to emerging and middle market businesses; Managing Partner for Houston office of Price Waterhouse & Co. from 1982 to his retirement in 1994.	3	Sterling Bancshares, Inc.; Energy Services International, Inc.
Scott F. Schwinger Age: 42 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Senior Vice President, Chief Financial Officer and Treasurer of the Houston Texans	3	None

31

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Name, Address and Age	Position(s) Held with the Master Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Director	Other Directorships Held by Director
Scott W. Wise Age: 58 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Director	Since January 2004	Senior Vice President and Treasurer, Rice University for the past five years.	3	None

(1)	The Fund Complex includes the Registered Fund, the TEI Fund and the Master Fund.

Officers of the Fund Who Are Not Directors

Name, Address and Age	Position(s) Held with the Master Fund	Principal Occupation(s) During the Past 5 Years
Roy Washington Age: 56 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Chief Compliance Officer since April 2007.	Managing Director of Compliance Operations at Capital Forensics Consulting, Inc. 2002-March 2007; Senior Vice President and CCO of American General’s Life Division, 2000-2002.
John E. Price Age: 40 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Treasurer; Principal Financial Officer	Director and Chief Financial Officer of the Adviser, since January 2004; Partner and Director of Salient, since October 2003; Controller of Wincrest Ventures, L.P., 1997-2003.
Adam L. Thomas Age: 33 Address: c/o The Endowment Master Fund L.P. 4265 San Felipe, Suite 800, Houston, Tx 77027	Secretary	Director of Adviser since January 2004; Partner and Director of Salient, since September 2002; Associate at Redstone, 2001-2002; Associate at Albrecht & Associates Inc., August 1996 through August 1999. Attended University of Texas Business School, 1999-2001.

32

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Compensation for Directors

The Master Fund, the Registered Fund and the TEI Fund together pay each Independent Director an annual fee of $10,000, which is paid quarterly, a fee of $2,500 per Board meeting and a $500 fee per meeting for each member on the audit committee. In the interest of retaining Independent Directors of high quality, the Board intends to periodically review such compensation and may modify it as the Board deems appropriate.

Consideration of Subadvisory Agreement

At a meeting on July 11, 2007, the Board of the Master Fund, including all of the directors who are not “interested persons” of the Adviser, as defined in the Investment Company Act of 1940 (the “Independent Directors”), approved, subject to Partner approval, a new subadvisory agreement with Tanglewood Asset Management, LLC (“Tanglewood”) n/k/a Novant Asset Management, LLC (“Novant”). Tanglewood is a subadviser retained to manage a portion of the fixed income investments of the Master Fund. Due to a transaction (the “Transaction”) that did not result in any change in the nature or quality of Tanglewood’s services to the Master Fund, or the fees paid to Tanglewood, the subadvisory agreement between the Master Fund and Tanglewood terminated as the Transaction resulted in a “change in control” of Tanglewood under federal law.

At the meeting, the Adviser discussed the proposed Transaction. The Board considered, among other things, representations which had been made by the senior management of Tanglewood that Tanglewood was expected to continue operating its business in the same manner following the Transaction, after which Tanglewood would be known as Novant, as before the Transaction. The Board also took into account that the proposed Transaction was not expected to result in any change with respect to Tanglewood’s senior management, advisory personnel, or day-to-day management of the Master Fund’s fixed income assets for which the sub-adviser was responsible for managing. In addition, the Board considered that Tanglewood was not attempting to profit at the Master Fund’s expense by selling itself, and that partners would not be disadvantaged by the Transaction or any financial benefits to the owners of Tanglewood from the Transaction. The new subadvisory agreement would be identical to the prior subadvisory agreement in all material respects except for the agreements’ effective and renewal dates.

In addition, the Board noted that it had recently, in January 2007, considered a wide range of information when it determined to continue the Master Fund’s subadvisory arrangements, including among other things:

The nature, extent and quality of the advisory service to be provided. Based on the nature and quality of the services provided by Tanglewood to the Master Fund in the past (as well as services anticipated to be provided in the future), the professional qualifications and experience of Tanglewood’s personnel, the Board concluded that Tanglewood will remain capable of providing high quality services to the Master Fund. The Board also concluded that Tanglewood would provide the same quality and quantity of investment management and related services as provided in the past, that these services are appropriate in scope and extent in light of the Master Fund’s operations, the competitive landscape of the investment company business and investor needs and that Tanglewood’s advisory obligations will remain the same in all material aspects.

The investment performance of the portion of the Master Fund’s portfolio managed by Tanglewood. The Board concluded that the investment performance of the portion of the Master Fund’s assets managed by Tanglewood was competitive or superior to the performance of its comparative index. On the basis of the directors’ assessment of the nature, extent and quality of investment advisory services provided by Tanglewood, the directors concluded that Tanglewood was capable of generating a level of long-term investment performance that is appropriate in light of the Master Fund’s investment objective, policies and strategies.

33

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

The cost of advisory service provided and the level of profitability. On the basis of the Board’s review of the fees paid to the Adviser, and then paid by the Adviser to Tanglewood, the level of assets allocated, along with the expectation of a continued level of solid service to the Master Fund, the directors concluded that the level of investment management fees paid to Tanglewood is appropriate in light of the services provided.

The extent to which economies of scale would be realized as the Master Fund grows and whether fee levels reflect these economies of scale for the benefit of investors. The Board concluded that the management fees appropriately reflect the Master Fund’s current size, and that the management fees payable to Tanglewood will increase as the level of Master Fund assets increase, but will do so at a slower rate due to asset level fee breaks provided for in the contract. In addition, the Board noted that it will have the opportunity to periodically re-examine the appropriateness of management fees payable to Tanglewood in the future.

Benefits to Tanglewood from its relationship with the Master Fund. The Board did not draw any specific conclusion regarding any other benefits derived by Tanglewood from its relationship with the Master Fund, noting that any benefits that result from the provision of appropriate services to the Master Fund and investors therein are consistent with industry practice and the best interests of the Master Fund and its partners. In this regard, the Board noted that Tanglewood incurs little, if any, brokerage expense for the Master Fund’s investment.

After consideration of information that the Board deemed relevant, the Board, including all of the Independent Directors, determined that the new subadvisory agreement is in the best interest of the Master Fund’s partners and voted to approve the submission of the new subadvisory agreement to the Master Fund’s partners.

Allocation of Investments

The following chart indicates the allocation of investments among the asset classes in the Master Fund as of December 31, 2007.

Asset Class[1]	Fair Value	%
Domestic Equity	$368,057,174	11.08
International Equity	617,128,834	18.58
Opportunistic Equity	225,495,962	6.79
Absolute Return	577,590,452	17.39
Real Estate	168,655,425	5.08
Natural Resources	443,529,489	13.36
Private Equity	298,434,395	8.99
Fixed Income	189,575,571	5.71
Enhanced Fixed Income	432,427,714	13.02

Total Investments	$3,320,895,016	100.00

1	The complete list of investments included in the following asset class categories are included in the schedule of investments of the Master Fund.

34

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Form N-Q Filings

The Master Fund files a complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Master Fund’s Form N-Q is available on the Securities and Exchange Commission website at http://www.sec.gov. The Master Fund’s Form N-Q may be reviewed and copied at the Securities and Exchange Commission Public Reference Room in Washington, DC and information regarding operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

Proxy Voting Policies

A description of the policies and procedures that the Master Fund uses to determine how to vote proxies relating to portfolio securities is available (i) without charge, upon request, by calling 1-800-725-9456; and (ii) on the Securities and Exchange Commission website at http://www.sec.gov.

Information regarding how the Master Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling 1-800-725-9456; and (ii) on the Securities and Exchange Commission website at http://www.sec.gov.

Additional Information

The Master Fund’s private placement memorandum (the “PPM”) includes additional information about directors of the Master Fund. The PPM is available, without charge, upon request by calling 1-800-725-9456.

Results of Special Meeting of Limited Partners

A Special Meeting of Limited Partners was held on November 27, 2007 by the Master Fund. With the necessary quorum present in person or by proxy, the Master Fund on November 27, 2007 calculated the proportions of Interests voted “for” each Proposal to those voted “against,” and recorded any “abstained” votes, with the following results on each matter put for a vote:

Proposal No. 1:

To approve a new subadvisory agreement between Novant (f/k/a Tanglewood) and the Master Fund;

For	Against	Abstain
$1,457,127,312	$12,040,465	$14,396,895

Proposal No. 2:

To approve a change in the policies of the Master Fund with respect to the liquidity of the Investment Funds (as defined in the proxy statement) in which the Master Fund invests and to ratify the Master Fund’s current investment practices, as disclosed in the Master Fund’s private placement memorandum;

For	Against	Abstain
$1,431,224,615	$24,883,211	$27,456,846

35

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Supplemental Information, continued

December 31, 2007

(Unaudited)

Proposal No. 3:

To approve an amendment to the Master Fund’s limited partnership agreement to provide the Master Fund’s Board the sole power to make future amendments to the Master Fund’s policy regarding Investment Fund liquidity;

For	Against	Abstain
$1,323,635,141	$145,262,457	$14,667,074

Proposal No. 4:

To approve an increase in the Master Fund’s allowable borrowing from 10 percent of the Master Fund’s net asset value to 25 percent of the Master Fund’s net asset value.

For	Against	Abstain
$1,091,321,284	$364,516,363	$27,727,025

Approval of Proposals 1 and 4 required the affirmative vote of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Master Fund, as of the record date which was July 31, 2007. Pursuant to the 1940 Act, the vote of “a majority of the outstanding securities” of the Master Fund means the vote of the lesser of: (i) 67% or more of the Interests present at the meeting, if the holders of more than 50% of the Interests are present or represented by proxy; or (ii) more than 50% of the Interests. Approval of Proposal 2 required the vote of at least 60 percent of the Master Fund Interests outstanding on the Record Date, and approval of Proposal 3 required the vote of a majority of the Master Fund Interests present in person or by proxy at the meeting.

36

Appendix A

FORM OF SUBSCRIPTION AGREEMENTS

THE ENDOWMENT REGISTERED FUND, L.P.

THE ENDOWMENT TEI FUND, L.P.

Subscription Instructions

NOTICE TO INVESTORS IN THE REGISTERED FUND: Prohibited Registered Fund Investors – CRTs (Charitable Remainder Trusts) and Investors that Cannot Be Allocated “Unrelated Business Taxable Income”

If the prospective Subscriber is a Charitable Remainder Trust or does not (under any circumstances) want to be allocated Unrelated Business Taxable Income, the Subscriber is not eligible to invest in The Endowment Registered Fund, L.P. (the “Registered Fund”), but may invest in The Endowment TEI Fund L.P. (the “TEI Fund”) (each, a “Fund”) and should consider contacting Endowment Advisers, L.P. (the “Adviser”) with questions regarding the Funds.

Subscription Documents

Subscriptions to invest in limited partnership interests of a Fund may be made only by means of the completion, execution and delivery of the following subscription documents:

(a)	Subscription Agreement Signature Pages:

Complete all requested information. If you are purchasing an interest with any person other than your spouse, each of you must fill out separate Subscription Agreement Signature Pages and return both completed supplements to the Fund in the same envelope. If you are purchasing an interest with your spouse, you must both sign the Subscription Agreement Signature Pages. If the Subscriber is an entity, the Subscription Agreement Signature Pages may be completed by a duly authorized officer or agent on behalf of a Subscriber. Any person signing the Subscription Agreement Signature Pages in a representative capacity should type or print the name of the Subscriber, the name of the person signing the Subscription Agreement Signature Pages and the capacity in which he or she is signing.

(b)	Evidence of Authorization: Subscribers which are corporations may be asked to submit certified corporate resolutions authorizing the subscription and identifying the corporate officer(s) empowered to sign the subscription documents. Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying general partners. Trusts must submit a copy of the trust agreement or relevant portions thereof showing appointment and authority of trustee(s).

Delivery Instructions

Subscription documents should be delivered to the Fund at the following address:

The Endowment Funds 4265 San Felipe Suite 800 Houston, Texas 77027 Phone: (800) 725-9456 Fax: (713) 583-1330 Attention: Fund Operations

All subscription documents will be returned to the Subscriber if this subscription is not accepted.

Wiring Instructions

Registered Fund

Name of Bank:	Huntington National Bank
Address:	Columbus, OH
ABA Number:	044000024
For Credit to:	Citi Fund Services Endowment Subscription Account
Account Number:	0189-2317065
For the further credit of:	The Endowment Registered Fund, L.P.

Reference:	(NAME OF INVESTOR)

TEI Fund

Name of Bank:	Huntington National Bank
Address:	Columbus, OH
ABA Number:	044000024
For Credit to:	Citi Fund Services Endowment Subscription Account
Account Number:	0189-2317065
For the further credit of:	The Endowment TEI Fund, L.P.
Reference:	(NAME OF INVESTOR)

TO MEET PATRIOT ACT REQUIREMENTS, YOU MUST WIRE OUT OF A UNITED STATES NATIONALLY CHARTERED BANK ACCOUNT OR BROKERAGE ACCOUNT STYLED IN THE NAME OF THE SUBSCRIBER. ALL OTHER WIRES MAY BE REJECTED. PLEASE DO NOT WIRE FROM MUTUAL FUNDS OR OTHER OMNIBUS ACCOUNTS.

Subscription Payments

All subscription payments must be made by wire transfer (see instructions set forth above). ALL WIRES MUST BE RECEIVED BY THE RELEVANT BANK BY NO LATER THAN THE FIRST

BUSINESS DAY OF THE MONTH DURING WHICH YOU WISH TO SUBSCRIBE (ALONG WITH CORRESPONDING SUBSCRIPTION DOCUMENTATION AND IN COMPLIANCE WITH THE PATRIOT ACT). Unless otherwise agreed to by the Fund, all subscription payments shall be payable in one installment as of the proposed acceptance of the Subscription Agreement specified by the Fund.

Acceptance of Subscriptions

The acceptance of subscriptions is within the absolute discretion of the Fund, which may require additional information prior to making a determination. The Fund will seek to notify the Subscriber of its acceptance or rejection of the subscription prior to the date of the proposed investment. If the subscription is rejected, the Fund will promptly refund (without interest) to the Subscriber any subscription payments received by the Fund.

Additional Information

For additional information concerning subscriptions, prospective investors should contact the Fund (telephone: (800) 725-9456, facsimile (713) 583-1330).

THE ENDOWMENT REGISTERED FUND, L.P.

THE ENDOWMENT TEI FUND, L.P.

Subscription Agreement

The Endowment Registered Fund, L.P.

The Endowment TEI Fund, L.P.

4265 San Felipe

Suite 800

Houston, TX 77027

Phone: (800) 725-9456

Fax: (713) 583-1330

Attention: Fund Operations

Gentlemen:

The undersigned (the “Subscriber”) hereby acknowledges having received and read the current Private Placement Memorandum (the “Memorandum”) of:

The Endowment Registered Fund, L.P., a limited partnership organized under the laws of the State of Delaware (the “Registered Fund”, or a “Fund”), the form of Agreement of Limited Partnership of the Fund, as amended to the date hereof (the “Partnership Agreement”); or

The Endowment TEI Fund, L.P., a limited partnership organized under the laws of the State of Delaware (the “TEI Fund”, or a “Fund”), the form of the TEI Fund’s Partnership Agreement;

and the Privacy Policy of the relevant Fund, attached hereto as Exhibit A. Capitalized terms not herein defined are used as defined in the Memorandum.

THE INTERESTS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PARTNERSHIP AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE INTERESTS HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. FURTHERMORE, THE INTERESTS ARE NOT TRANSFERABLE WITHOUT THE CONSENT OF THE RELEVANT FUND, WHICH CONSENT MAY BE GRANTED OR DENIED IN ITS DISCRETION. THERE WILL BE NO PUBLIC MARKET FOR THE INTERESTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

AN INVESTMENT IN THE INTERESTS IS SUBJECT TO SUBSTANTIAL RISKS. NO PERSON SHOULD INVEST IN THE INTERESTS WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE “RISK FACTORS” IN THE ACCOMPANYING MEMORANDUM.

The Subscriber hereby agrees with the Fund as follows:

Subscription Commitment

The Subscriber hereby subscribes for a limited partnership interest in the Fund (the “LP Interest”) and, as full payment therefore, agrees to pay to the Fund, in cash, the amount set forth in the accompanying Subscription Agreement Signature Pages completed and signed by the Subscriber (which shall be considered an integral part of this Subscription Agreement and hereinafter referred to as the “Subscription Agreement Signature Pages”). Such capital contribution (“Capital Contribution”) shall be payable in readily available funds by check or by wire transfer to the bank account of the Fund. The initial Capital Contribution shall be payable in one installment as of the proposed acceptance of the Subscription Agreement specified by the Fund or on such later date as the Fund shall determine.

The Subscriber understands that this subscription is not binding on the Fund until accepted by the Fund and may be rejected by the Fund in whole or in part in its absolute discretion. If so rejected, the Fund shall return to the Subscriber, without interest or deduction, any Capital Contribution tendered by the Subscriber, and the Fund and the Subscriber shall have no further obligation to each other hereunder. Unless and until rejected by the Fund, this subscription shall be irrevocable by the Subscriber.

Representations, Warranties and Covenants

To induce the Fund to accept this subscription, the Subscriber hereby makes the following representations, warranties and covenants to the Fund and to the Fund’s general and limited partners:

(a) The Subscriber certifies that it is an “accredited investor” for purposes of Regulation D under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. Guidelines are as follows:

(A1)	For individual investors, grantors of revocable grantor trusts, and for individuals investing through an IRA, to meet the qualification as an “accredited investor” for purposes of Regulation D, one (or more) of the following must apply:

(a) A natural person whose net worth1 (or joint net worth with a spouse) at the time of purchase exceeds $1,000,000; or

[1]	As used herein, “net worth” means the excess of total assets at fair market value, including home, over total liabilities. For the purposes of determining "net worth", the principal residence owned by an individual shall be valued as either (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.

(b) A natural person who had an individual income in excess of $200,000 for each of the last two years (or joint income with a spouse in excess of $300,000 in each of those years) and who reasonably expects to reach the same income level in the current year.

(A2)	For entities to meet the qualification as an “accredited investor” for purposes of Regulation D, one (or more) of the following must apply:

(a) A trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the Fund, and (iii) of which the person responsible for directing the investment of assets in the Fund has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

(b) An entity with total assets in excess of $5,000,000 that was not formed for the specific purpose of investing in the Fund and that is:

a corporation;	a Massachusetts or similar business trust; or
a partnership; a limited liability company;	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”);

(c) An entity licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” (as defined in Section 3(a)(2) of the Securities Act, a “savings and loan association,” (or other institution as described in Section 3(a)(5)(A) of the Securities Act), or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

(d) An entity registered with the U.S. Securities and Exchange Commission as a broker or dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “insurance company” (as defined in Section 2(13) of the Securities Act) or an investment company registered under the Investment Company Act; or an entity that has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act);

(e) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

(f) An employee benefit plan which (A) has total assets in excess of $5,000,000 or (B) is a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as defined in Regulation D under the Securities Act) or (C) investment decisions are made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser or (D) is not a participant-directed plan but is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, with total assets in excess of $5,000,000;

(g) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); or

(h) An entity which all of the unit owners and participants (i.e., all partners (including limited partners) of a partnership, shareholders of a corporation, or beneficiaries of an estate) are Accredited Investors. THIS OPTION IS NOT APPLICABLE FOR NON-GRANTOR TRUSTS.

(B1)	For individual investors, grantors of revocable grantor trusts, and for individuals investing through an IRA, to meet the qualification as a “qualified client” as defined in Rule 205-3 under the Advisers Act, one (or more) of the following must apply:

(a) A natural person who has a net worth (or joint net worth with a spouse) in excess of $1,500,000 (net worth for this purpose means total assets in excess of total liabilities); or

(b) A “qualified purchaser”, which includes (i) an investor that owns at least $5,000,000 in Investments2, or (ii) an investor who, acting for its own account or the accounts of other qualified purchasers, in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments.

(B2)	For entities to meet the qualification as a “qualified client” as defined in Rule 205-3 under the Advisers Act, one (or more) of the following must apply:

(a) An entity that has a net worth in excess of $1,500,000, and is not (i) an investment company registered under the Investment Company Act, (ii) a company relying on the exemption contained in Section 3(c)(1) of the Investment Company Act, or (iii) a business development company, as defined in Section 202(a)(22) of the Advisers Act; unless, in each such case, each of such entity's equity holders is a qualified client under (B1) or (B2), as applicable;

(b) An entity that owns at least $5,000,000 in Investments2 and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

(c) A trust that is not covered by (B2)(b) above and was not formed for the specific purpose of acquiring the securities offered, as to which the persons or entities authorized to make decisions with respect to the trust, and each person or entity who has contributed assets to the trust, is a person or entity described in (B1)(b), (B2)(b) or (B2)(d);

(d) An entity, acting for its own account or the accounts of other qualified purchasers, that in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in Investments;

(e) A “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act (as that term is modified by the limitations imposed thereon by Rule 2a51-1(g)(1) under the Investment Company Act); or

[2]	As used herein, “Investments” means, subject to certain exceptions, securities, real estate (other than real estate held for personal use such as a residence or a vacation home), commodities and cash held for investment purposes. However, a number of rules have been promulgated with respect to these matters that must be consulted before determining the amount of Investments. For example, Rule 2a51-1 promulgated under the Investment Company Act requires that certain amounts be deducted from gross investments to determine the amount of Investments. Generally, the amount of any outstanding indebtedness incurred to acquire Investments should also be deducted. Other amounts may also be required to be deducted in determining the amount of Investments.

(f) A company each of the beneficial owners of which meet the criteria specified in (B1)(b), (B2)(b), (B2)(c), (B2)(d) or (B2)(e) above.

(b) The information set forth in the accompanying Subscription Agreement Signature Pages, as well as any information regarding Subscriber’s identity, is accurate and complete as of the date hereof, and the Subscriber will promptly notify the Fund of any change in such information. The Subscriber consents to the disclosure of any such information, and any other information furnished to the Fund, to any governmental authority, self-regulatory organization or, to the extent required by law, to any other person, or as otherwise provided in the Fund’s Privacy Policy, in each case in accordance with the Fund’s Privacy Policy attached as Exhibit A (of which the Subscriber hereby acknowledges receipt).

(c) The undersigned has received and read and is familiar with the Memorandum, including the exhibits, attachments and annexes attached thereto, and he confirms that all documents, records, and books pertaining to this proposed investment in the LP Interests have been made available to him.

(d) The Subscriber is not acquiring the LP Interests of the Fund with a view to or for sale in connection with any distribution of the LP Interests. The Subscriber (i) will not transfer or deliver all or any part of its LP Interest except in accordance with the restrictions set forth in the Partnership Agreement and the Memorandum and (ii) will notify the Fund immediately if it becomes a non-United States Person at any time during which it holds or owns any LP Interests.

(e) Other than the Memorandum, the Subscriber is not relying upon any representation or other information purported to be given on behalf of the Fund or the Fund in determining to invest in the Fund (it being understood that no person has been authorized by the Fund or the Fund to furnish any representations or other information).

(f) The Subscriber or an advisor or consultant relied upon by the Subscriber in reaching a decision to subscribe has such knowledge and experience in financial, tax and business matters as to enable the Subscriber or such advisor or consultant to evaluate the merits and risks of an investment in the Fund and to make an informed investment decision with respect thereto. The Subscriber understands the Fund’s compensation arrangements with the Adviser and understands the risks described in the Memorandum.

(g) The Subscriber acknowledges that an investment in the LP Interests of the Fund includes significant risks as described in the Memorandum, including without limitation those risks outlined in the sections of the Memorandum entitled “GENERAL RISKS,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE” and “INVESTMENT RELATED RISKS.”

(h) The Subscriber is satisfied that it has received adequate disclosure from the Fund to enable it to understand and evaluate the compensation arrangements of the Fund with the Adviser and other terms of the Partnership Agreement and the risks associated therewith.

(i) The Subscriber understands that the LP Interests have not been and will not be registered under the Securities Act of 1933, as amended, or any state law. No federal or state agency has made any finding or determination as to the fairness of the offering, or has recommended an investment in, or otherwise endorsed, the Fund. The Subscriber agrees to notify the Fund prior to any proposed sale, transfer, distribution or other disposition of any LP Interests or any beneficial interest therein, and will not sell, transfer, distribute or otherwise dispose of any LP Interests without the consent of the Fund, which may be granted or withheld in the Fund’s sole discretion, and unless the LP Interests are registered or such sale, transfer, distribution or other disposition is exempt from registration. The Subscriber understands that the Fund has no intention to register the LP Interests with the United States Securities and Exchange Commission or any State of the United States and is under no obligation to assist the Subscriber in obtaining or complying with any exemption from such registration requirements. The Fund may require that a proposed transferee meet appropriate financial suitability standards and that the transferor furnish a legal opinion satisfactory to the Fund and its counsel that the proposed transfer complies with applicable federal, state and any other applicable securities laws. An appropriate stop transfer instructions may be placed with respect to the LP Interests.

(j) Any document representing ownership of an LP Interest by the Subscriber will bear a restrictive legend reflecting the restrictions on transferability set forth in sections (h).

(k) The Subscriber recognizes that there is not now any public market for LP Interests of the Fund and that such a market is not expected to develop; accordingly, it may not be possible for the Subscriber readily to liquidate the Subscriber’s investment in the Fund. The Subscriber’s overall commitment to the Fund and other investments which are not readily marketable are not disproportionate to the Subscriber’s net worth and the Subscriber has no need for immediate liquidity of the Subscriber’s interest in the LP Interests. As described in the Memorandum, the Subscriber acknowledges that the LP Interests are subject to significant restrictions on the right to withdraw capital, which means that the liquidity of the LP Interests will be limited.

(l) The Subscriber has carefully read the Memorandum of the Adviser, and specifically accepts, adopts and agrees to each and every provision described in such materials.

(m) If the Subscriber is a natural person, the Subscriber has the legal capacity to execute, deliver and perform this Subscription Agreement and the Partnership Agreement.

(n) The Subscriber represents and warrants that no party which either (i) has had any of its assets blocked under U.S. sanctions laws, or (ii) has been identified by the U.S. Government as a person whose assets are to be blocked under such laws, has or will have any beneficial interest in the LP Interests subscribed for hereby.

(o) If the Subscriber is a corporation, partnership, trust or other entity, it is authorized and qualified to become a limited partner of, and authorized to make its Capital Contribution to, the Fund and otherwise to comply with its obligations under the Partnership Agreement; the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so; and this Subscription Agreement has been duly executed and delivered on behalf of the Subscriber and is the valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms. In addition, such Subscriber will, upon request of the Fund, deliver any documents, including an opinion of counsel to the Subscriber, evidencing the existence of the Subscriber, the legality of an investment in LP Interests of the Fund and the authority of the person executing this Subscription Agreement on behalf of the Subscriber.

(p) If the Subscriber is, or is acting on behalf of, an employee benefit plan (a “Plan”) which is subject to the ERISA: (a) the investment by such Plan interest holder in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the Adviser nor any of its affiliates (including, without limitation, any of the Related Parties) has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser or any of its affiliates (including, without limitation, any of the Related Parties) has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any substantively similar provisions of other law for which an exemption is not available.

(q) In the event the Subscriber makes any subsequent capital contributions to the Fund, the Subscriber acknowledges that the representations and warranties contained herein will be deemed to be made again as of the date of such subsequent capital contribution.

(r) Neither the Subscriber, nor any person controlling, controlled by, or under common control with, the Subscriber, nor any person having a beneficial interest in the Subscriber, or for whom the Subscriber is acting as agent or nominee in connection with this investment, is (i) a country, person, or entity named on an Office of Foreign Assets Control list, (ii) a person or entity that resides or has a place of business in a country or territory named on such list, or (iii) a senior foreign political figure3, an immediate family member4 or close associate5 of a senior foreign political figure within the meaning of the USA PATRIOT Act of 20016. The Subscriber agrees to promptly notify the relevant Fund of any change in information affecting this representation and covenant. The Subscriber is advised that, by law, the Fund may be required to disclose the Subscriber’s identity to OFAC.

(s) If subscribing for interests in the Registered Fund, the Subscriber is not a Charitable Remainder Trust.

(t) If subscribing for interests in the Registered Fund, the Subscriber is not a tax-exempt investor that, by the terms of its governing documents, investment guidelines or by choice, cannot receive any “Unrelated Business Taxable Income.”

[3]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[4]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[5]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior political figure.
[6]	The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001).

(u) If the Subscriber is subject to Title 1 of ERISA, the subscriber represents that it has consulted its own counsel as to the legality of making an investment in the Fund and the appropriateness of such an investment under ERISA.

(v) If the Subscriber is a Plan7 fiduciary, the Subscriber certifies that (a) the investment by such Plan interest holder in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither The Endowment Fund GP, L.P. (the “General Partner of the Fund”), the Adviser nor any of their affiliates has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser, the General Partner of the Fund, or any of their affiliates has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available.

Indemnification

The Subscriber understands the meaning and legal consequences of the representations, warranties, agreements, covenants and confirmations set out above and agrees that the subscription made hereby may be accepted in reliance thereon. The Subscriber agrees to indemnify and hold harmless the Fund, its general partner, and the Adviser (including for this purpose each of their directors, officers, shareholders, affiliates, partners, managers and employees, and each person who controls the Fund and each of such entities within the meaning of Section 20 of the Exchange Act) from and against any and all loss, damage, liability or expense, including reasonable costs and attorneys’ fees and disbursements, which the Fund may incur by reason of, or in connection with, any representation or warranty made herein (or in the accompanying Subscription Agreement Signature Pages) not having been true when made, any misrepresentation made by the Subscriber or any failure by the Subscriber to fulfill any of the covenants or agreements set forth herein, in the Subscription Agreement Signature Pages or in any other document provided by the Subscriber to the Fund.

Miscellaneous

(a) The Subscriber agrees that neither this Subscription Agreement nor any of the Subscriber’s rights or interest herein or hereunder is transferable or assignable by the Subscriber and further agrees that the transfer or assignment of any LP Interests acquired pursuant hereto shall be made only in accordance with the provisions hereof and all applicable laws.

(b) The Subscriber agrees that, except as permitted by applicable law, it may not cancel, terminate or revoke this Subscription Agreement or any agreement of the Subscriber made hereunder and that this Subscription Agreement shall survive the death or legal disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors and assigns.

[7]	For purposes of this question, a “Plan” is any employee benefit plan to which ERISA applies and certain other plans and accounts (such as individual retirement accounts and Keough plans) that, although not subject to ERISA, are subject to certain similar rules of the Code.

(c) All of the representations, warranties, covenants, agreements and confirmations set out above and in the Subscription Agreement Signature Pages shall survive the acceptance of the subscription made herein and the issuance of any LP Interests of the Fund.

(d) This Subscription Agreement together with the Subscription Agreement Signature Pages constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.

(e) The Subscriber acknowledges that due to anti-money laundering laws and regulations, the Fund may require further identification of the Subscriber before the subscription can be accepted and the Fund shall be held harmless and indemnified against any loss arising as a result of a failure to process the application if such has not been provided by the Subscriber or has been provided incompletely or after a delay.

(f) Within ten days after receipt of a written request therefor from the Fund, the Subscriber agrees to provide such information and to execute and deliver such documents as the Fund may deem reasonably necessary to comply with any and all laws and ordinances to which the Fund is or may be subject.

Power of Attorney

Subject only to the acceptance of this Subscription Agreement by the Fund, the Subscriber hereby (a) requests to be admitted to the Fund as a limited partner and requests that the Fund reflect such admission in the Fund’s register of partners; (b) joins in and agrees to be bound by the Partnership Agreement as a limited partner; and (c) makes, constitutes and appoints The Endowment Fund GP, L.P., acting through any of its authorized members, directors, managers, partners and officers and with power of substitution, the Subscriber’s true and lawful agent and attorney, with full power and authority in such Subscriber’s name, place and stead, to make, execute, acknowledge, record and/or file (i) the Partnership Agreement, (ii) any certificate or other document required to effect the formation, continuation, qualification or dissolution of the Fund in accordance with the terms of the Partnership Agreement or which legal counsel to the Fund deems necessary or desirable to comply with any federal, state or other law applicable to the Fund, and (iii) any amendments to any of the foregoing adopted or otherwise made in accordance with the provisions of the Partnership Agreement. The power of attorney granted hereby is a special power of attorney coupled with an interest and shall be irrevocable to the fullest extent permitted by law.

Notices

Any notice required or permitted to be given to the Subscriber in relation to the Fund shall be sent to the address specified in the Subscription Agreement Signature Pages accompanying this Subscription Agreement or to such other address as the Subscriber designates by written notice received by the Fund.

Governing Law

This Subscription Agreement shall be governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof.

EXHIBIT A

Privacy Policy of The Endowment Registered Fund, L.P.

Privacy Policy of The Endowment TEI Fund, L.P.

The Endowment Registered Fund, L.P. and The Endowment TEI Fund, L.P. (each, the “Fund”) recognizes how important it is for you to feel confident in the knowledge that your personal financial information is secure. It is our policy to safeguard any personal and financial information that you may entrust to us. The following is a description of the Fund’s policy regarding disclosure of nonpublic personal information.

We collect nonpublic personal information as follows:

We collect information about you, including, but not limited to, your name, address, telephone number, e-mail address, social security number and date of birth. We collect that information from subscription agreements, other forms of correspondence that we receive from you, and from personal conversations.

We receive information about your transactions with us, including, but not limited to, your account number, account balance, investment amounts, withdrawal amounts and other financial information.

We are permitted by law to disclose nonpublic information we collect, as described above, to the Fund’s service providers, including the Fund’s general partner, investment adviser, sub-advisers, servicing agent, independent administrator, custodian, legal counsel, accountant and auditor. We do not disclose any nonpublic information about our current or former investors to nonaffiliated third parties, except as required or permitted by law. We restrict access to your nonpublic personal information to those persons who require such information to provide products or services to you. We maintain physical, electronic and procedural safeguards that comply with federal standards to guard your nonpublic personal information.

If your investment relationship with the Fund involves a financial intermediary, including, but not limited to, a broker-dealer, bank or trust company, the privacy policy of your financial intermediary would govern how your nonpublic personal information would be shared by them with nonaffiliated third parties.

Regards,

Roy V. Washington

Compliance Officer

Appendix B

PERFORMANCE HISTORY OF THE REGISTERED FUND

This appendix presents past performance information ("Performance") of (i) the Master Fund’s predecessor, a private fund that utilized a multi-manager, multi-strategy investment approach from the private fund's establishment in April 2003 through March 2004, and (ii) the Registered Fund thereafter. The private fund was organized in March 2003 as a Cayman Islands limited partnership and, without having commenced investment operations, re-domesticated as a Delaware limited partnership in March 2003. After this re-domestication, the private fund operated as an unregistered investment vehicle from April 1, 2003 until March 10, 2004, at which time it became the Master Fund by registering as a closed-end investment company under the Investment Company Act. Upon the registration of the private fund as an investment company, the personnel that had made investment decisions for the private fund became the Adviser’s investment committee, which makes investment decisions for the Master Fund. The Adviser employs an investment program for the Funds and the Master Fund that is substantially similar to the investment program that was employed in managing the private fund. The private fund, during the period for which performance is reported, was the only non-proprietary, fully invested account managed by The Endowment Fund GP, L.P. (the predecessor to the Adviser), the Adviser, or their affiliates that had an investment program with substantially the same investment objectives, policies, and strategies as the Master Fund. The Adviser manages the Master Fund in a manner substantially similarly to the private fund. Accordingly, by the Registered Fund investing substantially all of its investable assets in the Master Fund, the Registered Fund participates in the substantially similar investment management that the Adviser renders to the Master Fund and previously rendered to the private fund.

The private fund Performance has been adjusted to reflect the fees and expenses of the Registered Fund. In this regard, the private fund's unadjusted performance would have been lower for the period prior to depiction of the Registered Fund's actual performance because the private fund's actual expenses were applied to a smaller asset base and resulted in a higher expense ratio than the Registered Fund. SEE “SUMMARY OF FUND EXPENSES.”

THE PAST PERFORMANCE OF THE PRIVATE FUND AND THE REGISTERED FUND IS NO GUARANTEE OF FUTURE RESULTS OF EITHER THE MASTER FUND OR THE REGISTERED FUND.

PERFORMANCE FIGURES PRIOR TO THE SECOND QUARTER OF 2004 ARE NOT THE PERFORMANCE OF THE REGISTERED FUND BUT ARE THE HISTORICAL PERFORMANCE OF THE INVESTMENT PORTFOLIO OF THE PRIVATE FUND, ALL THE ASSETS OF WHICH WERE, AS A RESULT OF THE REORGANIZATION, HELD BY THE MASTER FUND IN WHICH THE REGISTERED FUND INVESTS SUBSTANTIALLY ALL OF ITS INVESTABLE ASSETS. The Performance shown is not an indication of how the Master Fund or the Registered Fund will perform in the future. The Master Fund’s and the Registered Fund’s performance in the future may be different from that shown due to factors such as differences in cash flows, fees, expenses, performance calculation methods, portfolio size, number of underlying pooled investments, investment limitations, diversification requirements and other restrictions imposed on registered funds by the Investment Company Act of 1940, as amended (the "1940 Act"), all of which, if applicable, could have a negative impact on the Master Fund’s and the Registered Fund’s performance. In particular, the private fund's Performance is not necessarily an indication of how the Master Fund and the Registered Fund will perform in the future, as the private fund was not subject to investment limitations, and other restrictions imposed on registered management investment companies by the 1940 Act which, could have had a negative impact on the private fund’s Performance.

The total return figures in the chart are intended to provide investors with information about the historical experience of the Adviser in managing the private fund, the Master Fund, and the Registered Fund. Investors should not consider this performance data as an indication of future performance. The table should be read in conjunction with the notes thereto. The performance information in the table has not been audited and does not comply with the standards established by the CFA Institute (formerly the Association of Investment Management and Research (AIMR)).

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

THE FOLLOWING INFORMATION MUST BE READ IN CONJUNCTION WITH THE ACCOMPANYING FOOTNOTES APPEARING BELOW.

Performance Record of The Endowment Registered Fund, L.P.

	2003
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The Endowment Registered Fund				3.03%	4.06%	2.12%	-0.44%	2.09%	1.92%	2.99%	1.12%	2.76%	21.38%
60/40 Portfolio				5.25%	3.97%	0.74%	-0.03%	1.27%	0.38%	3.02%	0.58%	3.49%	20.12%
S&P 500 TR				8.24%	5.27%	1.28%	1.76%	1.95%	-1.06%	5.66%	0.88%	5.24%	32.87%
Lehman Int. Gov/Cdt Bond Index				0.76%	2.01%	-0.07%	-2.72%	0.24%	2.53%	-0.94%	0.14%	0.87%	2.76%
CSFB - Tremont Investable Hedge Fund Index				1.50%	1.84%	0.47%	-0.26%	0.60%	0.70%	0.86%	0.62%	1.08%	7.63%

	2004
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The Endowment Registered Fund	1.64%	1.32%	1.17%	-2.76%	-1.38%	0.64%	-1.02%	0.28%	1.74%	0.67%	3.12%	1.62%	7.12%
60/40 Portfolio	1.37%	1.24%	-0.59%	-1.89%	0.64%	1.28%	-1.65%	0.91%	0.72%	1.19%	2.07%	2.31%	7.75%
S&P 500 TR	1.84%	1.39%	-1.51%	-1.57%	1.37%	1.94%	-3.31%	0.40%	1.08%	1.53%	4.05%	3.40%	10.88%
Lehman Int. Gov/Cdt Bond Index	0.66%	1.02%	0.78%	-2.37%	-0.45%	0.30%	0.84%	1.67%	0.17%	0.67%	-0.91%	0.68%	3.04%
CSFB - Tremont Investable Hedge Fund Index	1.25%	1.32%	0.05%	-1.01%	-0.39%	-0.24%	-0.17%	-0.29%	0.47%	1.43%	1.74%	1.07%	5.31%

	2005
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The Endowment Registered Fund	-0.23%	2.26%	-1.56%	-1.80%	0.92%	1.74%	2.62%	0.73%	2.37%	-2.53%	2.35%	2.36%	9.42%
60/40 Portfolio	-1.39%	1.04%	-1.27%	-0.68%	2.27%	0.25%	1.90%	-0.08%	0.15%	-1.22%	2.44%	0.27%	3.64%
S&P 500 TR	-2.44%	2.10%	-1.77%	-1.90%	3.18%	0.14%	3.72%	-0.91%	0.81%	-1.67%	3.78%	0.03%	4.89%
Lehman Int. Gov/Cdt Bond Index	0.19%	-0.55%	-0.52%	1.14%	0.90%	0.42%	-0.83%	1.17%	-0.85%	-0.55%	0.44%	0.63%	1.57%
CSFB - Tremont Investable Hedge Fund Index	-0.64%	0.77%	-0.08%	-1.09%	0.33%	0.94%	0.94%	0.51%	1.27%	-0.76%	0.81%	0.57%	3.60%

	2006
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The Endowment Registered Fund	3.29%	-0.18%	1.90%	1.77%	-2.33%	-0.70%	-0.43%	1.35%	-0.09%	1.76%	2.52%	1.81%	11.05%
60/40 Portfolio	1.58%	0.19%	0.57%	0.82%	-1.72%	0.14%	0.82%	1.93%	1.86%	2.17%	1.50%	0.68%	11.00%
S&P 500 TR	2.65%	0.27%	1.24%	1.34%	-2.88%	0.14%	0.62%	2.38%	2.58%	3.26%	1.90%	1.40%	15.79%
Lehman Int. Gov/Cdt Bond Index	-0.02%	0.07%	-0.44%	0.05%	0.01%	0.15%	1.12%	1.25%	0.79%	0.53%	0.91%	-0.41%	4.07%
CSFB - Tremont Investable Hedge Fund Index	1.86%	0.25%	1.61%	1.86%	-0.79%	-0.10%	0.27%	0.54%	-0.13%	0.95%	1.14%	1.84%	9.66%

	2007
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The Endowment Registered Fund	0.66%	0.95%	1.51%	2.16%	2.62%	0.82%	1.34%	-1.00%	2.70%	4.42%	-1.44%	0.61%	16.31%
60/40 Portfolio	0.92%	-0.62%	0.74%	2.85%	1.84%	-0.99%	-1.48%	1.38%	2.52%	1.25%	-1.75%	-0.31%	6.40%
S&P 500 TR	1.51%	-1.96%	1.12%	4.43%	3.49%	-1.66%	-3.10%	1.50%	3.74%	1.59%	-4.18%	-0.69%	5.50%
Lehman Int. Gov/Cdt Bond Index	0.04%	1.38%	0.17%	0.48%	-0.64%	0.02%	0.95%	1.21%	0.69%	0.73%	1.90%	0.26%	7.40%
CSFB - Tremont Investable Hedge Fund Index	1.23%	0.09%	0.97%	1.61%	2.04%	0.32%	-0.85%	-1.81%	1.92%	2.64%	-1.08%	0.20%	7.42%

	2008
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The Endowment Registered Fund	-3.75%	2.24%	-3.13%	1.08%	2.42%								-1.31%
60/40 Portfolio	-2.75%	-1.60%	-0.26%	2.63%	0.51%								-1.55%
S&P 500 TR	-6.00%	-3.25%	-0.43%	4.87%	1.29%								-3.81%
Lehman Int. Gov/Cdt Bond Index	2.13%	0.87%	-0.01%	-0.74%	-0.66%								1.57%
CSFB - Tremont Investable Hedge Fund Index	-0.97%	1.07%	-2.38%	0.62%	1.83%								0.11%

Performance Table for The Endowment Registered Fund, L.P.

Performance Analysis	TEF	60/40	S&P 500	G/C Bond	CSFB HFI
May 2008	2.42%	0.51%	1.29%	-0.66%	1.83%
Since Inception (4/2003)	12.21%	8.99%	12.24%	3.94%	6.50%
Monthly Average	0.98%	0.73%	1.00%	0.33%	0.53%
Standard Deviation	6.22%	5.41%	9.19%	3.27%	3.52%
Annualized Sharpe Ratio (3.1%)	1.40	1.06	0.98	0.26	0.94
% Down Months	27.42%	29.03%	29.03%	29.03%	29.03%
Maximum Drawdown	-5.47%	-6.52%	-13.83%	-2.81%	-3.15%

Correlations Analysis*			Alpha	Beta	R2
60/40 Portfolio			5.13%	0.769	0.447
S&P 500			6.70%	0.438	0.419
Lehman Int. Gov/Cdt Bond Index			12.14%	0.064	0.001
CSFB - Tremont Investable Hedge Fund Index			2.19%	1.505	0.725

*	Calculations use annualized return and volatility data for each index

NOTES TO PERFORMANCE INFORMATION

The performance and related information above is based on the Registered Fund’s investment performance. This information was prepared based on the following facts and assumptions:

1. The private fund commenced investment on April 1, 2003. The Registered Fund commenced investment operations on March 10, 2004, and actual investment on April 1, 2004. The information is based on investment returns derived from the private fund’s and the Registered Fund’s unaudited financial statements as prepared by the private fund’s and the Registered Fund’s administrators. The financial statements prepared by these administrators are prepared on the accrual basis but depart from U.S. generally accepted accounting principles (“GAAP”) based on how organizational expenses are treated. The 2005 total return calculated in accordance with GAAP was 9.53% versus the 9.42% calculated by the administrator based on investors’ capital account balances. The 2006 total return calculated in accordance with GAAP was 11.09% versus the 11.05% calculated by the administrator based on investors’ capital account balances. The 2007 total return calculated in accordance with GAAP was 16.32% versus the 16.31% calculated by the administrator based on investors’ capital account balances. The total return figures in the chart are intended to provide investors with information about the historical experience of the Adviser in managing the private fund and the Registered Fund. Investors should not consider this performance data as an indication of future performance. The table should be read in conjunction with the notes thereto. The performance information in the table has not been audited and does not comply with the standards established by the CFA Institute (formerly the Association of Investment Management and Research (AIMR)).

2. The returns shown above reflect the performance of the private fund and the Registered Fund net of fees and expenses, including deduction of an annual management fee, administration fee, and brokerage commissions (if any). The Partners of the Registered Fund were subject to an annual investment management fee of 1%, an administration fee and other expenses, all of which were incurred at the Master Fund and allocated to the Registered Fund. Additionally, investors in the Registered Fund would be subject to a 1% servicing fee and other fund expenses incurred at the Registered Fund level; however, the Servicing Agent waived the servicing fee from inception through June 30, 2005, which is reflected in the performance record. Absent this waiver, performance would have been lower. The performance information does not reflect the payment of any fee to a financial intermediary or any taxes payable by a particular investor, which, if reflected, would reduce the performance shown. The return is calculated by dividing the end-of-month account balances by the beginning-of-month account balances. Performance results are calculated on a total return basis, including all portfolio income and expenses, unrealized and realized capital gains and losses and any income, expenses and realized gains and losses allocated from the Master Fund to the Registered Fund. Calculations account for periodic contributions and withdrawals and are geometrically linked. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

3. The Standard and Poor’s (“S&P”) 500 Composite Stock Price Index (“S&P 500 Index”) is an unmanaged, capitalization-weighted index comprising publicly traded common stocks issued by companies in various industries. The S&P 500 Index is widely recognized as the leading broad-based measurement of changes in conditions of the U.S. equities market.

The Credit Suisse/Tremont Investable Hedge Fund Index is an investable, asset-weighted hedge fund index comprised of 60 funds. The index universe is defined as funds that are accepting new investments and redemptions and have a minimum of US $250,000,000 in assets under management. Eligible funds are separated into ten primary subcategories based on their investment style and ranked in order of AUM. The largest six eligible funds by AUM in each of the ten sectors are then selected. The index is rebalanced semi-annually; taking effect each April 1 and October 1.

The S&P 500 Index reflects the total return of its constituent securities, including changes in market prices as well as accrued investment income, which is presumed to be reinvested. The Credit Suisse / Tremont Investable Hedge Fund Index’s performance is based on a composite of the weighted net capital appreciation or depreciation of each Included Account for the indicated period, but does not take into account the reinvestment of dividends or other distributions. The performance information for each of the S&P 500 Index and the Credit Suisse / Tremont Investable Hedge Fund Index (together, the “S&P Indexes”) does not take into account any taxes imposed on, or any fees, expenses, commissions or other charges that are borne by, a fund or its investors.

Performance and other information relating to the S&P Indexes were obtained from sources believed to be accurate, but no warranty is made as to the accuracy or completeness thereof. The Master Fund, the TEI Fund, the Registered Fund, S&P and Credit Suisse / Tremont make neither guarantees regarding the accuracy of, nor recommend any investment decision based on, such information.

4. The Lehman Brothers Intermediate U.S. Government/Credit Index (“LBIGC”) is an unmanaged, market-weighted index generally representative of intermediate government and investment grade corporate debt securities having maturities of greater than one year. The performance information of the LBIGC does not take into account any taxes imposed on, or any fees, expenses, commissions or other charges that are borne by, a fund or its investors.

5. The 60/40 Portfolio provides an indication of the performance of a hypothetical portfolio that invested 60% of the value of its assets in the S&P 500 Index and 40% of the value of its assets in the LBIGC for the indicated period. Inclusion of the performance of the 60/40 Portfolio is intended to provide a benchmark against which to compare the allocation of assets between equity investments and fixed income investments. The proportion of the assets invested in equity investments and fixed income investments varied during the indicated period, but comparison to the 60/40 Portfolio reflects that, under normal circumstances, the portfolio was weighted in favor of equities. The performance information for the 60/40 Portfolio does not take into account any taxes imposed on, or any fees, expenses, commissions or other charges that are borne by, a fund or its investors.

Neither S&P nor Lehman Brothers have compiled, maintained, reviewed or verified the performance information listed for the 60/40 Portfolio. Such information was obtained from sources believed to be accurate, but no warranty is made as to the accuracy or completeness thereof. The Master Fund, the TEI Fund, the Registered Fund, S&P and Lehman Brothers make no guarantees regarding the accuracy of, nor recommends any investment decision based on, such information.

6. Standard Deviation quantifies the volatility in the returns of the Registered Fund by measuring the amount of variation in the group of returns that make up the Registered Fund’s average return.

7. Sharpe Ratio quantifies the Registered Fund’s total return in excess of the return of a guaranteed investment (typically 90-day U.S. treasury bills), relative to the Registered Fund’s volatility as measured by its standard deviation. The higher a fund’s Sharpe Ratio, the better the fund’s returns have been relative to the amount of investment risk the fund has taken.

8. Maximum Drawdown represents the maximum loss that an investor in a fund could have experienced during a given period.

9. Alpha measures the actual return of the Registered Fund compared to its expected return given its risk (as measured by its beta, which is described below). Generally, the expected return for a given period is computed by multiplying the advance or decline in a fund’s benchmark index by the fund’s beta. For a given period, alpha can be calculated by subtracting the sum of the return on a guaranteed investment (typically 90-day U.S. treasury bills) and a fund’s expected return from the fund’s actual return. A positive alpha quantifies the value that a fund manager has added, and a negative alpha quantifies the value that a fund manager has lost.

The “Correlations Analysis” table above calculates the Registered Fund’s alpha with reference to each of the S&P 500 Index, the LBIGC, the 60/40 Portfolio, and the Credit Suisse / Tremont Investable Hedge Fund Index.

10. Beta is a quantitative measure of how volatile the Registered Fund’s performance has been relative to a measure of broad market performance. For example, with the S&P 500 Index as a measure of broad market performance, the performance of a fund with a beta of 1.50 tends to be 50% more than the S&P 500 Index’s performance, in the same direction. The performance of a fund with a beta of 0.5 tends to be 50% less than the S&P 500 Index’s performance, in the same direction. Thus, a fund with a beta above 1 is more volatile than the S&P 500 Index, and a fund with a beta below 1 is less volatile than the S&P 500 Index.

The “Correlations Analysis” table above calculates the Registered Fund’s beta relative to each of the S&P 500 Index, the LBIGC, the 60/40 Portfolio, and the Credit Suisse / Tremont Investable Hedge Fund Index.

11. R2 is a historical measurement that indicates how closely the Registered Fund’s past fluctuations in performance have correlated with the fluctuations in performance of a benchmark index. For example, an R2 of 0.80 indicates that 80% of a fund’s past fluctuations in performance were explained by fluctuations in the fund’s benchmark index.

Appendix C

PERFORMANCE HISTORY OF THE TEI FUND

This appendix presents past performance information ("Performance") of (i) the Master Fund’s predecessor, a private fund that utilized a multi-manager, multi-strategy investment approach from the private fund's establishment in April 2003 through March 2004, (ii) the Master Fund, which is the private fund's successor, from April 2004 through March 2005, and (iii) the TEI Fund thereafter. The private fund was organized in March 2003 as a Cayman Islands limited partnership and, without having commenced investment operations, re-domesticated as a Delaware limited partnership in March 2003. After this re-domestication, the private fund operated as an unregistered investment vehicle from April 1, 2003 until March 10, 2004, at which time it became the Master Fund by registering as a closed-end investment company under the Investment Company Act. Upon the registration of the private fund as an investment company, the personnel that had made the investment decisions for the private fund became the Adviser’s investment committee, which makes investment decisions for the TEI Fund and the Master Fund. The Adviser employs an investment program for the Funds and the Master Fund that is substantially similar to the investment program that was employed in managing the private fund. The private fund, during the period for which performance is reported, was the only non-proprietary, fully invested account managed by The Endowment Fund GP, L.P. (the predecessor to the Adviser), the Adviser, or their affiliates that had an investment program with substantially the same investment objectives, policies and strategies as the Master Fund. The Adviser manages the Master Fund in a manner substantially similarly to the private fund. Accordingly, by the TEI Fund investing substantially all of its investable assets in the Master Fund, the TEI Fund participates in the substantially similar investment management that the Adviser renders to the Master Fund and previously rendered to the private fund.

The private fund Performance has been adjusted to reflect the fees and expenses of the TEI Fund. In this regard, the private fund's unadjusted performance would have been lower for the period prior to depiction of the TEI Fund's actual performance because the private fund's actual expenses were applied to a smaller asset base and resulted in a higher expense ratio than the TEI Fund. SEE “SUMMARY OF FUND EXPENSES”.

THE PAST PERFORMANCE OF THE PRIVATE FUND AND THE TEI FUND IS NO GUARANTEE OF FUTURE RESULTS OF EITHER THE MASTER FUND OR THE TEI FUND.

PERFORMANCE FIGURES PRIOR TO THE SECOND QUARTER OF 2005 ARE NOT THE PERFORMANCE OF THE TEI FUND AND ARE THE HISTORICAL PERFORMANCE OF THE INVESTMENT PORTFOLIO OF THE PRIVATE FUND FROM APRIL 2003 THROUGH MARCH 2004 AND THE MASTER FUND FROM APRIL 2004 THROUGH MARCH 2005, ALL THE ASSETS OF THE PRIVATE FUND WHICH WERE, AS A RESULT OF THE REORGANIZATION, HELD BY THE MASTER FUND IN WHICH THE TEI FUND INVESTS SUBSTANTIALLY ALL OF ITS INVESTABLE ASSETS, AND THE MASTER FUND. The Performance shown is not an indication of how the Master Fund or the TEI Fund will perform in the future. The Master Fund’s and the TEI Fund’s performance in the future may be different from that shown due to factors such as differences in cash flows, fees, expenses, performance calculation methods, portfolio size, number of underlying pooled investments, investment limitations, diversification requirements and other restrictions imposed on TEI Fund by the Investment Company Act of 1940, as amended (the "1940 Act"), all of which could have a negative impact on the Master Fund’s and the TEI Fund’s performance. In particular, the private fund's Performance is not necessarily an indication of how the Master Fund and the TEI Fund will perform in the future, as the private fund was not subject to investment limitations, and other restrictions imposed on registered management investment companies by the 1940 Act which, if applicable, could have had a negative impact on the private fund’s Performance.

The total return figures in the chart are intended to provide investors with information about the historical experience of the Adviser in managing the private fund, the Master Fund, and the TEI Fund. Investors should not consider this performance data as an indication of future performance. The table should be read in conjunction with the notes thereto. The performance information in the table has not been audited and does not comply with the standards established by the CFA Institute (formerly the Association of Investment Management and Research (AIMR)).

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. THE FOLLOWING INFORMATION MUST BE READ IN CONJUNCTION WITH THE ACCOMPANYING FOOTNOTES APPEARING BELOW.

Performance Record of The Endowment TEI Fund, L.P.

	2003
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The TEI Fund				3.04%	4.07%	2.13%	-0.43%	2.10%	1.93%	3.00%	1.13%	2.77%	21.49%
60/40 Portfolio				5.25%	3.97%	0.74%	-0.03%	1.27%	0.38%	3.02%	0.58%	3.49%	20.12%
S&P 500 TR				8.24%	5.27%	1.28%	1.76%	1.95%	-1.06%	5.66%	0.88%	5.24%	32.87%
Lehman Int. Gov/Cdt Bond Index				0.76%	2.01%	-0.07%	-2.72%	0.24%	2.53%	-0.94%	0.14%	0.87%	2.76%
CSFB - Tremont Investable Hedge Fund Index				1.50%	1.84%	0.47%	-0.26%	0.60%	0.70%	0.86%	0.62%	1.08%	7.63%

	2004
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The TEI Fund	1.65%	1.33%	1.18%	-2.75%	-1.37%	0.92%	-0.96%	0.43%	1.72%	0.71%	3.09%	1.71%	7.79%
60/40 Portfolio	1.37%	1.24%	-0.59%	-1.89%	0.64%	1.28%	-1.65%	0.91%	0.72%	1.19%	2.07%	2.31%	7.75%
S&P 500 TR	1.84%	1.39%	-1.51%	-1.57%	1.37%	1.94%	-3.31%	0.40%	1.08%	1.53%	4.05%	3.40%	10.88%
Lehman Int. Gov/Cdt Bond Index	0.66%	1.02%	0.78%	-2.37%	-0.45%	0.30%	0.84%	1.67%	0.17%	0.67%	-0.91%	0.68%	3.04%
CSFB - Tremont Investable Hedge Fund Index	1.25%	1.32%	0.05%	-1.01%	-0.39%	-0.24%	-0.17%	-0.29%	0.47%	1.43%	1.74%	1.07%	5.31%

	2005
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The TEI Fund	-0.27%	2.22%	-1.60%	-1.90%	0.88%	1.67%	2.63%	0.74%	2.39%	-2.53%	2.31%	2.34%	9.05%
60/40 Portfolio	-1.39%	1.04%	-1.27%	-0.68%	2.27%	0.25%	1.90%	-0.08%	0.15%	-1.22%	2.44%	0.27%	3.64%
S&P 500 TR	-2.44%	2.10%	-1.77%	-1.90%	3.18%	0.14%	3.72%	-0.91%	0.81%	-1.67%	3.78%	0.03%	4.89%
Lehman Int. Gov/Cdt Bond Index	0.19%	-0.55%	-0.52%	1.14%	0.90%	0.42%	-0.83%	1.17%	-0.85%	-0.55%	0.44%	0.63%	1.57%
CSFB - Tremont Investable Hedge Fund Index	-0.64%	0.77%	-0.08%	-1.09%	0.33%	0.94%	0.94%	0.51%	1.27%	-0.76%	0.81%	0.57%	3.60%

	2006
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The TEI Fund	3.38%	-0.15%	1.94%	1.81%	-2.27%	-0.67%	-0.37%	1.39%	-0.13%	1.73%	2.48%	1.78%	11.33%
60/40 Portfolio	1.58%	0.19%	0.57%	0.82%	-1.72%	0.14%	0.82%	1.93%	1.86%	2.17%	1.50%	0.68%	11.00%
S&P 500 TR	2.65%	0.27%	1.24%	1.34%	-2.88%	0.14%	0.62%	2.38%	2.58%	3.26%	1.90%	1.40%	15.79%
Lehman Int. Gov/Cdt Bond Index	-0.02%	0.07%	-0.44%	0.05%	0.01%	0.15%	1.12%	1.25%	0.79%	0.53%	0.91%	-0.41%	4.07%
CSFB - Tremont Investable Hedge Fund Index	1.86%	0.25%	1.61%	1.86%	-0.79%	-0.10%	0.27%	0.54%	-0.13%	0.95%	1.14%	1.84%	9.66%

	2007
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The TEI Fund	0.64%	0.94%	1.49%	2.15%	2.61%	0.72%	1.29%	-1.04%	2.65%	4.36%	-1.50%	0.56%	15.77%
60/40 Portfolio	0.92%	-0.62%	0.74%	2.85%	1.84%	-0.99%	-1.48%	1.38%	2.52%	1.25%	-1.75%	-0.31%	6.40%
S&P 500 TR	1.51%	-1.96%	1.12%	4.43%	3.49%	-1.66%	-3.10%	1.50%	3.74%	1.59%	-4.18%	-0.69%	5.50%
Lehman Int. Gov/Cdt Bond Index	0.04%	1.38%	0.17%	0.48%	-0.64%	0.02%	0.95%	1.21%	0.69%	0.73%	1.90%	0.26%	7.40%
CSFB - Tremont Investable Hedge Fund Index	1.23%	0.09%	0.97%	1.61%	2.04%	0.32%	-0.85%	-1.81%	1.92%	2.64%	-1.08%	0.20%	7.42%

	2008
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The TEI Fund	-3.79%	2.19%	-3.17%	1.04%	2.38%								-1.52%
60/40 Portfolio	-2.75%	-1.60%	-0.26%	2.63%	0.51%								-1.55%
S&P 500 TR	-6.00%	-3.25%	-0.43%	4.87%	1.29%								-3.81%
Lehman Int. Gov/Cdt Bond Index	2.13%	0.87%	-0.01%	-0.74%	-0.66%								1.57%
CSFB - Tremont Investable Hedge Fund Index	-0.97%	1.07%	-2.38%	0.62%	1.83%								0.11%

Performance Table for The Endowment TEI Fund, L.P.

Performance Analysis	TEI	60/40	S&P 500	G/C Bond	CSFB HFI
May 2008	2.38%	0.51%	1.29%	-0.66%	1.83%
Since Inception (4/2003)	12.19%	8.99%	12.24%	3.94%	6.50%
Monthly Average	0.98%	0.73%	1.00%	0.33%	0.53%
Standard Deviation	6.22%	5.41%	9.19%	3.27%	3.52%
Annualized Sharpe Ratio (3.1%)	1.40	1.06	0.98	0.26	0.94
% Down Months	27.42%	29.03%	29.03%	29.03%	29.03%
Maximum Drawdown	-5.70%	-6.52%	-13.83%	-2.81%	-3.15%

Correlations Analysis*			Alpha	Beta	R2
60/40 Portfolio			5.07%	0.774	0.453
S&P 500			6.65%	0.441	0.424
Lehman Int. Gov/Cdt Bond Index			12.13%	0.064	0.001
CSFB - Tremont Investable Hedge Fund Index			2.17%	1.506	0.725

*	Calculations use annualized return and volatility data for each index

NOTES TO PERFORMANCE INFORMATION

The performance and related information above is based on the TEI Fund’s investment performance. This information was prepared based on the following facts and assumptions:

1. The private fund commenced investment on April 1, 2003 and existed until the Master Fund commenced investment on April 1, 2004. The TEI Fund commenced investment operations on March 17, 2005, and actual investment on April 1, 2005. The information is based on investment returns derived from the private fund’s, the Master Fund’s, and the TEI Fund’s unaudited financial statements prepared by the funds’ administrators. The financial statements prepared by the administrators are prepared on the accrual basis but depart from U.S. generally accepted accounting principles (“GAAP”) based on how organizational expenses are treated. The 2005 total return calculated in accordance with GAAP was 3.08% versus the 8.71% calculated by the administrator based on investors’ capital account balances (the annual report covered the period from April 2005 – December 2005). The 2006 total return calculated in accordance with GAAP was 11.54% versus the 11.33% calculated by the administrator based on investors’ capital account balances. The 2007 total return calculated in accordance with GAAP was 15.79% versus the 15.77% calculated by the administrator based on investors’ capital account balances. The total return figures in the chart are intended to provide investors with information about the historical experience of the Adviser in managing the private fund, the Master Fund, and the TEI Fund. Investors should not consider this performance data as an indication of future performance. The table should be read in conjunction with the notes thereto. The performance information in the table has not been audited and does not comply with the standards established by the CFA Institute (formerly the Association of Investment Management and Research (AIMR)).

2. The returns shown above reflect the performance of the private fund, the Master Fund, and the TEI Fund net of fees and expenses, including deduction of an annual management fee, administration fee, and brokerage commissions (if any). All Partners of the TEI Fund were subject to an annual investment management fee of 1%, an administration fee and other expenses, all of which were incurred at the Master Fund and allocated to the TEI Fund. Additionally, investors in the TEI Fund would be subject to a 1% servicing fee and other fund expenses incurred at the TEI Fund level; however, the Servicing Agent waived the Servicing Fee from inception through August 31, 2006, which is reflected in the performance record. Absent this waiver, the performance reported above would have been lower. The performance information does not reflect the payment of any fee to a financial intermediary or any taxes payable by a particular investor, which, if reflected, would reduce the performance shown. The return is calculated by dividing the end-of-month account balances by the beginning-of-month account balances. Performance results are calculated on a total return basis, including all portfolio income and expenses, unrealized and realized capital gains and losses and any income, expenses and realized gains and losses allocated from the Master Fund and Offshore Fund to the TEI Fund. Calculations account for periodic contributions and withdrawals and are geometrically linked. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

3. For definitions of the indices and terms used in the tables and charts above please refer to the notes 3 through 11 in Appendix B.

Appendix D

THE ENDOWMENT REGISTERED FUND, L.P.

THE ENDOWMENT TEI FUND, L.P.

FORM OF AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of THE ENDOWMENT REGISTERED FUND, L.P. (the “Registered Fund”) and THE ENDOWMENT TEI FUND, L.P. (the “TEI Fund”) (each of the Registered Fund and the TEI Fund separately, a “Partnership”), dated as of May 1, 2006, is entered into by and among THE ENDOWMENT FUND GP, L.P., as General Partner and those Persons who execute this Agreement and whose names are reflected on the books and records of each Partnership as Limited Partners.

RECITALS

WHEREAS, pursuant to the Agreement of Limited Partnership of the Registered Fund, dated February 23, 2004 (the “Original Registered Fund Partnership Agreement”), the General Partner and Salient Partners, L.P. (the “Registered Fund Organizational Limited Partner”) entered into and formed a limited partnership for the purposes set forth in the Original Registered Fund Partnership Agreement; and

WHEREAS, pursuant to the Agreement of Limited Partnership of the TEI Fund, dated March 17, 2005 (the “Original TEI Fund Partnership Agreement”), the General Partner and Pinnacle Trust Co., Ltd. (the “TEI Fund Organizational Limited Partner”) entered into and formed a limited partnership for the purposes set forth in the Original TEI Fund Partnership Agreement; and

WHEREAS, the General Partner and the Limited Partners of the Registered Fund now desire to amend the Original Registered Fund Partnership Agreement in order to reflect (i) the withdrawal of the Registered Fund Organizational Limited Partner , (ii) the consolidation of the Original Registered Fund Partnership Agreement with the Original TEI Fund Partnership Agreement into this combined Amended and Restated Agreement of Limited Partnership, and (iii) such other changes as are deemed necessary and appropriate by the General Partner; and

WHEREAS, the General Partner and the Limited Partners of the TEI Fund now desire to amend the Original TEI Fund Partnership Agreement in order to reflect (i) the withdrawal of the TEI Fund Organizational Limited Partner , (ii) the consolidation of the Original Registered Fund Partnership Agreement with the Original TEI Fund Partnership Agreement into this combined Amended and Restated Agreement of Limited Partnership, and (iii) such other changes as are deemed necessary and appropriate by the General Partner.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners of the Registered Fund hereby amend the Original Registered Fund Partnership Agreement; and the Partners of the TEI Fund hereby amend the Original TEI Fund Partnership Agreement, and as so amended restate such agreements in their entirety to read as follows:

ARTICLE I.

DEFINITIONS

For the avoidance of doubt, references to a Partnership refer to both the Registered Fund and TEI Fund, each as separate entities. Rights, duties and obligations of a Limited Partner described herein relate only to the Partnership in which such Limited Partner is admitted.

For purposes of this Agreement:

“1933 Act” means the Securities Act of 1933 and the rules, regulations and orders under the 1933 Act, as amended from time to time, or any successor law.

“1940 Act” means the Investment Company Act of 1940 and the rules, regulations and orders under the 1940 Act, as amended from time to time, or any successor law.

“Advice and Management” means those services provided to each Partnership by the Adviser under Section 3.5(b) of this Agreement.

“Adviser” means Endowment Advisers, L.P., a limited partnership formed under the laws of the State of Delaware, and any other Person or Persons subsequently engaged to provide investment management services to each Partnership in a similar capacity.

“Advisers Act” means the Investment Advisers Act of 1940 and the rules, regulations and orders under the Advisers Act, as amended from time to time, or any successor law.

“Affiliate” means affiliated person as that term is defined in the 1940 Act.

“Agreement” means this Agreement of Limited Partnership, as amended and/or restated from time to time.

“Asset Allocation Ranges” bears the meaning set forth in Section 3.5(b).

“Board of Directors” means the board of the Directors who have been delegated the authority described in this Agreement.

“Business Day” means any day when the New York Stock Exchange is open for business.

“Capital Account” means, with respect to each Partner, the capital account established and maintained on behalf of the Partner in accordance with Section 5.3 of this Agreement.

“Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of a Partnership by a Partner or former Partner, as the case may be.

“Certificate” means the Certificate of Limited Partnership of each Partnership as filed with the office of the Secretary of State of the State of Delaware and any amendments to the Certificate and/or restatements of the Certificate as filed with the office of the Secretary of State of the State of Delaware pursuant to this Agreement.

“Closing Date” means the first date on or as of which a Limited Partner is admitted to a Partnership.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Commodity Exchange Act” means the Commodity Exchange Act and the rules, regulations and orders under the Commodity Exchange Act, as amended from time to time, or any successor law.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor law.

“Directors” means those natural Persons designated as “Directors” in accordance with this Agreement who are delegated the authority provided for in this Agreement and includes John A. Blaisdell, John P. Carroll, Richard Johnson, Andrew B. Linbeck, Edward Powell, Scott E. Schwinger, A. Haag Sherman, Scott Wise, and Mark W. Yusko, as the initial Directors, or any other natural Persons who, from time to time after the date of this Agreement, become Directors in accordance with the terms and conditions of this Agreement.

“Fiscal Period” means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending in each case at the close of business on the first to occur of the following dates:

(1) the last day of a Fiscal Year;

(2) the day preceding the date as of which a contribution to the capital of a Partnership is made by any Partner in accordance with Section 5.1 of this Agreement;

(3) the day on which a Partnership repurchases the Interest or portion of the Interest of any Partner in accordance with Section 4.5 of this Agreement;

(4) the day as of which a Partnership admits a substituted Partner to whom or which an Interest or portion of an Interest of a Partner has been Transferred (unless the Transfer of the Interest or portion of the Interest results in no change of beneficial ownership of the Interest or portion of the Interest);

(5) the day as of which any amount is credited to or debited against the Capital Account of any Partner, other than an amount that is credited to or debited against the Capital Accounts of all Partners in accordance with their respective Investment Percentages; or

(6)	December 31, or any other date that is the last day of the taxable year of a Partnership.

“Fiscal Year” means the period commencing on the Closing Date and ending on December 31, 2006, and thereafter each period commencing on January 1 of each year and ending on December 31 of that year (or on the date of a final distribution made in accordance with Section 6.2 of this Agreement), unless the Directors designate another fiscal year for each Partnership. The taxable year of each Partnership will end on December 31 of each year, or on any other date designated by the General Partner that is a permitted taxable year-end for tax purposes, and need not be the same as the Fiscal Year.

“Form N-2” means each Partnership’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

“General Partner” means The Endowment Fund GP, L.P., a limited partnership formed under the laws of the State of Delaware, and any other Person or Persons admitted to a Partnership as a general partner of such Partnership, collectively, in their capacities as general partners of a Partnership, and “General Partner” means any of the General Partners. When the term General Partner is used in this Agreement and a Partnership has more than one General Partner, the term “General Partner” will refer to each General Partner.

“Independent Directors” mean those Directors who are not “interested persons” of each Partnership as that term is defined in the 1940 Act.

“Interest” means the entire partnership interest in a Partnership at any particular time of a Partner or other Person to whom or which an Interest or portion of an Interest has been Transferred in accordance with Section 4.3 or 4.4 of this Agreement, including the rights and obligations of the Partner or other Person under this Agreement and the Delaware Act.

“Investment Advisory Agreement” has the meaning set out in Section 3.5(a) of this Agreement.

“Investment Fund” means an investment company, a general or limited partnership, a limited liability company or other pooled investment vehicle in which a Partnership has invested and that is advised by an Investment Manager; whether or not, in each case, the entity is registered under the 1940 Act, and includes the Master Partnership and Investment Funds that may be formed by each Partnership.

“Investment Manager” means any Person designated by the Adviser to manage a portion of the assets of each Partnership, either directly or through the investment by each Partnership in an Investment Fund. For purposes of this Agreement, the term “Investment Manager” includes Subadvisers.

“Investment Percentage” means a percentage established for each Partner on each Partnership’s books as of the first day of each Fiscal Period. The Investment Percentage of a Partner for a Fiscal Period will be determined by dividing the balance of the Partner’s Capital Account as of the commencement of the Fiscal Period by the sum of the Capital Accounts of all of the Partners as of the commencement of the Fiscal Period. The sum of the Investment Percentages of all Partners for each Fiscal Period will equal 100%.

“Limited Partner” means any Person admitted to a Partnership as a limited Partner of a Partnership (including any Person who or that is a General Partner when acting in the Person’s capacity as a Limited Partner) until such Partnership repurchases the entire Interest of the Person as a Limited Partner in accordance with Section 4.5 of this Agreement, or a substituted Limited Partner or Partners are admitted with respect to the Person’s entire Interest as a Limited Partner in accordance with Section 4.4 of this Agreement, in the Person’s capacity as a limited Partner of a Partnership. For purposes of the Delaware Act, the Limited Partners will constitute a single class or group.

“Management Fee” means the fee paid to the Adviser out of each Partnership’s assets, and debited against Limited Partners’ Capital Accounts, as provided in Section 3.11(a) of this Agreement.

“Master Partnership” means The Endowment Master Fund, L.P., a limited partnership organized under the laws of the State of Delaware.

“Memorandum” means each Partnership’s private placement memorandum, as included in the Form N-2, as amended or supplemented from time to time.

“Net Assets” means the total value of all assets of each Partnership, less an amount equal to all accrued debts, liabilities and obligations of each Partnership, calculated before giving effect to any repurchases of Interests.

“Net Profit” or “Net Loss” means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of each Partnership, at the close of business on the Closing Date), the amount of any Net Profit or Net Loss to be adjusted to exclude any items to be allocated among the Capital Accounts of the Partners on a basis that is not in accordance with the Investment Percentages of all Partners as of the commencement of the Fiscal Period in accordance with Section 5.7 of this Agreement.

“Offering Materials” means the Memorandum and subscription materials provided to prospective Limited Partners in connection with an investment to be made in each Partnership.

“Offshore Fund” means The Endowment Offshore TEI Fund, Ltd., a Cayman Islands exempted company limited by shares, of which the TEI Fund is the sole management member and which has the same investment objectives as the TEI Fund.

“Partners” means the General Partner(s) and the Limited Partners, collectively, and “Partner” means any General Partner or Limited Partner.

“Person” means any individual, entity, corporation, partnership, limited liability company, joint stock company, trusts, estate, joint venture, or unincorporated organization.

“Placement Agent” means any Person retained by each Partnership or the General Partner to assist in the placement of Interests, which Persons will be designated by the General Partner, subject to approval by the Directors.

“Securities” means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options on those contracts.

“Subadviser” means an Investment Manager responsible either (1) for directly managing a portion of the assets of each Partnership in a managed account or (2) for managing a special purpose investment vehicle in which the Investment Manager and each Partnership are the sole limited Partners, members or other interest holders.

“Transfer” means the assignment, transfer, sale or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest. Verbs, adverbs or adjectives such as “Transfer,” “Transferred” and “Transferring” have correlative meanings.

Other capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Memorandum.

ARTICLE II.

ORGANIZATION, ADMISSION OF PARTNERS, DIRECTORS

2.1. FORMATION OF LIMITED PARTNERSHIP

(a) Each Partnership is formed as a limited partnership pursuant to the Certificate and this Agreement. The Partners agree that their rights, duties and liabilities will be as provided in the Delaware Act, except as otherwise provided in this Agreement. The General Partner will cause the Certificate to be executed and filed in accordance with the Delaware Act and will cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates that the General Partner concludes may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the General Partner determines that a Partnership should do business, or any political subdivision or agency of any such jurisdiction, or that the General Partner determines is necessary or appropriate to effectuate, implement and continue the valid existence and business of a Partnership.

(b) Each Partnership is formed for the object and purpose of (and the nature of the business to be conducted by each Partnership is) engaging in any lawful activity for which limited partnerships may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing.

2.2. NAME

The names of each Partnership are “The Endowment Registered Fund, L.P.” and “The Endowment TEI Fund, L.P.” or any other name that the General Partner may adopt after the date of this Agreement upon (a) causing an appropriate amendment to this Agreement to be executed and to the Certificate to be filed in accordance with the Delaware Act and (b) sending notice of the amendment to each Limited Partner.

2.3. PRINCIPAL AND REGISTERED OFFICE

Each Partnership will have its principal office at the principal office of the General Partner or at any other place designated from time to time by the General Partner. Each Partnership’s registered agent in the State of Delaware shall be The Corporation Trust Company, and each Partnership’s registered office in the State of Delaware at Corporation Trust Center, 1209 Orange Street, unless the General Partner designates a different registered agent or office from time to time in accordance with the Delaware Act.

2.4. DURATION

The term of a Partnership will continue until such Partnership is dissolved and wound up and the Certificate is canceled in accordance with Section 6.1 of this Agreement.

2.5. BUSINESS OF EACH PARTNERSHIP

(a) The business of each Partnership is to purchase, sell, invest and trade in Securities and engage in any financial or derivative transactions relating to Securities. Portions of each Partnership’s assets (which may constitute, in the aggregate, all of each Partnership’s assets) may be invested in Investment Funds that invest and trade in Securities or in separate managed accounts through which each Partnership may invest and trade in

Securities, some or all of which may be advised by one or more Investment Managers or Subadvisers. The Registered Fund may invest some or all of its assets in the Master Partnership. The TEI Fund shall invest substantially all of its assets in the Offshore Fund, which the TEI Fund shall in turn cause to invest substantially all of its assets in the Master Partnership. Each Partnership may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as the General Partner, the Directors or the Adviser may deem necessary or advisable to carry out its objective or business.

(b) Each Partnership will operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions described in the Form N-2.

(c) Each Partnership may designate from time to time persons to act as signatories for each Partnership, including, without limitation, persons authorized to execute and deliver any filings with the Securities and Exchange Commission or applicable federal or state regulatory authorities or self-regulatory organizations.

2.6. GENERAL PARTNER

(a) The Endowment Fund GP, L.P. is the General Partner. The General Partner may admit to each Partnership as an additional General Partner any Person who agrees in writing to be bound by all of the terms of this Agreement as a General Partner. The General Partner may admit to a Partnership as a substituted General Partner any Person to which it has Transferred its Interest as the General Partner in accordance with Section 4.3 of this Agreement. Any substituted General Partner will be admitted to such Partnership upon the Transferring General Partner’s consenting to such admission and is authorized to, and will, continue the business of such Partnership without dissolution. The name and mailing address of the General Partner and the Capital Contribution of the General Partner will be reflected on the books and records of such Partnership. If at any time such Partnership has more than one General Partner, unless otherwise provided in this Agreement, any action allowed to be taken, or required to be taken, by the General Partners may be taken only with the unanimous approval of all of the General Partners.

(b) Each General Partner will serve for the duration of the term of each Partnership, unless the General Partner ceases to be a General Partner in accordance with Section 4.1 of this Agreement.

2.7. LIMITED PARTNERS

(a) The General Partner may, at any time and without advance notice to or consent from any other Partner, admit to a Partnership any Person who agrees to be bound by all of the terms of this Agreement as an additional Limited Partner. The General Partner may in its absolute discretion reject subscriptions for Interests (or portions of Interests) and/or may suspend subscriptions. The admission of any Person as an additional Limited Partner will be effective upon the General Partner’s acceptance on behalf of such Partnership of such Person’s subscription for Interests and the execution and delivery by, or on behalf of, the additional Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. The General Partner will cause the books and records of such Partnership to reflect the name and the required contribution to the capital of such Partnership of the additional Limited Partner.

(b) Subject to Section 2.9 of this Agreement, when the entire Capital Contribution attributable to an Interest for which a Partner has subscribed is paid for, that Interest will be deemed to be validly issued and fully paid and non-assessable.

2.8. BOTH GENERAL AND LIMITED PARTNER

A Partner may be simultaneously a General Partner and a Limited Partner, in which event the Partner’s rights and obligations in each capacity will be determined separately in accordance with the terms and provisions of this Agreement and as provided in the Delaware Act.

2.9. LIMITED LIABILITY

Except for payment obligations under this Agreement, including Capital Contribution obligations, and as provided under applicable law, a Limited Partner will not be liable for a Partnership’s obligations in any amount in excess of the Limited Partner’s Capital Account balance, plus the Limited Partner’s share of undistributed profits and assets. Subject to applicable law, a Limited Partner may be obligated to return to such Partnership certain amounts distributed to the Limited Partner.

2.10. DIRECTORS

(a) The number of Directors at the date of this Agreement is fixed at not more than fourteen (14) Directors and no fewer than two (2). After the Closing Date, the number of Directors will be fixed from time to time by the Directors then in office, which number may be greater, or lesser, than fourteen (14), but no fewer than the minimum number of directors permitted to corporations organized under the laws of the State of Delaware, except that no reduction in the number of Directors will serve to effect the removal of any Director. Each Partner approves the delegation by the General Partner to the Directors, in accordance with Section 3.1 of this Agreement, of certain of the General Partner’s rights and powers.

(b) Each Director will serve for the duration of the term of each Partnership, unless his or her status as a Director is terminated sooner in accordance with Section 2.11(d) of this Agreement. Except to the extent the 1940 Act requires election by Limited Partners, if any vacancy in the position of a Director occurs, including by reason of an increase in the number of Directors as contemplated by Section 2.11(a) of this Agreement, the remaining Directors may appoint an individual to serve in that capacity in accordance with the provisions of the 1940 Act. Independent Directors will at all times constitute at least a majority of the Directors then serving. An Independent Director will be replaced by another Independent Director selected and nominated by the remaining Independent Directors, or in a manner otherwise permissible under the 1940 Act.

(c) If no Director remains, the General Partner will promptly call a meeting of the Partners, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of a Partnership and, if the business is to be continued, approving the appointment of the requisite number of Directors. If the Partners determine at the meeting not to continue the business of a Partnership, or if the approval of the appointment of the requisite number of Directors is not approved within 60 days after the date on which the last Director ceased to act in that capacity, then such Partnership will be dissolved in accordance with Section 6.1 of this Agreement and the assets of such Partnership will be liquidated and distributed in accordance with Section 6.2 of this Agreement.

(d) The status of a Director will terminate (1) if the Director dies; (2) if the Director resigns as a Director; (3) if the Director is removed in accordance with Section 2.11(e) of this Agreement; or (4) on December 31 in the year in which the Director reaches 72 years of age, unless such termination is waived by resolution of a majority of the Directors.

(e) Any Director may be removed with or without cause by a vote of a majority of the Limited Partners or by written consent of Limited Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Limited Partners.

(f) The Directors may establish and maintain committees of the Board of Directors, and the Directors may grant to such committees the authority to, among other things: value the assets of each Partnership; select and nominate the Independent Directors of each Partnership; recommend to the Board of Directors the compensation to be paid to the Independent Directors; and recommend to the Board of Directors the firm of certified public accountants that will conduct each Partnership’s audits.

(g) The Directors may establish or designate committees of the Board of Directors or each Partnership, whose members may include the Directors and/or other Persons who are not Directors, to provide advice and other services to each Partnership, which committees may include (but are not limited to) a committee that will value the assets of each Partnership.

(h) The Independent Directors will receive compensation for their services as Independent Directors, as determined by the Board of Directors.

ARTICLE III.

MANAGEMENT; ADVICE AND MANAGEMENT

3.1. MANAGEMENT AND CONTROL

(a) The General Partner delegates to the Directors those rights and powers of the General Partner necessary for the Directors to manage and control the business affairs of each Partnership and to carry out their oversight obligations with respect to each Partnership required under the 1940 Act, state law, and any other applicable laws or regulations. Rights and powers delegated to the Directors include, without limitation, the authority as Directors to oversee and to establish policies regarding the management, conduct and operation of each Partnership’s business, and to do all things necessary and proper as Directors to carry out the objective and business of each Partnership, including, without limitation, the power to engage the Adviser to provide Advice and Management and to remove the Adviser, as well as to exercise any other rights and powers expressly given to the Directors under this Agreement. The Partners intend that, to the fullest extent permitted by law, and except to the extent otherwise expressly provided in this Agreement, (1) each Director is vested with the same powers and authority on behalf of each Partnership as are customarily vested in each director of a Delaware corporation and (2) each Independent Director is vested with the same powers and authority on behalf of each Partnership as are customarily vested in each director who is not an “interested person” (as that term is defined in the 1940 Act) of a closed-end, management investment company registered under the 1940 Act that is organized as a Delaware corporation. During any period in which a Partnership has no Directors, the General Partner will manage and control such Partnership. Each Director will be the agent of each Partnership but will not, for any purpose, be a General Partner. Notwithstanding the delegation described in this Section 3.1(a), the General Partner will not cease to be the General Partner and will continue to be liable as such and in no event will a Director be considered a General Partner by agreement, estoppel or otherwise as a result of the performance of his or her duties under this Agreement or otherwise. The General Partner retains those rights, powers and duties that have not been delegated under this Agreement. Any Director may be admitted to a Partnership in accordance with Section 2.7 of this Agreement and make Capital Contributions and own an Interest, in which case the Director will also become a Limited Partner.

(b) Each Partnership will file a tax return as a partnership for U.S. federal income tax purposes. All decisions for each Partnership relating to tax matters including, without limitation, whether to make any tax elections (including the election under Section 754 of the Code), the positions to be made on each Partnership’s tax returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, will be made by the Directors. All actions (other than ministerial actions) taken by the tax matters Partner, as designated in Section 3.1(c) below, will be subject to the approval of the Directors.

(c) The General Partner will be the designated tax matters Partner for purposes of the Code. Each Partner agrees not to treat, on his, her or its personal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of the item by each Partnership. The tax matters Partner will have the exclusive authority and discretion to make any elections required or permitted to be made by each Partnership under any provisions of the Code or any other revenue laws.

(d) No Limited Partner will have any right to participate in or take any part in the management or control of a Partnership’s business, and no Limited Partner will have any right, power or authority to act for or bind a Partnership. Limited Partners will have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act and will have no right to exercise any other vote granted to Limited Partners under the Delaware Act, any such rights being vested in the Directors (or the General Partner if there are no Directors) and may be exercised without requiring the approval of the Limited Partners.

3.2. POWERS RESERVED BY THE GENERAL PARTNER

Notwithstanding anything in this Agreement to the contrary, the General Partner retains all rights, duties and powers to manage the affairs of each Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Directors or assumed by the Adviser or any other Person under the terms of any agreement between each Partnership and the Adviser or any other Person. Specifically, and without limitation, the General Partner will retain full power and authority on behalf of and in the name of each Partnership:

(1) to issue to any Partner an instrument certifying that the Partner is the owner of an Interest;

(2) to call and conduct meetings of Partners at each Partnership’s principal office or elsewhere as it may determine, and to assist the Directors in calling and conducting meetings of the Directors;

(3) to engage and terminate attorneys, accountants (subject to the provisions of the 1940 Act) and other professional advisers and consultants as the General Partner deems necessary or advisable in connection with the affairs of each Partnership or as may be directed by the Directors;

(4) to act as tax matters Partner in accordance with Section 3.1(c) of this Agreement, and to assist in the preparation and filing of any required tax or information returns to be made by each Partnership;

(5) as directed by the Directors, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to each Partnership or any assets of each Partnership;

(6) as directed by the Directors, to arrange for the purchase of any insurance covering the potential liabilities of each Partnership or relating to the performance of the Directors, the General Partner, the Adviser or any of their principals, Partners, directors, officers, members, employees and agents;

(7) to execute, deliver and perform any contracts, agreements and other undertakings, and to engage in activities and transactions that are necessary or appropriate for the conduct of the business of each Partnership and to bind each Partnership by those contracts, agreements, and other undertakings, provided that the officers of each Partnership, as directed by the Directors, may execute and deliver contracts and agreements on behalf of each Partnership and bind each Partnership to those contracts and agreements;

(8) to make determinations regarding subscriptions for and/or the Transfer of Interests, including, without limitation, determinations regarding the suspension of subscriptions, and to execute, deliver and perform subscription agreements, placement agency agreements relating to the placement of Interests, administration agreements appointing an administrator to perform various administrative action on behalf of each Partnership, escrow agreements and custodial agreements without the consent of or notice to any other Person, notwithstanding any other provision of this Agreement;

(9) to make determinations regarding appropriate reserves to be created for the contingent, conditional or unmatured liabilities of each Partnership;

(10) as provided in Section 7.2 of this Agreement, to make determinations regarding adjustments to the computation of Net Profit or Net Loss and allocations among the Partners under Article V of this Agreement;

(11)	to manage or oversee the general administrative and operational aspects of each Partnership; and

(12) as directed by the Directors, to establish additional series of Limited Partners, General Partners, or Interests having separate rights, powers, or duties with respect to specified property or obligations of each Partnership or profits or losses associated with specified property or obligations of each Partnership, and having separate business purposes or investment objectives as the Directors may determine, consistent with the 1940 Act and the Delaware Act, so long as the assets and liabilities of one series are limited to the assets and liabilities of that series.

3.3. ACTIONS BY DIRECTORS

(a) Unless provided otherwise in this Agreement, the Directors will act only: (1) by the affirmative vote of a majority of the Directors (which majority will include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors is present either in person or, to the extent consistent with the provisions of the 1940 Act, by conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other; or (2) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b) The Directors may designate from time to time a Director or an officer of each Partnership or the General Partner who will preside at all meetings. Meetings of the Directors may be called by the General Partner, the Chairman of the Board of Directors, or any two Directors, and may be held on any date and at any time and place determined by the Directors. Each Director will be entitled to receive written notice of the date, time and place of a meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who attends a meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. A majority of the Directors then in office will constitute a quorum at any meeting of Directors.

(c) The Directors may appoint from time to time agents and employees of each Partnership who will have the same powers and duties on behalf of each Partnership as are customarily vested in officers of a corporation incorporated under Delaware law, or such other powers and duties as may be designated by the Directors, in their sole discretion, and designate them as officers or agents of each Partnership by resolution of the Directors specifying their titles or functions.

3.4. MEETINGS OF PARTNERS

(a) Actions requiring the vote of the Partners may be taken at any duly constituted meeting of the Partners at which a quorum is present or by means of a written consent. Meetings of the Partners may be called by the General Partner, by the affirmative vote of a majority of Directors then in office, or by Partners holding at least a majority of the total number of votes eligible to be cast by all Partners, and may be held at any time, date and place determined by the General Partner in the case of meetings called by the General Partner or the Partners and at any time, date and place determined by the Directors in the case of meetings called by the Directors. In each case, the General Partner will provide notice of the meeting, stating the date, time and place of the meeting and the record date for the meeting, to each Partner entitled to vote at the meeting within a reasonable time prior to the meeting. Failure to receive notice of a meeting on the part of any Partner will not affect the validity of any act or proceeding of the meeting, so long as a quorum is present at the meeting. Except as otherwise required by applicable law, only matters set out in the notice of a meeting may be voted on by the Partners at the meeting. The presence in person or by proxy of Partners holding a majority of the total number of votes eligible to be cast by all Partners as of the record date will constitute a quorum at any meeting of Partners. In the absence of a quorum, a meeting may be adjourned to the time or times as determined by the General Partner and communicated to the Directors in the manner described above in this Section 3.4(a). Except as otherwise required by any provision of this Agreement or of the 1940 Act, (1) those candidates receiving a plurality of the votes cast at any meeting of Partners called pursuant to Section 2.11(c) of this Agreement or elected pursuant to the requirement of Section 2.11(b) will be elected as Directors and (2) all other actions of the Partners taken at a meeting will require the affirmative vote of Partners holding a majority of the total number of votes eligible to be cast by those Partners who are present in person or by proxy at the meeting.

(b) Each Partner will be entitled to cast at any meeting of Partners or pursuant to written consent a number of votes equivalent to the Partner’s Investment Percentage as of the record date for the meeting or the date of the written consent. The General Partner will establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Partners or mailing (including by electronic transmission) to the Partners of any written consent, to determine eligibility to vote at the meeting and the number of votes that each Partner will be entitled to cast at the meeting, and will maintain for each record date a list setting out the name of each Partner and the number of votes that each Partner will be entitled to cast at the meeting.

(c) Partner may vote at any meeting of Partners by a properly executed proxy transmitted to a Partnership at any time at or before the time of the meeting by telegram, telecopier or other means of electronic communication or other readable reproduction as contemplated by the provisions relating to proxies applicable to corporations incorporated under the laws of Delaware now or in the future in effect. A proxy may be suspended or revoked, as the case may be, by the Partner executing the proxy by a later writing delivered to such Partnership at any time prior to exercise of the proxy or if the Partner executing the proxy is present at the meeting and votes in person. Any action of the Partners that is permitted to be taken at a meeting of the Partners may be taken without a meeting if consents in writing, setting out the action to be taken, are signed by Partners holding a majority of the total number of votes eligible to be cast or any greater percentage as may be required under this Agreement to approve the action.

3.5. ADVICE AND MANAGEMENT

(a) The Directors will, among their powers, have the authority to cause each Partnership to engage the Adviser to provide Advice and Management to each Partnership under their direction, subject to any approval of such engagement by the Partners that may be required under the 1940 Act. As directed by the Directors, each Partnership and the General Partner, on behalf of each Partnership, among its powers described in Section 3.2 of this Agreement, will have the authority to execute, deliver and monitor the performance of any contract or agreement to provide Advice and Management to each Partnership (each, an “Investment Advisory Agreement”). Any such Investment Advisory Agreement will require that the Adviser acknowledge its obligations under this Agreement.

(b) The assets of the Registered Fund shall be invested directly, or indirectly, through an investment in the Master Partnership, or otherwise in accordance with the “Asset Allocation Ranges” set forth in Exhibit A to this Agreement, as such Asset Allocation Ranges are further described in the Memorandum and as such Asset Allocation Ranges may be amended by the Directors from time to time. The assets of the TEI Fund shall be invested in the Offshore Fund, and the TEI Fund shall cause the Offshore Fund to invest such assets in the Master Partnership, which shall invest its assets in accordance with the Asset Allocation Ranges, as described above. So long as the Adviser has been and continues to be authorized to provide Advice and Management pursuant to an Investment Advisory Agreement, it will have, subject to any policies and restrictions described in the Memorandum or adopted from time to time by the Directors and communicated in writing to the Adviser (in each case, as more fully described in such Investment Advisory Agreement), full discretion and authority on behalf of and in the name of each Partnership (1) to manage the assets and liabilities of each Partnership, (2) to identify and evaluate Investment Managers and Investment Funds and to determine the assets of each Partnership to be committed to each Investment Manager and Investment Fund from time to time (indirectly, in the case of the TEI Fund through the TEI Fund’s investment in the Offshore Fund, and in turn through the Offshore Fund’s investment in the Master Partnership) subject to the provisions of Section 3.5(b)(8) of this Agreement in the case of Subadvisers, in each case subject to the terms and conditions of the governing documents of each Investment Manager and Investment Fund, and (3) to invest directly the assets of each Partnership in investments pending allocation or reallocation of the assets in Investment Funds or to ensure the availability of cash as required by each Partnership in the ordinary course of its business. In furtherance of, and subject to the provisions of this Section 3.5(b), the Adviser, except as otherwise provided in the applicable Investment Advisory Agreement (and at all times subject to the provisions of the 1940 Act), will have full discretion and authority on behalf of and in the name of each Partnership:

(1) to purchase, sell, exchange, trade and otherwise deal in and with Securities and other property of each Partnership, including, without limitation, interests in Investment Funds, and to loan Securities of each Partnership;

(2) to do any and all acts and exercise all rights with respect to each Partnership’s interest as an investor in any Person, including, without limitation, the voting of limited partnership interests or shares of Investment Funds;

(3) to enter into subscription or other agreements relating to investments in Investment Funds (subject to Section 3.5(b)(8) of this Agreement in the case of agreements with Subadvisers), including, without limitation, agreements irrevocably to forego each Partnership’s right to vote its limited partnership (or similar) interests or shares of Investment Funds;

(4) to negotiate the terms of and enter into agreements with Investment Managers and Investment Funds (subject to Section 3.5(b)(8) of this Agreement in the case of agreements with Subadvisers) that provide for, among other things, the payment of management fees, reimbursement of expenses and allocations of profits to Investment Managers and the indemnification by each Partnership of Investment Managers and Investment Funds to the same or different extent as provided for with respect to the Adviser, and to amend, modify, terminate or grant waivers in respect of those agreements;

(5) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of Securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of each Partnership on those terms that the Adviser considers appropriate, and to grant limited discretionary authorization to brokers, dealers or other financial intermediaries with respect to price, time and other terms of investment and trading transactions;

(6) to borrow from banks or other financial institutions and to pledge the assets of each Partnership as collateral for those borrowings, to trade on margin, to exercise or refrain from exercising all rights regarding each Partnership’s investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to Partnership with respect to repurchases of Interests or portions of Interests and the payment of Partnership expenses, including those relating to the organization and registration of each Partnership;

(7) subject to Section 3.5(b)(8) of this Agreement, to engage the services of Persons, including Affiliates of the Adviser, to assist the Adviser in providing, or to provide under the Adviser’s control and supervision, Advice and Management to each Partnership at the expense of the Adviser and to amend, modify or terminate or grant waivers in respect of these services;

(8) (A) to commit all or part of each Partnership’s assets to the discretionary management of one or more Subadvisers, the selection of which will be subject to the approval of a majority (as defined in the 1940 Act) of each Partnership’s outstanding voting securities, unless each Partnership receives an exemption from the provisions of the 1940 Act requiring such approval, (B) to negotiate and enter into agreements with the Subadvisers that provide for, among other things, the indemnification by each Partnership of the Subadvisers to the same or different extent as provided for with respect to the Adviser, and to amend, modify, terminate or grant waivers in respect of those agreements (subject to the requirements of the 1940 Act and applicable and (C) to authorize the payment of fees, reimbursement of expenses and allocations of profits to Subadvisers in accordance with their respective governing documents; and

(9) subject to applicable law, to take all such other actions that the Adviser considers necessary or advisable in furtherance of its duties and powers under the applicable Investment Advisory Agreement.

(c) The Adviser, to the extent of its powers set out in this Agreement or otherwise vested in it by action of the Directors not inconsistent with this Agreement, is an agent of each Partnership, and the actions of the Adviser taken or refrained from being taken in accordance with such powers will bind each Partnership.

3.6. CUSTODY OF ASSETS OF EACH PARTNERSHIP

Notwithstanding anything to the contrary in this Agreement, the General Partner will not have any authority to hold or have possession or custody of any funds, Securities or other property of a Partnership. The physical possession of all funds, Securities or other property of each Partnership will at all times be held, controlled and administered by one or more custodians retained by each Partnership. The General Partner will have no responsibility, other than that associated with the oversight and supervision of custodians retained by each Partnership, with respect to the collection of income or the physical acquisition or safekeeping of the funds, Securities or other property of each Partnership, all duties of collection, physical acquisition or safekeeping being the sole obligation of such custodians.

3.7. BROKERAGE

In the course of selecting brokers, dealers and other financial intermediaries for the execution, clearance and settlement of transactions for each Partnership under Sections 3.5(b)(5) and (6) of this Agreement, the Adviser may, subject to policies adopted by each Partnership and to the provisions of applicable law, agree to commissions, fees and other charges on behalf of each Partnership as the Adviser deems reasonable in the circumstances, taking into account all such factors as it deems relevant, including the reliability of the broker, financial responsibility of the broker, strength of the broker, ability of the broker to efficiently execute transactions, the broker’s facilities, and the broker’s provision or payment of the costs of research and other services that are of benefit to each Partnership, the Adviser and other clients of and accounts managed by the Adviser, even if the cost of these services does not represent the lowest cost available. The Adviser will be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the U.S. Federal securities laws. The Adviser, subject to procedures adopted by the Directors, may use Affiliates of the Adviser and the General Partner as brokers to effect each Partnership’s Securities transactions and each Partnership may pay commissions to these brokers in amounts as are permissible under applicable law.

3.8. OTHER ACTIVITIES

(a) None of the General Partner, the Adviser and their principals, Partners, directors, officers, members, employees and beneficial owners nor the Directors will be required to devote full time to the affairs of each Partnership, but each will devote such time as each may reasonably be required to perform its obligations under this Agreement and under the 1940 Act.

(b) The Adviser, the Directors, any Partner, and any Affiliate of any Partner may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, Partners of any Partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Partner will have any rights in or to such activities of any other Partner, the Adviser, the Directors or any Affiliate of any Partner or any profits derived from these activities.

(c) The General Partner, the Adviser and their principals, Partners, directors, officers, members, employees and beneficial owners and the Directors, from time to time may acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction for any account over which they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which they have a beneficial interest or the accounts of others for whom or which they may provide investment advisory or other services.

(d) To the extent that at law or in equity the Directors, the Adviser or the General Partner has duties (including fiduciary duties) and liabilities relating to those duties to a Partnership or to any other Partner or other Person bound by this Agreement, any such Person acting under this Agreement will not be liable to a Partnership or to any other Partner or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner, the Adviser or the Directors otherwise existing at law or in equity, are agreed by the Partners to replace the other duties and liabilities of the General Partner, the Adviser or the Directors.

3.9. DUTY OF CARE

(a) The Directors, the Adviser and the General Partner, including any officer, director, Partner, member, principal, employee or agent of any of them, will not be liable to a Partnership or to any of its Partners for any loss or damage occasioned by any act or omission in the performance of the Person’s services under this Agreement, in the absence of a final judicial decision on the merits from which no further right to appeal may be taken that the loss is due to an act or omission of the Person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Person’s duties under this Agreement.

(b) No Director who has been designated an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto, and any rules issued thereunder by the Commission) in each Partnership’s registration statement or other reports required to be filed with the Commission shall be subject to any greater duty of care in discharging such Director’s duties and responsibilities by virtue of such designation than is any Director who has not been so designated.

(c) Limited Partners not in breach of any obligation under this Agreement or under any agreement pursuant to which the Limited Partner subscribed for Interests will be liable to the relevant Partnership, any Partner or third parties only as required by this Agreement or applicable law.

3.10. INDEMNIFICATION

(a) To the fullest extent permitted by law, each Partnership will, subject to Section 3.10(c) of this Agreement, indemnify each General Partner and Adviser (including for this purpose each officer, director, member, Partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a General Partner or Adviser or Partner of a General Partner or Adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and his executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been a General Partner, Adviser or Director of each Partnership, or the past or present performance of services to each Partnership by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 3.10 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.10.

(b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by each Partnership in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to each Partnership amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.10(a) of this Agreement, so long as (1) the indemnitee provides security for the undertaking, (2) each Partnership is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to each Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 3.10(a) of this Agreement if (1) approved as in the best interests of each Partnership by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of each Partnership and that the indemnitee is not liable to each Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to each Partnership or its Partners to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d) Any indemnification or advancement of expenses made in accordance with this Section 3.10 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to a Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.10, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 3.10. In any suit in the name of a Partnership to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, such Partnership will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.10 will be on each Partnership (or any Partner acting derivatively or otherwise on behalf of each Partnership or its Partners).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.10 or to which he, she or it may otherwise be entitled except out of the assets of a Partnership, and no Partner will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 3.10 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.10 will affect the power of each Partnership to purchase and maintain liability insurance on behalf of any General Partner, any Director, the Adviser or other Person.

(g) The General Partner may enter into agreements indemnifying Persons providing services to each Partnership to the same, lesser or greater extent as set out in this Section 3.10.

3.11. FEES, EXPENSES AND REIMBURSEMENT

(a) As consideration for providing Advice and Management, and for so long as the Adviser provides Advice and Management to a Partnership pursuant to an Investment Advisory Agreement, such Partnership will pay the Adviser a management fee at an annual rate and at such intervals as determined by the Directors and approved in the manner contemplated by the 1940 Act of the value of each Limited Partner’s Capital Account as of the first Business Day of each month (the “Management Fee”), which amount will be charged as of that date to the Capital Account of each Limited Partner. The Management Fee will be computed based on the Capital Account of each Limited Partner as of the end of business on the last Business Day of each month, after adjustment for any subscriptions effective on that date and before giving effect to any repurchase of Interests or portions of Interests effective as of that date, and will be due and payable in arrears within five Business Days after the end of the month. Subject to applicable law, the Adviser is authorized, but not required, to waive, reduce or rebate the Management Fee calculated with respect to, and deducted from, the Capital Accounts of Limited Partners and to pay all or part of the Management Fee to third parties for services rendered in connection with the placement of Interests.

(b) Each Partnership will compensate each Independent Director for his or her services rendered in connection with each Partnership as may be agreed to by the Directors and the General Partner, and as described in the Memorandum. In addition, each Partnership will reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties with respect to each Partnership.

(c) Each Partnership will add to all subscriptions for Interests or portions of Interests any sales charge or fee, in form and amount as determined by the General Partner, subject to approval by the Directors, payable to Placement Agents for the placement of such Interests or portions of Interests. Any sales charge or fee paid in accordance with this Section 3.11(c) will not constitute a Capital Contribution made by the Partner to each Partnership nor part of the assets of each Partnership.

(d) Each Partnership will bear all expenses incurred in connection with its business other than those specifically required to be borne by the Adviser under this Agreement or an Investment Advisory Agreement. Expenses to be borne by each Partnership include, but are not limited to, the following:

(1) all investment-related expenses, including, but not limited to, fees paid and expenses reimbursed, directly or indirectly, to Investment Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for each Partnership’s account, such as direct and indirect expenses associated with each Partnership’s investments, including its investments in Investment Funds or with Subadvisers (whether or not consummated), and enforcing each Partnership’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in the event each Partnership utilizes a Subadviser (or in connection with each Partnership’s temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold but not yet purchased and margin fees;

(2) all costs and expenses associated with the establishment of Investment Funds (whether or not consummated) managed by Subadvisers;

(3) any non-investment-related interest expense;

(4) attorneys’ fees and disbursements associated with preparing and updating any Offering Materials and with reviewing subscription materials in connection with qualifying prospective investors or prospective holders of Transferred Interests;

(5) fees and disbursements of any accountants engaged by each Partnership, and expenses related to the annual audit of each Partnership and compliance with any applicable U.S. Federal or state laws;

(6) fees paid and out-of-pocket expenses reimbursed to each Partnership’s administrator;

(7) recordkeeping, custody and escrow fees and expenses;

(8) the costs of an errors and omissions/directors’ and officers’ liability insurance policy and a fidelity bond;

(9) the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Limited Partners;

(10) the Management Fee;

(11) fees of Independent Directors and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof;

(12) all costs and charges for equipment or services used in preparing or communicating information regarding each Partnership’s transactions or the valuation of its assets among the Adviser and any custodian, administrator or other agent engaged by each Partnership;

(13) any extraordinary expenses, including indemnification expenses as provided for in Section 3.10 of this Agreement;

(14) any other expenses as may be approved from time to time by the Directors, other than those required to be borne by the Adviser or the General Partner; and

(15) the organizational and offering expenses of each Partnership which were initially borne by the Adviser or an affiliate thereof and expensed by each Partnership upon commencement of operations.

Each Partnership will account for these expenditures, through monthly expense allocations (or at such other frequency or times as the Board of Directors may direct) to Limited Partners’ Capital Accounts, for a period not to exceed the first sixty months after the Closing Date. The amount of each such expense allocation to the Limited Partners’ Capital Accounts will be determined by the Directors and the Adviser and will equal an amount sufficient to reimburse the Adviser or an affiliate thereof within a sixty-month period.

(e) Each of the Adviser and the General Partner will be entitled to reimbursement from each Partnership for any of the above expenses that it pays on behalf of each Partnership, other than as provided in Section 3.11(d)(15) above.

ARTICLE IV.

TERMINATION OF STATUS OF GENERAL PARTNER REMOVAL OF GENERAL PARTNER; TRANSFERS AND REPURCHASES

4.1. TERMINATION OF STATUS OF GENERAL PARTNER

A General Partner will cease to be a general Partner of a Partnership if the General Partner (a) is dissolved or otherwise terminates its existence; (b) voluntarily withdraws as General Partner (which it may do at any time in its sole discretion); (c) is removed; (d) Transfers its entire Interest as General Partner as permitted under Section 4.3 of this Agreement and the Person to which the Interest is Transferred is admitted as a substituted General Partner under Section 2.6(a) of this Agreement; or (e) otherwise ceases to be a General Partner under the Delaware Act.

4.2. REMOVAL OF GENERAL PARTNER

Any General Partner may be removed by the vote or written consent of Partners holding not less than 80% of the total number of votes eligible to be cast by all Partners.

4.3. TRANSFER OF INTEREST OF GENERAL PARTNER

A General Partner may not Transfer all or any portion of its Interest as the General Partner except to Persons who have agreed to be bound by all of the terms of this Agreement and applicable law. If a General Partner Transfers its entire Interest as General Partner, it will not cease to be a General Partner unless and until the transferee is admitted to each Partnership as a substituted General Partner pursuant to Section 2.6(a) of this Agreement. In executing this Agreement, each Partner is deemed to have consented to any Transfer contemplated by this Section 4.3.

4.4. TRANSFER OF INTERESTS OF LIMITED PARTNERS

(a) Any Interest or portion of any Interest held by a Limited Partner may be Transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Limited Partner; or (2) under certain limited instances set out in this Agreement, with the written consent of the General Partner (which may be withheld in the General Partner’s sole and absolute discretion). Unless the relevant Partnership consults with legal counsel to such Partnership and counsel confirms that the Transfer will not cause such Partnership to be treated as a “publicly traded Partnership” taxable as a corporation, however, the General Partner may not consent to a Transfer unless the following conditions are met: (i) the Transferring Limited Partner has been a Limited Partner for at least six months; (ii) the proposed Transfer is to be made on the effective date of an offer by such Partnership to repurchase Interests; and (iii) the Transfer is (A) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferring Limited Partner (e.g., certain Transfers to affiliates, gifts and contributions to family entities), (B) to members of the Transferring Limited Partner’s immediate family (siblings, spouse, parents and children), or (C) a distribution from a qualified retirement plan or an individual retirement account. In addition, the General Partner may not consent to a Transfer unless the Person to whom or which an Interest or portion of an Interest is Transferred (or each of the Person’s equity owners if the Person is a “private investment company” as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the 1940 Act, or a business development company as defined under the Advisers Act) is a Person whom or which the General Partner believes is an “accredited investor” as defined in Regulation D under the 1933 Act and meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor provision of any of those rules, or is otherwise exempt from the requirements of those rules. In the event that other investor eligibility requirements are established by a Partnership, the Person to whom or which an Interest or portion of an Interest is Transferred must satisfy these other requirements. If any transferee does not meet the investor eligibility requirements described in this Section 4.4(a), the General Partner may not consent to the Transfer. In addition, no Limited Partner will be permitted to Transfer his, her or its Interest or portion of an Interest unless after the Transfer the balance of the Capital Account of the transferee, and of the Limited Partner Transferring less than the Partner’s entire Interest, is at least equal to the amount of the Limited Partner’s initial Capital Contribution. Any permitted transferee will be entitled to the allocations and distributions allocable to the Interest or portion of an Interest so acquired and to Transfer the Interest or portion of an Interest in accordance with the terms of this Agreement, but will not be entitled to the other rights of a Limited Partner unless and until the transferee becomes a substituted Limited Partner. If a Limited Partner Transfers an Interest or portion of an Interest with the approval of the General Partner, the General Partner will promptly take all necessary actions so that each transferee or successor to whom or to which the Interest or portion of an Interest is Transferred is admitted to a Partnership as a Limited Partner. The admission of any transferee as a substituted Limited Partner will be effective upon the execution and delivery by, or on behalf of, the substituted Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. Each Limited Partner and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the relevant Partnership in connection with any Transfer. In connection with any request to Transfer an Interest or portion of an Interest, a Partnership may require the Limited Partner requesting the Transfer to obtain, at the Limited Partner’s expense, an opinion of counsel selected by the General Partner as to such matters as the General Partner may reasonably request. If a Limited Partner Transfers its entire Interest as a Limited Partner, it will not cease to be a Limited Partner unless and until the transferee is admitted to the relevant Partnership as a substituted Limited Partner in accordance with this Section 4.4(a).

(b) Each Limited Partner will indemnify and hold harmless the relevant Partnership, the General Partner, the Adviser, the Directors, each other Limited Partner and any Affiliate of the relevant Partnership, the General Partner, the Adviser, the Director and each of the other Limited Partners against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any Transfer made by the Limited Partner in violation of this Section 4.4 and (2) any misrepresentation by the Transferring Limited Partner or substituted Limited Partner in connection with the Transfer. A Limited Partner Transferring an Interest may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the relevant Partnership in connection with the Transfer.

4.5. REPURCHASE OF INTERESTS

(a) Except as otherwise provided in this Agreement, no Partner or other Person holding an Interest or portion of an Interest will have the right to withdraw or tender an Interest or portion of an Interest to a Partnership for repurchase. The Directors may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause each Partnership to repurchase Interests or portions of Interests in accordance with written tenders. Each Partnership will not offer, however, to repurchase Interests or portions of Interests on more than four occasions during any one Fiscal Year, unless each Partnership has been advised by its legal counsel that more frequent offers would not cause any adverse tax consequences to each Partnership or the Partners. In determining whether to cause each Partnership to repurchase Interests or portions of Interests, pursuant to written tenders, the Directors will consider the following factors, among others:

(1) whether any Partners have requested to tender Interests or portions of Interests;

(2) the liquidity of a Partnership’s assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Subadvisers);

(3) the investment plans and working capital and reserve requirements of a Partnership;

(4) the relative economies of scale with respect to the size of a Partnership;

(5) the history of a Partnership in repurchasing Interests or portions of Interests;

(6) the availability of information as to the value of a Partnership’s interests in the Investment Funds;

(7) existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

(8) the anticipated tax consequences to a Partnership of any proposed repurchases of Interests or portions of Interests; and

(9) the recommendations of the General Partner and/or the Adviser.

The Directors will cause each Partnership to repurchase Interests or portions of Interests in accordance with written tenders only on terms fair to each Partnership and to all Partners and Persons holding Interests or portions of Interests acquired from Partners.

(b) Except as provided in Section 4.5(c) of this Agreement, a General Partner may tender its Interest or portion of an Interest under Section 4.5(a) of this Agreement only if and to the extent that (1) the repurchase would not cause the value of the Capital Account of the General Partner to be less than the value required to be maintained under Section 5.1(c) of this Agreement or (2) in the view of legal counsel to each Partnership, the repurchase would not jeopardize the classification of each Partnership as a Partnership for U.S. Federal income tax purposes.

(c) If a General Partner ceases to serve in that capacity under Section 4.1 of this Agreement (other than pursuant to Section 4.1(d)) and the business of each Partnership is continued in accordance with Section 6.1(a)(2)(B) of this Agreement, the former General Partner (or its trustee or other legal representative) may, by written notice to the Directors within 60 days of the action resulting in the continuation of a Partnership under Section 6.1(a)(2)(B), tender to a Partnership all or any portion of its Interest. Within 30 days after the receipt of notice, the Directors will cause the Interest or portion of an Interest to be repurchased by such Partnership for cash in an amount equal to the balance of the former General Partner’s Capital Account or applicable portion of the Capital Account. If the former General Partner does not tender to such Partnership all of its Interest as permitted by this Section 4.5(c), the Interest will automatically convert to and will be treated in all respects as the Interest of a Limited Partner. If the General Partner ceases to serve in this capacity under Section 4.1 of this Agreement (other than pursuant Section 4.1(d)) and a Partnership is not continued under Section 6.1(a)(2)(B) of this Agreement, the liquidation and distribution provisions of Article VI of this Agreement will apply to the General Partner’s Interest.

(d) The General Partner may cause each Partnership to repurchase an Interest or portion of an Interest of a Limited Partner or any Person acquiring an Interest from or through a Limited Partner, on terms fair to each Partnership and to the Limited Partner or Person acquiring an Interest from or through such Limited Partner, in the event that the General Partner, in its sole discretion, determines or has reason to believe that:

(1) the Interest or portion of an Interest has been Transferred in violation of Section 4.4 of this Agreement, or the Interest or portion of an Interest has vested in any Person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Limited Partner;

(2) ownership of the Interest or portion of an Interest by a Partner or other Person is likely to (A) cause a Partnership to be in violation of, or (B) (x) require registration of any Interest or portion of any Interest under, or (y) subject a Partnership to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(3) continued ownership of the Interest or portion of an Interest may be harmful or injurious to the business or reputation of a Partnership, the Directors, the General Partner or the Adviser or any of their Affiliates, or may subject a Partnership or any of the Partners to an undue risk of adverse tax or other fiscal or regulatory consequences;

(4) any of the representations and warranties made by a Partner or other Person in connection with the acquisition of the Interest or portion of an Interest was not true when made or has ceased to be true;

(5) with respect to a Limited Partner subject to special regulatory or compliance requirements, such as those imposed by ERISA, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), such Limited Partner will likely be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest or portion of an Interest; or

(6) it would be in the best interests of a Partnership, as determined by the General Partner or the Directors, for a Partnership to repurchase the Interest or portion of an Interest.

(e) Repurchases of Interests or portions of Interests by each Partnership will be payable promptly after the date of each repurchase or, in the case of an offer by a Partnership to repurchase Interests or portions of Interests, promptly after the expiration date of the repurchase offer in accordance with the terms of the repurchase offer. Payment of the purchase price for an Interest or portion of an Interest will consist of: (1) cash or a promissory note, which will be non-transferable and need not bear interest, in an amount equal to the percentage, as may be determined by the Directors, of the estimated unaudited net asset value of the Interest or portion of an Interest repurchased by a Partnership determined as of the date of the repurchase (the “Initial Payment”); and (2) if determined to be appropriate by the Directors or if the Initial Payment is less than 100% of the estimated unaudited net asset value, a promissory note, which may or may not be incorporated into the note applicable to the Initial Payment, entitling its holder to a contingent payment (the “Post-Audit Payment”) equal to the excess, if any, of (A) the net asset value of the Interest or portion of an Interest repurchased by a Partnership as of the date of the repurchase, determined based on the audited financial statements of a Partnership for the Fiscal Year in which the repurchase was effective, over (B) the Initial Payment. Any obligation under such a promissory note with respect to the Initial Payment will be due and payable not more than 30 days after the date of repurchase or, if a Partnership has requested withdrawal of its capital from any Investment Funds in funding the repurchase of Interests, ten Business Days after a Partnership has received at least 90% of the aggregate amount withdrawn by a Partnership from the Investment Funds. Any obligation under such a promissory note with respect to the Post-Audit Payment will be due and payable promptly following the preparation of the applicable audited financial statements. Notwithstanding anything to the contrary in this Section 4.5(e), the Directors, in their discretion, may cause each Partnership to pay all or any portion of the repurchase price in Securities (or any combination of Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Interests or portions of Interest will be subject to any and all conditions as the Directors may impose in their sole discretion. The General Partner may, in its discretion, cause a Partnership to repurchase a Limited Partner’s entire Interest, if the Limited Partner’s Capital Account balance in such Partnership, as a result of repurchase or Transfer requests by the Limited Partner, is less than $100,000 or such other minimum amount established by the General Partner from time to time in its sole discretion. Subject to the procedures of this Section 4.5(e), the amount due to any Partner whose Interest or portion of an Interest is repurchased will be equal to the value of the Partner’s Capital Account or portion of such Capital Account, as of the effective date of repurchase, after giving effect to all allocations to be made to the Partner’s Capital Account as of that date. If a Limited Partner’s entire Interest is repurchased, that Limited Partner will cease to be a Limited Partner.

ARTICLE V.

CAPITAL

5.1. CONTRIBUTIONS TO CAPITAL

(a) The minimum initial Capital Contribution of each Limited Partner will be $100,000 or such other amount as the General Partner determines from time to time. The amount of the initial Capital Contribution of each Partner will be recorded by a Partnership upon acceptance as a contribution to the capital of a Partnership. Each Limited Partner’s entire initial Capital Contribution will be paid to the Partnership immediately prior to a Partnership’s acceptance of the Limited Partner’s subscription for Interests, unless otherwise agreed by such Partnership and such Limited Partner.

(b) The Limited Partners may make additional Capital Contributions effective as of those times and in amounts as the General Partner may permit, but no Limited Partner will be obligated to make any additional Capital Contribution except to the extent provided in Sections 5.5 and 5.7 of this Agreement. Each additional Capital Contribution made by a Limited Partner (other than a contribution made pursuant to Section 5.5 or Section 5.7 of this Agreement) will be in the minimum amount of $25,000 or such other amount as the General Partner determines from time to time.

(c) A General Partner may make additional Capital Contributions effective as of those times and in such amounts as it determines, and will be required to make additional Capital Contributions from time to time to the extent necessary to maintain the balance of its Capital Account at an amount, if any, necessary to ensure that each Partnership will be treated as a Partnership for U.S. Federal income tax purposes. Except as provided in this Section 5.1 or in the Delaware Act, no General Partner will be required or obligated to make any additional contributions to the capital of a Partnership.

(d) Subject to the provisions of the 1940 Act, and except as otherwise permitted by the General Partner, (1) initial and any additional Capital Contributions by any Partner will be payable in cash or in Securities that the General Partner, in its absolute discretion, causes each Partnership to accept, and (2) initial and any additional Capital Contributions in cash will be payable in readily available funds at the date of the proposed acceptance of the contribution. Each Partnership will charge each Partner making a Capital Contribution in Securities to the capital of such Partnership an amount as may be determined by the General Partner to reimburse such Partnership for any costs incurred by such Partnership by reason of accepting the Securities, and any charge will be due and payable by the contributing Partner in full at the time the Capital Contribution to which the charges relate is due. The value of contributed Securities will be determined in accordance with Section 7.3 of this Agreement as of the date of contribution.

(e) An Adviser may make Capital Contributions and own Interests in a Partnership and, in so doing, will become a Limited Partner with respect to the contributions.

(f) The minimum initial and additional contributions set out in paragraphs (a) and (b) of this Section 5.1 may be increased or reduced by the General Partner from time to time. Reductions may be applied to all investors, individual investors or to classes of investors, in each case in the sole discretion of the General Partner.

5.2. RIGHTS OF PARTNERS TO CAPITAL

No Partner will be entitled to interest on the Partner’s Capital Contribution, nor will any Partner be entitled to the return of any capital of a Partnership except (a) upon the repurchase by such Partnership of all or a portion of the Partner’s Interest in accordance with Section 4.5 of this Agreement, (b) in accordance with the provisions of Section 5.7(b) of this Agreement or (c) upon the liquidation of such Partnership’s assets in accordance with Section 6.2 of this Agreement. Except as specified in the Delaware Act, or with respect to distributions or similar disbursements made in error, no Partner will be liable for the return of any such amounts.

To the fullest extent permitted by applicable law, no Partner will have the right to require partition of a Partnership’s property or to compel any sale or appraisal of a Partnership’s assets.

5.3. CAPITAL ACCOUNTS

(a) Each Partnership will maintain a separate Capital Account for each Partner.

(b) Each Partner’s Capital Account will have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting the Partner’s initial Capital Contribution.

(c) Each Partner’s Capital Account will be increased by the sum of (1) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting additional Capital Contributions by the Partner permitted under Section 5.1 of this Agreement, plus (2) any amount credited to the Partner’s Capital Account under Sections 5.4 through 5.7 of this Agreement.

(d) Each Partner’s Capital Account will be reduced by the sum of (1) the amount of any repurchase of the Interest or portion of the Interest of the Partner or distributions to the Partner under Section 4.5, 5.11 or 6.2 of this Agreement that are not reinvested, plus (2) any amounts debited against the Partner’s Capital Account under Sections 5.4 through 5.7 of this Agreement.

(e) In the event all or a portion of the Interest of a Partner is Transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent of the Transferred Interest or portion of an Interest.

(f) Subject to Section 5.7(b) of this Agreement, no Partner will be required to pay to a Partnership or any other Partner any deficit in such Partner’s Capital Account upon dissolution of a Partnership or otherwise.

5.4. ALLOCATION OF NET PROFIT AND LOSS

Subject to Section 5.8 of this Agreement, as of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period will be allocated among and credited to or debited against the Capital Accounts of the Partners in accordance with their respective Investment Percentages for the Fiscal Period.

5.5. ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES

(a) If a Partnership incurs a withholding tax or other tax obligation with respect to the share of Partnership income allocable to any Partner, then the General Partner, without limitation of any other rights of such Partnership or the General Partner, will cause the amount of the obligation to be debited against the Capital Account of the Partner when such Partnership pays the obligation, and any amounts then or in the future distributable to the Partner will be reduced by the amount of the taxes. If the amount of the taxes is greater than any distributable amounts, then the Partner and any successor to the Partner’s Interest or portion of an Interest will pay to a Partnership as a Capital Contribution, upon demand by the General Partner, the amount of the excess. A General Partner will not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for the reduction or exemption, except that, in the event that the General Partner determines that a Partner is eligible for a refund of any withholding tax, the General Partner may, at the request and expense of the Partner, assist the Partner in applying for such refund.

(b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by a Partnership, to the extent determined by the General Partner to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, will be charged to only those Partners on whose behalf the payments are made or whose particular circumstances gave rise to such payments. The charges will be debited from the Capital Accounts of the Partners as of the close of the Fiscal Period during which the items were paid or accrued by such Partnership.

5.6. RESERVES

(a) The General Partner may cause appropriate reserves to be created, accrued and charged by a Partnership against Net Assets and proportionately against the Capital Accounts of the Partners for contingent liabilities, if any, as of the date any contingent liability becomes known to the General Partner, the reserves to be in the amounts that the General Partner in its sole discretion deems necessary or appropriate. The General Partner may increase or reduce any reserves from time to time by amounts as it in its sole discretion deems necessary or appropriate. The amount of any reserve, or any increase or decrease in a reserve, will be proportionately charged or credited to the Capital Accounts of those Persons who or that are Partners at the time the reserve is created, or increased or decreased, except that if any individual reserve item, adjusted by any increase in the item, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all of those Partners, then the amount of the reserve, increase or decrease may instead, at the discretion of the General Partner, be charged or credited to those Persons who or that were Partners at the time, as determined by the General Partner in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts.

(b) If any amount is required by Section 5.7(a) of this Agreement to be charged or credited to a Person who or that is no longer a Partner, the amount will be paid by or to the party, in cash, with interest from the date on which the General Partner determines that the charge or credit is required. In the case of a charge, the former Partner will be obligated to pay as a Capital Contribution the amount of the charge, plus interest as provided in this Section 5.7(b), to the relevant Partnership on demand, except that (1) in no event will a former Partner be obligated to make a payment exceeding the amount of the Partner’s Capital Account at the time to which the charge relates and (2) no demand will be made after the expiration of three years from the date on which the Person ceased to be a Partner. To the extent that a former Partner fails to pay to a Partnership, in full, any amount required to be charged to the former Partner under Section 5.7(a) of this Agreement, the deficiency will be charged proportionately to the Capital Accounts of the Partners at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Partners.

5.7. ALLOCATION TO AVOID CAPITAL ACCOUNT DEFICITS

To the extent that any debits under Sections 5.4 through 5.7 of this Agreement would reduce the balance of the Capital Account of any Limited Partner below zero, that portion of any such debits will be allocated instead to the Capital Account of the General Partner. Any credits in any subsequent Fiscal Period that otherwise would be allocable under Sections 5.4 through 5.7 of this Agreement to the Capital Account of any Limited Partner previously affected by the application of this Section 5.8 will instead be allocated to the Capital Account of the General Partner in amounts necessary to offset all previous debits attributable to the Limited Partner, made in accordance with this Section 5.8, that have not been recovered.

5.8. ALLOCATIONS PRIOR TO CLOSING DATE

Any net cash profits or any net cash losses realized by a Partnership from the purchase or sale of Securities during the period ending on the day prior to the Closing Date will be allocated to the Capital Account of the General Partner. No unrealized item of profit or loss will be allocated under this Section 5.9 to the Capital Account of any Partner.

5.9. TAX ALLOCATIONS

For each taxable year of each Partnership, items of income, deduction, gain, loss or credit will be allocated for income tax purposes among the Partners in a manner so as to reflect equitably amounts credited or debited to each Partner’s Capital Account for the current and prior taxable years (or relevant portions of those years). Allocations under this Section 5.10 will be made in accordance with the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations promulgated under these Sections, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, each Partnership will allocate to the Partners those gains or income necessary to satisfy the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d). If a Partnership realizes net capital gains for U.S. Federal income tax purposes for any taxable year during or as of the end of which one or more Positive Basis Partners (as defined in this Section 5.10) withdraw from such Partnership under Article IV or VI of this Agreement, the General Partner may elect to allocate net gains as follows: (a) to allocate net gains among Positive Basis

Partners, in proportion to the Positive Basis (as defined in this Section 5.10) of each Positive Basis Partner, until either the full amount of the net gains has been so allocated or the Positive Basis of each Positive Basis Partner has been eliminated, and (b) to allocate any net gains not so allocated to Positive Basis Partners to the other Partners in a manner that reflects equitably the amounts credited to the Partners’ Capital Accounts. If a Partnership realizes capital losses for U.S. federal income tax purposes for any fiscal year during or as of the end of which one or more Negative Basis Partners (as defined in this Section 5.10) withdraw from such Partnership under Article IV or VI of this Agreement, the General Partner may elect to allocate net losses as follows: (i) to allocate net losses among Negative Basis Partners, in proportion to the Negative Basis (as defined in this Section 5.10) of each Negative Basis Partner, until either the full amount of net losses will have been so allocated or the Negative Basis of each Negative Basis Partner has been eliminated, and (ii) to allocate any net losses not so allocated to Negative Basis Partners, to the other Partners in a manner that reflects equitably the amounts credited to the Partners’ Capital Accounts. As used in this Section 5.10, the term “Positive Basis” means, with respect to any Partner and as of any time of calculation, the amount by which the total of the Partners’ Capital Accounts as of that time exceeds the Partner’s “adjusted tax basis,” for U.S. Federal income tax purposes, in the Partner’s Interest in a Partnership as of that time (determined without regard to any adjustments made to the “adjusted tax basis” by reason of any Transfer or assignment of the Interest, including by reason of death). As used in this Section 5.10, the term “Positive Basis Partner” means any Partner who or that withdraws from a Partnership and who or that has a Positive Basis as of the effective date of the Partner’s withdrawal. As used in this Section 5.10, the term “Negative Basis” means, with respect to any Partner and as of any time of calculation, the amount by which the Partner’s “adjusted tax basis,” for U.S. federal income tax purposes, in the Partner’s Interest in such Partnership as of that time (determined without regard to any adjustments made to the “adjusted tax basis” by reason of any Transfer or assignment of the Interest, including by reason of death, and without regard to such Partner’s share of the liabilities of such Partnership under section 752 of the Code) exceeds the Partner’s Capital Account as of such time. As used in this Section 5.10, the term “Negative Basis Partner” means any Partner who or that withdraws from such Partnership and who or that has a Negative Basis as of the effective date of the Partner’s withdrawal.

5.10. DISTRIBUTIONS

(a) The General Partner may cause each Partnership to make distributions in cash or in kind at any time to all of the Partners on a proportionate basis in accordance with the Partners’ Investment Percentages.

(b) The General Partner may withhold taxes from any distribution to any Partner to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by a Partnership with respect to any amount distributed by such Partnership to any Partner will be deemed to be a distribution or payment to the Partner, reducing the amount otherwise distributable to the Partner under this Agreement and reducing the Capital Account of the Partner. Neither the General Partner nor the Directors will be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for reduction or exemption. To the extent that a Partner claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Partner will furnish the relevant Partnership with any information and forms that the Partner may be required to complete if necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Partner represents and warrants that any information and forms furnished by the Partner will be true and accurate and agrees to indemnify the relevant Partnership and each of the Partners from any and all losses, claims, damages, liabilities costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to the withholding taxes (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses).

(c) Notwithstanding any provision to the contrary contained in this Agreement, each Partnership and the General Partner on behalf of each Partnership will not repurchase any Interest or portion of an Interest or make a distribution to any Partner on account of the Partner’s Interest or portion of an Interest, if such repurchase or distribution would violate the Delaware Act or other applicable law.

ARTICLE VI.

DISSOLUTION AND LIQUIDATION

(a) Each Partnership will be dissolved if at any time it has no Limited Partners or upon the occurrence of any of the following events:

(1) upon the affirmative vote to dissolve such Partnership by both (A) a majority of the Directors (including the vote of a majority of the Independent Directors) and (B) Partners holding at least two-thirds of the total number of votes eligible to be cast by all Partners;

(2) upon either of: (A) an election by the General Partner to dissolve such Partnership or (B) a General Partner’s ceasing to be a General Partner in accordance with Section 4.1 of this Agreement (other than in conjunction with a Transfer of the Interest of a General Partner in accordance with Section 4.3 of this Agreement to a Person who or that is admitted as a substituted General Partner under Section 2.6(a) of this Agreement), unless, as to the event described in clause (B) of this Section 6.1(a)(2), (i) such Partnership has at least one other General Partner who or that is authorized to and does carry on the business of such Partnership, or (ii) both the Directors and Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Partners elect within 60 days after the event to continue the business of such Partnership and a Person to be admitted to such Partnership, effective as of the date of the event, as an additional General Partner who has agreed to make the contributions to the capital of such Partnership required to be made under Section 5.1(c) of this Agreement;

(3) upon the failure of Partners to approve successor Directors at a meeting called by the General Partner in accordance with Section 2.11(c) of this Agreement when no Director remains to continue the business of such Partnership; or

(4)	as otherwise required by operation of law.

Dissolution of such Partnership will be effective on the later of the day on which the event giving rise to the dissolution occurs or, to the extent permitted by the Delaware Act, the conclusion of any applicable 60-day period during which the Directors and Partners elect to continue the business of such Partnership as provided in Section 6.1(a)(2), but such Partnership will not terminate until the assets of such Partnership have been liquidated in accordance with Section 6.2 of this Agreement and the Certificate has been canceled.

(b) Except as provided in Section 6.1(a) of this Agreement or in the Delaware Act, the death, adjudicated incompetence, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of, or other change in the ownership or nature of a Partner, the admission to such Partnership of a new Partner, the withdrawal of a Partner from such Partnership, or the Transfer by a Partner of the Partner’s Interest or a portion of the Interest to a third party will not cause such Partnership to dissolve.

6.2. LIQUIDATION OF ASSETS

(a) Upon the dissolution of a Partnership as provided in Section 6.1 of this Agreement, the General Partner will promptly liquidate the business and administrative affairs of such Partnership, except that if the General Partner is unable to perform this function, a liquidator elected by Partners holding a majority of the total number of votes eligible to be cast by all Partners and whose fees and expenses will be paid by such Partnership will promptly liquidate the business and administrative affairs of such Partnership. Net Profit and Net Loss during the period of liquidation will be allocated in accordance with Article V of this Agreement. Subject to the Delaware Act, the proceeds from liquidation (after establishment of appropriate reserves for all claims and obligations, including all contingent, conditional or unmatured claims and obligations in an amount that the General Partner or liquidator deems appropriate in its sole discretion as applicable) will be distributed in the following manner:

(1) the debts of a Partnership, other than debts, liabilities or obligations to Limited Partners, and the expenses of liquidation (including legal and accounting fees and expenses incurred in connection with the liquidation), up to and including the date on which distribution of a Partnership’s assets to the Partners has been completed, will first be paid on a proportionate basis;

(2) any debts, liabilities or obligations owing to the Limited Partners will be paid next in their order of seniority and on a proportionate basis; and

(3) the Partners are paid next on a proportionate basis the positive balances of their Capital Accounts after giving effect to all allocations to be made to the Partners’ Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

(b) Notwithstanding the provisions of this Section 6.2, upon dissolution of a Partnership, subject to the Delaware Act and the priorities set out in Section 6.2(a) of this Agreement, the General Partner or liquidator may distribute ratably in kind any assets of such Partnership. If any in-kind distribution is to be made under this Section 6.2(b), (1) the assets distributed in kind will be valued in accordance with Section 7.3 of this Agreement as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) of this Agreement, and (2) any profit or loss attributable to property distributed in kind will be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of the distribution. Notwithstanding any provision of this Agreement to the contrary, the General Partner may compel a Partner to accept a distribution of any asset in kind from such Partnership even if the percentage of the asset distributed to the Partner exceeds a percentage of the asset that is equal to the percentage in which the Partner shares in distributions from such Partnership.

ARTICLE VII.

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1. ACCOUNTING AND REPORTS

(a) Each Partnership will adopt for tax accounting purposes any accounting method that the General Partner decides in its sole discretion is in the best interests of each Partnership. Each Partnership’s accounts will be maintained in U.S. currency.

(b) After the end of each taxable year of each Partnership, each Partnership will furnish to Partners information regarding the operation of each Partnership and the Partners’ Interests as is necessary for Partners to complete U.S. Federal and state income tax or information returns and any other tax information required by U.S. Federal or state law.

(c) Except as otherwise required by the 1940 Act, or as may otherwise be permissible under other applicable law, within 60 days after the close of the period for which a report required under this Section 7.1 is being made, a Partnership will furnish to each Limited Partner a semiannual report and an annual report containing the information required by the 1940 Act. Each Partnership will cause financial statements contained in each annual report furnished under this Section 7.1 to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. A Partnership may furnish to each Partner any other periodic reports the General Partner deems necessary or appropriate in its discretion.

(d) The General Partner will notify the Directors of any change in the holders of interests of the General Partner within a reasonable time after the change.

7.2. DETERMINATIONS BY GENERAL PARTNER

(a) All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to Article V of this Agreement, including any taxes on those amounts and accounting procedures applicable with respect to those amounts, will be determined by the General Partner unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law. Any such determinations and allocations will be final and binding on all of the Partners.

(b) The General Partner may make any adjustments to the computation of Net Profit and/or Net Loss, or any components (withholding any items of income, gain, loss or deduction) constituting Net Profit and/or Net Loss as the General Partner deems appropriate to reflect fairly and accurately the financial results of each Partnership and the intended allocation of Net Profit and/or Net Loss among the Partners.

7.3. VALUATION OF ASSETS

(a) Except as may be required by the 1940 Act, the Directors will value or cause to have valued any Securities or other assets and liabilities of each Partnership as of the close of business on the last day of each Fiscal Period and at such other times as the Directors may determine, in their discretion, in accordance with valuation procedures as established from time to time by the Directors. Assets of each Partnership that are invested in an Investment Fund managed by a Subadviser will be valued in accordance with the terms and conditions of the agreement or other document governing the operation of the Investment Fund. Assets of each Partnership invested in an Investment Fund not managed by a Subadviser will be valued at fair value, which ordinarily will be the net redemption value determined by the Investment Fund’s Investment Manager in accordance with the policies established by the Investment Manager. In determining the value of the assets of each Partnership, no value will be placed on the goodwill or name of such Partnership, or the office records, files, statistical data or any similar intangible assets of such Partnership not normally reflected in such Partnership’s accounting records. Any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to the valuation date will, however, be taken into account in determining the value of each Partnership’s assets.

(b) Subject to the provisions of the 1940 Act, the value of Securities and other assets of each Partnership and the net asset value of each Partnership as a whole determined pursuant to this Section 7.3 will be conclusive and binding on all of the Partners and all Persons claiming through or under them.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

8.1. AMENDMENT OF PARTNERSHIP AGREEMENT

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with respect to either or both Partnerships, with the approval of a majority of the Directors (including the vote of a majority of the Independent Directors, but only if such vote is required by the 1940 Act), except that any amendment also must be approved by a majority (as defined in the 1940 Act) of the outstanding voting securities of the relevant Partnership if such vote is required by the 1940 Act.

(b) Any amendment that would:

(1) increase the obligation of a Partner to make any Capital Contribution,

(2) reduce the Capital Account of a Partner other than in accordance with Article V of this Agreement, or

(3) modify the events causing the dissolution of a Partnership, may be made only if (A) the written consent of each Partner adversely affected by the proposed action is obtained prior to the effectiveness of the action or (B) the amendment does not become effective until (i) each Limited Partner has received written notice of the amendment and (ii) any Limited Partner objecting to the amendment has been afforded a reasonable opportunity (under procedures prescribed by the General Partner in its sole discretion) to tender the Partner’s entire Interest for repurchase by the relevant Partnership. Notwithstanding the preceding sentence or the provisions of Subsection 8.1(c), any amendment that would alter the provisions of Section 8.1 relating to the material amendment of this Agreement or the provisions of Section 3.10 of this Agreement relating to indemnification may be made only with the unanimous consent of the Partners and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

(c) Notwithstanding the provisions of Sections 8.1(a) and 8.1(b) of this Agreement, the General Partner, at any time without the consent of any other Partner, may:

(1) restate this Agreement, together with any amendments to this Agreement that have been duly adopted in accordance with the provisions of this Agreement to incorporate the amendments in a single, integrated document;

(2) amend this Agreement (other than with respect to the matters described in Section 8.1(b) of this Agreement) to change the name of a Partnership in accordance with Section 2.2 hereof or to effect compliance with any applicable law or regulation, including, but not limited to, to satisfy the requirements of applicable U.S. banking law or regulation, or to cure any ambiguity or to correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, so long as the action does not adversely affect the rights of any Partner in any material respect; and

(3) amend this Agreement to make any changes necessary or desirable, based on advice of legal counsel to a Partnership, to assure such Partnership’s continuing eligibility to be classified for U.S. Federal income tax purposes as a Partnership that is not treated as a corporation for tax purposes under the Code; subject, however, to the limitation that any material amendment to this Agreement under Section 8.1(c)(2) or (3) of this Agreement will be valid only if approved by a majority of the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act).

(d) The General Partner will give prior written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by Section 8.1(c)(1) of this Agreement) to each Partner, which notice sets out (1) the text of the proposed amendment or (2) a summary of the amendment and a statement that the text of the amendment will be furnished to any Partner upon request.

8.2. SPECIAL POWER OF ATTORNEY

(a) Each Partner irrevocably makes, constitutes and appoints the General Partner and each of the Directors, acting severally, and any liquidator of each Partnership’s assets appointed pursuant to Section 6.2 of this Agreement with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, the Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1) any amendment to this Agreement;

(2) any amendment to the Certificate, including, without limitation, any such amendment required to reflect any amendments to this Agreement, and including, without limitation, an amendment to effectuate any change in the membership of each Partnership; and

(3) all other such instruments, documents and certificates that, in the view of legal counsel to each Partnership, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the General Partner determines that each Partnership should do business, or any political subdivision or agency of any such jurisdiction, or that legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of each Partnership as a limited partnership under the Delaware Act.

(b) Each Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to each Partnership without the Partner’s consent. Each Partner agrees that if an amendment to the Certificate or this Agreement or any action by or with respect to the relevant Partnership is taken in the manner contemplated by this Agreement, notwithstanding any objection that the Partner may assert with respect to the action, the attorneys-in-fact appointed under this Agreement are authorized and empowered, with full power of substitution, to exercise the authority granted in this Section 8.2 in any manner that may be necessary or appropriate to permit the amendment to be made or action lawfully taken or omitted. Each Partner is fully aware that each Partner will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the relevant Partnership.

(c) The power of attorney contemplated by this Section 8.2 is a special power of attorney and is coupled with an interest in favor of the General Partner and each of the Directors, acting severally, and any liquidator of a Partnership’s assets appointed under Section 6.2 of this Agreement, and as such the power of attorney:

(1) will be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Person granting the power of attorney, regardless of whether a Partnership, the General Partner, the Directors or any liquidator has had notice of the death or incapacity; and

(2) will survive the delivery of a Transfer by a Partner of the whole or any portion of the Partner’s Interest, except that, when the transferee of an Interest or portion of an Interest has been approved by the General Partner for admission to a Partnership as a substituted Partner, the power of attorney given by the transferor will survive the delivery of the assignment for the sole purpose of enabling the General Partner, the Directors or any liquidator to execute, acknowledge and file any instrument necessary to effect the substitution.

8.3. NOTICES

Notices that may or are required to be provided under this Agreement will be made to a Partner by hand delivery, regular mail (registered or certified mail return receipt requested in the case of notice to the General Partner), commercial courier service, telecopier, or electronic mail (with a confirmation copy by registered or certified mail in the case of notices to the General Partner by telecopier or electronic mail), and will be addressed to the Partner at his, her or its address as set out in the books and records of a Partnership (or to any other address as may be designated by any Partner by notice addressed to the General Partner in the case of notice given to any Partner, and to each of the Partners in the case of notice given to the General Partner). Notices will be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telecopier or by electronic mail. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS

This Agreement will be binding upon and inure to the benefit of the Partners and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the Partners may not be Transferred or delegated except as provided in this Agreement, and any attempted Transfer or delegation of those rights and obligations that is not made in accordance with the terms of this Agreement will be void.

8.5. CHOICE OF LAW; ARBITRATION

(a) Notwithstanding the location at which this Agreement is executed by any of the Partners, the Partners expressly agree that all the terms and provisions of this Agreement are governed by and will be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

(b) To the extent such action is consistent with the provisions of the 1940 Act and any other applicable law, except as provided in Section 8.10(b) of this Agreement, each Partner agrees to submit all controversies arising between or among Partners or one or more Partners and a Partnership in connection with the relevant Partnership or its businesses or concerning any transaction, dispute or the construction, performance or breach of this Agreement or any other agreement relating to such Partnership, whether entered into prior to, on or subsequent to the date of this Agreement, to arbitration in accordance with the provisions set out in this Section 8.5. EACH PARTNER UNDERSTANDS THAT ARBITRATION IS FINAL AND BINDING ON THE PARTNERS AND THAT THE PARTNERS IN EXECUTING THIS AGREEMENT ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

(c) Controversies will be finally settled by, and only by, arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”) to the fullest extent permitted by law. The place of arbitration will be Houston, Texas. Any arbitration under this Section 8.5 will be conducted before a panel of three arbitrators. The Partner or Partners initiating arbitration under this Section 8.5 will appoint one arbitrator in the demand for arbitration. The Partner or Partners against whom or which arbitration is sought will jointly appoint one arbitrator within 30 Business Days after notice from the AAA of the filing of the demand for arbitration. The two arbitrators nominated by the Partners will attempt to agree on a third arbitrator within 30 Business Days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the third arbitrator within the 30-day period, then the AAA will appoint the third arbitrator within 30 Business Days following the expiration of the 30-day period. Any award rendered by the arbitrators will be final and binding on the Partners, and judgment upon the award may be entered in the supreme court of the state of New York and/or the U.S. District Court for the Southern District of New York, or any other court having jurisdiction over the award or having jurisdiction over the Partners or their assets. The arbitration agreement contained in this Section 8.5 will not be construed to deprive any court of its jurisdiction to grant provisional relief (including by injunction or order of attachment) in aid of arbitration proceedings or enforcement of an award. In the event of arbitration as provided in this Section 8.5, the arbitrators will be governed by and will apply the substantive (but not procedural) law of Delaware, to the exclusion of the principles of the conflicts of law of Delaware. The arbitration will be conducted in accordance with the procedures set out in the commercial arbitration rules of the AAA. If those rules are silent with respect to a particular matter, the procedure will be as agreed by the Partners, or in the absence of agreement among or between the Partners, as established by the arbitrators. Notwithstanding any other provision of this Agreement, this Section 8.5(c) will be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C.§5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it is determined by a court of competent jurisdiction that any provision or wording of this Section 8.5(c), including any rules of the AAA, are invalid or unenforceable under the Delaware Arbitration Act or other applicable law, such invalidity will not invalidate all of this Section 8.5(c). In that case, this Section 8.5(c) will be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 8.5(c) will be construed to omit such invalid or unenforceable provision.

8.6. NOT FOR BENEFIT OF CREDITORS

The provisions of this Agreement are intended only for the regulation of relations among past, existing and future Partners, their assignees and each Partnership. This Agreement is not intended for the benefit of non-Partner creditors and, except to the extent provided in Section 3.10 of this Agreement, no rights are granted to non-Partner creditors under this Agreement.

8.7. CONSENTS

Any and all consents, agreements or approvals provided for or permitted by this Agreement (including minutes of any meeting) must be in writing and a signed copy of any such consent, agreement or approval will be filed and kept with the books of each Partnership.

8.8. MERGER AND CONSOLIDATION

(a) A Partnership may merge or consolidate with or into one or more limited partnerships formed under the Delaware Act or other business entities under an agreement of merger or consolidation that has been approved in the manner contemplated by the Delaware Act.

(b) Notwithstanding anything to the contrary in this Agreement, an agreement of merger or consolidation approved in accordance with the Delaware Act may, to the extent permitted by the Delaware Act, (1) effect any amendment to this Agreement, (2) effect the adoption of a new Partnership agreement for a Partnership if it is the surviving or resulting limited partnership in the merger or consolidation, or (3) provide that a Partnership agreement of any other constituent Partnership to the merger or consolidation (including a limited partnership formed for the purpose of consummating the merger or consolidation) will be the Partnership agreement of the surviving or resulting limited partnership.

(c) Each Partnership may convert to another Delaware business entity in accordance with the Delaware Act upon the approval of the Partners representing a majority (as defined in the 1940 Act) of the outstanding voting securities of such Partnership.

8.9. PRONOUNS

All pronouns used in this Agreement will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons, firm or entity may require in the context in which they are used.

8.10. CONFIDENTIALITY

(a) A Limited Partner may obtain from the General Partner, upon reasonable demand for any purpose reasonably related to the Limited Partner’s Interest in the relevant Partnership, information regarding the affairs of such Partnership as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing the information and documents to be furnished, at what time and location and at whose expense) established by the General Partner in its sole discretion.

(b) Each Limited Partner agrees in executing this Agreement that, except as required by applicable law or any regulatory body, the Limited Partner will not divulge, furnish or make accessible to any other Person the name or address (whether business, residence or mailing) of any Limited Partner (collectively, “Confidential Information”) without the prior written consent of the General Partner, which consent may be withheld in its sole discretion.

(c) Each Partner recognizes that in the event that this Section 8.10 is breached by any Partner or any of its principals, Partners, members, directors, officers, employees or agents or any of the Partner’s Affiliates, including any of the Affiliate’s principals, Partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Partners and each Partnership. In recognition of that irreparable injury, any non-breaching Partner may have, in addition to any and all other remedies at law or in equity to which the non-breaching Partner and a Partnership may be entitled, the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection with obtaining the equitable relief. If any non-breaching Partner or a Partnership (“Initiating Non-Breaching Party”) determines that any other Partner or any of that Partner’s principals, Partners, members, directors, officers, employees or agents or any of the Partner’s Affiliates, including any of the Affiliates’ principals, Partners, members, directors, officers, employees or agents, should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Partners agrees to join the non-breaching Initiating Non-Breaching Party in pursuing injunctive relief in a court of appropriate jurisdiction.

(d) The General Partner will have the right to keep confidential from the Limited Partners, for any period of time as the General Partner deems reasonable in its sole discretion, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of a Partnership or could damage a Partnership or its business or that a Partnership is required by law or by agreement with a third party to keep confidential.

8.11. CERTIFICATION OF NON-FOREIGN STATUS

Each Limited Partner or transferee of an Interest or a portion of an Interest from a Limited Partner who or that is admitted to each Partnership in accordance with this Agreement will certify, upon admission to a Partnership and at any other time as the General Partner may request, whether the Limited Partner or transferee is a “United States Person” within the meaning of the Code on forms to be provided by each Partnership, and will notify each Partnership within 30 days of any change in the status of the Limited Partner or transferee. Any Limited Partner or transferee who or that fails to provide certification when requested to do so by the General Partner may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

8.12. SEVERABILITY

Each Partner agrees that the Partner intends that, if any provision of this Agreement is determined by a court of competent jurisdiction or regulatory authority with jurisdiction over each Partnership, the General Partner or the Adviser not to be enforceable in the manner set out in this Agreement, then the provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, the invalidation or unenforceability will not affect the validity or enforceability of any other provision of this Agreement (or portion of the provision).

8.13. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement among the Partners pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining to that subject matter.

Notwithstanding any other provision of this Agreement, including Section 8.1, each Partner, in executing this Agreement, acknowledges and agrees that the General Partner, on its own behalf or on behalf of the relevant Partnership, without the approval of the Limited Partners or any other Person, may enter into a written agreement or agreements with any other Partner, executed contemporaneously with the admission of the other Partner to the relevant Partnership, affecting or modifying the terms of, or establishing rights under, this Agreement or any subscription agreement. Each Partner agrees that any terms contained in any such other agreement with another Partner will govern with respect to the other Partner notwithstanding the provisions of this Agreement or any subscription agreement, and that the Partner will have no rights in respect of those granted in favor of such other Partner.

8.14. DISCRETION

To the fullest extent permitted by law, whenever in this Agreement a Person is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Person will be entitled to consider only those interests and factors as he, she or it desires, including his, her or its own interests, and, to the fullest extent permitted by law, will have no duty or obligation to give any consideration to any interest of or factors affecting a Partnership or the Limited Partners, or (b) in its “good faith” or under another express standard, then the Person will act under the express standard and will not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated by this Agreement or by relevant provisions of law or in equity or otherwise.

8.15. CONFLICTS

The Partners acknowledge and agree that the General Partner and its Affiliates may engage in activities in which their respective interests or the interests of their clients may conflict with the interests of each Partnership or the Limited Partners, and that the resolution of such conflicts may not always be resolved by the General Partner or its Affiliates in favor of a Partnership or the Limited Partners.

8.16. COUNTERPARTS

This Agreement may be executed in several counterparts, all of which together will constitute one agreement binding on all Partners, notwithstanding that all the Partners have not signed the same counterpart.

8.17. HEADINGS

The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions of this Agreement or otherwise affect their construction or effect.

[Remainder of Page Intentionally Left Blank]

IN EXECUTING THIS AGREEMENT, EACH PARTNER ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET OUT IN SECTION 8.5 AND THE CONFIDENTIALITY CLAUSES SET OUT IN SECTION 8.10.

The Partners have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:
THE ENDOWMENT FUND GP, L.P.

By:	THE ENDOWMENT FUND MANAGEMENT, LLC,
as its General Partner

By:
Name:
Title:

LIMITED PARTNERS:

Each Person who or that has signed, or has had signed on the Person’s behalf, a Limited Partner Signature Page, which will constitute a counterpart of this Agreement.

PART C:

OTHER INFORMATION

The Endowment Registered Fund, L.P. (the “Fund”)

Item 25.	Financial Statements and Exhibits

(1) Financial Statements of the Registrant:

Included in Part A (All information required to be set forth in Part B has been included in Part A): The following financial statements are included in the Private Placement Memorandum contained in this Registration Statement:

(i)	Statement of Assets, Liabilities and Partners’ Capital, dated December 31, 2007;

(ii)	Statement of Operations, dated December 31, 2007;

(iii)	Statement of Changes in Partners’ Capital, dated December 31, 2007;

(iv)	Statement of Cash Flows, dated December 31, 2007; and

(v)	Notes to Financial Statements, dated December 31, 2007.

Financial Statements of The Endowment Master Fund, L.P.

(i)	Statement of Assets, Liabilities and Partners’ Capital, dated December 31, 2007;

(ii)	Schedule of Investments, dated December 31, 2007;

(iii)	Statement of Operations, dated December 31, 2007;

(iv)	Statement of Changes in Partners’ Capital, dated December 31, 2007;

(v)	Statement of Cash Flows, dated December 31, 2007;

(vi)	Notes to Financial Statements, dated December 31, 2007;

(2) Exhibits

(a)(1)	Form of Amended and Restated Agreement of Limited Partnership of The Endowment Registered Fund, L.P. (filed as Appendix D to Part A of this Registration Statement)

(a)(2)	Certificate of Limited Partnership of the Fund (1)

(b)	Not applicable

(c)	Not applicable

(d)	Refer to Exhibit (a)(1)

(e)	Not applicable

(f)	Not applicable

(g)(1)	Form of Investment Management Agreement between the Fund, The Endowment Master Fund, L.P. and Endowment Advisers, L. P. (1)

(g)(2)	Subadvisory Agreement between the Fund, The Endowment Master Fund, L.P. and Novant Asset Management, LLC (filed herewith)

(h)(1)	Form of Placement Agency Agreement between the Fund and Sanders Morris Harris Inc. (filed herewith)

(h)(2)	Form of Sub-Placement Agency Agreement (filed herewith)

(i)	Not applicable

(j)	Form of Custodian Agreement between the Fund and Custodial Trust Company (2)

(k)(1)	Form of Servicing Agreement between the Fund and Endowment Advisers, L.P. (1)

(k)(2)	Form of Administration Agreement with Citi Fund Services Ohio, Inc. (formerly, BISYS Fund Services Ohio, Inc.) (3)

(l)	Not applicable.

(m)	Not applicable

(n)	Not applicable

(o)	Not applicable

(p)	Purchase Agreement for Initial Capital (1)

(q)	Not applicable

(r)(1)	Rule 17j-1 Code of Ethics of the Fund and its placement agent Sanders Morris Harris Inc. (5)

(r)(2)	Form of Rule 17j-1 Code of Ethics of Endowment Advisers, L.P. (4)

(r)(3)	Form of Rule 17j-1 Code of Ethics of Novant Asset Management, LLC (formerly, Tanglewood Asset Management, LLC) (1)

(1)	Filed as an exhibit to the Fund’s Form N-2 registration statement dated and filed with the SEC on March 10, 2004.

(2)	Filed as an exhibit to the Fund’s Form N-2 registration statement dated and filed with the SEC on May 10, 2004.

(3)	Filed as an exhibit to the Fund’s Form N-2 registration statement dated and filed with the SEC on February 28, 2005.

(4)	Filed as an exhibit to The Endowment TEI Fund Form N-2 registration statement dated and filed with the SEC on March 17, 2005.

(5)	Filed as an exhibit to the Fund’s certified shareholder report dated and filed with the SEC on February 28, 2007.

Item 26.	Marketing Arrangements

Not applicable.

Item 27.	Other Expenses of Issuance and Distribution of Securities Being Registered

Not applicable.

Item 28.	Persons Controlled by or Under Common Control With Registrant

The Endowment TEI Fund, L.P. and The Endowment Master Fund, L.P. may be considered to be under common control with Registrant.

Item 29.	Number of Holders of Securities

Number of record holders of limited partnership interests: 7,608 as of May 31, 2008.

Item 30.	Indemnification

Section 3.10 of the Registrant’s Limited Partnership Agreement states as follows:

(a)

To the fullest extent permitted by law, the Partnership will, subject to Section 3.10(c) of this Agreement, indemnify each General Partner and Adviser (including for this purpose each officer, director, member, Partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a General Partner or Adviser or Partner of a General Partner or Adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and his executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been a General Partner, Adviser or Director of the Partnership, or the past or present performance of services to the Partnership by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 3.10 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.10.

(b)	Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Partnership in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Partnership amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.10(a) of this Agreement, so long as (1) the indemnitee provides security for the undertaking, (2) the Partnership is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c)

As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 3.10(a) of this Agreement if (1) approved as in the best interests of the Partnership by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Partnership and that the indemnitee is not liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to the Partnership or its Partners to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d)	Any indemnification or advancement of expenses made in accordance with this Section 3.10 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.10, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 3.10. In any suit in the name of the Partnership to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the Partnership will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.10 will be on the Partnership (or any Partner acting derivatively or otherwise on behalf of the Partnership or its Partners).

(e)	An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.10 or to which he, she or it may otherwise be entitled except out of the assets of the Partnership, and no Partner will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)	The rights of indemnification provided in this Section 3.10 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.10 will affect the power of the Partnership to purchase and maintain liability insurance on behalf of any General Partner, any Director, the Adviser or other Person

(g)	The General Partner may enter into agreements indemnifying Persons providing services to the Partnership to the same, lesser or greater extent as set out in this Section 3.10.

Section 6 of the form of Placement Agency Agreement between the Fund and Sanders Morris Harris Inc. states as follows:

(a) The Fund agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of the 1940 Act (“Agent Control Person”), against any losses, claims, damages, liabilities, or expenses (including, unless the Fund elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (1) are based on the ground or alleged ground that the Fund PPM or any supplemental sales material supplied or approved in writing by an officer of the Fund (provided that such supplemental sales material is accompanied or preceded by the Fund PPM), includes or allegedly includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission (i) was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Agent or any Agent Control Person, specifically for use in the preparation thereof, or (ii) arises out of the acts or omissions of broker-dealers retained by the Fund in connection with the offering contemplated by the Fund PPM other than the Agent or any Agent Control Person; or (2) arise out of the Fund’s material breach of a representation or warranty, covenant or agreement contained in this Agreement; provided, however, that the Fund shall not indemnify or hold harmless the Agent or any Agent Control Person against any Losses caused by the Agent’s or the Agent Control Person’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by the reckless disregard of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Fund shall not be liable with respect to any claims made against the Agent or any Agent Control Person unless the Agent or such Agent Control Person notified the Fund in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim was served upon the Agent or such Agent Control Person, but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the Agent or such Agent Control Person for acts or alleged acts other than those described in (1) and (2) of the preceding sentence.

The Fund will be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Agent or such Agent Control Person or persons, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless: (i) the Fund specifically authorizes the retention of such counsel or (ii) the Agent or any Agent Control Person who is a party to the suit has been advised by counsel acceptable to the Fund that one or more material legal defenses may be available to the Agent or the Agent Control Persons that may not be available to the Fund or its control persons (as defined below), in which case the Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of counsel for the Agent and the Agent Control Persons. In no event shall the Fund be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Fund shall not be liable to or indemnify any person for any settlement of any such claim effected without the consent of the Fund, which it shall not unreasonably withhold.

(b) The Agent agrees to indemnify and hold harmless the Fund, each of the Fund’s Partners, directors, officers and each person, if any, who controls the Fund within the meaning of the 1940 Act (for purposes of this paragraph, “Fund Control Person”) against any losses, claims, damages, liabilities, or expenses (including, unless Agent elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (i) may be based on the ground or alleged ground that the Fund PPM or any supplemental sales material used by the Agent, includes or allegedly includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which it was made, not misleading, but only insofar as such statement or omission: (A) was made in reliance upon, and in conformity with, written information furnished to the Fund by or on behalf of the Agent or any Agent Control Person specifically for use in the preparation thereof, or (B) relates to any such supplemental sales material not supplied by the Fund or approved by it in writing; (ii) arises out of any acts or omissions by the Agent that cause the offering to involve an offering that is not exempt from registration pursuant to Section 4(2) of the 1933 Act or Regulation D thereunder; (iii) arises out of the Agent’s failure to be properly licensed to sell Interests; or (iv) arises out of the Agent’s material breach of a representation or warranty or covenant or agreement contained in this Agreement. Notwithstanding the foregoing, the Agent shall not be liable with respect to any claims made against the Fund or any Fund Control Person unless the Fund or Fund Control Person notified the Agent in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim served upon the Fund or Fund Control Person, but failure to notify the Agent of such claim shall not relieve the Agent from any liability that the Agent may have to the Fund or Fund Control Person for acts or alleged acts other than those described in (i) through (iv) of the preceding sentence

The Agent shall be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if the Agent elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Agent elects to assume the defense of any such suit and retain such counsel, the Fund and any Fund Control Person, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Agent specifically authorized the retention of such counsel or (ii) the Fund or any Fund Control Person who is a party to the suit has been advised by counsel acceptable to the Agent that one or more material legal defenses may be available to the Fund or Fund Control Persons that may not be available to the Agent or its controlling person or persons, in which case the Agent shall not be entitled to assume the defense of such suit notwithstanding the Agent’s obligation to bear the reasonable fees and expenses of such counsel. The Agent shall not be liable to indemnify any person for any settlement of any such claim effected without the Agent’s consent, which it shall not unreasonably withhold.

Section 14 of the form of Investment Management Agreement between the Fund and Endowment Advisers, L.P. states as follows:

(a) Each Fund will indemnify the Adviser and any Adviser Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an “Indemnified Person”) against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person’s reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, “disabling conduct”). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination is based upon a review of the facts and reached by (A) the vote of a majority of the Fund’s Directors who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Fund’s Board, further provided that such counsel’s determination be written and provided to the Board. A Fund shall advance to an Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred with respect to the Fund in connection with defense of any action or proceeding arising out of such performance or non-performance. The Adviser agrees, and each other Indemnified Person will be required to agree as a condition to any such advance from a Fund, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs, and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

(b) Notwithstanding any of the foregoing, the provisions of this section 14 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph to the fullest extent permitted by law. The provisions of this paragraph shall survive the termination or cancellation of this Agreement.

Item 31.	Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Endowment Advisers, L.P., the Registrant’s investment adviser (“Adviser”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-62618) filed under the Investment Advisers Act of 1940 and is incorporated herein by reference thereto.

Item 32.	Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant, (2) the Registrant’s Adviser and Servicing Agent, (3) the Registrant’s Custodian, and (4) the Registrant’s Independent Administrator. The address of each is as follows:

1.	The Endowment Registered Fund, L.P.
4265 San Felipe, Suite 800
Houston, TX 77024

2.	Endowment Advisers, L.P.
4265 San Felipe, Suite 800
Houston, TX 77024

3.	Custodial Trust Company
101 Carnegie Center
Princeton, NJ 08540

4.	Citi Fund Services Ohio, Inc.
3435 Stelzer Road,
Columbus, Ohio 43219

Item 33.	Management Services

Not applicable.

Item 34.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston in the State of Texas on the 8th day of July, 2008.

THE ENDOWMENT REGISTERED FUND, L.P.

By:	/s/ A. Haag Sherman
Name: A. Haag Sherman Title: Director and Co-Principal Executive Officer

THE ENDOWMENT REGISTERED FUND, L.P.

EXHIBIT INDEX

EXHIBIT NUMBER
(g)(2)	Subadvisory Agreement between the Fund, The Endowment Master Fund, L.P. and Novant Asset Management, LLC
(h)(1)	Form of Placement Agency Agreement between the Fund and Sanders Morris Harris Inc.
(h)(2)	Form of Sub-Placement Agency Agreement.